   As filed with the Securities and Exchange Commission on May 12, 2000
                                                      Registration No. 333-88679
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------

                              AMENDMENT NO. 5
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                                --------------
                          Hollywood Casino Shreveport
         (Exact Name of Co-Registrants as Specified in their Charters)

            Louisiana                              7011                              72-1225563
 (State or Other Jurisdiction of       (Primary Standard Industrial     (I.R.S. Employer Identification No.)
  Incorporation or Organization)       Classification Code Number)

                         Shreveport Capital Corporation
         (Exact Name of Co-Registrants as Specified in their Charters)

            Louisiana                              7011                              75-2830167
 (State or Other Jurisdiction of       (Primary Standard Industrial     (I.R.S. Employer Identification No.)
  Incorporation or Organization)       Classification Code Number)

                          and the following Guarantors

      HWCC-Louisiana, Inc.                     HCS I, Inc.                          HCS II, Inc.
  (Exact Name of Co-Registrant         (Exact Name of Co-Registrant         (Exact Name of Co-Registrant
   as Specified in its Charter)        as Specified in its Charter)         as Specified in its Charter)
            Louisiana                           Louisiana                            Louisiana
 (State or Other Jurisdiction of     (State or Other Jurisdiction of      (State or Other Jurisdiction of
  Incorporation or Organization)      Incorporation or Organization)       Incorporation or Organization)
           75-2478868                           75-2830161                           75-2830163
 (I.R.S. Employer Identification   (I.R.S. Employer Identification No.) (I.R.S. Employer Identification No.)
               No.)
              7011                                 7011                                 7011
  (Primary Standard Industrial         (Primary Standard Industrial         (Primary Standard Industrial
       Classification Code)                Classification Code)                 Classification Code)

                                                    William D. Pratt
     Two Galleria Tower, Suite 2200     Executive Vice President, Secretary and
            13455 Noel Road                         General Counsel
          Dallas, Texas 75240                Two Galleria Tower, Suite 2200
             (972) 392-7777                         13455 Noel Road
                                                  Dallas, Texas 75240
   (Address, Including Zip Code, and                 (972) 392-7777
 Telephone Number, including Area Code,
 of Co-Registrants' Principal Executive  (Name and Address, Including Zip Code,
                Offices)                  and Telephone Number, Including Area
                                              Code, of Agent For Service)

                                --------------

                                With a copy to:
                            Michael A. Saslaw, Esq.
                           Weil, Gotshal & Manges LLP
                         100 Crescent Court, Suite 1300
                              Dallas, Texas 75201
                           Telephone: (214) 746-7700
                           Facsimile: (214) 746-7777

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to the Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this Registration Statement thereafter shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 Subject to Completion Dated May 12, 2000


                [HOLLYWOOD CASINO SHREVEPORT LOGO APPEARS HERE]

                       Offer to Exchange All Outstanding

                   Original 13% First Mortgage Notes due 2006
                            with Contingent Interest
                                      for
                  Registered 13% First Mortgage Notes due 2006
                            with Contingent Interest
                                       of

                          Hollywood Casino Shreveport
                                      and
                         Shreveport Capital Corporation

                                             any securities exchange and,
 .  The exchange offer will expire           therefore, no active public
    at 5:00 p.m., New York City              market is anticipated.
    time, on      , 2000, unless we
    extend this date.

 .  If you decide to participate in       .  If you are a broker-dealer that
    this exchange offer, the                 receives registered notes for
    registered notes you receive             your own account in exchange
    will be the same as your                 for your original notes
    original notes, except that,             pursuant to the exchange offer,
    unlike your original notes, you          where your original notes were
    will be able to offer and sell           acquired by you as a result of
    the registered notes freely to           market-making activities or
    any potential buyer in the               other trading activities, you
    United States.                           must acknowledge that you will
                                             deliver a prospectus in
 .  We will not receive any                  connection with any resale of
    proceeds from the exchange               your registered notes. This
    offer.                                   prospectus, as it may be
                                             amended or supplemented from
 .  If you fail to tender your               time to time, may be used by
    original notes, you will                 you in connection with resales
    continue to hold unregistered            of registered notes received in
    securities and it may be                 exchange for your original
    difficult for you to transfer            notes where your original notes
    them.                                    were acquired as a result of
                                             market-making activities or
 .  No public market currently               other trading activities.
    exists for the notes. We do not
    intend to list the notes on

We urge you to read the "Risk Factors" section of this prospectus beginning on page 10, which describes information you should consider before participating in the exchange offer.
                               ----------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               ----------------

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is      , 2000.

                               PROSPECTUS SUMMARY

  This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all information about us and this offering that should be considered before deciding to exchange your original notes. We urge you to read the entire prospectus carefully, including the text under the section entitled "Risk Factors."

  We are constructing and will own a themed hotel and casino destination resort in Shreveport, Louisiana, which is approximately 180 miles east of Dallas, Texas. Portions of Shreveport are separated from Bossier City by the Red River and, for convenience, we refer to the Shreveport/Bossier City market as the "Shreveport market." We have hired a general manager for the resort who has extensive experience operating casinos in the Shreveport market.

  As of December 31, 1999, we have spent approximately $34.8 million of the $230.0 million budgeted for the project. Construction progress to date includes substantially all of the site preparation work, the pouring of concrete for the first fifteen floors of the hotel tower and the first three floors of the parking garage, the completion of the hull and three floors of the casino barge and the movement of the barge from its shipyard to a site in Shreveport. In addition, we have commenced construction of the basin that will hold the casino barge. These expenditures also include $5.0 million that we paid to the City of New Orleans in August 1999 as part of an agreement reached with the City of New Orleans allowing the relocation of the license to the Shreveport market. The budget includes project costs, the first three payments of fixed interest on the notes, significant construction contingencies and fees and expenses. We intend to open the resort in early November 2000, although the actual opening date may be delayed due to the tornado damage described below, poor weather or the occurrence of other events discussed under "Risk Factors."

  On April 23, 2000, the construction site for the resort suffered tornado damage. While the project sustained no structural damage, the interior and exterior finish on several floors of the hotel was damaged. Although we remain in the initial stage of assessing the impact of the tornado, based on management's assessment of the condition of the site, the progress of construction since the date of the tornado and discussions to date with our insurance carriers, we believe that the damage from the tornado will not be material. We believe that our insurance policies will cover these losses; however, repair or replacement could take several weeks and could delay our planned opening date in early November 2000. In order to mitigate all or part of the delay, we intend to utilize provisions in our insurance policy, including the use of overtime and additional workers, to attempt to keep the project on schedule. This strategy may require scheduling overtime for existing workers and/or hiring additional construction workers, which are currently in short supply. In addition, it will be necessary for us to purchase additional construction materials on an expedited basis. If the opening of our resort is delayed due to the tornado damage, we will seek to recover lost profits under our business interruption insurance coverage. We cannot assure you, however, that any or all of our planned efforts will be successful.

  The resort will be operated by Hollywood Casino's subsidiary, HWCC-Shreveport, Inc. ("HWCC Shreveport") under a management contract and will feature Hollywood Casino's unique Hollywood theme.

  We and Hollywood Casino are substantially leveraged and we have no history of earnings since becoming a development stage entity on September 22, 1998. Our earnings were insufficient to cover fixed charges by $5.3 million for the year ended December 31, 1999 and by $35,000 for the period from September 22, 1998 through December 31, 1998. We will not generate any revenues until the Shreveport resort is opened.

  We were originally formed in 1992 as a Louisiana partnership among previous owners, including Hilton New Orleans Corporation and New Orleans Paddlewheels Inc., to own and operate a riverboat casino in New Orleans. Those owners discontinued the New Orleans operations in October 1997 and sold their partnership interests in us to HWCC-Louisiana, Inc. and Sodak Louisiana, L.L.C. in September 1998 for the purpose of developing and operating a new casino under our gaming license in Shreveport. HWCC-Louisiana subsequenty acquired Sodak Louisiana's interest in us in April 1999 and Hollywood Casino now owns and controls all of the voting and capital interest in us through its subsidiaries, HWCC-Louisiana, HCS I, Inc. and HCS II, Inc. We formed Shreveport Capital Corporation in July 1999 and we own all of its issued and outstanding capital stock.

  The following chart sets forth the organizational structure of Hollywood Casino Corporation, our parent company ("Hollywood Casino"), and its subsidiaries involved in the ownership, development and operation of the Shreveport resort:
                      [ORGANIZATIONAL CHART APPEARS HERE]

--------
*  General partnership interest.
** Upon a sale or other disposition of Hollywood Casino Shreveport, Shreveport
   Paddlewheels will be entitled to a residual interest equal to 10% of the net proceeds of such sale or disposition after the repayment of any outstanding indebtedness and the return of contributed capital.


                          Address and Telephone Number

  Until completion of the Shreveport resort, our principal executive offices will be located at Two Galleria Tower, Suite 2200, 13455 Noel Road, Dallas, Texas 75240, and our telephone number will be (972) 392-7777.

                               The Exchange Offer

Securities to be           On August 10, 1999, we issued $150.0 million
 Exchanged...............  aggregate principal amount of 13% first mortgage notes in the original offering in a transaction exempt from the registration requirements of the Securities Act of 1933. Based on information provided by the initial purchasers of those notes, we understand that the initial purchasers subsequently resold all of the notes they purchased in transactions exempt from the registration requirements of the Securities Act. The terms of the original notes and the registered notes will be the same, except that, unlike the original notes, you will be able to offer and sell the registered notes freely to any potential buyer in the United States.
                           For more details, see the section entitled
                           "Description of the Registered Notes."

The Exchange Offer.......  You must properly tender your original notes in accordance with the procedures described on page 65 of this prospectus. We will exchange all original notes that you properly tender and do not withdraw. If we exchange your original notes, we will issue registered notes within four business days after the expiration date of the exchange offer.

Registration Rights        In connection with the original sale and issuance of
Agreement................  the notes, the issuers and the guarantors entered into a registration rights agreement with the initial purchasers requiring the issuers to make the exchange offer. The registration rights agreement further provides that the issuers, together with the guarantors, must use their reasonable best efforts to:

                              . file a registration statement with respect to the exchange offer on or before October 9, 1999;

                              . cause the registration statement with respect to the exchange offer to be declared effective on or before January 7, 2000;

                              .  consummate the exchange offer within 30
                                 business days after the registration
                                 statement with respect to the exchange offer becomes effective; and

                              . file a shelf registration statement for the resale of the original notes with respect to any original notes for which we cannot effect an exchange offer within the above time period or if any holders of original notes are legally prohibited from participating in the exchange offer.

                           Because the registration statement with respect to the exchange offer was not declared effective on or before January 7, 2000, we are paying liquidating damages in the form of additional interest until such time as the exchange offer is declared effective. The liquidating damages were .005% of the outstanding note balance per week ($7,500) effective January 7, 2000 until April 6, 2000 when they increased to .01% of the outstanding note balance per week ($15,000). The liquidating damages are subject to additional increases of .005% every 90 days.

Ability to Resell          Based on interpretations by the staff of the SEC set
 Registered Notes........  forth in published no-action letters, we believe you may offer for resale, resell and otherwise freely transfer the registered notes without further registering those notes or delivering a prospectus to a buyer if:

                              .  you acquire the registered notes in the
                                 ordinary course of your business;

                              . you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of registered notes; and

                              .  you are not related to us.

                           However, the SEC has not specifically considered this exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make the same determination with respect to the exchange offer as in other circumstances. Furthermore, you must, unless you are a broker-dealer, acknowledge that you are not engaged in, and do not intend to engage in, a distribution of your registered notes and have no arrangement or understanding to participate in a distribution of registered notes. If you are a broker-dealer that receives registered notes for your own account pursuant to the exchange offer you must acknowledge that you deliver a prospectus in connection with any resale of your registered notes. If you are a broker-dealer who acquired original notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the SEC staff's interpretations discussed above or participate in the exchange offer and must deliver a prospectus in order to resell the registered notes.

                           The exchange offer is not being made to:

                              . holders of original notes in any jurisdiction in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of that jurisdiction; and

                              .  holders of original notes who we control.

No Minimum Required......  There is no minimum amount of original notes that you must tender in the exchange offer.

Procedures for
 Exchanging Your           If you wish to exchange your original notes for
 Original Notes..........  registered notes you must transmit to State Street
                           Bank and Trust Company, our exchange agent, on or before the expiration date either:

                              . a properly completed and executed letter of transmittal, which we have provided to you with this prospectus, or a facsimile of the letter of transmittal, together with your original notes and any other documentation requested by the letter of transmittal;

                              . a computer generated message, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, transmitted by means of the Depository Trust Company's Automated Tender Offer Program system; or

                              .  a notice of guaranteed delivery, in
                                 accordance with the procedures described under the heading "Description of the Exchange Offer--Guaranteed Delivery
                                 Procedures."

                           By agreeing to be bound by the terms of the letter of transmittal, you will be deemed to have made the representations described on page 65 under the heading "Description of the Exchange Offer-- Procedures for Tendering Your Notes."

Guaranteed Delivery        If you wish to exchange your original notes for
 Procedures..............  registered notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent before the expiration date of the exchange offer, or you cannot complete the procedure for book-entry transfer on a timely basis, you must exchange your original notes according to the guaranteed delivery procedures described on page
                           67 under the heading "Description of the Exchange
                           Offer--Guaranteed Delivery Procedures."

Special Procedures for
 Beneficial Owners.......  If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to exchange your original notes for registered notes, you should contact the registered holder promptly and instruct the registered holder to exchange the original notes for you. If you wish to exchange your original notes for registered notes on your own behalf, you must either make appropriate arrangements to register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder.

                           The transfer of registered ownership may take considerable time and you may not be able to be complete the transfer before the expiration date of the exchange offer.

Expiration Date..........  The exchange offer will expire at 5:00 p.m., New
                           York City time, on     , 2000 or such later date and
                           time to which it is extended.

Withdrawal Rights........  Unless we extend the date, you may withdraw your tendered original notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Interest on the
 Registered Notes and      Interest on your registered notes will accrue from
 the Original Notes......  the date of the original issuance of the original notes or from the date of the last periodic payment of interest on the original notes, whichever is later. Interest will be paid on registered notes issued in the exchange offer, not on original notes that are tendered and accepted for exchange.

Exchange Agent...........  State Street Bank and Trust Company is serving as exchange agent in connection with the exchange offer.

Material Federal Income
 Tax Consequences........  Based on an opinion from Weil, Gotshal & Manges LLP, our tax counsel, the exchange of your original notes for registered notes in connection with the exchange offer will not constitute a sale or an exchange for federal income tax purposes. You will not owe any additional federal income taxes by reason of the exchange of your original notes for registered notes. For more information, see "United States Federal Income Tax Consequences."

Effect of Not              If you fail to tender your original notes, you will
 Tendering...............  continue to hold unregistered securities and it may be difficult for you to transfer them.

  Please review the information beginning on page 62 under the heading "Description of the Exchange Offer" for more detailed information concerning the exchange offer.

                              The Registered Notes

Securities Offered......  $150.0 million principal amount of 13% first mortgage notes due 2006 with contingent interest.

The Issuers.............  Hollywood Casino Shreveport, a Louisiana general partnership, and Shreveport Capital Corporation, a Louisiana corporation and wholly owned subsidiary of Hollywood Casino Shreveport.

                          Shreveport Capital serves as co-issuer of the notes in order to facilitate the offering of the original notes and resale of the notes as we believe that some prospective purchasers of the notes may be restricted by state law or regulations from purchasing debt securities of partnerships, such as us, unless the debt securities are jointly issued by a corporation.

Maturity Date...........  August 1, 2006.

Interest Payment          February 1 and August 1 of each year, beginning on
 Dates..................  February 1, 2000.

Fixed Interest..........  Fixed interest will be payable at an annual rate of
                          13%.

Contingent Interest.....  Contingent interest will accrue on the registered notes after the Shreveport resort begins operating. Contingent interest will be payable on each interest payment date after the Shreveport resort begins operating. The amount of contingent interest will be equal to 5% of our consolidated cash flow for the applicable period up to a maximum of $100.0 million for any four consecutive fiscal quarters. The payment of any or all of an installment of contingent interest may be deferred under circumstances described in the section entitled "Description of the Registered Notes--Principal, Maturity and Interest."

Guarantors..............  The payment of the registered notes will be jointly and severally and fully and unconditionally guaranteed on a senior secured basis by HWCC-Louisiana, HCS I, HCS II and any material restricted subsidiaries that Hollywood Casino Shreveport may form in the future. This means that each guarantee is secured by a lien on the respective guarantor's assets that will be senior in right of payment to the claims of any other creditors of the guarantors.

Ranking.................  The registered notes will be senior secured obligations of the issuers. The registered notes will rank equal in right of payment with all of the issuers' existing and future senior indebtedness and will rank senior in right of payment to all of the issuers' existing and future subordinated indebtedness. On the closing date of the original offering, the issuers had

                          $7.0 million of indebtedness outstanding in addition to the registered notes, $5.0 million of which was repaid promptly after the closing of the original offering and $2.0 million of which will be paid in installments after we open the Shreveport resort.

Security................  The registered notes will be secured by:

                             . a first priority security interest in the net proceeds of the original offering;

                             .  a first priority security interest in
                                substantially all of the assets that will comprise the Shreveport resort, other than assets secured by up to $35.0 million in furniture, fixtures and equipment financing;

                             .  a first priority security interest in
                                substantially all of the issuers' other
                                assets, other than the equity escrow account;

                             .  a collateral assignment of the issuers'
                                interests in the principal agreements pursuant to which the Shreveport resort will be constructed, operated and managed; and

                             . a collateral assignment of certain licenses and permits relating to the construction, operation and management of the Shreveport resort.

                          The guarantees will be secured by a first priority security interest in substantially all of the guarantors' assets, including a pledge of the capital stock of HCS I and HCS II and the partnership interests in Hollywood Casino Shreveport held by HCS I and HCS II, but excluding $2.5 million being held to fund HWCC-Louisiana's obligation to Sodak Gaming in connection with the acquisition of Sodak Louisiana.

                          We may incur up to $10.0 million of additional debt for working capital and general purposes. This debt may be secured by certain of our existing or future assets.

Completion Capital        Hollywood Casino will contribute to Hollywood Casino
 Agreement..............  Shreveport up to $5.0 million in cash if at any time there are insufficient funds available to enable the Shreveport resort to be operating by April 30, 2001.
                          In addition, if the Shreveport resort is not operating by April 30, 2001, Hollywood Casino will contribute $5.0 million in cash less any amounts previously contributed under the Completion Capital
                          Agreement.

Optional Redemption.....  At any time on or after August 1, 2003, the issuers may, at their option, redeem some or all of the registered notes at the prices provided in the section entitled "Description of the Registered Notes--Optional Redemption."

                          In addition, at any time on or before August 1, 2002, the issuers may redeem up to 35% of the original aggregate principal amount of the registered notes at a price equal to 113% of their aggregate principal amount plus accrued and unpaid interest with the proceeds of certain equity offerings of Hollywood Casino yielding at least $20.0 million of the net proceeds that are contributed to Hollywood Casino Shreveport;

                          provided, however, that at least 65% of the original aggregate principal amount of the registered notes remains outstanding immediately after any redemption.

Gaming Redemption.......  The notes will be subject to mandatory disposition and redemption requirements following certain determinations by any gaming authority.

Change of Control.......  If a change of control occurs, the issuers must offer to repurchase the registered notes at a price equal to 101% of their aggregate principal amount plus accrued and unpaid interest.

Asset Sales and Events    If Hollywood Casino Shreveport sells a significant
 of Loss................  amount of assets or experiences events of loss and it does not apply the proceeds as designated, the issuers will be required to offer to repurchase the registered notes at a price equal to 100% of their aggregate principal amount plus accrued and unpaid interest.

Basic Covenants of the
 Indenture..............
                          The issuers will issue the registered notes under an indenture that will, among other things, restrict the ability of Hollywood Casino Shreveport to:

                             .  borrow money;

                             . pay distributions on its equity interests or prepay debt;

                             .  make investments;

                             .  use its assets as security in other
                                transactions; and

                             .  sell assets or enter into mergers or
                                consolidations.

                          In addition, the indenture will restrict the ability of HWCC-Louisiana, HCS I, HCS II and Shreveport Capital to acquire additional assets, become liable for additional obligations or engage in any significant business activities.

                          Hollywood Casino Shreveport will be permitted to pay dividends or distributions with up to 50% of the funds remaining in the cash collateral accounts at the time construction of the Shreveport resort is completed, less amounts paid to holders in connection with an optional offer to repurchase registered notes made within nine months of completing construction.

Cash Collateral and
 Disbursement
 Agreement..............  All of the $145.7 million of the net proceeds of the original offering has been deposited in one of the accounts described below. The funds in these accounts are security for the issuers' obligations under the registered notes. The funds in the accounts will be disbursed in accordance with the terms of the Cash Collateral and Disbursement Agreement.

  Construction
   Disbursement
   Account............
                          $113.4 million of the net proceeds of the original offering were deposited in the construction disbursement account. These funds will be used for the development, construction, equipping and opening of the Shreveport resort.

  Interest Reserve        $27.3 million of the net proceeds of the original
   Account............    offering were deposited in the interest reserve
                          account. These funds will be used to purchase government securities in an amount sufficient to pay the first three payments of fixed interest on the registered notes.

  Completion Reserve
   Account............
                          $5.0 million of the net proceeds of the original offering were deposited in the completion reserve account. These funds will be used to complete the Shreveport resort if there are insufficient funds in the construction disbursement account.

Form of Registered        The registered notes will be represented by a
 Notes..................  permanent global note in definitive, fully registered form. The global note will be registered in the name of a nominee of The Depository Trust Company and will be deposited with State Street Bank and Trust
                          Company, as custodian for The Depository Trust
                          Company's nominee.


Use of Proceeds.........  We will not receive any cash proceeds from the issuance of the registered notes in connection with the exchange offer.

  Please review the information beginning on page 70 under the heading "Description of the Registered Notes" for more detailed information concerning the notes.

                                  Risk Factors

  We urge you to carefully review the risk factors for a discussion of factors you should consider before exchanging your original notes for registered notes.

                                  RISK FACTORS

  We urge you to carefully consider the following factors, as well as the other matters described in this prospectus, before exchanging your original notes for registered notes. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks materialize, our business could be harmed and the market price of our notes may decline.

Leverage--We have a substantial amount of debt, which could materially adversely affect our financial condition, results of operations and prospects and prevent us from fulfilling our obligations under the notes.

  We currently have a large amount of indebtedness. As of December 31, 1999, we had $151.8 million of indebtedness outstanding compared to $38.2 million of partners' capital and our earnings were insufficient to cover fixed charges by $5.3 million.

  The indenture governing the notes permits us to incur additional debt based on our performance, as well as categories of additional debt such as up to $35.0 million to finance the purchase of furniture, fixtures and equipment and up to $10.0 million for working capital and general purposes. After we commence operations at the Shreveport resort, the indenture will permit us to incur additional indebtedness if our fixed charge coverage ratio under the indenture for our most recently ended four fiscal quarters would be at least 2.0 to 1 after we incur the additional indebtedness. We do not currently satisfy this ratio. If new debt is added to our current debt levels, the related risks could intensify.

  This large amount of indebtedness could, for example:

    . make it more difficult for us to satisfy our obligations under the registered notes or other indebtedness and, if we fail to comply with the requirements of the indebtedness, could result in an event of default;

    . require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

    . limit our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate activities;

    . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    . detract from our ability to successfully withstand a downturn in our business or the economy generally; and

    . place us at a competitive disadvantage against other less leveraged competitors.

  The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes. For more information on the terms of the notes, see the discussion under the section entitled "Description of the Registered Notes."

Construction Uncertainties--The construction of the Shreveport resort involves many uncertainties that could affect the final cost and time required to complete the project.

  Construction of the Shreveport resort involves the following material risks, any of which could affect the final cost and time of completion of the project:

    . adverse weather conditons, such as the April 23, 2000 tornado or adverse water conditions, especially during the period when the components of the riverboat will be transported up the Red River on barges;

    .  fire, flood or other natural disasters;

    .  shortages of materials and skilled labor;

    . labor disputes, including work stoppages involving contractors, subcontractors or others that we will rely on to construct the Shreveport resort;

    .  engineering problems;

    . delay in obtaining governmental permits and approvals, including approval of plans, specifications and construction by the U.S. Army Corps of Engineers, the United States Coast Guard, the Louisiana Gaming Control Board and other state and local authorities;

    .  environmental issues; and

    . geological, construction, demolition, excavation, regulatory or equipment problems.

  Although we have entered into a guaranteed maximum price contract for the construction of the land-based resort facilities and have entered into a fixed price contract for the construction of the riverboat, we cannot guarantee that the occurrence of one or more of the foregoing events, including the April 23, 2000 tornado, will not affect the ultimate cost of the project. These contracts are subject to modification based on the occurrence of a number of events, such as design change orders that we decide to implement or construction delays not within the contractor's control, that may cause increased costs in excess of our contingencies. As a result, we cannot be sure that construction costs will not exceed budgeted amounts. Any significant cost overruns or delays in completing the Shreveport resort could have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to service our obligations under the notes.

Independent Construction Consultant--The independent construction consultant may fail to perform its obligations.

  We have retained CCM Consulting Group to serve as the independent construction consultant in accordance with the requirements of the cash collateral and disbursement agreement governing the release of proceeds from the original offering. The independent construction consultant will monitor the construction process and verify that there are sufficient funds to complete the construction of each component of the project within our budget. However, the independent construction consultant will not audit or otherwise verify that either our original schedule or budget are sufficient to complete construction of the Shreveport resort. Construction could be delayed and additional construction expenses could be incurred if the independent construction consultant determines that there are insufficient funds to complete each component of the project within the budget and decides to delay or prohibit disbursement of funds. Moreover, if the independent construction consultant fails to perform its responsibilities as required, funds could be disbursed from the construction account without having satisfied all applicable requirements.

Financing Uncertainties--We may be unable to obtain our planned furniture, fixtures and equipment financing.

  We have obtained a binding commitment to finance up to $30.0 million of furniture, fixtures and equipment for the Shreveport resort; however, we have not yet entered into a definitive agreement for this financing. The commitment of funds is conditioned on executing a definitive agreement and we cannot assure you that we will reach a definitive agreement and that the funds will be made available to us. If we are not able to obtain these funds, we will have to find alternative financing. We cannot assure you that we will be able to secure alternative financing on favorable terms, or at all, or that there will be no resulting delay in opening the Shreveport resort. Our inability to obtain additional financing could prevent us from completing and opening the Shreveport resort, which could have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to service our obligations under the notes.

Ability to Service Debt--We may not be able to generate significant cash flow to meet our debt service obligations.

  We cannot assure you that our future cash flow will be sufficient to meet the payment obligations under the notes remaining after the first three payments of fixed interest, which will be paid with funds already reserved for that purpose. Our ability to generate cash flow from operations to make scheduled payments on our debt obligations as they become due will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, such as general economic and financial conditions in the gaming industry and the economy at large or competitive initiatives of our competitors. If we do not generate sufficient cash flow from operations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from the sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow or refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to satisfy our obligations under the notes.

Shreveport Capital and Guarantors--None of the guarantors or Shreveport Capital will contribute to amounts required to be paid on the notes.

  Shreveport Capital only served as a co-issuer of the notes in order to facilitate the original offering. It will not have any material assets and its only operations will be to serve as co-issuer of the notes. Therefore, you should not expect Shreveport Capital to contribute to the amounts required to be paid on the notes. HWCC-Louisiana, HCS I and HCS II are guaranteeing the notes. HWCC-Louisiana will not have any operations other than serving as guarantor of the notes and its only material assets will be the common stock of HCS I and HCS II. HCS I's only asset will be its partnership interest in us and its only operations will be to serve as our managing general partner and to act as guarantor of the notes. HCS II's only asset will be its partnership interest in us and its only operations will be to act as guarantor of the notes. You should not expect any of these guarantors to contribute to the payments on the notes.

Limits on Collateral--The trustee's ability to realize on the collateral securing the notes may be limited and the amount distributed to investors may not be sufficient to satisfy our obligation under the notes.

  Subject to permitted liens, the notes will be secured by substantially all of our assets and the assets of the guarantors. For more information, see the discussion under the section entitled "Description of the Registered Notes-- Security." By law, our gaming and liquor licenses may not legally be transferred or pledged as collateral to secure the notes. In addition, the indenture will permit us to incur up to $10.0 million of additional debt for working capital and general purposes that may be secured by any or all of our existing or future assets, other than the amounts in the cash collateral accounts. Also, the collateral will not include:

    . furniture, fixtures and equipment that will be acquired with up to $35.0 million of furniture, fixture and equipment financing,

    .  funds in the equity escrow account or

    . the $2.5 million to fund HWCC-Louisiana's obligation to Sodak Gaming, Inc. in connection with the acquisition of Sodak Louisiana.

  The trustee's ability to foreclose on the collateral upon an event of default and acceleration of the notes will be limited by the Louisiana Riverboat Economic Development and Gaming Control Act, which generally requires that persons who own or operate a riverboat casino, receive payments under a casino management agreement or purchase, possess or sell gaming equipment, hold a valid riverboat gaming license. No person may hold a riverboat gaming license in Louisiana unless the person is found qualified or suitable by the Louisiana Gaming Control Board. In order for the trustee to be found qualified or suitable, the Louisiana Gaming Control Board would have discretionary authority to require the trustee and any or all of the holders of the notes to file applications and be investigated and found qualified or suitable as an owner or operator of gaming establishments or supplier of gaming equipment. If the trustee is unable or chooses not to qualify, be found suitable or be licensed to own, operate or sell the assets, it will have to retain an entity licensed to own, operate or sell the assets, which will also be subject to approval by the Louisiana Gaming Control Board. In addition, in any foreclosure, public or private sale or subsequent resale by the trustee, licensing requirements under the Louisiana Riverboat Economic Development and Gaming Control Act may limit the number of potential bidders and may delay any sale, which could have an adverse effect on the sale price of the collateral. Therefore, the economic benefits of realizing on the collateral may, without appropriate approvals, be limited.

  In addition to being subject to gaming law restrictions, the trustee's ability to foreclose upon and sell collateral will be subject to the procedural restrictions of state real estate law and the Uniform Commercial Code or, in the case of the gaming vessel, state ship mortgage and federal admiralty law statutes. The right of the trustee to repossess and dispose of the collateral upon an event of default and acceleration of the notes is also likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us before, or possibly even after, the trustee has repossessed and disposed of the collateral.

  We cannot assure you that upon an event of default and acceleration of the notes that the proceeds of any sale of collateral in whole under the indenture and the related security documents would be sufficient to satisfy our obligations under the notes. If the proceeds are insufficient, the deficiency would represent an unsecured obligation and we cannot assure you that you would recover the deficiency. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral.

Mechanics' and Maritime Liens--Parties who have provided services or supplies in connection with the construction of our resort may have a lien on the project senior to the lien of the mortgage securing the notes.

  Louisiana law provides contractors, subcontractors, laborers, architects, material suppliers and others with a lien on the property improved by their services or supplies in order to secure their right to be paid. If these parties are not paid in full, they may seek foreclosure on their liens. In Louisiana, the priority of all mechanics' liens related to a particular construction project relates back to the date on which work on the project first commenced by any contractor. If a mortgage is recorded before the commencement of work on a construction project, the mortgage lien is superior to the liens of those providing services or supplies in connection with the construction project, other than laborers. Further, Louisiana law affords a mechanism whereby a mortgage holder can confirm and assure itself that its mortgage will be superior to claims of contractors, subcontractors, suppliers and others providing goods or services in connection with the project, provided the mortgage is recorded before work commences. This mechanism was followed by the holder of the first mortgage on the immovable (real) property forming part of the construction project, and the mortgage holder has obtained title insurance insuring the priority of the lien of its mortgage over the lien rights of those providing services or supplies in connection with the construction of the resort, including liens of laborers. Based on discussions with Louisiana counsel, while pre-construction activities for the development of the Shreveport resort began before the mortgage securing the notes was recorded, these activities should not constitute work within the meaning of Louisiana law. If a court were to hold that work on the project "commenced," within the meaning of Louisiana law, before the proper recordation of the mortgage securing the notes, contractors, subcontractors, laborers, architects, material suppliers and others providing goods or services in connection with the construction of the Shreveport resort who otherwise comply with the applicable requirements of Louisiana law might have a lien on the project senior in priority to the lien on the mortgage securing the notes until they are paid in full, but in that event the mortgage holder should have recourse against the issuer of the title insurance policy insuring the priority of the mortgage if the holder were to suffer losses or damages as a result of any "mechanic's lien" gaining priority over the mortgage. Nonetheless, neither we nor the title insurance company believe that work on the project commenced within the meaning of applicable law before recording the mortgage securing the notes. We have followed, and continue to follow, these procedures.

  The disbursement agreement also requires procedures intended to ensure the proper payment to these parties. Additionally, as a condition to the disbursement of funds for the construction of the resort, lien releases are required from all contractors, subcontractors and suppliers who have provided work, materials and services. Furthermore, in connection with the consummation of the original offering, we obtained a title insurance policy for the benefit of the holders of the notes to insure the priority of the lien held by holders of the notes and to insure against any loss occurring as a result of a mechanic's lien. Nevertheless, if there is a liquidation, proceeds from the sale of collateral might be used to pay the holders of any mechanic's liens then in existence before holders of the notes if work on the project was deemed to have commenced within the meaning of Louisiana law before the record date of the mortgage. Again, however, the mortgage holder should have recourse against the issuer of the title policy insuring the priority of the mortgage in that event.

  With respect to any vessel, or any interests in vessels, which serve as collateral for the notes, parties providing construction related goods and services, as well as tort and other claimants, could have priority over the lien of the collateral documents encumbering the vessel, to the extent these parties remain unpaid.

Leverage of Hollywood Casino--Due to its high degree of leverage, Hollywood Casino may not be able to make the $5.0 million payment required under the completion capital agreement.

  Hollywood Casino is highly leveraged. At December 31, 1999, Hollywood Casino had total long-term indebtedness, exclusive of our long-term indebtedness, of $386.7 million and stockholders' deficit of $74.2 million. On a pro forma basis for financing transactions completed in May 1999, Hollywood Casino's earnings would have been insufficient to cover fixed charges for the 12 months ended December 31, 1999, by $45.2 million. For more information regarding consolidated selected financial information of Hollywood Casino, see page S-1 of this prospectus.

  Hollywood Casino will be obligated under the completion capital agreement to contribute to us up to $5.0 million in cash if at any time there are insufficient funds available to complete the development, construction, equipping and opening of the Shreveport resort so that it is operating by April 30, 2001. In addition, the completion capital agreement requires that Hollywood Casino contribute up to $5.0 million in cash less any amounts previously contributed under the completion capital agreement if the Shreveport resort is not operating by April 30, 2001. Hollywood Casino is subject to an indenture governing $360.0 million of its outstanding indebtedness, which limits Hollywood Casino's ability to contribute equity or otherwise advance funds to us. Although Hollywood Casino is currently permitted under that indenture to directly or indirectly invest in or advance certain funds to us for the construction of the Shreveport resort, there can be no guarantee that Hollywood Casino will have the financial resources or otherwise be able to perform its obligations under the completion capital agreement or otherwise provide financial support to us if unanticipated events occur.

Bankruptcy of Hollywood Casino--If there is a bankruptcy proceeding against Hollywood Casino, Hollywood Casino's creditors may seek recourse against our assets.

  Hollywood Casino and certain of its affiliates are involved in activities that are related to our business and assets. For example, HWCC-Shreveport, a subsidiary of Hollywood Casino, provides management services to us pursuant to a management agreement. In addition, we and the guarantors draw upon the gaming experience of Hollywood Casino. As a result, each of our directors and executive officers, with the exception of Juris Basens, also holds a comparable position with Hollywood Casino. In the event that Hollywood Casino or one of its affiliates is the subject of a proceeding under the United States Bankruptcy Code, the creditors of that entity or the trustee in bankruptcy may argue that the assets and liabilities of the various affiliated entities, including us, should be consolidated and our assets made available for satisfaction of claims against the entity in bankruptcy. Although we believe we are separate and distinct legal entities from Hollywood Casino and its affiliates, we cannot guarantee that if there is a bankruptcy case involving Hollywood Casino or one of its affiliates involved in activities related to our business and assets, a bankruptcy court would not order consolidation of our assets with those of the entity in bankruptcy.

No Recourse Against Hollywood Casino or Shreveport Paddlewheels--Neither Hollywood Casino nor Shreveport Paddlewheels are obligated to make any payments on the notes.

  The completion capital agreement between Hollywood Casino and us is not a guarantee of the notes. Furthermore, you should not expect Hollywood Casino, Shreveport Paddlewheels or any of their respective affiliates, other than us and the guarantors, to participate in servicing any of the payments due on the notes. None of Hollywood Casino, Shreveport Paddlewheels or any of their respective affiliates, other than us and the guarantors, has any obligation to make any payments of any kind to the holders of the notes.

Adverse Tax Treatment--The notes will bear original issue discount, could be classified as equity for federal income tax purposes and may be subject to other rules which would result in the interest payments not being deductible from our income and could affect timing, amounts and character of income includible by holders of the notes.

  The notes provide for the payment of both fixed interest and contingent interest. Contingent interest will be calculated based on a percentage of our cash flow. By reason of the application of certain Treasury Regulations applicable to contingent payment debt obligations, the notes will be considered to have been issued with original issue discount for federal income tax purposes. As a result, a holder may be required to include amounts in income for federal income tax purposes before the receipt of cash payments attributable to the income. The notes and the indenture will contain terms typically included in instruments evidencing indebtedness and are intended to create a debtor-creditor relationship between us and the holders of the notes. We will treat the notes as our indebtedness for federal income tax purposes. However, this treatment is not binding on the Internal Revenue Service or any court and we cannot guarantee that the Internal Revenue Service will not successfully argue, or that a court will not hold, that the notes should be treated as equity for federal income tax purposes. If any portion of the notes is treated for federal income tax purposes as equity rather than indebtedness, the interest on that portion of the notes would not be deductible for federal income tax purposes. In addition, if the notes are treated as "applicable high yield discount obligations" for federal income tax purposes, a portion of the interest deductions on the notes may be disallowed, and the balance may be deferred until paid in cash. The disallowance or deferral of interest deductions for any reason could have a material adverse effect on our after-tax cash flow and the after-tax cash flow of the guarantors to the extent that these deductions otherwise would have reduced or eliminated our (and the guarantors') taxable income and resulting tax liability. In addition,

       (1) if any portion of the notes is treated for federal income tax purposes as equity of a corporate issuer (e.g., equity of us if we are a "publicly traded partnership" for federal income tax purposes or of a guarantor), the interest payments made on that portion will be taxable to the recipient as dividends, rather than interest, to the extent of the corporation's, or the publicly traded partnership's, current and accumulated earnings and profits; and

       (2) if any portion of the notes is treated as equity of us and we are not a "publicly traded partnership" for federal income tax purposes, then, in lieu of recognizing interest income for federal income tax purposes, the holders of that portion of the notes would be taxable on a share of our income for federal income tax purposes. This could adversely affect the timing, character and amounts includible in income of a holder of notes, and may result in certain holders, such as tax-exempt holders or non-U.S. holders, having different tax results, or, possibly greater tax liability, than anticipated.

Land Lease Risks--The termination of the land lease for the Shreveport resort could have an adverse effect on the notes.

  The land on which the Shreveport resort will be built is subject to a lease with the City of Shreveport that commenced on the date construction began on the Shreveport resort and ending on the ten-year anniversary of the opening date of the Shreveport resort, with options to renew the lease for eight additional successive terms of five years each. The leasehold interest is collateral for the notes. Our leasehold is subject and subordinate to the lessor's interest in the real estate subject to the leasehold. The lease may be terminated by the city as a result of, among other things, a default by us under the lease, failure to commence construction by November 19, 1999 or failure to substantially complete construction within 18 months after commencement, subject to extension by the Louisiana Gaming Control Board. If the City of Shreveport terminates the lease, we will lose possession of the land subject to the lease and the improvements on the land, thereby extinguishing the trustee's security interest in the lease and the improvements, as well as making it impossible for us to operate the Shreveport resort. Moreover, the termination of the lease for the Shreveport resort would require us to terminate or attempt to relocate these operations, which would have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to satisfy our obligations under the notes because we will not be able to relocate the hotel facility and will lose any amounts invested in the facility that are not recoverable from the City of Shreveport as compensation.

Risk of New Venture--We have no operating history and no history of earnings.

  The venture is a start-up development business. We have no history of operations, no history of earnings and no prior experience in operating in the Shreveport market. As a new development, the Shreveport resort will be subject to all of the following material difficulties associated with establishing a new business enterprise:

    .  hiring and retaining skilled employees;

    .  licensing, permitting and operating problems;

    .  competing with established operators;

    . unanticipated structural or engineering problems with the riverboat casino, the basin or the land-based resort facilities; and

    . operating a new venture in a jurisdiction where we have not previously conducted business.

  Under the terms of the management agreement, we will rely on members of management of HWCC-Shreveport, all of whom, with the exception of Juris Basens, are currently executive officers of Hollywood Casino, to operate the Shreveport resort. These individuals, with the exception of Juris Basens, have not previously managed operations in the Shreveport market or in Louisiana. There can be no assurance that HWCC-Shreveport will be able to successfully operate the casino or that our operations will be profitable or generate sufficient operating cash flow to enable us to satisfy our obligations under the notes. Any failure to successfully operate the casino could have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to satisfy our obligations under the notes.

Dependence Upon Single Gaming Site--Economic and competitive conditions in Shreveport, among others, could adversely affect the Shreveport resort.

  We will be entirely dependent upon the operation of the Shreveport resort to generate all of our future cash flow. Therefore, we will be subject to the following material risks not faced by a geographically diversified gaming company:

    .  local economic and competitive conditions;

    .  changes in local and state governmental laws and regulations;

    .  natural and other disasters;

    . a decline in the number of residents near or visitors to the Shreveport market; or

    .  a decrease in gaming activities in the Shreveport market.

  Any of the factors outlined above as well as other unforeseen factors could have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to satisfy our obligations under the notes.

Completion of Restaurant and Entertainment Promenade--Completion and operation of the planned restaurant and entertainment promenade is beyond our control and the failure to complete it or any significant delay in opening it may adversely affect our operations.

  A principal part of the Shreveport resort will be the extensive "New Orleans style" outdoor restaurant and entertainment promenade that will contain approximately 42,000 square feet of dining and entertainment space.

This portion of the Shreveport resort will be adjacent to another 55,000 square feet of restaurant, retail and entertainment space. Our business plan assumes that the restaurant and entertainment promenade and the adjacent development will attract additional customers to the Shreveport resort. However, we will neither develop the restaurant and entertainment promenade nor will we develop or own the adjacent development, and the completion of the Shreveport resort is not contingent on their completion. The developers' ability to develop the restaurant and entertainment promenade and adjacent development is subject to a number of contingencies and risks, including the ability to obtain financing. No financing has been obtained to date.

  Although the developers have entered into letters of intent with several bars and restaurants and various undertakings to effect the development of the restaurant and entertainment promenade and adjacent development, several of these agreements and undertakings are conditioned on various matters, including that the developers obtain funding for the development of the project. The developers' failure to develop the restaurant and entertainment promenade or the adjacent development could delay the opening of the restaurant and entertainment promenade, which could have a material adverse effect on our business, financial condition, results of operations, and prospects and our ability to satisfy our obligations under the notes, or require us to seek alternative developers or develop the promenade ourself.

Competition--The Shreveport resort will compete with several other casinos in the Shreveport market and other forms of gaming.

  Upon completion of the Shreveport resort, we will compete directly with Binion's Horseshoe, Harrah's, the Isle of Capri and Casino Magic in the Shreveport market. We believe that these competitors have higher profile brand names in the Shreveport market and may have greater financial resources than us. There can be no assurance that we will be able to effectively compete against these four established casinos, three of which have been in operation since 1994, or that the Shreveport market is large enough to allow more than four casinos to operate profitably. Furthermore, the Louisiana Gaming Control Board has granted 14 of the 15 legislatively approved riverboat gaming licenses in Louisiana. On July 20, 1999, the Louisiana Gaming Control Board announced that it will be accepting bid proposals for the fifteenth license. The remaining riverboat gaming license could ultimately be granted in, or one or more of the current operators in other parts of Louisiana could relocate to, the Shreveport market which would directly increase competition in the Shreveport market.

  The Louisiana Riverboat Economic Development and Gaming Control Act provides that the designated gaming area shall not exceed the lesser of 60% percent of the total square footage of the passenger access area of the vessel or 30,000 square feet at each casino. The facilities of three of the four competitors in the Shreveport market arguably contain less than the total amount of gaming space permitted. If these competitors were to increase the size of their facilities, they would be able to add more gaming positions, which would directly increase competition in the Shreveport market.

  Also, we cannot assure you that we will be able to effectively compete against any other future gaming operations that Louisiana or other authorities may authorize in the gaming market in which the Shreveport resort will operate. For example, in 1997, the Louisiana legislature adopted legislation permitting up to 15,000 square feet of slot machine gaming at pari-mutuel wagering facilities located in parishes in Louisiana that approve slot machine gaming in a referendum election. Shortly thereafter, a referendum election was held that approved slot machine gaming at Louisiana Downs, which is located in Bossier City, approximately nine miles from the site of the Shreveport resort. During the 1999 regular legislative session, the Louisiana legislature passed legislation regarding the imposition, collection and disposition of taxes on slot machines to be located at Louisiana Downs. We believe slot machine gaming at Louisiana Downs could commence sometime later this year.

  Casino gaming is currently prohibited in several jurisdictions adjacent to Louisiana. As a result, we anticipate that a significant portion of our customers will be residents of these jurisdictions, primarily Texas. Although casino gaming is currently not permitted in Texas and the Texas Attorney General has issued an opinion that gaming in Texas would require an amendment to the Texas Constitution, the Texas Legislature has considered proposals to authorize casino gaming in the past. The legalization of casino gaming in Texas, or in other nearby jurisdictions, would have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to satisfy our obligations under the notes.

  We will compete to a lesser extent with gaming operations in other jurisdictions and with other forms of gaming, including lottery gaming, horse and dog racing, as well as other forms of entertainment.

Reliance on Services under the Management Agreement and License Agreement and Personnel of Hollywood Casino--We depend on the key personnel of Hollywood Casino for our success and the loss of their services or increased demands on their time could have a negative impact on us.

  Hollywood Casino Personnel. HWCC-Shreveport, a wholly owned subsidiary of Hollywood Casino, will operate the Shreveport resort under the terms of a management agreement. The success of the Shreveport resort will be largely dependent upon the efforts and skills of Jack E. Pratt and Edward T. Pratt III, both of whom are executive officers of HWCC-Shreveport and are also currently executive officers of Hollywood Casino. We have granted HWCC-Shreveport significant independence in operating matters, including day-to-day financial control and authority over hiring and training personnel. The loss of either of these executives could have a material adverse effect on us. There can be no assurance that HWCC-Shreveport will be able to hire and retain suitable replacements if it loses any of their services.

  Also, Messrs. J. Pratt and E. Pratt III will be simultaneously operating Hollywood Casino's other properties in Aurora, Illinois and Tunica County, Mississippi and the addition of a third property will place considerable demands on them. Neither Hollywood Casino nor either of Messrs. J. Pratt or E. Pratt III is required to dedicate any specific amount of time to the development and operation of the Shreveport resort and they will be concurrently undertaking other projects, such as potential construction of new facilities at its Aurora casino. There can be no assurance that the time and attention of these executives will not be diverted from time to time by the other operational and managerial demands placed on them by Hollywood Casino.

  Termination of Management Agreement and License Agreement. We are only able to terminate the management agreement under the limited circumstances described on page 49. As a result, we are dependent on the management of HWCC-Shreveport for the successful operation of the Shreveport resort. If we are not satisfied with their performance, we will be unable to terminate the management agreement unless one of the circumstances that allows us to terminate the agreement occurs.

  If HWCC-Shreveport terminates the management agreement and the cash flow for the Shreveport resort is in excess of $1 for the immediately preceding fiscal quarter, we will be obligated to pay HWCC-Shreveport an amount equal to two times the sum of the basic management fee and incentive fee for the immediately preceding 12 months, or preceding fiscal year, as the case may be, plus any other amounts owed to HWCC-Shreveport.

  Upon termination of the management agreement for any reason, the license agreement will also terminate and we will only be permitted to use the Hollywood Casino trademarks and service marks for six months following the termination. The termination of the management agreement and the loss of the right to use the Hollywood Casino trademarks and service marks could have a material adverse effect on our operations.

Management--Members of our management have operated a hotel and casino that filed for bankruptcy.

  Jack E. Pratt, Edward T. Pratt, Jr., William D. Pratt, Edward T. Pratt, III and Charles F. LaFrano III, all members of our management, have been involved in the operation of Greate Bay Hotel and Casino and PRT Funding Corp. PRT Funding Corp. filed a petition for relief under Chapter 11 of the United States Bankruptcy Code on May 25, 1999 and Greate Bay Hotel and Casino filed a petition for relief under Chapter 11 of the United States Bankruptcy Code on January 5, 1998. Greate Bay Hotel and Casino operates the Sands Hotel and Casino in Atlantic City and was previously a wholly owned subsidiary of Greate Bay Casino Corporation. Greate Bay Casino Corporation was previously an approximately 80% owned subsidiary of Hollywood Casino until its capital stock was issued as a dividend to Hollywood Casino's stockholders in 1996. The Pratt family currently owns approximately 36% of Greate Bay Casino Corporation, which has an indirect 79% ownership interest in, but no operating or management control of Greate Bay Hotel and Casino. In addition, Jack E. Pratt,

Edward T. Pratt, Jr. and William D. Pratt currently own another entity which holds the remaining 21% indirect ownership interest in Greate Bay Hotel and Casino.

Difficulty in Attracting and Retaining Qualified Employees--We will face difficulties in attracting and retaining qualified employees for the casino.

  The operation of the Shreveport resort will require qualified executives, managers and a number of skilled employees with gaming industry experience and qualifications to obtain the requisite riverboat gaming licenses. Currently, there is a shortage of skilled labor in the gaming industry in general. We believe this shortage will make it increasingly difficult and expensive to attract and retain qualified employees, a situation which will be more acute in the Shreveport market where four other casinos are currently operating. Moreover, in connection with obtaining Harrah's consent and agreement to operating adjacent to its facility, we agreed that we would not hire any Harrah's employees for 180 days after commencing casino operations. Consequently, we may incur higher labor costs to attract a sufficient number of qualified gaming employees from existing gaming operations in the Shreveport market. When we are operating at full capacity, we expect to employ approximately 1,700 persons.

Regulatory Compliance--We and our affiliates must adhere to various regulations.

  We and the guarantors are subject to a variety of regulations in Louisiana. If current interpretations of gaming laws and regulations are modified, or if additional gaming regulations are adopted, operational requirements, costs and other restrictions could be imposed on us and the guarantors, any one or more of which could have a material adverse effect on us. From time to time, various proposals have been introduced in the Louisiana legislature that, if enacted, would affect the tax, regulatory, operational or other aspects of the gaming industry. There can be no assurance that any proposed legislation will not be enacted and, if enacted, the effect that the legislation would have on our business, financial condition, results of operations and prospects and our ability to satisfy our obligations under the notes.

Licenses--We and our affiliates must maintain licenses to continue casino operations.

  Hollywood Casino, HWCC-Shreveport, HWCC-Louisiana, HCS I, HCS II, Shreveport Paddlewheels and Hollywood Casino Shreveport, as well as some of their respective key employees and other parties engaging in activities related to the casino, including the disbursement agent, are required to obtain and hold various licenses, permits and approvals in Louisiana. The failure to obtain or retain any of these licenses, permits or approvals in Louisiana, such as the riverboat gaming license, could have a material adverse effect on our ability to operate the Shreveport resort. Generally, regulatory authorities have broad discretion in granting, conditioning, renewing, suspending and revoking licenses, permits and approvals.

  In some circumstances, the suspension or revocation of a gaming license in one jurisdiction may trigger the suspension or revocation of a license or affect eligibility for a license in another jurisdiction and we could accordingly be adversely affected by regulatory actions in other jurisdictions directed principally at Hollywood Casino or its subsidiaries or its employees.

Gaming Taxes--Any increase in federal, Louisiana or Shreveport taxes could have a negative impact on us.

  From time to time, various legislators have proposed the imposition of a federal tax on gross gaming revenues. In March 1996, tax legislation was introduced in Congress which included a proposal to impose a 15% federal tax on taxable gaming services, defined as gross gaming receipts less total gaming payoffs. Although no action has been taken on this legislation, we cannot assure you that this tax or any similar tax will not be imposed in the future. In addition, we will be subject to an 18.5% tax on net gaming proceeds and other fees in Louisiana, as well as normal federal and state income taxes, and these taxes and fees are subject to increase at any time. The introduction of new taxes or the increase in the rates of existing taxes could have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to satisfy our obligations under the notes.

Anti-Gaming Initiatives--Anti-gaming initiatives have been proposed in Louisiana in the past.

  The regulatory environment in Louisiana may change in the future and any change could have a material adverse effect on our results of operations. In 1996, the State of Louisiana adopted a statute in connection with which votes were held locally where gaming operations were conducted and which, had the continuation of gaming been rejected by the voters, might have resulted in the termination of operations at the end of their current license terms. All parishes where riverboat gaming operations are currently conducted voted to continue gaming, but there can be no guarantee that similar referenda might not produce unfavorable results in the future. Proposals to amend or supplement the Louisiana Riverboat Economic Development and Gaming Control Act are frequently introduced in the Louisiana State legislature. In addition, the State legislature, from time to time, considers proposals to repeal the act. If these proposals were approved or if legislation were enacted prohibiting gaming in Louisiana, it would have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to satisfy our obligations under the notes.

Business Interruptions--We may temporarily lose the service of the casino.

  Our profitability is dependent upon the continued operations of the riverboat casino. Any temporary closure of the riverboat casino would negatively impact our profitability. The riverboat casino could be lost from service for a number of reasons, including casualty, forces of nature or extended or extraordinary maintenance or inspection. The vessel will be subject to U.S. Coast Guard regulations requiring periodic hull inspections every three to five years, which could result in a temporary loss from service of the vessel. Also, a flood or severe weather conditions could adversely affect gaming operations. Moreover, floods or severe weather could cause substantial damage to the area surrounding our facility which could temporarily reduce access to the casino.

  Upon completion of the Shreveport resort, we will maintain business interruption insurance on our operations in amounts we consider adequate, but there an be no assurance that we will be able to maintain this insurance in the future in sufficient amounts on commercially reasonable terms, or at all. An extended loss of service of the casino would have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to meet our obligations under the notes.

Gaming Redemptions--You may be required to dispose of your notes or redeem your notes if any gaming authority finds you unsuitable to hold them.

  If any gaming authority requires that a person who is a holder or the beneficial owner of a note be licensed, qualified or found suitable under any applicable gaming law, the holder or beneficial owner, as the case may be, will be required to apply for a license, qualification or finding of suitability within the time period required by the gaming authority. If the holder or beneficial owner fails to apply for the license, qualification or finding of suitability within the required time period, the holder or beneficial owner, as the case may be, will be required to dispose of its notes within the time specified by the gaming authority and we will have the right to redeem the notes of the holder or beneficial owner, subject to approval of any applicable gaming authority, at the least of:

    (1) the principal amount of the notes;

    (2) the amount that the holder or beneficial owner paid for the notes; or

    (3) the fair market value of the notes.

Immediately upon the imposition of a requirement to dispose of notes by a gaming authority, the holder or beneficial owner of the notes will, to the extent required by applicable law, have no further right:

    (1) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the notes; or

    (2) to receive any interest, dividends, economic interests or any other distributions or payments with respect to the notes or any remuneration in any form with respect to the notes from us or the trustee.

Any holder or beneficial owner of notes that is required to apply for a license, qualification or finding of suitability must pay all fees and costs of any investigation by the applicable gaming authorities. We will notify the trustee in writing of any redemption as soon as is practicable. The trustee will be required to report the names of the record holders of the notes to any gaming authority when required by law.

Change of Control--We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

  If a change of control were to occur, we may be required to make an offer to purchase all of the outstanding registered notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. There can be no assurance that we would have enough funds to pay for all of the notes that are tendered under the offer to purchase. If we were required to purchase the notes, we would in all likelihood require third party financing. However, we cannot assure you that we would be able to obtain financing on acceptable terms, if at all. The failure to comply with the indenture's requirements with respect to change of control events will constitute an event of default under the indenture. If a default under the indenture occurs, the indebtedness under the notes could be accelerated and we would likely be forced to seek protection under the United States bankruptcy laws. The specific events of defaults and related remedies are described under "Description of the Registered Notes--Events of Default and Remedies."

Fraudulent Conveyance--Federal and state statutes allow courts, under specific circumstances, to void guarantees or other debt and require noteholders to return payments received from guarantors or debtors.

  Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer laws, guarantees or other debt obligations could be voided, or claims in respect of guarantees or debt obligations could be subordinated to all other debts of that guarantor or debtor if, among other things, the guarantor or debtor, at the time it incurred the indebtedness evidenced by its guarantees or debt obligations, incurred the indebtedness with the intent to hinder, delay or defraud creditors or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantees or debt and:

    .  was insolvent;

    .  was rendered insolvent by reason of the incurrence;

    . was engaged in a business or transaction for which the guarantor's or debtor's remaining assets constituted unreasonably small capital; or

    . intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature.

  In this event, any payment by a guarantor or debtor in connection with the guarantees or debt obligations could be voided and required to be returned to the guarantor or debtor or to a fund for the benefit of the creditors of that guarantor or debtor.

  The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor or debtor would be considered insolvent if:

    . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

    . the present fair saleable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    .  it could not pay its debts as they came due.

  On the basis of our and HWCC-Louisiana's historical information, ours and the guarantors' equity capitalizations and other factors, we and the guarantors believe that we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay as our debts mature. We cannot assure you what standard a court would apply in making its determination or that a court would agree with our and the guarantors' conclusions.

Lack of Public Market--You cannot be sure that an active trading market will develop for the registered notes.

  The registered notes are a new issue of securities for which there is no established market. The registered notes will not be listed on any securities exchange, although the registered notes initially will be eligible for trading in the PORTAL Market. If the registered notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. The initial purchasers have advised us that they intend to make a market in the registered notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the registered notes, and they may discontinue their market making activities at any time without notice. Therefore, we cannot assure you that an active market for the registered notes will develop or, if developed, that it will continue.

Failure to Exchange Original Notes--You may suffer adverse consequences if you fail to exchange your original notes.

  If you do not exchange your original notes for registered notes in connection with the exchange offer, you will continue to be subject to the provisions of the indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes. In general, the original notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. We do not currently intend to register the original notes.

                                USE OF PROCEEDS

  We will not receive any cash proceeds from the exchange of the original notes for registered notes. In consideration for issuing the registered notes as contemplated in this prospectus, we will receive in exchange original notes in like principal amount, which will be cancelled and as such will not result in any increase in our indebtedness.

  The net proceeds from the offering of the original notes were $145.7 million. The net proceeds were deposited in the cash collateral accounts as follows: (1) $113.4 million was deposited into a construction disbursement account and will be used to partially fund the development, construction and opening of the Shreveport resort; (2) $27.3 million was deposited into an interest reserve account and will be used to purchase an amount of government securities sufficient to pay the first three payments of fixed interest on the notes; and
(3) $5.0 million was deposited into a completion reserve account to be held as a reserve in case there are insufficient funds in the construction disbursement account to complete the Shreveport resort.

  Hollywood Casino previously contributed an aggregate of $50.0 million in equity to HWCC-Louisiana, which in turn contributed it indirectly to us for the development and construction of the Shreveport resort. Approximately $5.3 million was spent on the project before the offering of the original notes and the remaining $44.7 million was deposited in an equity escrow account. The disbursement of funds from the construction disbursement account will be subject to the satisfaction of other conditions contained in the disbursement agreement. Pending their disbursement, the proceeds in the cash collateral accounts will be invested in government securities. See the section entitled "Description of the Registered Notes--Cash Collateral and Disbursement Agreement" for more information.

  We have a financing arrangement from Bank of America NT&SA and BA Leasing & Capital Corporation to obtain $30.0 million in financing for furniture, fixtures and equipment.

  In August 1999 we made a $5.0 million payment to the City of New Orleans in connection with the settlement of tax claims.

  The following table shows the sources and uses of the proceeds from the offering of the original notes (in millions):

                 Sources
                 -------
First Mortgage Notes.............. $150.0
Financing for furniture, fixtures
 and equipment....................   30.0
Equity contribution...............   50.0
                                   ------
  TOTAL........................... $230.0
                                   ======

                  Uses
                  ----
Construction costs............... $104.1
Furniture, fixtures and
 equipment.......................   42.4
Design, engineering and project
 management .....................    9.1
Contingency/completion reserve
 account.........................   26.4
Working capital and preopening
 expenses(1).....................   11.0
Net interest expense(2)..........   24.9
License payment..................    5.0
Estimated financing fees and
 expenses........................    7.1
                                  ------
  TOTAL.......................... $230.0
                                  ======

--------
(1) Includes preopening costs, opening bankroll and general working capital.
(2) Includes pre-funding of three payments of fixed interest on the registered notes and one quarterly interest payment on the furniture, fixtures and equipment financing and is net of estimated interest income to be earned on cash deposited in the cash collateral accounts.

                                 CAPITALIZATION

  The following table shows our cash position and capitalization as of December 31, 1999. The information regarding long-term debt does not give effect to approximately $30 million of furniture, fixtures and equipment financing that we will incur during the construction of the Shreveport resort. HWCC-Louisiana has loaned Shreveport Paddlewheels $1.0 million, which Shreveport Paddlewheels contributed as $1.0 million in equity to us. Shreveport Paddlewheels received credit for an additional $1.0 million capital contribution in return for guarantees provided by New Orleans Paddlewheels. See the discussion under the section entitled "Material Contracts--Joint Venture Agreement of Hollywood Casino Shreveport". The information provided below should be read in conjunction with our financial statements, together with the related notes to the financial statements, included elsewhere in this prospectus.

                                As of December 31, 1999
                                -----------------------
                                    (in thousands)
Cash and cash equivalents
 (including restricted cash)..         $166,324
                                       ========
Long-term debt
  First Mortgage Notes........         $150,000
  Other(1)....................            1,759
                                       --------
  Total long-term debt........          151,759
                                       --------
Partners' capital--
  Partners' capital
   contributions..............           47,501
  Accumulated deficit during
   the development stage......           (4,330)
  Accumulated deficit at date
   of change in partners......           (5,000)
                                       --------
    Total partners' capital...           38,171
                                       --------
      Total capitalization....         $189,930
                                       ========

--------
(1) Consists of what was originally a $2.0 million contingent obligation to Hilton New Orleans incurred in connection with the relocation of our license from New Orleans to Shreveport, net of a discount of $241,000. This obligation will be paid upon the earlier of the termination of construction of the Shreveport resort or in monthly installments of $200,000 commencing with the opening of the Shreveport resort.

                         SELECTED FINANCIAL INFORMATION

  The following selected financial information of Hollywood Casino Shreveport for the year ended December 31, 1999, for the period from September 22, 1998 through December 31, 1998, for the period from January 1, 1998 through September 21, 1998 and for the year ended December 31, 1997 and of HWCC-Louisiana, Inc. for each of the three years in the period ended December 31, 1999 are derived from the audited financial statements. The following selected financial information of Hollywood Casino Shreveport and of HWCC-Louisiana, Inc. for the years 1996 and 1995, are derived from their unaudited financial statements and, in our opinion, include the normal recurring entries necessary for a fair presentation of the information. Financial statements and selected financial information for Shreveport Capital Corporation are not included in this prospectus because management has determined that such information is not material to investors since Shreveport Capital Corporation is not expected to have any operating activities, acquire any assets or incur any other liabilities. Selected financial information for Sodak Louisiana is not presented below as its only significant operating activity was its equity in the losses of what was then QNOV and its only significant asset was its investment in what was then QNOV. On April 23, 1999, HWCC-Louisiana acquired Sodak Louisiana and its interest in what was then QNOV. Accordingly, for periods after April 23, 1999, HWCC-Louisiana's balance sheet and statement of operations data is presented on a consolidated basis including Sodak Louisiana and Hollywood Casino Shreveport.

   The ownership of Hollywood Casino Shreveport was transferred on September 22, 1998, and since then it has been in the development stage with respect to the Shreveport resort. Under its previous owners, Hollywood Casino Shreveport (then known as QNOV) operated a riverboat casino in New Orleans until October 1997. From October 1997 until September 21, 1998, QNOV had no operations and was seeking new owners. HWCC-Louisiana was formed in April 1993 and its operations have related solely to acquiring a gaming license to develop and own a riverboat casino in Louisiana. HWCC-Louisiana incurred costs associated with its unsuccessful efforts to obtain licenses in Lake Charles and Bossier City, Louisiana. Costs relating to the proposed Bossier City project amounted to $25,000 during the first half of 1998 and $12,000 (net of a $15,000 gaming license application refund) during 1998, $558,000 during 1997, $47,000 during 1996 and $384,000 during 1995. HWCC-Louisiana's principal activities are to act as a holding company.

  The following financial information should be read in conjunction with the text under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and HWCC-Louisiana's and Sodak Louisiana's financial statements and the notes relating to those financial statements included in this prospectus.

                   HOLLYWOOD CASINO SHREVEPORT AND SUBSIDIARY

                                           Period from   Period from
                                          September 22,  January 1,
                             Year Ended   1998 through  1998 through        Year Ended December 31,
                            December 31,  December 31,  September 21, --------------------------------------
                                1999          1998          1998         1997          1996         1995
                            ------------  ------------- ------------- -----------  ------------  -----------
 Statement of Operations
  Data:
 Revenues:
 Casino..................   $        --    $      --     $      --    $45,803,000  $ 65,941,000  $69,059,000
 Beverage................            --           --            --      2,904,000     4,103,000    4,368,000
 Other...................            --           --         89,000     1,664,000     2,920,000    2,569,000
                            ------------   ----------    ----------   -----------  ------------  -----------
                                     --           --         89,000    50,371,000    72,964,000   75,996,000
 Less promotional
  allowances.............            --           --            --     (2,916,000)   (4,111,000)  (4,301,000)
                            ------------   ----------    ----------   -----------  ------------  -----------
 Net revenues............            --           --         89,000    47,455,000    68,853,000   71,695,000
                            ------------   ----------    ----------   -----------  ------------  -----------
 Expenses:
 Departmental............            --           --         76,000    22,888,000    33,360,000   35,478,000
 Admission fees..........            --           --            --      6,432,000     9,323,000    9,787,000
 Property operations.....            --           --        155,000     6,989,000    11,029,000   10,496,000
 Vessel rent.............            --           --        (21,000)    2,827,000     4,516,000          --
 General and
  administrative.........            --           --        986,000     2,468,000     3,699,000    3,207,000
 Management fees.........            --           --            --      2,519,000     3,622,000    3,774,000
 Development and
  preopening.............        991,000       90,000           --            --            --           --
 Write down of assets....            --           --            --            --     12,200,000          --
 License transfer costs..            --           --            --            --     10,500,000          --
 Depreciation and
  amortization...........          2,000          --            --      1,547,000     2,866,000    5,347,000
                            ------------   ----------    ----------   -----------  ------------  -----------
  Total expenses.........        993,000       90,000     1,196,000    45,670,000    91,115,000   68,089,000
                            ------------   ----------    ----------   -----------  ------------  -----------
 (Loss) income from
  operations.............       (993,000)     (90,000)   (1,107,000)    1,785,000   (22,262,000)   3,606,000
                            ------------   ----------    ----------   -----------  ------------  -----------
 Nonoperating (expense)
  income:
 Interest income.........      3,644,000       55,000       241,000       583,000           --           --
 Interest expense, net of
  capitalized interest of
  $1,052,000 in 1999.....     (6,946,000)         --        (50,000)      (88,000)     (687,000)  (3,378,000)
 Gain on sale of vessel..            --           --            --            --      8,524,000          --
                            ------------   ----------    ----------   -----------  ------------  -----------
 Total nonoperating
  (expense) income.......     (3,302,000)      55,000       191,000       495,000     7,837,000   (3,378,000)
                            ------------   ----------    ----------   -----------  ------------  -----------
 Net (loss) income before
  extraordinary item.....     (4,295,000)     (35,000)     (916,000)    2,280,000   (14,425,000)     228,000
 Extraordinary item-loss
  from early
  extinguishment of
  debt...................            --           --            --            --     (1,005,000)         --
                            ------------   ----------    ----------   -----------  ------------  -----------
 Net (loss) income.......   $ (4,295,000)  $  (35,000)   $ (916,000)  $ 2,280,000  $(15,430,000) $   228,000
                            ============   ==========    ==========   ===========  ============  ===========
 Ratio of earnings to
  fixed charges (1)......            --           --            --      2.22 X              --     1.04 X
                                1999          1998          1997         1996          1995
                            ------------  ------------- ------------- -----------  ------------
 Balance Sheet Data:
 Total assets............   $209,480,000   $5,691,000    $6,438,000   $22,572,000  $ 64,324,000
 Long-term debt..........    151,759,000           -             -             -     36,944,000
 Partners' capital
  (deficiency)...........     38,171,000      (35,000)   (6,218,000)   (4,534,000)   16,896,000

--------
(1) For the purposes of computing the ratio, "earnings" represents losses before taxes plus fixed charges exclusive of capitalized interest, and "fixed charges" consists of interest, whether expensed or capitalized, amortization of debt expense and, where applicable, an estimated portion of rentals representing interest costs. Earnings were not sufficient to cover fixed charges by $5,347,000 for the year ended December 31, 1999, by $35,000 for the period from September 22, 1998 through December 31, 1998, by $916,000 for the period from January 1, 1998 through September 21, 1998 and by $14,425,000 for the year ended December 31, 1996.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES

                                            Year Ended December 31,
                               -----------------------------------------------------
                                1999 (1)      1998      1997       1996      1995
                               -----------  --------  ---------  --------  ---------
Statement of Operations Data:
Development expenses.........  $(1,024,000) $(39,000) $(644,000) $(47,000) $(384,000)
General and administrative
 expenses....................      (10,000)      --         --        --         --
Depreciation expense.........       (2,000)      --         --        --         --
Interest expense, net of
 capitalized interest of
 $1,052,000 in 1999..........   (6,946,000)      --         --        --         --
Interest income..............    3,701,000       --         --        --         --
                               -----------  --------  ---------  --------  ---------
Loss before taxes and other
 items.......................   (4,281,000)  (39,000)  (644,000)  (47,000)  (384,000)
Provision for taxes..........          --        --         --        --         --
Pre-acquisition losses.......       12,000       --         --        --         --
Equity in losses of Hollywood
 Shreveport Casino...........          --    (17,000)       --        --         --
                               -----------  --------  ---------  --------  ---------
Net loss.....................  $(4,269,000) $(56,000) $(644,000) $(47,000) $(384,000)
                               ===========  ========  =========  ========  =========
Ratio of earnings to fixed
 charges(2)..................          --        --         --        --         --

                                           As of December 31,
                         ---------------------------------------------------------
                           1999 (1)      1998       1997        1996       1995
                         ------------ ---------- -----------  ---------  ---------
Balance Sheet Data:
Total assets............ $219,428,000 $2,705,000 $    42,000  $  47,000  $   1,000
Long-term debt..........  151,359,000        --          --         --         --
Shareholder's equity
 (deficit)..............   46,000,000  1,369,000  (1,075,000)  (431,000)  (384,000)

--------
(1) Consolidated to include the results of operations and balance sheet data of Hollywood Casino Shreveport. Losses of Sodak Louisiana, L.L.C. from its equity interest in Hollywood Casino Shreveport for the period prior to its April 23, 1999 acquisition by HWCC-Louisiana, Inc. are presented as pre-acquisition losses and reduce the consolidated net loss of HWCC-Louisiana, Inc.
(2) Earnings were not sufficient to cover fixed charges by $5,321,000 $39,000 $644,000, $47,000 and $384,000 for the years ended December 31, 1999,1998,
    1997, 1996 and 1995, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following should be read in conjunction with our financial statements and the notes relating to those statements included in this prospectus.

Forward Looking Statements

  This discussion and analysis, as well as portions of this prospectus that describe our future business plans and construction schedule, contain forward-looking statements about our financial condition, results of operations and business. You can find many of these statements by looking for words like "believes," "expects," "anticipates," "estimates," "intends," "may," "will," "could," "pro forma," or similar expressions used in this prospectus. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, among other things, those discussed above.

  All forward-looking statements speak only as of the date of this prospectus. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned to consider these statements accordingly, which speak only as of the date of this prospectus.

  We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus.

History and Development Activities

  A predecessor to Hilton New Orleans Corporation and New Orleans Paddlewheels Inc. formed a joint venture in 1992 under the name "Queen of New Orleans at the Hilton Joint Venture" which operated a riverboat casino in downtown New Orleans until October 1997, when it discontinued all gaming operations. Before discontinuing operations, the joint venture obtained approval from the Louisiana Gaming Control Board in October 1996 to relocate the riverboat license to downtown Shreveport.

  Subsequent to receiving approval to relocate the license, the joint venture made the decision not to conduct gaming operations in Shreveport. The partners of the joint venture sought to transfer the license to operate in Shreveport to another interested party. Under Louisiana gaming regulations, the license to operate a riverboat gaming operation is not transferable; however, the ownership of an entity holding such a license is transferable, subject to the approval of the Louisiana Gaming Control Board. Accordingly, the acquisition by HWCC-Louisiana, Sodak Louisiana and Shreveport Paddlewheels, L.L.C. of the license to operate in Shreveport was structured as an acquisition of the interests of the joint venture's partners. The joint venture discontinued its riverboat casino operations in New Orleans in October 1997 while it continued negotiations to transfer its interests to a new group of partners. The joint venture liquidated its assets other than its license to operate and satisfied all but one of its obligations so that when its partners withdrew on September 22, 1998 transferring their interests to our new partners, its only remaining asset was the license to operate in Shreveport (which had no recorded value) and its only liability was a $5.0 million obligation to the City of New Orleans (see below).

  When the former joint venture partners proposed moving to Shreveport, they negotiated a settlement with the City of New Orleans to pay $10.0 million with respect to claims asserted by the City in connection with the relocation. This settlement was expensed by the joint venture in 1997 and was to be paid after opening in Shreveport. When the former joint venture partners decided not to relocate to Shreveport, the status of the obligation became uncertain. During September 1998, we entered into a Compromise Agreement with the former joint venture partners and the City of New Orleans under which it was agreed that Hilton New Orleans would pay $5.0 million to the City with the joint venture being released from any further relocation claims. Hilton New Orleans' payment was reflected as a capital contribution prior to the withdrawal of the former joint venture partners. The remaining $5 million obligation continued to be reflected by us as a liability to be paid to the City of New Orleans upon securing financing for our new riverboat casino in Shreveport. In the event financing was not obtained, we would not be required to make any payment. We also contingently agreed to reimburse $2.0 million of the amount Hilton New Orleans paid to the City of New Orleans commencing with the opening of the Shreveport resort or if construction of the Shreveport resort were to be terminated.

  Upon obtaining their ownership interests, each of HWCC-Louisiana and Sodak Louisiana made capital contributions to us of $2.5 million consisting of a combination of cash and deemed contributions of capital expenditures made in connection with the Shreveport resort prior to September 1998. Since September 1998, we have been in a development stage, initially engaged in and arranging for the design, preliminary site work, construction and financing of and, since August 1999, constructing our new riverboat casino resort to operate in Shreveport.

  HWCC-Louisiana was formed in April 1993 and its operations have related solely to acquiring a gaming license to develop and own a riverboat casino in Louisiana. Hollywood Casino and certain of its subsidiaries historically provided services to HWCC-Louisiana and paid direct costs on behalf of HWCC-Louisiana, primarily related to the unsuccessful efforts to obtain licenses in Lake Charles and Bossier City, Louisiana. Since the last quarter of 1997, HWCC-Louisiana's operations have related primarily to the design, preliminary site work, construction and financing of the Shreveport resort. Until September 1998, when HWCC-Louisiana acquired the partnership interest in QNOV, HWCC-Louisiana either expensed or capitalized its historical development costs as appropriate and recorded an intercompany liability to Hollywood Casino. In April 1999, Hollywood Casino made a capital contribution to HWCC-Louisiana of $1.4 million, the proceeds of which were used by HWCC-Louisiana to repay the $1.4 million of accumulated intercompany liabilities.

  On March 31, 1999, HWCC-Louisiana entered into an agreement with Sodak Gaming to acquire Sodak Louisiana and its partnership interest in QNOV for the $2.5 million Sodak Louisiana had previously contributed to QNOV. HWCC-Louisiana paid $1,000 on April 23, 1999 at the closing of the acquisition, with the remainder to be paid on a contingent basis six months after the opening of the Shreveport resort. The acquisition was accounted for under the purchase method of accounting. Until such time as the opening of the Shreveport resort becomes more certain, the contingent portion of the purchase price has not been recorded as a liability. This $2,499,000 represents the difference between the amount Sodak Louisiana spent on the Shreveport resort ($2.5 million) and the amount HWCC-Louisiana paid to obtain their joint venture interest ($1,000). By not recording the liability, HWCC-Louisiana is treating this difference as a reduction to reflect its costs to date in the Shreveport resort. Effective as of the April 23, 1999 closing, Sodak Louisiana became a consolidated subsidiary of HWCC-Louisiana. In July 1999, Sodak Louisiana was merged into HWCC-Louisiana and the name of QNOV was changed to Hollywood Casino Shreveport.

  Also, in July 1999, HWCC-Louisiana formed two subsidiaries, HCS I and HCS II, and contributed $1,000 of capital to each entity, along with 99% of its interest in us to HCS I and its remaining 1% interest in us to HCS II. Collectively, HCS I and HCS II will be allocated 100% of our profits and losses. HCS I is our managing general partner. Shreveport Paddlewheels is our third partner and its interest in us is a residual interest entitling it to 10% of the net proceeds of a sale or disposition of us by HCS I and HCS II after payment of outstanding debt and the return of contributed capital. Shreveport Paddlewheels is also entitled to receive a payment equal to approximately 1% of our net revenues which terminates upon the occurrence of an event giving rise to an obligation to pay Shreveport Paddlewheels' 10% residual interest. In addition, under a marine services agreement, Shreveport Paddlewheels will be entitled to receive a fee equal to $360,000 per year for so long as Shreveport Paddlewheels or its affiliate has a joint venture interest in us. In addition, Shreveport Paddlewheels is entitled to receive an amount equal to the appraised value of its future fees under the marine services agreement if an event occurs that gives rise to payment of Shreveport Paddlewheels' 10% residual interest. Upon payment of the appraised value and residual interest, Shreveport Paddlewheels will no longer be entitled to any future amounts. The interests in earnings and other cash distributions as described above were negotiated by our partners and reflect, in part, their respective capital contributions. HWCC-Louisiana, through its effective ownership of HCS I, HCS II and Sodak Louisiana, contributed a total of $49 million to us while Shreveport Paddlewheels contributed $1 million with proceeds of a loan from HWCC-Louisiana.

  Additionally, in July 1999, we formed a new, wholly owned subsidiary, Shreveport Capital. We contributed $1,000 of capital to Shreveport Capital. Shreveport Capital was formed for the sole purpose of being a co-issuer with respect to the original notes. Financial statements and selected financial information for

Shreveport Capital are not included in this prospectus because management has determined that such information is not material to investors since Shreveport Capital is not expected to have any operating activities, acquire any assets or incur any other liabilities.

  Through December 31, 1999, Hollywood Casino Shreveport has expended approximately $34.8 million in connection with the development of the Shreveport resort.

Results of Operations

  Our previous owners were, until October 1997, engaged in the operation of a riverboat casino in New Orleans. From that time until September 21, 1998, they were completing negotiations to transfer their ownership interests in us to new partners. Since September 22, 1998, our new partners have been engaged in designing, securing financing for and constructing the Shreveport resort. Because the New Orleans operations were in a different geographic market, with different management, utilizing a different theme and with only limited ancillary facilities, the results of operations prior to September 22, 1998 are not relevant to and have the potential to materially mislead investors with respect to future operations to be conducted in Shreveport. Accordingly, management's discussion of the results of operations will be divided into two sections: (1) Hollywood Casino Shreveport/HWCC-Louisiana for the development period subsequent to September 22, 1998 and (2) New Orleans operations with respect to the period prior to September 22, 1998.

  Hollywood Casino Shreveport. We have incurred a total of $1.1 million of development and preopening costs in connection with the Shreveport resort, including $991,000 during 1999 and $90,000 during 1998. During 1999, such costs consisted primarily of salaries, legal and professional fees and licensing costs. During 1998, such costs primarily related to community relations activities and organizational costs. In August 1999, we issued the original notes. As a result, we incurred $6.9 million of interest expense, net of capitalized interest of $1.1 million, during the year ended December 31, 1999. Interest expense also includes $293,000 of amortization expense with respect to $5.2 million of deferred financing costs incurred in connection with the debt offering. Unexpended proceeds from the debt offering and from $45.0 million in capital contributions by HWCC-Louisiana and Shreveport Paddlewheels during 1999 generated interest income of $3.6 million during 1999 compared with $55,000 during the period from September 22, 1998 through December 31, 1998.

  HWCC-Louisiana. HWCC-Louisiana is a guarantor of the notes. Before October 1997, HWCC-Louisiana engaged in development activities related to obtaining gaming licenses in Lake Charles and Bossier City, Louisiana. Since October 1997, HWCC-Louisiana's operations have related primarily to the acquisition of the partnership interests in Hollywood Casino Shreveport and winding up its efforts in Bossier City, and in the future it will act solely as a holding company. Therefore, a comparison of the results of operations for HWCC-Louisiana with respect to development activities in connection with the abandoned projects is not meaningful and is not presented. HWCC-Louisiana's total expenses with respect to the abandoned projects were approximately $1.0 million through December 31, 1998.

  Costs incurred by HWCC-Louisiana in connection with the Shreveport resort amounted to $49,000 during 1999, $27,000 during 1998 and $86,000 during 1997.
The 1999 costs are exclusive of those we incurred which are now included in HWCC-Louisiana's consolidated results of operations. These costs consist primarily of professional fees, travel and reimbursements to Hollywood Casino and its subsidiaries for the use of their personnel. HWCC-Louisiana also incurred general and administrative expenses of $10,000 during 1999. The preopening and general and administrative costs were more than offset by interest income earned on advances and temporary cash investments amounting to $74,000 during 1999.

  During the year ended December 31, 1998, HWCC-Louisiana recorded a loss of $17,000 with respect to its equity interest in Hollywood Casino Shreveport, representing one-half of the total losses experienced by Hollywood Casino Shreveport for that period. As previously discussed, HWCC-Louisiana acquired Sodak Louisiana's interest in us on April 23, 1999 and is now reflecting our earnings and losses on a consolidated basis.

  New Orleans Operations. During the period from January 1, 1998 through September 21, 1998, our previous owners were in the process of negotiating the sale of their interests in us to HWCC-Louisiana and Sodak Louisiana. Operating costs during this 1998 period consisted primarily of general and administrative costs of $986,000 including salaries and legal and professional fees associated with the efforts to transfer the ownership interests in us. Property operations costs during the 1998 period amounted to $155,000 and included costs associated with leased office space, utilities and maintenance for the leased vessel. Interest income amounting to $241,000 was earned primarily on funds escrowed toward the joint venture's payment of obligations to the City of New Orleans. The interest income was partially offset by interest expense of $50,000 owing to a joint venture partner in connection with termination costs of the joint venture's docking site lease.

  The joint venture operated its riverboat casino in New Orleans until October 1997. For the fiscal year 1997, the joint venture earned net revenues of $47.5 million and incurred operating expenses of $45.7 million, resulting in income from operations of $1.8 million. Net interest income of $495,000 primarily earned on temporary cash investments also contributed toward a net income during 1997 of $2.3 million.

Liquidity and Capital Resources

  As currently planned, the Shreveport resort will consist of a riverboat casino with approximately 1,370 slot machines and 75 table games, a 405-room, all suite, art deco style hotel, and approximately 42,000 square feet of restaurant and entertainment facilities. Construction of the Shreveport resort is expected to be completed in early November 2000, although the actual opening date may be delayed due to the tornado damage described below.

  On April 23, 2000, the construction site for the Shreveport resort suffered tornado damage. While the project sustained no structural damage, the interior and exterior finish on several floors of the hotel was damaged. Although we remain in the initial stage of assessing the impact of the tornado, based on management's assessment of the condition of the site, the progress of construction since the date of the tornado and discussions with our insurance carriers, we believe that the damage from the tornado will not be material. We believe that our insurance policies will cover these losses; however, repair or replacement could take several weeks and could delay our planned opening date in early November 2000. In order to mitigate all or part of the delay, we intend to utilize provisions in our insurance policy, including the use of overtime and additional workers, to attempt to keep the project on schedule. This strategy may require scheduling overtime for existing workers and/or hiring additional construction workers, which are currently in short supply. In addition, it will be necessary for us to purchase additional construction materials on an expedited basis. If the opening of our resort is delayed due to the tornado damage, we will seek to recover lost profits under our business interruption insurance coverage.

We are using the $150.0 million in proceeds from the August 1999 original offering of the original notes, together with the $50.0 million of capital contributions to us and $30.0 million in furniture, fixture and equipment financing to provide the estimated $230.0 million needed to develop, construct, equip and open the Shreveport resort. The $230.0 million estimated cost includes financing costs and the $5.0 million payment made in August 1999 to the City of New Orleans related to moving the license to Shreveport. On July 16, 1999, we entered into a binding commitment with Bank of America NT&SA and BA Leasing & Capital Corporation to obtain the $30.0 million in financing for furniture, fixtures and equipment.

  The funds provided by these sources are expected to be sufficient to develop and commence operations of the Shreveport resort and to provide a reserve for the first three scheduled payments of fixed interest on the notes, including the interest payment made on February 1, 2000. The net proceeds of the original offering were deposited into a construction disbursement account, an interest reserve account and a completion reserve account. The proceeds in the interest reserve account were invested in U.S. government securities that mature just before each payment date and the remaining proceeds were invested in U.S. government securities. In addition, Hollywood Casino has entered into a completion capital agreement providing for the contribution of up to an additional $5.0 million in cash if at any time there are insufficient funds available to enable the Shreveport resort to be operating by April 30, 2001. In addition, if the Shreveport resort is not operating by April 30, 2001, Hollywood Casino will contribute to us on that date $5.0 million in additional equity less any amounts previously contributed under the completion capital agreement. In the absence of construction overruns, we believe that once the Shreveport resort is opened, cash flow from operations will be sufficient to meet the liquidity and capital resource needs of the resort for the next 24 months.

  We have entered into a ground lease with the city of Shreveport for the land on which the Shreveport resort will be built which contains an initial term of 10 years with subsequent renewals for up to an additional

40 years. Base rental payments under the lease began when construction commenced and will be $10,000 per month during the construction period increasing to $450,000 per year upon opening and continuing at that amount for the remainder of the initial ten-year lease term. During the first five-year renewal term, the base rent will be $402,500. The annual base rental payment will be $462,875 for the second five-year renewal term, $532,306 for the third five-year renewal term, $612,152 for the fourth five-year renewal term and $703,975 for the fifth five-year renewal term with no further increases. In addition to the base rent, we will pay monthly percentage rent equal to the greater of (1) $500,000 per year or (2) the sum of 1% of adjusted gross revenues of the Shreveport resort and the amount by which 50% of the net income from the parking facilities exceeds a specified parking income credit.

  In connection with the Compromise Agreement as discussed above, we agreed to make a $5.0 million payment to the City of New Orleans upon issuing the original notes. This payment was made in August 1999. We also agreed to contingently reimburse Hilton New Orleans $2.0 million of the amount it paid to the City of New Orleans. The reimbursement is to be paid upon the earlier of the termination of the construction of the Shreveport resort or in monthly installments of $200,000, without interest, commencing with the opening of the Shreveport resort. The $2.0 million liability, net of a discount in the original amount of $308,000, and the associated project costs were recorded upon the issuance of the original notes.

  The operations of the Shreveport resort will be managed by HWCC-Shreveport under the terms of a management agreement. Under the terms of the management agreement, we will pay HWCC-Shreveport basic and incentive management fees for its services. The basic fee will equal approximately 2% of the Shreveport resort's net revenues and the incentive fee will equal the sum of (1) 5% of the Shreveport resort's earnings before interest, taxes, depreciation and amortization as defined in the agreement ("EBITDA") between $25.0 million and $35.0 million, (2) 7% of the Shreveport resort's EBITDA between $35.0 million and $40.0 million, and (3) 10% of the Shreveport resort's EBITDA over $40.0 million. In addition, we will reimburse HWCC-Shreveport for expenses incurred in connection with services provided under the management agreement.

  HCS I and HCS II have assumed an obligation of HWCC-Louisiana to cause us to pay Shreveport Paddlewheels an amount equal to approximately 1% of our net revenues in exchange for the assignment by Shreveport Paddlewheels of its joint venture interest in us to HWCC-Louisiana and Sodak Louisiana in connection with the September 1998 reconstitution. We will also be obligated to pay Shreveport Paddlewheels a $30,000 monthly fee for marine services and to reimburse Shreveport Paddlewheels for its direct expenses, if any, incurred with respect to those services. The payments to Shreveport Paddlewheels are to be made for so long as they remain our joint venture partner.

  Third parties could assert obligations against us for liabilities that have arisen or that might arise against our predecessors or the partners of our predecessors with respect to any period prior to September 22, 1998. Management believes that if such a claim arises, it would be adequately covered under either existing indemnification agreements with the former partners or insurance policies maintained by the predecessors or their partners.

  We have also entered into an agreement to sub-lease the retail portion of the Shreveport resort to Red River Entertainment. We expect to receive rental payments under the sub-lease of approximately $250,000 annually, plus an amount equal to the sum of (1) 50% of the retail facility's first $550,000 of net cash flow, (2) 25% of the next $65,000 of the retail facility's net cash flow and
(3) 40% of the retail facility's annual net cash flow above $615,000.

Market Risk

  The only financing arrangement that we currently contemplate that will be subject to fluctuating market interest rates is the $30.0 million Bank of America commitment to finance the lease of our furniture, fixtures and equipment. The interest we will pay under this arrangement will be variable and will reset quarterly. If the interest rate increases by 100 basis points, or 1%, then interest expense will increase by $300,000. The furniture, fixture and equipment financing was entered into for non-trading purposes as a source of funding for the Shreveport resort and management believes that this financing has no other material market risks other than interest rate risk. Such interest rate risk is beyond management's control; however, the resulting obligation could be prepaid should increases in the underlying interest rate result in an excessive financing cost to us.

  The First Mortgage Notes issued by us to finance construction of the Shreveport resort include interest at the rate of 13% payable semiannually as well as contingent interest once we open. The contingent interest will be equal to 5% of our consolidated cash flow for the applicable period subject to a maximum contingent interest of $5 million for any four consecutive fiscal quarters. Accordingly, our maximum potential interest with respect to the First Mortgage Notes for a fiscal year could be $24.5 million, resulting in an effective annual interest rate of 16.33%. This maximum would assume that our consolidated cash flow was at least $100 million. The contingent component of interest under the First Mortgage Notes was negotiated with our lenders as part of determining the fixed rate component of interest. Management believes that because the contingent interest component is determined by our cash flows and can only be paid if we meet certain coverage ratios, our liquidity and capital resources will not be compromised by the payment, if any, of contingent interest.

  Changes in the market interest rate would also impact the fair market value of our outstanding fixed rate debt instruments. Management estimates that an increase of 1% in the market interest rate would result in a decrease in the fair market value of our debt securities in the amount of approximately $6.5 million.

Seasonality

  We have no operating history. We anticipate that activity at the Shreveport resort may be modestly seasonal, with stronger results expected during the third fiscal quarter. In addition, our operations may be impacted by adverse weather conditions. Accordingly, our results of operations may fluctuate from quarter to quarter and the results for any fiscal quarter may not be indicative of results for future fiscal quarters.

Year 2000 Issues

  At the beginning of the year 2000, computer programs that had date sensitive software might have recognized a date using "00" as the year 1900 rather than 2000. This type of error could have resulted in a system failure or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

  We continue to depend on the computer systems of Hollywood Casino for our administrative, financial and construction management operations. Management of Hollywood Casino conducted a program to prepare its computer systems and applications as well as its non-information technology, embedded microchip, systems for the Year 2000. The initial stage of the program consisted of identifying those systems which might be at risk. All identified systems were categorized as:

    .  those necessary for regulatory compliance purposes;

    .  essential systems; and

    .  non-essential systems.

  Within the essential systems group, an additional rating factor of one to five was assigned to each system with a factor of one indicating the greatest significance. Readiness of information technology and non-information technology systems for the Year 2000 was investigated or determined by means of vendor certification or internal testing. The essential and regulatory systems were determined to be Year 2000 compliant and the two major information technology systems identified as not Year 2000-compliant were replaced.

  Both we and Hollywood Casino also initiated formal communication with all of our material third party suppliers with which we continue to do business to determine the extent to which our operating and information systems could have been vulnerable to those third parties' failure to resolve their Year 2000 compliance issues. These suppliers notified us that they were Year 2000 compliant.

  As a result of these planning and implementation efforts, we experienced no significant disruptions to any of our computer systems and non-information technology systems and believe that all such systems have successfully responded to the Year 2000 change. We also encountered no significant Year 2000 problems with our vendors or suppliers. We and Hollywood Casino are continuing to monitor our systems and communicate with our suppliers and vendors to ensure that any latent Year 2000 problems that might arise are promptly addressed.

                                    BUSINESS

General

  Hollywood Casino Shreveport is a Louisiana general partnership which is currently constructing a highly themed hotel and casino destination resort in Shreveport, Louisiana, approximately 180 miles east of Dallas, Texas. The resort will feature the largest riverboat in the Shreveport market, an extensive land-based pavilion and an all-suite hotel. Our Shreveport resort will also feature a newly constructed restaurant and entertainment promenade and three parking facilities containing approximately 2,000 parking spaces. Based on management's extensive gaming experience and the experience of our General Manager in the Shreveport market, we believe we have designed a premier facility that surpasses the scope and quality of all of the Shreveport market's existing riverboat facilities. Our resort will be located adjacent to Harrah's casino and will form the only casino "cluster" in the Shreveport market, allowing patrons to park once and easily walk between the two facilities. Our resort will enjoy high visibility and convenient access from Interstate 20, the highway that connects Shreveport/Bossier City to the attractive feeder markets of Dallas/Fort Worth and East Texas. Construction of the Shreveport resort began in August 1999 and we intend to open the resort in early November 2000.

  Hollywood Casino will operate the Shreveport resort, which will feature the unique Hollywood theme that has been successfully implemented at Hollywood Casino's other properties. The Hollywood theme incorporates the excitement and glamour of the motion picture industry by incorporating designs inspired by famous movies, displays of motion picture memorabilia and movie-themed gaming, entertainment and dining areas. Hollywood Casino, through its wholly owned subsidiaries, develops, owns and operates themed casino entertainment facilities under the service mark Hollywood Casino(R). Hollywood Casino currently owns and operates two highly successful casinos, one in Aurora, Illinois and another in Tunica County, Mississippi. We believe that both of these casinos have been highly successful as evidenced by the market share they have historically captured in their respective gaming markets. Prior to 1999, both of Hollywood Casino's facilities generated gaming revenues in excess of their "fair share" of the gaming revenues in their respective markets. Based on information contained in published reports for the year ended December 31, 1999, management believes its Aurora casino generated 117.5% of its fair share in the Chicago market and, despite intensified competition and a hold percentage for table games significantly below historical averages, its Tunica casino generated just under 100% of its fair share in the Tunica market. "Fair share" for a particular casino is calculated by dividing the relative share of its gaming revenues in its market area by its relative share of the total gaming positions in that market. Industry convention defines each slot machine in a casino as having one gaming position and each table game in a casino as having six gaming positions. For example, a casino with 10% of the total gaming revenues in its market and 10% of the gaming positions is said to have its "fair share" of the market. If instead the same casino had 12% of the gaming revenues in its market with only 10% of the total gaming positions, it would have a "fair share" of 120%.

The Shreveport Resort

 The Pavilion

  Our approximately 170,000 square foot pavilion will be the centerpiece of our integrated resort, providing easy access to the hotel, casino and numerous entertainment amenities. Patrons will enter our resort either through an elegant porte cochere or a movie-themed walkway connecting our land-based pavilion to our parking garage. Our elaborate pavilion will feature a dramatic 60-foot high atrium, will be lavishly appointed with marble, chandeliers and columns and will enable our patrons to see the casino floor from almost anywhere in the pavilion. Escalators located in the center of the atrium will provide convenient access to all three levels of the casino.

  Our facility will provide patrons with a wide range of restaurant and entertainment alternatives. Our pavilion will house three restaurants, a highly themed entertainment lounge and a premium players' club. The Fairbanks steakhouse will feature a Mediterranean style dining room with vaulted ceilings and will seat approximately 150 people. The "Gold Room," an elegant and private dining room within Fairbanks, will offer the ultimate in guest service for our premium players. The Hollywood Epic Buffet, which will seat approximately 340 people, will be modeled after memorable Hollywood movie sets, which we intend to change frequently in order to maintain an exciting and original dining environment for our patrons. The Hollywood DinerSM, which will seat approximately 225 people, will feature a stained wood and ceramic tile setting surrounded by movie memorabilia from the 1940s, 1950s and 1960s. The entertainment lounge, which will seat approximately 160 people, will feature a tropical themed entertainment showroom complete with palm trees and decorative painted ceilings. Our premium players' club, the Director's ClubSM, will seat approximately 50 people in an intimate art deco setting among walls lined with autographed photographs of movie stars.

  In addition to the restaurants and lounges, the pavilion will include a deli and ice cream shop, VIP check-in, premium quality bar, several meeting rooms and the Hollywood Casino Studio Store(R), a highly themed retail shopping facility that will sell movies on video tape and other media, soundtracks and logo merchandise from major motion picture studios.

 The Riverboat Casino

  Our resort will feature the largest riverboat in the market with approximately 1,370 slot machines and 75 table games on three levels. Our riverboat casino will be attached to our pavilion by 85-foot wide seamless entrances and will feature up to 20-foot high ceilings on all three levels, enabling us to provide our patrons with the feel of a "land-based" casino. The interior of our casino will blend the Hollywood theme with the exciting atmosphere of a modern casino, complete with memorable movie props, distinctive signage, state-of-the-art gaming equipment and Las Vegas style gaming displays.

  Our riverboat casino will float in a concrete and steel basin that will raise the riverboat nearly 20 feet above the river. The basin will virtually eliminate variation in the water height surrounding the riverboat and will allow the casino to be permanently moored to our land-based pavilion. Our computerized pumping system is designed to regulate the water level of the basin to a variance of no more than three inches.

 Art Deco Style Hotel

  Our all suite, art deco style hotel will offer luxurious suites through its approximately 380 single room suites and 25 multiple room suites. The single room suites will be elegantly furnished and will be approximately 510 square feet in size, containing a spacious living area, a writing desk and an oversized marble bath, with a separate bathtub and shower. Master suites will be approximately 1,000 square feet in size and will include all of the amenities of our single room suites, plus a living room, wet bar, powder room and separate his and her bathrooms. The two presidential suites will be approximately 2,000 square feet in size and will include all of the amenities of the master suites, plus a second bedroom, a dining room and separate his and her closets.

 The Restaurant and Entertainment Promenade

  Our resort will feature an extensive restaurant and entertainment development that will be designed as a "New Orleans style" outdoor walking promenade. The development will be located across the street from our pavilion, adjacent to our parking garage. It will contain approximately 42,000 square feet of dining and live entertainment space and will feature nationally and regionally renowned establishments. Our restaurant and entertainment promenade will be developed by Red River Entertainment, which includes the principal developer of Beale Street in Memphis, Tennessee. Additionally, an affiliate of Red River Entertainment has announced plans to develop approximately 55,000 square feet of additional restaurant, retail and entertainment space adjacent to the promenade. We believe the overall restaurant, retail and entertainment development, which will total nearly 100,000 square feet, will attract additional visitors to our casino.

 Parking

  We will offer a choice of three parking facilities, which will include two parking lots and an eight-story parking garage connected directly to our land-based pavilion. The three parking facilities together will provide parking spaces for approximately 2,000 cars, including valet parking for approximately 420 cars. All of our parking facilities will be located within one block of our facility, providing customers with convenient access to our resort.

Marketing Strategy

  We and Hollywood Casino will use the same marketing strategy for the Shreveport resort that Hollywood Casino has effectively utilized to open and operate its existing facilities in Aurora, Illinois and Tunica County, Mississippi. The successful implementation of Hollywood Casino's marketing strategies has been an important factor in both the Aurora and the Tunica casinos historically capturing gaming revenues in excess of their "fair share" of the gaming revenues in each of their respective markets. Based on information contained in published reports for the year ended December 31, 1999, management believes its Aurora casino generated 117.5% of its fair share in the Chicago market and, despite intensified competition and a hold percentage for table games significantly below historical averages, its Tunica casino generated just under 100% of its fair share in the Tunica market.

  One of the principal elements of our strategy is to develop the premier gaming and entertainment facility in the Shreveport market. In order to fully capitalize on the potential of the Shreveport market, we intend to develop a resort that:

    .  incorporates the largest riverboat in the market;

    . has the greatest number of slot machines and table games in the market;

    . has a seamless entry from the land-based pavilion to the gaming vessel giving our riverboat casino a "land-based" feel;

    .  utilizes Hollywood Casino's unique and proven theme;

    .  delivers superior dining and entertainment amenities; and

    . generates additional appeal through our restaurant and entertainment facilities.

  We believe that the combination of our superior quality facility and the execution of Hollywood Casino's proven marketing strategies will enable the Shreveport resort to become one of the leading riverboat casinos in the Shreveport market. Our marketing programs will consist of a variety of highly targeted advertising, direct mail and promotional programs designed to attract both initial and repeat customers to our Shreveport resort. Principal elements of our marketing strategy include the following:

  Maximizing the Number of Initial Visitors to our Resort. We will be conducting an extensive preopening campaign to market our facility to potential customers. We will advertise through a variety of media, including television commercials, print advertising and billboards. The goal of this advertising program is to increase the awareness of residents in the Dallas/Fort Worth and East Texas markets of our high quality Shreveport resort. As part of this advertising campaign, we will begin aggressively soliciting hotel reservations approximately six months in advance of the opening of our facility. We will also conduct a highly targeted direct mail program by sending promotional material regarding our Shreveport resort to potential customers. Our market research will identify residents in the Dallas/Fort Worth and East Texas markets who have the demographic profile to become valuable customers. We will have a casino-marketing representative in Dallas dedicated to generating high-end business for our Shreveport casino. We have already identified several experienced potential candidates for this position.

  During the year ended December 31, 1999, approximately 12 million people visited the Shreveport market. We believe that the superior quality of our gaming and entertainment product, combined with our extensive preopening marketing campaign, will draw a significant number of these potential customers to our Shreveport facility.

  Turn Initial Visitors into High Value Customers. Once patrons visit our facility, we intend to provide them with a superior gaming, lodging and entertainment experience in order to transform these visitors into repeat customers. In addition to providing our customers with a superior gaming experience, we intend to utilize a player's card program and casino information technology to create highly focused marketing programs for our customers. Hollywood Casino has extensive experience utilizing sophisticated casino information technology, and we will be utilizing the same proprietary system that Hollywood Casino successfully employs at its existing properties.

  We intend to implement an aggressive program to solicit visitors to join our player's card program. All of our hotel guests will be immediately entered into our player's card program, and promotional booths located throughout the resort will offer promotional rewards for patrons that sign up for our player's card. The computer technology we will utilize will also include a "hot player's system," whereby the computer system will immediately send a casino host to an active customer who is not a member of our player's card program. The casino hosts will provide these active customers with various complementaries based upon their level of play and will enroll these customers in our player's card program. Once a customer joins our player's card program, they will be entered into our computer data base system.

  We will use a sophisticated casino technology system to create extensive player incentive, promotion and reward programs for members of our player's card program who have been identified as high value customers. This computer technology will include table game and slot machine monitoring systems that will enable our casino to track and rate patron play through the use of our player's card. When patrons use the casino player's card at slot machines or table games, the information will be immediately available to our management, allowing us to implement marketing programs that recognize and reward patrons during their visits to the casino. These promotions and complementaries will include free or discounted food and beverages, hotel accommodations, special player events, admissions to headliner entertainment, retail merchandise and sweepstake giveaways.

  The online nature of the computer monitoring system will provide management with the unique opportunity to immediately reward our active customers with promotions and complementaries during that customer's "same-visit" to our facility. We will also utilize our extensive data base system to monitor an ongoing direct mail program to encourage repeat visitations by our high value customers. The sophisticated computer technology will enable us to target specific direct mail promotions to each of our customers based upon their level of play.

The Shreveport Market

  The Shreveport market is currently the eighth largest gaming market in the United States and the largest in Louisiana. Since the commencement of riverboat gaming in the Shreveport market in 1994, gaming revenues have experienced steady and significant growth. In 1999, gaming revenues in the Shreveport market increased 7.1% to approximately $641 million. The Shreveport market is the only riverboat gaming market in Louisiana that currently permits continuous dockside gaming without requiring cruising or simulated cruising schedules, which will allow our casino to operate 24 hours a day with uninterrupted access. Louisiana is a limited riverboat license jurisdiction and currently only four riverboat casinos operate in the Shreveport market.

  There are approximately 7.1 million adults residing within an approximately 200-mile radius of Shreveport. The interstate highway system connecting Shreveport with Dallas/Fort Worth and East Texas provides the Shreveport market with the ability to draw customers from an extended area. Dallas is located approximately 180 miles west of Shreveport and can be reached by car in less than three hours. In addition, the Shreveport Regional Airport currently has 41 in-bound flights per day from various locations, including 16 from Dallas and seven from Houston with flight times under 60 minutes. The Shreveport Regional Airport has recently completed an approximately $25 million expansion and renovation project including a new terminal and additional parking facilities.

  Based on our experience in the industry and the historical experience of the Shreveport market, we believe that the Shreveport market has not reached its full potential due to its limited supply of gaming capacity and high quality amenities. We believe the Shreveport market has the potential to grow significantly as additional gaming capacity, high quality hotel accommodations and entertainment amenities are added. We believe these additions will enable the Shreveport market to increase its penetration of its principal feeder markets and will broaden the appeal of the Shreveport market to higher income customers and patrons desiring overnight accommodations. All of the existing four operators in the Shreveport market have completed or are in the process of completing improvements to their facilities, including adding hotel rooms. We believe that by opening the premier hotel, gaming and entertainment facility in the market, we will further accelerate the development of the Shreveport market. In comparison to the other gaming markets listed in the chart below, the Shreveport market has the second highest win per gaming position but the fewest gaming positions relative to its adult population. Accordingly, we believe that the Shreveport market is capacity constrained and that the existing operators have penetrated only a limited portion of the large adult population surrounding the Shreveport market.

                     Principal Market  Total 1999     Total   Population Win Per
                        Population     Gaming Win    Gaming   Per Gaming  Gaming
 Gaming Market (1)   (in millions)(2) (in millions) Positions  Position  Position
 ------------------  ---------------- ------------- --------- ---------- --------
 Connecticut(3)....        11.2          $1,649      11,896       939    $138,615
 Chicago...........         8.5           1,771      14,583       581     121,443
 Shreveport........         7.2             641       5,751     1,255     111,540
  Pro Forma(4).....         7.2             --        7,566       954         --
 Cincinnati........         5.3             453       4,432     1,188     102,146
 Tunica............         4.9           1,164      20,494       238      56,783
 St. Louis.........         2.8             622      10,015       276      62,060
 Kansas City.......         1.9             497       9,287       202      53,480

--------
Sources: Urban Systems, Inc., state gaming records and SEC filings by operators in the listed markets. Population statistics and gaming positions are as of December 31, 1999.

(1) These markets were chosen because management believes that they are the most comparable gaming markets for which public information is available and which draw a majority of their customers from major metropolitan areas. The Lake Charles market was excluded because sufficient market data was not publicly available.
(2) Represents the adult population located within a specific distance from each gaming market. The distances vary based upon the proximity of a particular gaming market to its principal customer base. We have defined the principal customer base for the Connecticut, Chicago, Cincinnati, St. Louis and Kansas City markets to be within a 100 mile radius, and the principal customer base for the Shreveport and Tunica markets to be within a 200 mile radius.
(3) Includes estimates for table game revenues and the number of table games for one of the two Connecticut casinos.
(4) Gives pro forma effect to the anticipated gaming positions of our Shreveport resort as if it had been open as of December 31, 1999.

Competition

  Upon opening our Shreveport resort, we will compete directly with Binion's Horseshoe, Harrah's, the Isle of Capri and Casino Magic in the Shreveport market.

  We believe that the casinos in the Shreveport market compete primarily based upon the following factors:

    .  Location;

    .  Ease of access to customers;

    .  Comfort and spaciousness of the facility;

    .  Extent and quality of non-gaming amenities;

    .  Theming of the facility; and

    .  Marketing and promotional programs

  We believe that we have designed the Shreveport resort to be one of the leading facilities in the Shreveport market. We believe that the principal factors that will make the Shreveport resort a strong competitor are the following:

    . The location of our facility, which will be easily accessible from the interstate highway and will be located next door to Harrah's thus forming the first casino "cluster" in the market;

    .  We will operate the largest riverboat in the market;

    . The unique design of our facility that will enable our dockside casino to be directly connected to our land-based pavilion;

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

    .  Our 405-room art-deco style hotel;

    .  Our unique Hollywood theme; and

    . Numerous restaurant, entertainment and dining amenities that we will provide our customers

  Our principal competitive disadvantage is that we are the last entrant into the Shreveport market and therefore do not currently have our own customer base. This is in contrast to our competitors who have all operated in the Shreveport market for several years and have developed their own customer base. We believe that we will be able to overcome this disadvantage for the following three reasons:

    . We believe that the opening of the Shreveport resort will further accelerate the development of the Shreveport market;

    . We are developing what we believe is the premier gaming and entertainment facility in the market; and

    . We will be utilizing the same marketing strategies that Hollywood Casino has utilized to successfully open and operate its existing facilities in Aurora, Illinois and Tunica Country, Mississippi.

  The Louisiana Gaming Control Board has granted approval to applicants for 14 of the 15 legislatively approved riverboat gaming licenses. On July 20, 1999, the Louisiana Gaming Control Board announced that it will be accepting bid proposals for the fifteenth license. If the fifteenth and final riverboat gaming license is granted, it may be located in the Shreveport market, which will increase competition in the market and could negatively impact the Shreveport resort. Also, while we do not believe we face significant competition from casinos outside of the Shreveport market, the Shreveport resort will compete indirectly with four existing riverboats in the Lake Charles, Louisiana area, a land-based casino owned by the Coushatta Native American tribe between Lafayette and Baton Rouge, Louisiana and two riverboats in Baton Rouge.

  The Louisiana Riverboat Economic Development and Gaming Control Act provides that the designated gaming area shall not exceed the lesser of 60% of the total square footage of the passenger access area of the vessel or 30,000 square feet at each casino. The total amount of gaming space in a casino is determined by measuring the area inside the interior walls of the riverboat and excluding any space in which gaming activities may not be conducted, such as bathrooms, stairwells, cage and beverage areas and emergency evacuation routes. The facilities of three of our four competitors in the Shreveport market arguably contain less than the total amount of gaming space permitted. If these competitors were to increase the size of their facilities, they would be able to add more gaming positions, which would directly increase competition in our market.

  Also, we cannot be sure that we will be able to effectively compete against any other future gaming operations that Louisiana or other authorities may authorize in the gaming market in which our Shreveport resort will operate. For example, in 1997, the Louisiana legislature adopted legislation permitting up to 15,000 square feet of slot machine gaming at pari-mutuel wagering facilities located in parishes in Louisiana that approve slot machine gaming in a referendum election. Shortly thereafter, a referendum election was held that approved slot machine gaming at Louisiana Downs, which is located in Bossier City, approximately nine miles from the site of the Shreveport resort. During the 1999 regular legislative session, the Louisiana legislature passed legislation regarding the imposition, collection and disposition of taxes on slot machines to be located at Louisiana Downs. We believe slot machine gaming at Louisiana Downs could commence sometime later this year.

  Casino gaming is currently prohibited in several jurisdictions adjacent to Louisiana. As a result, we anticipate that a significant portion of our customers will be residents of these jurisdictions, primarily Texas. Although casino gaming is currently not permitted in Texas and the Texas Attorney General has issued an opinion that gaming in Texas would require an amendment to the Texas Constitution, the Texas Legislature has considered proposals to authorize casino gaming in the past. The legalization of casino gaming in Texas, or in other nearby jurisdictions, would have a material adverse effect on our business, financial condition, results of operations and prospects and the Issuers' ability to satisfy their obligations under the notes.

  We will compete to a lesser extent with gaming operations in other jurisdictions and with other forms of gaming, including lottery gaming, horse and dog racing, as well as other forms of entertainment.

The Design Process

  We have been planning the Shreveport resort since 1997. Hollywood Casino's experienced design, development and construction staff, together with a number of outside construction, design and architectural firms, have completed extensive and detailed engineering and architectural plans for the development of the Shreveport resort.

  Our extensive design and engineering team includes:

    . Pre-construction design and architectural services by Broadmoor Design. Broadmoor Design Group, a division of Broadmoor, is based in New Orleans, Louisiana. Broadmoor has provided construction services, architectural design, and design/build services since 1973. Broadmoor has been involved in the design and construction of eight notable riverboat casino projects. Based on information supplied by Broadmoor, the following is a list of representative projects: Hilton's New Orleans Flamingo riverboat, Hilton's Kansas City Flamingo riverboat, Hyatt's Grand Victoria riverboat casino and Hilton's Queen of New Orleans riverboat.

    . Riverboat casino design by Rodney E. Lay & Associates. Rodney Lay is located in Jacksonville, Florida, and has provided full service ship designs since 1959. Rodney Lay has designed 24 notable riverboat and dockside casinos. Based on information supplied by Rodney Lay, the following is a list of representative projects: Hollywood Tunica, Empress I, II and III, Trump Casino, Showboat Mardi Gras, Alton Belle Casino II, Argosy III and IV and Players I and II.

    . Riverboat basin design by Brown Cunningham Gannuch. BCG is located in Louisiana, and has over 20 years of experience in providing professional engineering, architectural, design, surveying and construction management services primarily on municipal infrastructure projects. BCG has extensive experience in the inspection of U.S. Army Corps of Engineers navigation and flood protection projects.

    . Interior design by Wilson & Associates, Inc. Wilson & Associates is an international interior architectural design firm specializing in commercial projects such as hotels, restaurants, casinos and executive offices. Over the past 20 years, Wilson has completed hundreds of design projects. Based on information supplied by Wilson, the following is a list of representative projects: the Atlantis Hotel & Casino, Beau Rivage Hotel & Casino, Caesars Palace Las Vegas, Caesars Atlantic City and The Palace of the Lost City.

    . Parking design by International Parking Design. IPD is an experienced architectural firm specializing in parking design and engineering and parking consulting services. IPD has been the prime architect for over 200 parking structures and parking consultant on an additional 3,000 projects.

  We engaged Broadmoor in October 1997 to perform pre-construction services. Broadmoor has worked closely with our design team to ensure that the design concepts can be built in accordance with our construction budget and anticipated schedule. We have invested approximately $5.3 million in this thorough design process, and have substantially completed detailed plans for the construction of every significant element of the Shreveport resort.

The Construction Process

  We have entered into a guaranteed maximum price contract with Broadmoor Anderson for $68.7 million for the construction of the land-based facilities at our Shreveport resort. Broadmoor Anderson is a joint venture between Broadmoor and Roy Anderson Corp., both of which have extensive construction experience and have collectively completed more than 60 gaming and hospitality projects. As required by the contract, Broadmoor Anderson provided to us a payment and performance bond for the entire contract price. In addition, we have signed a fixed price contract with Leevac Shipyards, Inc. for $34.4 million for the construction of the riverboat casino. As required by the contract, Leevac provided to us a payment and performance bond for the entire contract price. Since 1991, Leevac has constructed 12 riverboat casinos.

  We have retained First American Title Insurance Company to act as a disbursement agent to ensure that the funds contributed to construct our resort are disbursed in accordance with the terms of the disbursement agreement. In addition, we have engaged CCM Consulting Group to serve as independent construction consultant on behalf of the holders of the notes. The disbursement agreement contains conditions for and sequencing of funding construction costs and procedures for approving construction change orders and amendments to the construction budget and schedule. The conditions under the disbursement agreement generally provide that funds will be disbursed to us only if we and CCM certify to the disbursement agent that there are sufficient available funds to complete the resort in accordance with our budget.

Gaming Regulation

 Louisiana

  The ownership and operation of a riverboat gaming vessel is governed by the Louisiana Riverboat Economic Development and Gaming Control Act. As of May 1, 1996, gaming activities are regulated by the Louisiana Gaming Control Board. The Louisiana Gaming Control Board is responsible for issuing the riverboat gaming license and enforcing the laws, rules and regulations relative to riverboat gaming activities. The Louisiana Gaming Control Board is empowered to issue up to 15 riverboat gaming licenses to conduct gaming activities on a riverboat of new construction in accordance with applicable law. However, no more than six riverboat gaming licenses may be granted to riverboats operating from any one parish. Shreveport and Bossier City are located in two adjacent parishes, portions of which are separated by the Red River. On July 20, 1999, the Louisiana Gaming Control Board announced that it will be accepting bid proposals for the fifteenth license.

  The laws and regulations of Louisiana seek to:

    . prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity;

    . establish and maintain responsible accounting practices and procedures;

    . maintain effective control over the financial practices of riverboat gaming licensees, including establishing procedures for reliable record keeping and making periodic reports to the Louisiana Gaming Control Board;

    .  prevent cheating and fraudulent practices;

    .  provide a source of state and local revenues through fees; and

    . ensure that riverboat gaming licensees, to the extent practicable, employ and contract with Louisiana residents, women and minorities.

  The Louisiana Riverboat Economic Development and Gaming Control Act specifies certain restrictions and conditions relating to the operation of riverboat gaming, including but not limited to the following:

    . in parishes bordering the Red River, such as our property in Shreveport, gaming may be conducted dockside; however, in all other authorized locations gaming is not permitted while a riverboat is docked, other than for forty-five minutes between excursions, unless dangerous weather or water conditions exist as certified by the riverboat's master;

    . each round trip riverboat cruise may not be less than three nor more than eight hours in duration, subject to specified exceptions;

    . agents of the Louisiana Gaming Control Board are permitted on board at any time during gaming operations;

    . gaming devices, equipment and supplies may be purchased or leased only from permitted suppliers;

    . gaming may only take place in the designated gaming area while the riverboat is upon a designated river or waterway;

    . gaming equipment may not be possessed, maintained, or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair, or storage of such equipment;

    . wagers may be received only from a person present on a licensed riverboat;

    .  persons under 21 are not permitted on gaming vessels;

    . except for slot machine play, wagers may be made only with tokens, chips, or electronic cards purchased from the licensee aboard a riverboat;

    . licensees may only use docking facilities and routes for which they are licensed and may only board and discharge passengers at the riverboat's licensed berth;

    . licensees must have adequate protection and indemnity insurance as determined by the Louisiana Gaming Control Board;

    . licensees must have all necessary federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat; and

    . gaming may only be conducted in accordance with the terms of the riverboat gaming license, the Louisiana Riverboat Economic
       Development and Gaming Control Act and the rules and regulations adopted by the Louisiana Gaming Control Board.

  No person may receive any percentage of the profits from our operations in Louisiana without first being found suitable. In September 1998, we, our officers, key personnel, partners and persons holding a 5% or greater interest in us were found suitable by the Louisiana Gaming Control Board and our license was renewed in September 1999. A riverboat gaming license is deemed to be a privilege under Louisiana law and as such may be denied, revoked, suspended, conditioned or limited at any time by the Louisiana Gaming Control Board. In issuing a riverboat gaming license, the Louisiana Gaming Control Board must find that the applicant is a person of good character, honesty and integrity and that the applicant is a person whose prior activities, criminal record, if any, reputation, habits and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods, and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Louisiana Gaming Control Board will not grant any riverboat gaming licenses unless it finds that:

    . the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino;

    . the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Louisiana Gaming Control Board;

    . the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat in its application for a riverboat gaming license so as to ensure the safety of its passengers;

    . the applicant designates the docking facilities to be used by the riverboat;

    . the applicant shows adequate financial ability to construct and maintain a riverboat;

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

    . the applicant submits a detailed plan of design of the riverboat in its application for a riverboat gaming license;

    . the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications; and

    .  the applicant is of good moral character.

  The Louisiana Gaming Control Board may not award a riverboat gaming license to any applicant who fails to provide information and documentation to reveal any fact material to qualifications or who supplies information which is untrue or misleading as to a material fact pertaining to the qualification criteria; who has been convicted of or pled nolo contendere to an offense punishable by imprisonment of more than one year; who is currently being prosecuted for or regarding whom charges are pending in any jurisdiction of an offense punishable by more than one year imprisonment; or if any holder of 5% or more in the profits and losses of the applicant has been convicted of or pled guilty or nolo contendere to an offense which at the time of conviction is punishable as a felony.

  The transfer of a riverboat gaming license is prohibited. The sale, assignment, transfer, pledge, or disposition of securities which represent 5% or more of the total outstanding shares issued by a holder of a riverboat gaming license is subject to prior Louisiana Gaming Control Board approval. A security issued by a holder of a riverboat gaming license must generally disclose these restrictions.

  Section 2501 of the regulations enacted by the Louisiana State Police Riverboat Gaming Division under the Louisiana Riverboat Economic Development and Gaming Control Act requires prior written approval of the Louisiana Gaming Control Board of all persons involved in the sale, purchase, assignment, lease, grant or foreclosure of a security interest, hypothecation, transfer, conveyance or acquisition of an ownership interest, other than in a corporation, or economic interest of 5% or more in any licensee.

  Section 2523 of the regulations requires notification to and prior approval from the Louisiana Gaming Control Board of the application for, receipt, acceptance or modification of a loan; use of any cash, property, credit, loan or line of credit, or guarantee or granting of other forms of security for a loan by a licensee or person acting on a licensee's behalf.

  Exceptions to prior written approval apply to, among others, any transaction for less than $2.5 million in which all of the lending institutions are federally regulated, or if the transaction involves publicly registered debt and securities sold pursuant to a firm underwriting agreement.

  The failure of a licensee to comply with the requirements listed above may result in the suspension or revocation of that licensee's riverboat gaming license. Additionally, if the Louisiana Gaming Control Board finds that the individual owner or holder of a security of a corporate licensee or intermediary company or any person with an economic interest in a licensee is not qualified under the Louisiana Riverboat Economic Development and Gaming Control Act, the Louisiana Gaming Control Board may require, under penalty of suspension or revocation of the riverboat gaming license, that the person not receive dividends or interest on securities of the corporation; exercise directly or indirectly a right conferred by securities of the corporation; receive remuneration or economic benefit from the licensee; or continue in an ownership or economic interest in the licensee.

  A licensee must periodically report the following information to the Louisiana Gaming Control Board, which is not confidential and is to be available for public inspection: the licensee's net gaming proceeds from all authorized games; the amount of net gaming proceeds tax paid; and all quarterly and annual financial statements presenting historical data that are submitted to the Louisiana Gaming Control Board, including annual financial statements that have been audited by an independent certified public accountant.

  The Louisiana Gaming Control Board has adopted rules governing the method for approval of the area of operations and the rules and odds of authorized games and devices permitted, and prescribing grounds and procedures for the revocation, limitation or suspension of licenses and permits.

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  On April 19, 1996, the Louisiana legislature adopted legislation requiring statewide local elections on a parish-by-parish basis to determine whether to prohibit or continue to permit licensed riverboat gaming, licensed video poker gaming, and licensed land-based gaming in Louisiana parishes. The applicable local election took place on November 5, 1996, and the voters in the parishes in which riverboats are currently located voted to continue licensed riverboat gaming. However, it is noteworthy that the current legislation does not provide for any moratorium on future local elections on gaming.

  As a result of the Justice Department's November 1998 indictment of former Louisiana Governor Edwin Edwards and certain other persons, on charges relating to, among other things, riverboat gaming licenses in Louisiana, the Louisiana regulators are applying greater scrutiny to the suitability and business practices of the licensee.

 Federal

  In 1997, the U.S. Congress created the National Gambling Impact Study Commission to conduct a comprehensive study of all matters relating to the economic and social impact of gaming in the United States. In accordance with the legislation creating the commission, the commission recently released a report on its findings and issued its recommendations for the future of gaming in the United States. Overall, the commission determined that, with only a few exceptions such as Internet gambling, gaming is an issue to be settled at state and local levels rather than by the federal government. Over the course of its two year study, the commission discovered a lack of information regarding the costs and benefits of gaming. Consequently, the commission recommended a pause in the expansion of gaming operations to provide time to develop impartial, objective research on the impact of gaming.

Non-Gaming Regulation

  We are subject to federal, state and local safety and health laws, regulations and ordinances that apply to non-gaming businesses generally, such as the Clean Air Act, Clean Water Act, Occupational Safety and Health Act, Resource Conservation Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act. We have not made, and do not anticipate making, material expenditures with respect to the environmental laws and regulations. However, the coverage and attendant compliance costs associated with the laws, regulations and ordinances may result in future additional costs to our operations. For example, in 1990 the U.S. Congress enacted the Oil Pollution Act to consolidate and rationalize mechanisms under various oil spill response laws. The Department of Transportation has proposed regulations requiring owners and operators of certain vessels, including us, to establish through the U.S. Coast Guard evidence of financial responsibility in the amount of $5.5 million for clean-up of oil pollution. This requirement would be satisfied by either proof of adequate insurance, including self-insurance, or the posting of a surety bond or guaranty.

  The riverboats operated by us must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety. Each of them must hold a Certificate of Inspection or must be approved by the American Bureau of Shipping for stabilization and flotation, and may also be subject to local zoning and building codes. The U.S. Coast Guard requirements establish design standards, set limits on the operation of the vessels and require individual licensing of all personnel involved with the operation of the vessels. Loss of a vessel's Certificate of Inspection or American Bureau of Shipping approval would preclude its use as a floating casino.

  All of our shipboard employees, even those who have nothing to do with the marine operations of the vessel, like dealers, waiters and security personnel, may be subject to the Jones Act which, among other things, exempts those employees from state limits on workers' compensation awards.

  We will also be required to obtain normal and customary permits needed to construct and open the resort.

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History and Corporate Organization

  In 1992, a predecessor to Hilton New Orleans and New Orleans Paddlewheels formed the Queen of New Orleans at the Hilton Joint Venture, or QNOV. QNOV owned and operated a riverboat casino adjacent to the Hilton Hotel in downtown New Orleans. In October 1996, QNOV sought and obtained approval from the Louisiana Gaming Control Board to relocate its riverboat gaming license to Shreveport. In October 1997, the owners of QNOV ceased operations in New Orleans. Other than holding its riverboat gaming license, QNOV had no business operations and remained a dormant entity until September 1998, when Hilton New Orleans and New Orleans Paddlewheels withdrew as partners and Shreveport Paddlewheels, Sodak Louisiana and HWCC-Louisiana obtained the gaming license to operate in Shreveport by acquiring the ownership interests in QNOV. In April 1999, HWCC-Louisiana acquired Sodak Louisiana for $2.5 million, which will be payable six months after the Shreveport resort opens. In July 1999, Sodak Louisiana was merged into HWCC-Louisiana and the name of QNOV was changed to Hollywood Casino Shreveport.

  Also, in July 1999, HWCC-Louisiana formed two subsidiaries, HCS I and HCS II, and contributed 99% of its interest in us to HCS I and its remaining 1% interest in us to HCS II. Collectively, HCS I and HCS II will be allocated 100% of our profits and losses. HCS I is our managing general partner. Shreveport Paddlewheels is our third partner and its interest in us is a residual interest entitling it to 10% of the net proceeds of a sale or disposition of us by HCS I and HCS II after payment of outstanding debt and the return of contributed capital. As a result of agreements between our new partners, Shreveport Paddlewheels is entitled to receive an amount equal to approximately 1% of our net revenues. In addition, under a marine services agreement, Shreveport Paddlewheels is entitled to receive a fee equal to $360,000 per year. Concurrently with the closing of the offering of the original notes, Hollywood Casino contributed $44.7 million of capital to HWCC-Louisiana of which $43.7 million was indirectly contributed to us and $1.0 million was loaned to Shreveport Paddlewheels to finance its $1.0 million contribution to us. That loan is secured by a pledge of Shreveport Paddlewheels' interests in us and a collateral assignment of the agreement providing for the payment to Shreveport Paddlewheels of approximately 1% of our net revenues. The loan is non-interest bearing until the opening of the resort and then will bear interest at the prime rate. As of the closing of the original offering, Shreveport Paddlewheels contributed $2.0 million of capital to us, of which $1.0 million was loaned by HWCC-Louisiana to Shreveport Paddlewheels and the other $1.0 million represented a credit to capital in consideration of a guarantee provided by New Orleans Paddlewheels on behalf of Shreveport Paddlewheels. This guarantee was a promise to pay $1.5 million of the $2.0 million that we agreed to pay to Hilton New Orleans in connection with payments Hilton New Orleans made to the City of New Orleans until we received our financing for the Shreveport resort. Once we received financing for the Shreveport resort, the guarantee made by New Orleans Paddlewheels terminated and was replaced by our obligation to repay Hilton New Orleans $2.0 million. No payments were made to New Orleans Paddlewheels in return for their guarantee.

  The Shreveport resort will be operated by Hollywood Casino, through its wholly owned subsidiary HWCC-Shreveport, in connection with a management agreement we entered into with HWCC-Shreveport. The management agreement provides that we will pay a management fee to HWCC-Shreveport of 2% of net revenues plus an increasing percentage (5-10%) of the Shreveport resort's EBITDA above $25.0 million. For a more detailed description of the management agreement, see the discussion under the section entitled "Material Contracts-- Management Agreement."

Trademarks

  Under a trademark license agreement, we will use the service mark "Hollywood Casino," which is registered by Hollywood Casino with the United States Patent and Trademark Office, and other "Hollywood-formative" marks, which are either registered or are the subject of pending registration applications with the United States Patent and Trademark Office. The terms of this agreement are described under the section entitled "Material Contracts--Trademark License Agreement." Hollywood Casino considers its rights to the "Hollywood Casino" service mark to be well established and to have significant competitive value to its business. The loss of its right to use the "Hollywood Casino" service mark or to prevent others from using the same or a deceptively similar mark could have a material adverse effect on us and Hollywood Casino.

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

  Planet Hollywood International, Inc. and Planet Hollywood (Region IV), Inc. filed in 1996 a complaint in the United State District Court for the Northern District of Illinois, Eastern Division, against Hollywood Casino and certain of its subsidiaries and affiliates seeking a declaratory judgment that it is entitled to use the name "Planet Hollywood" for a casino and damages. In its complaint, Planet Hollywood alleged, among other things, that Hollywood Casino had, in operating the Hollywood Casino concept, infringed on their trademark, service mark and trade dress and had engaged in unfair competition and deceptive trade practices. Hollywood Casino filed counterclaims seeking a declaratory judgment that Planet Hollywood is not entitled to use the name "Planet Hollywood" for a casino and damages. The counterclaims alleged, among other things, that Planet Hollywood had, through its planned use of its mark in connection with casino services, infringed on Hollywood Casino's service marks and trade dress and had engaged in unfair competition. The trial commenced on July 19, 1999 and was completed on July 26, 1999. On August 25, 1999, Hollywood Casino and the other defendants filed a motion to dismiss the declaratory judgment claims of all parties asserting, among other things, that as a result of Planet Hollywood's reported deteriorating financial condition and perceived inability to enter into the casino business, there was no longer any actual case or controversy. On October 12, 1999, Planet Hollywood (Region IV), Inc. filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. On December 3, 1999 the judge entered a judgment in favor of Hollywood Casino with respect to the damage claims brought by Planet Hollywood and granted Hollywood Casino's motion to dismiss the declaratory judgment claims of all parties. Planet Hollywood has filed a notice of appeal of the judgement with the Seventh Circuit Court of Appeals.

Property

  We lease the land on which our Shreveport resort will be located from the City of Shreveport under a ground lease initially ending on the tenth anniversary of the opening date of our resort, with options to renew the lease for eight additional successive terms of five years each. Rent due under the ground lease will become payable on the date construction commences. The terms of the lease are described under the section entitled "Material Contracts-- Lease with the City of Shreveport."

Employees

  At April 30, 2000, we had 17 employees, including Juris Basens. Upon the opening of our Shreveport resort, we expect to employ approximately 1,700 persons.

Legal Proceedings

  The issuers are not involved in any material litigation. However, claims and legal actions may arise in connection with the construction of the Shreveport resort and in the ordinary course of business.

  Third parties could assert obligations against us for liabilities that have arisen or that might arise against our predecessors or the partners of our predecessors with respect to any period before September 22, 1998. Management believes that in the event such a claim arises, it would be adequately covered under either existing indemnification agreements with the former partners or insurance policies maintained by our predecessors or their partners.

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

                               MATERIAL CONTRACTS

Land-Based Facilities Construction Contract

  We have entered into a guaranteed maximum price contract with Broadmoor Anderson for $68.7 million for the construction of the land-based facilities at our Shreveport resort. The guaranteed maximum price may be adjusted if we request certain changes to the construction plans or specifications that qualify as a "change order." Changes that will result in a change order, and therefore, will require adjustment of the guaranteed maximum price, include changes in scope, systems, kind and quality of materials, finishes or equipment. Broadmoor Anderson is a joint venture between Broadmoor and Roy Anderson Corp., both of which have extensive construction experience and have completed numerous gaming projects. As required by the contract, Broadmoor Anderson provided a payment and performance bond for the entire contract price. Subject to change orders and events outside its control, if Broadmoor Anderson fails to substantially complete construction of the land-based facilities by October 9, 2000, Broadmoor Anderson will be obligated to pay us $35,000 for each and every day that substantial completion of construction is not achieved, up to a maximum amount of $1.0 million. Substantial completion is defined under the contract as the stage in the progress of the work when the work or any designated portion of the work is sufficiently complete so that we can occupy or utilize the work for our intended use. We may terminate the contract at any time, without cause. If we do so, we will pay Broadmoor Anderson for all work completed before our termination of the contract, costs incurred by reason of the termination and reasonable overhead and profit on the work not completed.

Vessel Construction Contract

  We have entered into a vessel construction contract with Leevac Shipyards, Inc., under which Leevac will construct the vessel that will be used at our Shreveport resort. We will pay Leevac $34.4 million, subject to adjustment for any construction modifications or delays caused by natural forces, fire, explosion, or persons not under the control of Leevac and not caused or contributed to by Leevac or any of its subcontractors as well as other delays not within Leevac's control, payable in an initial down payment of 10% of the contract price and in subsequent installments upon completion of various stages of work on the vessel. As required by the contract, Leevac provided a payment and performance bond for the entire contract price. Subject to change orders and events outside its control, Leevac must deliver the vessel in structurally complete condition on June 15, 2000 and must complete all necessary work so that the vessel is ready for gaming operations by October 2, 2000. If Leevac fails to deliver and complete construction of the vessel on these dates, Leevac will be obligated to pay us $50,000 per day for each and every day the delivery of the vessel is late, up to a maximum of $600,000. We may terminate the contract at any time without cause by giving seven days' prior written notice to Leevac. If this occurs, we will pay Leevac for all work completed before our termination of the contract.

Joint Venture Agreement of Hollywood Casino Shreveport

  HCS I, HCS II and Shreveport Paddlewheels have entered into a Third Amended and Restated Joint Venture Agreement of Hollywood Casino Shreveport, formerly known as the Queen of New Orleans at the Hilton Joint Venture and QNOV. In the joint venture agreement, the parties agreed to develop, construct, own and operate a riverboat gaming casino and hotel and agreed that HCS I shall have sole and exclusive control of our business.

  HWCC-Louisiana and Sodak Louisiana, a former partner in QNOV, each contributed $2.5 million of capital to us before September 1998. Shreveport Paddlewheels contributed an additional $1.0 million to us when we received our initial funding for the construction and development of the Shreveport resort. As the agreement requires, HWCC-Louisiana loaned Shreveport Paddlewheels the $1.0 million for its contribution, which is secured by a pledge of Shreveport Paddlewheels' partnership interest and a collateral assignment of the agreement providing for the payment to Shreveport Paddlewheels of approximately 1% of our net revenues. Also, Shreveport Paddlewheels has been credited with another $1.0 million capital contribution to us in recognition of guarantees provided by New Orleans Paddlewheels. As a result, Shreveport Paddlewheels will be entitled to the return of $2.0 million of capital on any sale of our partnership, but will not be entitled to any profits or losses from our operations. The joint venture agreement also provides a mechanism to admit other parties to our partnership.

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

  We are required to make tax distributions to HCS I and HCS II at least once a year. In addition, our profits and losses are to be allocated 99% to HCS I and 1% to HCS II. After commencement of operations, and upon a sale or other disposition of our partnership (including upon a sale by the trustee following any foreclosure), (1) HCS I, HCS II and Shreveport Paddlewheels will be entitled to residual interests equal to 89.1%, 0.9% and 10%, respectively, of the net proceeds of the sale or disposition after payment of outstanding debt and the return of contributed capital and (2) Shreveport Paddlewheels is entitled to receive an additional amount representing the appraised value of its future fees under the marine services agreement.

Assignment of Joint Venture Interest

  HWCC-Louisiana, Sodak Louisiana, New Orleans Paddlewheels and Shreveport Paddlewheels have entered into an Amended and Restated Assignment of Joint Venture Interest pursuant to which New Orleans Paddlewheels and Shreveport Paddlewheels have assigned their interests in us to HWCC-Louisiana and Sodak Louisiana. Under the agreement, Shreveport Paddlewheels is entitled to receive an amount equal to approximately 1% of the net revenues of Hollywood Casino Shreveport, until Shreveport Paddlewheels no longer holds its residual interest. HCS I and HCS II have assumed HWCC-Louisiana's obligations under this agreement.

Management Services Agreement

  We have entered into a management agreement with HWCC-Shreveport, a direct subsidiary of Hollywood Casino, which will result in the executives of Hollywood Casino effectively operating and managing the Shreveport resort. Each of the executive officers of HWCC-Shreveport, with the exception of Juris Basens, is currently an executive officer of Hollywood Casino. Under the terms of the management agreement, HWCC-Shreveport will have uninterrupted control of the operations of the Shreveport resort during the term of the management agreement, including, but not limited to the following:

    . Pre-opening sales office set-up, together with a pre-opening marketing plan to be approved in advance by us;

    . With the exception of the general manager, sole and absolute discretion to hire, supervise, direct the work of, discharge and determine the compensation and other benefits of all employees at the Shreveport resort;

    .  Coordination of initial inventory purchases;

    . Establishment of operating policies and procedures for the Shreveport resort;

    . Establishment of security systems for assets, personnel and patrons of the Shreveport resort;

    . Establishment of accounting and internal control systems and procedures;

    .  Establishment of a preventative maintenance program;

    .  Establishment of risk management policies and procedures; and

    .  Training of all staff.

  Management Fees. We will pay HWCC-Shreveport a basic and an incentive management fee for its services. The basic management fee will be equal to 2% of the net revenues from casino operations, hotel operations and all other facilities and amenities at the Shreveport resort managed by HWCC-Shreveport, less particular items specified in the management agreement. The incentive fee will be equal to the sum of:

    .  5% of EBITDA in excess of $25 million and up to $35 million;

    .  7% of EBITDA in excess of $35 million and up to $40 million; and

    .  10% of EBITDA in excess of $40 million.

  For purposes of calculating the incentive fee, "EBITDA" is reduced by the basic management fee but not the marine services fee or the approximately 1% of our net revenues payable to Shreveport Paddlewheels.

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

  The payment of management fees to the manager of the Shreveport resort will be subordinated to all payments on the notes. In addition, management fees may not be paid if there is a default under the notes or if the payment would cause our fixed charge coverage ratio under the indenture to be less than 1.5 to 1. We will also reimburse HWCC-Shreveport for its expenses incurred in connection with the services provided under the management agreement.

  Term. The term of the management agreement began in September 1998, when the Louisiana Gaming Control Board approved the development of the Shreveport resort, and will continue until we no longer hold a riverboat gaming license in Louisiana, subject to earlier termination as provided below.

  Termination. Each party has the right to terminate the management agreement if (1) the other party materially breaches the agreement, (2) any statute, regulation, rule or ruling renders the conduct of gaming in the United States or at the Shreveport resort illegal, (3) the Louisiana Gaming Control Board deems HWCC- Shreveport unsuitable or (4) the U.S. Patent and Trademark Office rescinds the "Hollywood Casino" trademark. In addition, each party has the right to terminate the management agreement if, in its good faith judgment, certain facts occur which would jeopardize any gaming license or application for a gaming license of such terminating party or its affiliates anywhere in the United States. In this case, the non-terminating party may purchase all of the terminating party's (or its affiliate's) interest in us at a mutually agreed upon purchase price.

  We may terminate the management agreement if, after completion of the first full year after opening, for any two consecutive fiscal years the operating cash flow margin is less than 75% of the operating cash flow margin of our competitors.

  If we fail to furnish the funds required for HWCC-Shreveport to properly manage the Shreveport resort or fail to compensate or reimburse HWCC-Shreveport in accordance with the management agreement, HWCC-Shreveport may (1) advance the necessary funds in the form of a loan or (2) terminate the management agreement. In addition, HWCC-Shreveport may terminate the management agreement, in its sole discretion, if there is a voluntary or involuntary assignment, transfer or disposition of our interest in the management agreement of the Shreveport resort and (1) the assignee, purchaser, or recipient has not agreed to be bound by the management agreement or (2) HWCC-Shreveport has not given permission. We are required to notify HWCC-Shreveport at least 60 days before any contemplated assignment, transfer or disposition. HWCC-Shreveport may withhold its permission if it has good faith opinion that the action would jeopardize, restrict, limit or create a right of cancellation of any approval, consent or licensing of HWCC-Shreveport or its affiliates by any gaming authorities. If HWCC-Shreveport terminates the management agreement due to any of the foregoing reasons, and the cash flow for the Shreveport resort is in excess of $1 for the immediately preceding fiscal quarter, we will be obligated to pay HWCC-Shreveport an amount equal to two times the sum of the basic management fee and incentive fee for the immediately preceding 12 months, plus any other amounts owed to HWCC-Shreveport.

Technical Services Agreement

  In connection with the management agreement, we have also entered into a technical services agreement with HWCC-Shreveport, under which HWCC-Shreveport is currently performing various advisory services in connection with the design and construction of the Shreveport resort and will continue to do so until it is substantially completed. As remuneration, we will reimburse HWCC-Shreveport on a monthly basis for all expenses incurred in connection with its services.

Lease with the City of Shreveport

  We have entered into a lease with the City of Shreveport for the land on which our Shreveport resort will be constructed. The initial term of the lease will begin on the day that construction of our resort begins and end ten years after the date the resort opens. We have options to renew the lease on the same terms for eight successive terms of five years each. Thereafter, we will have the option to extend the lease under the then prevailing market rates and terms for ground leases in the Shreveport/Bossier City area to owners and operators of riverboat casinos.

  The City of Shreveport may terminate the lease as a result of, among other things, a default by us under the lease or failure to substantially complete construction within 18 months of commencement, subject to extensions by the Louisiana Gaming Control Board. We have the right to terminate the lease at any time if operation of the Shreveport resort becomes uneconomic.

  Base rental payments under the lease will be $10,000 per month during the construction period increasing to $450,000 per year upon opening and continuing at that amount for the remainder of the initial lease term. During the first five-year renewal term, the annual base rental payment will be $402,500. The annual base rental payment will be $462,875 for the second five-year renewal term, $532,306 for the third five-year renewal term, $612,152 for the fourth five-year renewal term and $703,975 for the fifth five-year renewal term with no further increases. In addition to the base rent, we will pay monthly percentage rent of not less than $500,000 per year, equal to 1% of monthly adjusted gross revenues and the amount, if any, by which the monthly parking facilities' net income exceeds the parking income credit.

Retail Lease

  In connection with the ground lease, we have entered into a retail space lease with Red River Entertainment under which we have leased approximately 42,000 square feet of retail space to Red River Entertainment. The initial term of the lease is the same period as our lease with the City of Shreveport. Red River Entertainment has three five-year options to renew the lease upon 180 days prior notice to us. Red River Entertainment will pay $6 per square foot annually, payable monthly. In addition, Red River Entertainment will pay us a percentage rent equal to the sum of:

    . 50% of the net cash flow generated by the retail space which does not exceed $550,000 per year;

    . 25% of the net cash flow generated by the retail space in excess of $550,000 and which does not exceed $615,000 during the year; and

    . 40% of the net cash flow generated by the retail space in excess of $615,000 in that year.

Trademark License Agreement

  We have entered into a trademark license agreement with Hollywood Casino, under which Hollywood Casino granted a license to us to use all of Hollywood Casino's service marks and trademarks for an initial term of five years, with automatic renewals each year for an additional one year period. In connection with the trademark license agreement, we may only use the trademarks in Bossier and Caddo Parishes, Louisiana, the parishes encompassing Shreveport and Bossier City. We will pay royalties in the amount of $100 per year to Hollywood Casino for the use of the license. Upon termination of the management agreement for any reason, the license agreement will also terminate and we will only be permitted to use the Hollywood Casino trademarks for six months following such termination.

Tax Sharing Agreement

  HWCC-Louisiana, HCS I and HCS II have entered into a tax sharing agreement with Hollywood Casino. Hollywood Casino is the parent company of a group of companies which includes HWCC-Louisiana, HCS I and HCS II and files consolidated federal income tax returns. Under the terms of the tax sharing agreement, each of HWCC-Louisiana, HCS I and HCS II will pay Hollywood Casino an amount equal to its separate tax liability. The separate tax liability of each of HWCC-Louisiana, HCS I and HCS II will be that amount of federal income tax that it would owe if it filed a tax return independent of the Hollywood Casino group of companies. If the calculation of the separate tax liability for any year results in a net operating loss, Hollywood Casino will credit the amount of the loss against any amount which HWCC-Louisiana, HCS I and HCS II might otherwise have to pay Hollywood Casino in any future tax year or refund HWCC-Louisiana, HCS I and

HCS II amounts previously paid by HWCC-Louisiana, HCS I and HCS II under the tax sharing agreement, provided that HWCC-Louisiana, HCS I and HCS II remain a part of the Hollywood Casino group of companies. The obligation of HWCC-Louisiana, HCS I and HCS II to make tax payments under the tax sharing agreement continues regardless of whether there has been a default in the payment of the notes.

  In the event that HWCC-Louisiana, HCS I or HCS II are required to file a consolidated, combined, unitary or similar tax return for state or local income or franchise tax purposes, the tax sharing agreement will be amended so as to apply the principles set forth therein to such tax return, and the definition of "Tax Amount" in the indenture will include amounts sufficient to permit HWCC-Louisiana, HCS I and HCS II to satisfy their respective obligations under the tax sharing agreement as so amended.

Compromise Agreement; Side Agreement

  We entered into a compromise agreement with Hilton New Orleans Corporation, New Orleans Paddlewheels and the City of New Orleans, in connection with which Hilton New Orleans agreed to pay the City of New Orleans $5.0 million in settlement of tax claims made by the City of New Orleans against our predecessor and we agreed to pay an additional $5.0 million to the City of New Orleans contingently upon receipt of the first proceeds of construction financing representing approximately 70% of the total project cost for the Shreveport resort. HCS I and HCS II assumed the obligation to cause us to pay the $5.0 million payment to the City of New Orleans which was made in August 1999.

Loan and Settlement Agreement

  In connection with the compromise agreement, New Orleans Paddlewheels, Shreveport Paddlewheels, HWCC-Louisiana, Sodak Louisiana and Hilton New Orleans have entered into a loan and settlement agreement. Under this agreement, HWCC-Louisiana and Sodak Louisiana agreed that we would contingently reimburse a $2.0 million payment made by Hilton New Orleans to the City of New Orleans upon the earlier of the termination of the construction of the Shreveport resort or in ten monthly installments of $200,000 beginning with the opening of the Shreveport resort. This obligation arose upon the completion of the offering of the original notes and HCS I and HCS II assumed the obligations of HWCC-Louisiana to cause us to pay the $2.0 million under the agreement.

Marine Services Agreement

  We have entered into a marine services agreement with Shreveport Paddlewheels, in connection with which Shreveport Paddlewheels will provide consulting services concerning marine regulatory matters in connection with the construction, development and operation of our riverboat casino. We will pay Shreveport Paddlewheels a consulting fee of $30,000 per month plus reasonable expenses, beginning on the opening date of our Shreveport resort. The marine services agreement terminates immediately if neither Shreveport Paddlewheels nor one of its affiliates owns an interest in the Shreveport resort.

                                   MANAGEMENT

  We draw upon the gaming experience of Hollywood Casino, which, through HWCC-Shreveport, will develop, manage and oversee the operation of the Shreveport resort. The name, age and respective position of each director and executive officer, each of whom, with the exception of Juris Basens, holds a comparable position with Hollywood Casino, are as follows:

           Name           Age                     Positions
           ----           ---                     ---------
 Jack E. Pratt...........  73 Chief Executive Officer and Chairman of the Board
                              of Directors

 Edward T. Pratt, Jr. ...  76 Vice Chairman of the Board of Directors

 William D. Pratt........  71 Executive Vice President, Secretary, General
                              Counsel and Director

 Edward T. Pratt III.....  44 President

 Paul C. Yates...........  38 Executive Vice President, Chief Financial
                              Officer, Treasurer and Assistant Secretary

 Charles F. LaFrano III..  45 Vice President and Assistant Secretary

 Juris Basens............  45 Vice President and General Manager

  Set forth below is a description of the backgrounds of our directors and executive officers. Jack E. Pratt, Edward T. Pratt, Jr. and William D. Pratt are brothers and Edward T. Pratt III is the son of Edward T. Pratt, Jr. There is no other family relationship between any of the directors and any of the executive officers or any of our subsidiaries or affiliates. Our officers are elected by the Board of Directors and hold office until their respective successors are duly elected and qualified.

  Jack E. Pratt has been Chief Executive Officer of HWCC-Louisiana and HWCC-Shreveport since June 16, 1999 and of HCS I, HCS II and Shreveport Capital since July 21, 1999. He also served as Chairman of the Board of Directors and President of HWCC-Louisiana from April 1993 to June 15, 1999 and as Chairman of the Board of Directors and President of HWCC-Shreveport from November 1997 to June 15, 1999. Mr. Pratt has been Chief Executive Officer and Chairman of the Board of Hollywood Casino since 1993. From 1990 to May 1995, he also served as President of Hollywood Casino. Mr. Pratt has served as a director of Greate Bay Casino Corporation for more than five years. He also served as Chairman of the Board of Directors and Chief Executive Officer of Greate Bay for more than five years prior to his resignation from such positions on January 2, 1998. Mr. Pratt served as Chairman of the Board of Directors and Chief Executive Officer of GB Holdings, Inc. and Greate Bay Hotel and Casino, Inc. and as Chairman of the Board of Directors, President and Chief Executive Officer of GB Property Funding until his resignation from such positions on January 2, 1998. On January 5, 1998, these Greate Bay subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Pratt served until his resignation from such positions in January 1998 as Chairman of the Board of Directors and Chief Executive Officer of Pratt Casino Corporation, Chairman of the Board of Directors, President and Chief Executive Officer of PRT Funding Corp. and Chairman of the Board of Directors and President of New Jersey Management, Inc. On May 25, 1999, Pratt Casino, PRT Funding and New Jersey Management filed petitions for relief under Chapter 11 of the United States Bankruptcy Code.

  Edward T. Pratt, Jr. has been Vice Chairman of the Board of Directors of HWCC-Louisiana and HWCC-Shreveport since June 16, 1999 and of HCS I, HCS II and Shreveport Capital since July 21, 1999. He also served as Vice President, Treasurer and a director of HWCC-Louisiana from April 1993 to June 15, 1999 and as Vice President, Treasurer and a director of HWCC-Shreveport from November 1997 to June 15, 1999. Mr. Pratt has been Vice President, Treasurer and Vice Chairman of the Board of Directors of Hollywood Casino since 1990 and has served for more than five years as Treasurer and Vice Chairman of the Board of Directors of Greate Bay. Mr. Pratt also served until his resignation from such positions on January 2, 1998 as Vice Chairman of the Board of Directors of GB Holdings and of GB Property Funding and as a director of Great Bay Hotel and Casino. On January 5, 1998, these Greate subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Pratt has been Chief Financial Officer, Principal Accounting Officer and a director of Pratt Casino, PRT Funding and New Jersey Management since January 2, 1998 and also served as Vice Chairman of the Board of Directors of Pratt Casino and PRT Funding from September 1993 to January 1, 1998 and as Executive Vice President, Treasurer and a director of New Jersey Management for more than five years prior to January 1, 1998. On May 25, 1999, Pratt Casino, PRT Funding and New Jersey Management filed petitions for relief under Chapter 11 of the United States Bankruptcy Code.

  William D. Pratt has been Executive Vice President, Secretary, General Counsel and a director of HWCC-Louisiana and HWCC-Shreveport since June 16, 1999 and of HCS I, HCS II and Shreveport Capital since July 21, 1999. He also served as Vice President, Secretary and a director of HWCC-Louisiana from April 1993 to June 15, 1998 and as Vice President, Secretary and a director of HWCC-Shreveport from November 1997 to June 15, 1999. Mr. Pratt has served as Executive Vice President, Secretary, General Counsel and a director of Hollywood Casino since 1990 and has served as Executive Vice President, Secretary, General Counsel and director of Greate Bay for more than five years. Mr. Pratt also served until his resignation from such positions on January 2, 1998 as Executive Vice President, General Counsel and Secretary of GB Holdings and GB Property Funding and as a director of Greate Bay Hotel and Casino. On January 5, 1998, these Greate Bay subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Pratt also served until his resignation from such positions in January 1998 as Executive Vice President, Secretary, General Counsel and a director of Pratt Casino and PRT Funding and as Vice President, Secretary and a director of New Jersey Management. On May 25, 1999, Pratt Casino, PRT Funding and New Jersey Management filed petitions for relief under Chapter 11 of the United States Bankruptcy Code.

  Edward T. Pratt III has been President of HWCC-Louisiana and HWCC-Shreveport since June 16, 1999 and of HCS I, HCS II and Shreveport Capital since July 21, 1999. From October 1998 to June 15, 1999, he also served as Vice President of HWCC-Louisiana and HWCC-Shreveport. Mr. Pratt has served on the Board of Directors of Hollywood Casino since 1992. From 1992 to July 1993, he served as Vice President, from July 1993 to May 1995, he served as Executive Vice President, and in May 1995, Mr. Pratt was elected President and Chief Operating Officer of Hollywood Casino. Mr. Pratt served as Executive Vice President-- Development and Corporate Affairs of Greate Bay for more than five years until November 1995 when he was elected President and Chief Operating Officer of Greate Bay. He also served until his resignation from such positions on January 2, 1998 as President, Chief Operating Officer and a director of GB Holdings and as Executive Vice President and a director of GB Property Funding. On January 5, 1998, these Greate Bay subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Pratt has been Executive Vice President and Secretary of Pratt Casino, PRT Funding and New Jersey Management since January 2, 1998 and also served as President, Chief Operating Officer and a director of Pratt Casino and as Executive Vice President and a director of PRT Funding from September 1993 to January 1, 1998. On May 25, 1999, Pratt Casino, PRT Funding and New Jersey Management filed petitions for relief under Chapter 11 of the United States Bankruptcy Code.

  Paul C. Yates has been Executive Vice President, Chief Financial Officer and Assistant Secretary of HWCC -Louisiana and HWCC-Shreveport since June 16, 1999 and Treasurer of HWCC-Louisiana and HWCC-Shreveport since July 21, 1999 and has been Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of HCS I, HCS II and Shreveport Capital since July 21, 1999. Mr. Yates has also served as Executive Vice President and Chief Financial Officer of Hollywood Casino since May 1998. Prior to August 1997, Mr. Yates served as a Managing Director of Bear, Stearns & Co. Inc., a leading national investment banking firm, for a period of more than five years. Bear, Stearns & Co. served as an underwriter with respect to Hollywood Casino's October 1995 offering of its 12 3/4% Senior Secured Notes, Hollywood Casino's May 1999 offering of its 11 1/4% Senior Secured Notes due 2007 and Floating Rate Senior Secured Notes due 2006 and was an initial purchaser of the original notes offered in the original offering.

  Charles F. LaFrano III has been Vice President and Assistant Secretary of HWCC-Louisiana and HWCC-Shreveport since October 1998 and of HCS I, HCS II and Shreveport Capital since July 21, 1999. Mr. LaFrano has also served as Vice President of Finance of Hollywood Casino since 1994 and has served as Vice President of Greate Bay for more than five years. Mr. LaFrano served until his resignation from such positions on January 2, 1998 as Vice President and Assistant Secretary of GB Holdings and GB Property Funding. On January 5, 1998, these Greate Bay subsidiaries filed petitions for relief under Chapter 11 of the United States

Bankruptcy Code. Mr. LaFrano served until his resignation from such positions in January 1998 as Vice President and Assistant Secretary of Pratt Casino and PRT Funding. On May 25, 1999, Pratt Casino and PRT Funding filed petitions for relief under Chapter 11 of the United States Bankruptcy Code.

  Juris Basens has been Vice President and General Manager of HCS I and Vice President of HWCC- Shreveport since September 1999. Prior to such time, Mr. Basens served as Vice President and General Manager of Casino Magic in Bossier City, Louisiana, for a period of approximately two years. Mr. Basens also served as Vice President and Chief Operating Officer of Casino Magic Corp. for approximately one year. Prior to July 1996, Mr. Basens served as Vice President and Chief Operating Officer of Casino America, Inc.

Compensation of Our Executive Officers

  Each of the foregoing executive officers, with the exception of Juris Basens, is also a full-time salaried employee of Hollywood Casino and will not be compensated by us but will provide management services to us with respect to the operation of the Shreveport resort.

Hollywood Casino Executive Compensation

  The following table provides certain summary information concerning compensation Hollywood Casino paid or accrued to or on behalf of its Chief Executive Officer and each of its four other most highly compensated executive officers determined as of the end of the last fiscal year for the fiscal years ended December 31, 1999, 1998 and 1997.

                                       Annual Compensation        Long-term
                                  ------------------------------ Compensation
                                                    Other Annual   Awards/       All Other
Name and Principal Position  Year  Salary   Bonus   Compensation   Options    Compensation(1)
---------------------------  ---- -------- -------- ------------ ------------ ---------------
Jack E. Pratt(2).........    1999 $645,000 $284,749     $--        450,000        $29,610
 Chief Executive Officer
  and                        1998  643,729  170,208      --        150,000         19,270
 Chairman of the Board       1997  643,235  228,476      --        150,000         33,920
Edward T. Pratt III(2)...    1999  425,000  284,749      --        450,000          4,000
 President and Chief
  Operating                  1998  423,860  170,208      --        150,000          4,000
 Officer                     1997  423,840  228,476      --        150,000          3,500
Edward T. Pratt, Jr.(2)..    1999  325,000  122,145      --            --           4,000
 Vice President,
  Treasurer and              1998  323,425   73,012      --            --           4,000
 Vice Chairman of the
  Board                      1997  324,312  101,545      --            --           3,500
William D. Pratt(2)......    1999  295,000  122,145      --            --          16,815
 Executive Vice
  President,                 1998  293,373   73,012      --            --          11,240
 Secretary and General
  Counsel                    1997  294,195  101,545      --            --          11,547
Paul C. Yates(3).........    1999  250,000  114,510      --         50,000          1,442
 Executive Vice President
 and                         1998  164,113   75,000      --        150,000            --
 Chief Financial Officer

--------
(1) Includes matching contributions by Hollywood Casino to The Hollywood Casino Corporation Retirement Savings Plan (the "Savings Plan") on behalf of the named executive officer. See "--Employee Retirement Savings Plan." Amounts provided above for Jack E. Pratt, Edward T. Pratt, Jr. and William D. Pratt also include pension benefit accruals on their behalf. See also "-- Employment Contracts."
(2) Jack E. Pratt held and Edward T. Pratt, Jr., William D. Pratt and Edward T. Pratt III concurrently hold positions as officers of Greate Bay Casino Corporation. Through September 1998, Greate Bay reimbursed Hollywood Casino for that portion of salary, bonus and other compensation which relates to services provided by Greate Bay. Effective October 1, 1998, Greate Bay pays Hollywood Casino a monthly service fee which approximates its portion of shared overhead costs.
(3) Mr. Yates began his employment in May 1998 and, therefore, the amounts reflected above for 1998 represent only the period from the commencement of his employment through the end of the year.

Option Grants in Last Fiscal Year

  The following table contains information concerning the grant of stock options under the Hollywood Casino Corporation 1996 Long-Term Incentive Plan (the "1996 Plan") to the named executive officers. No grants of stock options under the 1992 Hollywood Casino Corporation Stock Option Plan (the "1992 Plan") were made to the named executive officers during the fiscal year ended December 31, 1999.

                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                      Price Appreciation for
                             Option Grants in Last Fiscal Year-Individual Grants            Option Term
                         ------------------------------------------------------------ -----------------------
                                        % of
                                    Total Options
                          Options/   Granted to               Market Price
                           SAR'S    Employees in  Exercise or  on Date of  Expiration
          Name           Granted(1)  Fiscal Year  Base Price     Grant        Date        5%          10%
          ----           ---------- ------------- ----------- ------------ ---------- ----------- -----------
Jack E. Pratt...........  450,000       35.0         $1.25       $1.25       4/5/04   $   155,408    $343,412
Edward T. Pratt III.....  450,000       35.0          1.25        1.25       4/5/04       155,408     343,412
Edward T. Pratt, Jr. ...      --         --            --          --           --            --          --
William D. Pratt........      --         --            --          --           --            --          --
Paul C. Yates...........   50,000        3.9          1.25        1.25       4/5/09        25,444      59,295

--------
(1) Options are granted "at market" on the date of grant and first become exercisable six months from the date of grant for Jack E. Pratt and Edward
    T. Pratt III. The options granted to Mr. Yates were awarded on April 6, 1999 and become exercisable as follows: 10,000 shares on or after December 1, 1999 and 10,000 shares on or after each December 1 of 2000, 2001, 2002 and 2003.

Option Exercises and Holdings

  The following table provides information, with respect to the named executive officers, concerning options outstanding under the 1992 Plan and the 1996 Plan during the last fiscal year and unexercised options held as of the end of the fiscal year. There were no in the money options at fiscal year end as the market price was less than the exercise price in all cases.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
                                     Values

                                                                                        Value of Unexercised
                                                                                        in the Money Options
                                                                                         at Fiscal Year-End
                                     Value Realized                                    (Market Price of Shares
                                      (Market Price     Number of Unexercised         at Fiscal Year End($4.31)
                           Shares      at Exercise   Options at Fiscal Year End         Less Exercise Price)
                          Acquired        Less       ------------------------------   -------------------------
          Name           on Exercise Exercise Price) Exercisable     Unexercisable    Exercisable Unexercisable
          ----           ----------- --------------- -------------   --------------   ----------- -------------
Jack E. Pratt...........     --           $ --               900,000              --  $2,165,625    $    --
Edward T. Pratt III.....     --             --               900,000              --   2,165,625         --
Edward T. Pratt, Jr. ...     --             --                   --               --         --          --
William D. Pratt........     --             --                   --               --         --          --
Paul C. Yates...........     --             --                60,000          140,000    150,938     363,125

  On June 19, 1998, the Hollywood Casino Board of Directors approved the repricing of all options granted under the Hollywood Casino Corporation 1996 Non-Employee Director Stock Option Plan (the "Directors Plan") before January 1, 1998. The exercise price on these options was reset at $1.75 per share, the market value of the stock of Hollywood Casino at the date of repricing. All of the options repriced remain fully vested. The following table presents information concerning the repricing of options to all of the executive officers and directors since their inception.

                        Ten Year Option Repricing Table

                                                                                    Length of
                                   Number of     Market                              Original
                                   Securities   Price of                           Option Term
                                   Underlying    Stock     Exercise Price   New    Remaining at
                          Date of   Options     at Time      at Time of   Exercise   Date of
          Name           Repricing  Required  of Repricing   Repricing     Price    Repricing
          ----           --------- ---------- ------------ -------------- -------- ------------
James A. Colquitt.......  6/19/98    10,000      $1.75         $6.25       $1.75      8 yr.
James A. Colquitt.......  6/19/98     2,500       1.75          3.88        1.75   8 yr., 7 mo.
Theodore H. Strauss.....  6/19/98    10,000       1.75          6.25        1.75      8 yr.
Theodore H. Strauss.....  6/19/98     2,500       1.75          3.88        1.75   8 yr., 7 mo.
Oliver B. Revell III....  6/19/98    10,000       1.75          2.81        1.75   9 yr., 3 mo.

Compensation Committee Interlocks and Insider Participation

  The compensation committee of the Hollywood Casino Board of Directors is comprised of William D. Pratt, James A. Colquitt and Theodore H. Strauss. Mr. Pratt also serves as an executive officer and director of Greate Bay. Mr. Strauss is a Senior Managing Director of Bear, Stearns & Co., which served as underwriters with respect to Hollywood Casino's offering of its 12 3/4% Senior Secured Notes and was an initial purchaser of Hollywood Casino's 1999 offering of $360.0 million Senior Secured Notes.

Compensation of Directors

  Hollywood Casino's non-employee directors receive an annual fee of $50,000 for service on the Board of Directors as well as grants of stock options under the Director's Plan. Directors who are Hollywood Casino officers, employees or otherwise affiliated with Hollywood Casino are not presently expected to receive compensation for their services as directors. Directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Hollywood Casino Board of Directors or committees of the Hollywood Casino Board of Directors.

Employment Contracts

  Jack E. Pratt, Chairman of the Board and Chief Executive Officer, Edward T. Pratt, Jr., Vice Chairman of the Board, Vice President and Treasurer, and William D. Pratt, Executive Vice President, Secretary and General Counsel, are under employment contracts with Hollywood Casino and have provided services to Greate Bay under intercompany service and allocation agreements ratified by the respective non-interested directors of the Board of Directors. Their employment contracts were executed during October 1989 and originally expired on September 30, 1992, but have subsequently been extended by amendment through December 31, 2003 with respect to Jack E. Pratt and to December 31, 2002 with respect to Edward T. Pratt, Jr. and William D. Pratt. Services to Greate Bay will continue to be provided pursuant to intercompany service agreements. The terms of the contracts may be extended again by mutual agreement of the parties and the extended term, or any further extension thereof, will be followed immediately by a four-year period as consultants to Hollywood Casino. Upon expiration of the consulting term, each of the Pratt brothers will be entitled to receive a lifetime pension benefit and his designated beneficiary is entitled to receive a death benefit, throughout the term of the employment, consulting and pension benefit periods.

  The terms of the employment contracts provide for an annual base salary in the first year for Jack E. Pratt, Edward T. Pratt, Jr. and William D. Pratt of $350,000, $223,000 and $191,000, respectively, subject to annual review and increase by the compensation committee of the Hollywood Casino Board of Directors. Compensation under the consulting and pension benefit provisions of the employment contracts of each of the Pratt brothers will be 75% of their respective highest annual salaries during the employment term of each contract. The death benefit is derived by multiplying each Pratt brother's highest annual salary during his employment term by 50%. The benefit will be paid annually to his designated beneficiary for a period of ten years after his death. The estimated annual pension benefit payable to Jack
E. Pratt, Edward T. Pratt, Jr. and William D. Pratt is currently $500,000, $250,000 and $227,000, respectively.

  Edward T. Pratt III, President and Chief Operating Officer, is under an employment contract with Hollywood Casino dated as of January 1, 2000 in such capacities continuing through December 31, 2003 unless sooner terminated by either party. The terms of Mr. Pratt's agreement provide for a minimum annual base salary effective January 1, 2000 of $468,000, subject to annual review and increase by the compensation committee of the Hollywood Casino Board of Directors. If a change in control occurs, the agreement provides that if Mr. Pratt's employment were to be terminated, he would receive the greater of the remaining compensation under his employment contract or three times his then annual base salary, payable in a lump sum or in equal monthly installments over the applicable period.

  Paul C. Yates, Executive Vice President and Chief Financial Officer, is under an employment contract with Hollywood Casino dated as of January 1, 2000 continuing through December 31, 2002, unless sooner terminated by either party. The terms of Mr. Yates agreement provide for a minimum annual base compensation of $275,000 during 2000 and increasing to an annual base compensation of $300,000 effective January 1, 2001 for the remainder of the term of the contract. In addition, Mr. Yates participates in Hollywood Casino's incentive bonus plans; however, the employment agreement provides for a minimum annual bonus of $75,000. If a change in control occurs, the agreement provides that if Mr. Yates' employment were to be terminated, he would receive the remaining compensation and minimum bonus under his employment agreement payable in a lump sum or in equal monthly installments over the applicable period.

  HWCC Development Corporation entered into an employment agreement with Juris Basens which was subsequently assigned to us. Under the employment agreement, Mr. Basens will serve as our Vice President and General Manager until August 30, 2002. Mr. Basens will receive an annual base salary of $225,000 and a minimum incentive bonus of $8,333 per month until December 31, 2000 and a minimum annual bonus of $150,000 for each calendar year thereafter. Mr. Basens also received a one-time signing bonus of $75,000. On September 16, 1999, Hollywood Casino granted Mr. Basens stock options to purchase 50,000 shares of class A common stock of Hollywood Casino pursuant to the 1996 Plan at an exercise price of $2.50 per share, the market value on the date of grant, that will vest in increments of 12,500 shares on each September 16 in the years 2000 through 2003.

Stock Option Plans

  The Hollywood Casino Corporation 1996 Long-Term Incentive Plan. During 1996, Hollywood Casino's stockholders approved the adoption of the Hollywood Casino Corporation 1996 Long-Term Incentive Plan. Hollywood Casino has reserved 3,000,000 shares of its class A common stock for grants of nonqualified stock options, stock options qualified for special tax treatment under the Code and restricted stock awards (collectively, "awards") to its employees and those of its subsidiaries.

  Awards under the 1996 Plan, together with the exercise price, vesting schedule and restrictions and conditions, if any, are determined by a committee of the Hollywood Casino Board of Directors. However, any common stock acquired pursuant to an award to a director, executive officer or 10% or greater stockholder must be held by that participant for at least six months from the date of the award, unless the committee determines that a disposition would not violate the federal securities laws. The exercise price must be at least 100%, or at least 110% in the case of incentive stock options granted to certain employees who own greater than 10% of Hollywood Casino's outstanding common stock, of the fair market value of the common stock on the date of grant and may be paid in cash or in shares of Hollywood Casino common stock valued at fair market value on the date of exercise.

  No participant in the 1996 Plan may currently receive awards during any fiscal year covering an aggregate of more than 500,000 shares of common stock. The grant of incentive stock options is also subject to a $100,000 calendar year limit for each participant. Upon termination of a participant's employment for any reason, the participant will forfeit the nonvested portions of all awards he or she holds. Awards which have not yet vested are not transferable or assignable other than by will, by the laws of descent and distribution or as otherwise allowed by the 1996 Plan. The 1996 Plan also provides that if a change in control occurs, all unmatured installments of awards will become fully accelerated and exercisable in full.

  The Hollywood Casino Corporation 1996 Non-Employee Director Stock
Plan. During 1996, Hollywood Casino's stockholders approved the adoption of the Hollywood Casino Corporation 1996 Non-Employee Director Stock Plan. Hollywood Casino has reserved 150,000 shares of its class A common stock for grants of nonqualified stock options to its directors who are not employees ("outside directors") in order to attract and retain these individuals and encourage their performance.

  Under the Directors' Plan, an option to purchase 10,000 shares of common stock of Hollywood Casino was granted to each outside director upon adoption of the Directors' Plan in 1996. Each person becoming an outside director of Hollywood Casino after adoption of the Directors' Plan will automatically receive an option to purchase 10,000 shares on the date that person becomes a director. Additionally, outside directors will receive a nonqualified option to purchase 2,500 shares of Hollywood Casino common stock on January 15 of each year. The exercise price for all options under the Directors' Plan is 100% of the fair market value of the common stock on the date of grant and may be paid in cash or in shares of Hollywood Casino common stock valued at fair market value on the date of exercise. An outside director may also elect to receive all or part of his or her retainer fee in the form of common stock based on the market value of the common stock as of the end of the period for which such fee applies. Common stock received in lieu of a retainer fee is fully vested upon receipt.

  Options granted under the Directors' Plan extend for ten years from and may be exercised any time after six months from the date of grant. Upon termination of a participant's service as a director due to death or total disability, outstanding options may be exercised for a period of 12 months after the termination unless the original expiration date of the option is sooner. Upon termination of a participant's service as a director for reason of retirement, outstanding options may be exercised for a period of three months after retirement. Options granted under the Directors' Plan are not transferable or assignable other than by will, by the laws of descent and distribution or as otherwise allowed by the Directors' Plan.

  The 1992 Hollywood Casino Corporation Stock Option Plan. During 1992, Hollywood Casino reserved 1,197,000 shares of its class B common stock for the purpose of establishing the Hollywood Casino Corporation 1992 Stock Option Plan for its key executives. After the completion of its initial public offering in June 1993, all stock options outstanding under the 1992 Plan became exercisable for class A common stock and any options granted under the 1992 Plan after that date are to purchase class A common stock.

  Options granted under the 1992 Plan vest in equal annual installments over a period of three years. In the event of the death, disability or retirement of a participant in the 1992 Plan, the participant's options will accelerate and be exercisable in full. If the participant's employment with Hollywood Casino is terminated for cause, the options held by that participant will automatically terminate. Options granted under the 1992 Plan are not assignable except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order. The 1992 Plan provides that if any person or group, other than certain members of the Pratt family, becomes the beneficial owner of 51% or more of the total voting power of each class of Hollywood Casino's capital stock, subject to particular exceptions, the vesting of all outstanding options will accelerate and be exercisable in full. The exercise of incentive stock options granted under the 1992 Plan is subject to a $100,000 calendar-year limit for each option holder based on the fair market value of the Hollywood Casino's common stock at the time the option was granted. The exercise price of options granted under the 1992 Plan may be paid in cash or in shares of class A common stock valued at fair market value on the date of exercise.

Employee Retirement Savings Plan

  During 1993, Hollywood Casino adopted The Hollywood Casino Corporation Retirement Savings Plan, a qualified defined contribution plan for the benefit of all of its employees who satisfy certain eligibility requirements. The Savings Plan is qualified under the requirements of Section 401(k) of the Internal Revenue Code allowing participating employees to benefit from the tax deferral opportunities provided therein. All of their employees who have completed one year of service and who have attained the age of 21, are eligible to participate in the Savings Plan.

  The Savings Plan provides for Hollywood Casino to make matching contributions based upon certain criteria, including levels of participation by our employees. Hollywood Casino accrued matching contributions totaling approximately $652,000 for the year ended December 31, 1999.

Hollywood Casino's Design and Construction Team

  Edward T. Pratt III is responsible for supervising the design, development, construction and opening of the Shreveport resort. Mr. Pratt has over 20 years of experience managing the construction of casino and hotel properties. Mr. Pratt has been involved in numerous construction projects at Hollywood Casino and its affiliates, including Hollywood Casino's dockside gaming facility and hotel tower in Tunica County, Mississippi and its riverboat facility and entertainment complex in Aurora, Illinois. Mr. Pratt has also been involved in the construction of numerous hotel properties. Representative projects are the Maxim's de Paris Hotels in New York City (now the Peninsula Hotel) and Palm Springs, California and the Sheraton Hotel in Orlando.

  Edwin C. Hanson III is the Vice President of Architecture and Construction of HWCC Development Corporation, Hollywood Casino's development subsidiary, and joined Hollywood Casino and its affiliates in March 1988. In this capacity, Mr. Hanson is the principal employee responsible for supervising the construction process, including developing initial plans and budgets, managing the bidding process, selecting and hiring team consultants and contractors and transferring projects to operations staff upon completion. Mr. Hanson has been involved with numerous construction projects at Hollywood Casino and its affiliates, including the construction of Hollywood Casino's dockside gaming facility and hotel tower in Tunica County, Mississippi and its riverboat facility and entertainment complex in Aurora, Illinois and renovations of the Sands Hotel and Casino in Atlantic City, New Jersey. Prior to joining Hollywood Casino, Mr. Hanson worked in the design and construction industry for nearly ten years and was involved in a number of hotel and condominium projects. A representative project is Trump's Castle Hotel and Casino in Atlantic City.

  Charles F. LaFrano III is primarily responsible for the financial management and cost control of Hollywood Casino's construction and development projects, including conceptual cost estimates and project and construction cost accounting. Mr. LaFrano has been involved with previous construction projects at Hollywood Casino and its affiliates, including Hollywood Casino's dockside gaming facility and hotel tower in Tunica County, Mississippi and its riverboat facility and entertainment complex in Aurora, Illinois.

  Samuel G. Bocchicchio is the Vice President of Design and Development of HWCC Development and joined Hollywood Casino and its affiliates in January 1983. In this capacity, Mr. Bocchicchio is primarily responsible for incorporating the Hollywood theme into the designs and developments of Hollywood Casino, as well as marketing materials, signage and other external communications. Mr. Bocchicchio has been involved with designing the casino and hotel facilities at all of Hollywood Casino's Tunica and Aurora facilities, as well as the Sands Hotel and Casino in Atlantic City, New Jersey.

  P. Sean Lavelle is the Vice President of Design and Procurement of HWCC Development and joined Hollywood Casino and its affiliates in March 1999. In this capacity, Mr. Lavelle is primarily responsible for developing the themed identity program and managing the development process for new construction, renovations and capital improvements for Hollywood Casino and its affiliates. Mr. Lavelle also served as the Director of Design and Construction of Hollywood Casino from 1992 to 1997 and was involved in the interior design of Hollywood Casino's Aurora and Tunica County facilities. In addition, he served as Project Manager of Hollywood Casino's affiliates from 1985 to 1989. Prior to joining Hollywood Casino, Mr. Lavelle was responsible for developing and managing a variety of projects, including capital improvements for 27 properties owned by Richfield Hospitality Services, Inc. in 1997 and 1998 and the Grand Wailea Resort and Spa in Wailea, Maui from 1989 to 1991.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the common stock of Hollywood Casino by (1) each person who is known by Hollywood Casino to own beneficially more than 5% of its common stock,
(2) each of Hollywood Casino's directors and named executive officers and (3) all of Hollywood Casino's current directors and named executive officers as a group. Hollywood Casino owns beneficially and of record all of the issued and outstanding equity of HWCC-Shreveport, HWCC-Louisiana, HCS I and HCS II, Shreveport Capital Corporation and the partnership interests (subject to Shreveport Paddlewheels' residual interest) in Hollywood Casino Shreveport.

                                       Shares of
                                     Common Stock           Percentage of
Beneficial Owner                 Beneficially Owned(1) Outstanding Common Stock
----------------                 --------------------- ------------------------
Jack E. Pratt..................        8,669,377(2)              33.5%
Edward T. Pratt III............        3,272,525(3)              12.7%
Edward T. Pratt, Jr............        1,096,544                  4.4%
William D. Pratt...............        1,385,747(4)               5.6%
Paul C. Yates..................          234,000(5)                 *
Theodore H. Strauss............           66,000(6)                 *
James A. Colquitt..............           30,000(6)                 *
Oliver B. Revell III...........           17,500(6)                 *
All directors and officers as a
 group (10 individuals)........       14,811,693(7)              55.0%

--------
*  Less than 1%
(1) Except as otherwise described, each individual has the sole power to vote and dispose of the common stock beneficially owned by him.
(2) Mr. Pratt's address is Two Galleria Tower, Suite 2200, 13455 Noel Road, Dallas, Texas 75240. Beneficial ownership is attributable to the following:
    (a) C. A. Pratt Partners, Ltd., a Texas limited partnership of which Jack
    E. Pratt is the General Partner, owns 1,642,001 shares, or 6.6%, of Hollywood Casino's outstanding stock, (b) the MEP Family Partnership and the CLP Family Partnership, both Texas general partnerships for which Mr. Pratt is the Managing General Partner, own 14,000 and 7,000 shares, respectively, both less than 1% of Hollywood Casino's outstanding stock,
    (c) 1,109,632 shares, or 4.4%, of Hollywood Casino's outstanding stock owned of record either by adult children of Mr. Pratt or by family trusts and subject to a proxy giving him the right to vote such shares and prohibiting the transfer of such shares without his approval and (d) 975,134 shares, or 3.9%, of Hollywood Casino's outstanding common stock held by Mr. Pratt as custodian for his minor children. Also includes options to purchase 900,000 shares of Hollywood Casino's common stock exercisable within 60 days of the date hereof under the Hollywood Casino Corporation 1996 Long-Term Incentive Plan (the "1996 Plan").
(3) Mr. Pratt's address is Two Galleria Tower, Suite 2200, 13455 Noel Road, Dallas, Texas 75240. Beneficial ownership is attributable to 1,438,812 shares, or 5.8%, of Hollywood Casino's common stock owned of record by siblings of Mr. Pratt and subject to a proxy giving him the right to vote such shares and prohibiting the transfer of such shares without his approval. Also includes options to purchase 900,000 shares of Hollywood Casino's common stock exercisable within 60 days of the date hereof under the 1996 Plan.

(4) Beneficial ownership is attributable to the following: (a) 723,065 shares, or 2.9%, of Hollywood Casino's outstanding stock owned of record by WDP Family, LTD., a limited partnership for which Mr. Pratt is the managing General Partner, (b) 381,088 shares, or 1.5%, of Hollywood Casino's outstanding stock owned of record by adult children of Mr. Pratt and subject to a proxy giving him the right to vote such shares and prohibiting the transfer of such shares without his approval and (c) WDP Jr. Family Trust, for which Mr. Pratt is the Managing Trustee, owns 200,294 shares, less than 1% of Hollywood Casino's outstanding stock.
(5) Includes options to purchase 94,000 shares of Hollywood Casino's common stock exercisable within 60 days of the date hereof under the 1996 Plan.
(6) Includes 20,000 shares of Hollywood Casino's common stock for each of Mr. Strauss and Mr. Colquitt and 15,000 shares of Hollywood Casino's common stock for Mr. Revell subject to options exercisable within 60 days of the date hereof under the Hollywood Casino Corporation 1996 Non-Employee Director Stock Plan.

(7) Includes 1,967,000 shares of Hollywood Casino's common stock subject to options exercisable within 60 days of the date hereof.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

  We have entered into a management agreement with HWCC-Shreveport. Under this agreement, HWCC-Shreveport will manage the day-to-day operations of our Shreveport resort. The terms of the management agreement are described in the section entitled "Material Contracts--Management Agreement." We believe that the terms of the agreement are at least as favorable as those that could be obtained from third parties.

Technical Services Agreement

  We have also entered into a technical services agreement with HWCC-Shreveport to provide certain construction and project supervision services prior to the opening of the Shreveport casino. The terms of the technical services agreement are described in the section entitled "Material Contract--Technical Services Agreement." We believe that the terms of the agreement are at least as favorable as those that could be obtained from third parties.

Tax Sharing Agreement

  The guarantors have entered into a tax sharing agreement with Hollywood Casino and its other domestic corporate subsidiaries. Under this agreement, Hollywood Casino will file consolidated federal income tax returns that include the guarantors as part of a group of companies and each of the guarantors has agreed to pay Hollywood Casino for its portion of the group's tax liability. The terms of the tax sharing agreement are described in the section entitled "Material Contracts--Tax Sharing Agreement." We believe that the terms of the agreement are at least as favorable as those that could be obtained from third parties.

Trademark License Agreement

  We have entered into a trademark license agreement with Hollywood Casino. Under this agreement, we will have the right to use the "Hollywood" name and certain other trademarks in connection with our Shreveport resort. The terms of the trademark license agreement are described in the section entitled "Material Contracts--Trademark License Agreement." We believe that the terms of the agreement are at least as favorable as those that could be obtained from third parties.

Marine Services Agreement

  We have entered into an agreement with Shreveport Paddlewheels to provide certain marine services. The terms of the marine services agreement are described in the section entitled "Material Contracts--Technical Services Agreement." We believe that the terms of the agreement are at least as favorable as those that could be obtained from third parties.

Assignment of Joint Venture Agreement

  In connection with the assignment of all of New Orleans Paddlewheels' and a portion of Shreveport Paddlewheels' interest in QNOV to HWCC-Louisiana and Sodak Louisiana, we and those parties entered into an assignment agreement that provides for, among other things, the payment to Shreveport Paddlewheels of an amount equal to approximately 1% of our net revenues. The terms of the assignment agreement are described in the section entitled "Material Contracts--Assignment of Joint Venture Interest." HCS I and HCS II have assumed HWCC-Louisiana's obligations under this agreement. We believe that the terms of the agreement are at least as favorable as those that could be obtained from third parties.

Loan and Settlement Agreement

  In connection with the compromise agreement, New Orleans Paddlewheels, Shreveport Paddlewheels, HWCC-Louisiana, Sodak Louisiana and Hilton New Orleans have entered into a loan and settlement agreement. Under this agreement, HWCC-Louisiana and Sodak Louisiana agreed that we would reimburse a $2.0 million payment made by Hilton New Orleans to the City of New Orleans upon the earlier of the termination of the construction of the Shreveport resort or in ten monthly installments of $200,000, commencing with the opening of the Shreveport resort. HCS I and HCS II have assumed HWCC-Louisiana's obligations to cause us to pay the $2.0 million under this agreement. We believe that the terms of the agreement are at least as favorable as those that could be obtained from third parties.

                       DESCRIPTION OF THE EXCHANGE OFFER

 Purpose and Effect

  On August 10, 1999, we sold the original notes to the initial purchasers. In connection with the sale of the original notes, we entered a registration rights agreement with the initial purchasers requiring us to register the notes with the SEC and offer to exchange the registered notes for original notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part and we urge you to read the text of the registration rights agreement. We expressly qualify all of our discussions of the registration rights agreement by the terms of the agreement itself. As a result of the timely filing and the effectiveness of the registration statement, we will not owe liquidated damages provided for in the registration rights agreement.

  The registration rights agreement further provides that we will use our reasonable best efforts to, among other things, cause to be filed with the SEC this registration statement under the Securities Act with respect to an offer to exchange your original notes for newly issued registered notes. Except as discussed below, upon the completion of the exchange offer we will have no further obligations to register your original notes. Any original notes not tendered will continue to be subject to particular restrictions on transfer. Accordingly, the liquidity of the market for the original notes could be adversely affected upon consummation of the exchange offer.

  In order to participate in the exchange offer, we require that you represent to us that:

    . you are acquiring the registered notes in the ordinary course of your business;

    . you are not engaging in, and do not intend to engage, in a distribution of the registered notes;

    . you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes;

    . you are not our "affiliate," or an "affiliate" of the guarantors, meaning that you, directly, or indirectly through one or more intermediaries, do not control or are not controlled by or under common control with, us or the guarantors; and

    . if you are a broker-dealer, you will receive registered notes for your own account, your registered notes will be acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus in connection with any resale of your registered notes.

  You may be entitled to "shelf" registration rights. In accordance with the registration rights agreement, we are required to file a shelf registration statement covering your original notes for a continuous offering of your original notes if:

    . we determine that we are not permitted to effect the exchange offer because of any change in law or applicable interpretations of the staff of the SEC; or

    . any holder of Transfer Restricted Securities notifies us within 20 business days following the date the exchange offer is consummated that:

      (1) it is prohibited by law or SEC policy from participating in the exchange offer; or

      (2) it may not resell the registered notes acquired by it in the exchange offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for such resales; or

      (3) it is a broker-dealer and owns original notes acquired directly from us or any of our affiliates; or

    . we do not consummate the exchange offer within 30 business days after the exchange offer becomes effective.

  For purposes of the foregoing, "Transfer Restricted Securities" means each original note until the earliest to occur of:

    . the date on which the original note has been exchanged in the exchange offer for a registered note which is entitled to be resold to the public without complying with the prospectus delivery requirements of the Securities Act,

    . the date on which the original note has been disposed of in accordance with a Shelf Registration Statement and the purchasers thereof have been issued a registered note, or

    . the date on which the registered note is distributed to the public pursuant to the resale exemption contained in Rule 144 under the Securities Act and each registered note held by a broker-dealer until the date on which the registered note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by this registration statement, including the delivery of the prospectus contained herein.

  If we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for at least two
years until     . Other than as described above, you will not have the right to participate in the shelf registration or require that we register your original notes in accordance with the Securities Act.

  Based on interpretations of the SEC's staff set forth in no-action letters issued to third parties unrelated to us and the guarantors, we believe that, with the exceptions set forth below, your registered notes issued in connection with the exchange offer in exchange for your original notes may be offered for resale, resold, and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act if:

    . the registered notes acquired in connection with the exchange offer are being obtained in the ordinary course of your business;

    . you are not engaging in and do not intend to engage in a distribution of the registered notes;

    . you do not have an arrangement or understanding with any person to participate in a distribution of the registered notes; and

    .  you are not our "affiliate," or an "affiliate" of the guarantors.

  If you tender in the exchange offer for the purpose of participating in a distribution of the registered notes, you cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with your secondary resale transaction. If you are a broker-dealer that receives registered notes for your own account in exchange for your original notes, where such original notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of your registered notes. See the discussion under the section entitled "Plan of Distribution." If you are a broker-dealer who acquired original notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the SEC's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell your original notes.

Consequences of Failure to Exchange

  Following the completion of the exchange offer, except as provided above and in the registration rights agreement we refer to, you will not have any further registration rights and your original notes will continue to be subject to certain restrictions on transfer. Accordingly, if you do not participate in the exchange offer, your ability to sell your original notes could be adversely affected. You may suffer adverse consequences if you fail to exchange your original notes. See the discussion under the section entitled "Risk Factors-- Failure to Exchange Original Notes."

Terms of the Exchange Offer

  Upon the terms and subject to the conditions discussed in this prospectus and in the letter of transmittal, we will accept any validly tendered original notes which are not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of your original notes. You may tender some or all of your notes in the exchange offer. However, you may tender your original notes only in integral multiples of $1,000 in principal amount.

  The form and terms of the registered notes will be the same as the form and terms of your original notes except that:

    . interest on the registered notes will accrue from the last interest payment date on which interest was paid on your original notes, or, if no interest was paid, from the date of the original issuance of your original notes; and

    . the registered notes have been registered under the Securities Act and will not bear a legend restricting their transfer.

  This prospectus, together with the letter of transmittal you received with this prospectus, is being sent to the Depository Trust Company's (DTC) nominee and to others believed to have beneficial interests in the original notes. You do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the indenture governing your original notes. We intend to conduct the exchange offer in accordance with the requirements of the Securities Act and the rules and regulations of the SEC under the Securities Act.

  We will have accepted your validly tendered original notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the registered notes from us. If the exchange agent does not accept any tendered original notes for exchange because of an invalid tender or for any other valid reason, the exchange agent will return the certificates, without expense, to the tendering holder as promptly as practicable after the expiration date of the exchange offer.

  If you participate in the exchange offer, you will not be required to pay brokerage commissions, fees, or, subject to the instructions in the letter of transmittal, transfer taxes in connection with the exchange of your original notes for registered notes. We will pay all charges and expenses, other than particular applicable taxes you may incur in connection with the exchange offer.

Expiration Date; Extensions; Amendments

  The exchange offer will expire at 5:00 p.m., New York City time, on       ,
2000, unless we, in our sole discretion, extend it. In no event do we intend to extend the expiration date beyond the thirtieth business day following the initial mailing of this prospectus. We will hold the exchange offer open for at least 20 business days. If we decide to extend the exchange offer, we will notify the exchange agent and each registered holder by oral or written notice before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  We reserve the right, in our sole discretion:

    .  to delay accepting your original notes;

    .  to extend the exchange offer;

    . to terminate the exchange offer if any of the conditions were not satisfied by giving oral or written notice of delay, extension or termination to the exchange agent; or

    .  to amend the terms of the exchange offer in any manner.

  If we make a material or fundamental change to the terms of the exchange offer, we will file a post effective amendment to the registration statement of which this prospectus is a part.

Procedures for Tendering Your Notes

  Only you may tender your original notes in the exchange offer. Except as stated under the heading "--Book Entry Transfer," to tender in the exchange offer, you must:

    . complete, sign and date the enclosed letter of transmittal, or a copy of it;

    . have the signature on the letter of transmittal guaranteed, if required by the letter of transmittal; and

    . mail, fax or otherwise deliver the letter of transmittal or copy to the exchange agent on or before the expiration date.

  In addition, either:

    . the exchange agent must receive certificates for your original notes and the letter of transmittal on or before the expiration date;

    . the exchange agent must receive a timely confirmation of a book-entry transfer of your original notes, if that procedure is available, into the account of the exchange agent at the DTC under the procedure for book-entry transfer described below before the expiration date of the exchange offer; or

    . you must comply with the guaranteed delivery procedures described below.

  For your original notes to be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address provided under "--Exchange Agent" before the expiration date of the exchange offer at the address provided under "--Exchange Agent."

  If you do not withdraw your tender before the expiration date, it will constitute an agreement between you and us in accordance with the terms and conditions in this prospectus and in the letter of transmittal.

  The method of delivery to the exchange agent of your original notes, your letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date of the exchange offer. Do not send either a letter of transmittal or your original notes directly to us. You may request your broker, dealer, commercial bank, trust company or nominee to make the exchange on your behalf.

Procedure if your Original Notes are not Registered in your Name

  Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender the original notes in the exchange offer should contact the registered holder promptly and instruct the registered holder to tender the original notes on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, before completing and executing a letter of transmittal and delivering the owner's original notes, either make appropriate arrangements to register ownership of the original notes in the beneficial owner's name or obtain a properly completed bond power or other proper endorsement from the registered holder. We strongly urge you to act immediately since the transfer of registered ownership may take considerable time.

Signature Requirements and Signature Guarantees

  Unless you are a registered holder who requests that the registered notes be mailed to you and issued in your name, or unless you are a member of, or participant in, the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "Eligible Guarantor Institution" which includes banks, brokers, dealers, municipal securities brokers and dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, each an "Eligible Institution," you must guarantee your signature on a letter of transmittal or a notice of withdrawal by an Eligible Guarantor Institution.

  If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity signs the letter of transmittal or any notes or bond powers on your behalf, that person must indicate their capacity when signing, and submit satisfactory evidence to us with the letter of transmittal demonstrating their authority to act on your behalf.

Conditions to the Exchange Offer

  We will decide all questions as to the validity, form, eligibility, acceptance, and withdrawal of tendered original notes and our determination will be final and binding on you. We reserve the absolute right to reject any and all original notes not properly tendered or the acceptance of which would be unlawful in the opinion of our counsel. We also reserve the right to waive any defects, irregularities, or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of original notes as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, we, the exchange agent, or any other person will not incur any liability for failure to give this notification. Tenders of original notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

  We reserve the right to purchase or to make offers for any original notes that remain outstanding after the expiration date of the exchange offer or to terminate the exchange offer and, to the extent permitted by law, purchase original notes in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could differ from the terms of the exchange offer.

  These conditions are for our sole benefit and we may assert them at any time or for any reason. We may waive in whole or in part at any time and from time to time these conditions in our sole discretion. Our failure to exercise any of our rights will not be a waiver of our rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  We will not accept for exchange any original notes tendered, and no registered notes will be issued in exchange for any original notes, if at the time any stop order is threatened or in effect with respect to the registration statement or the qualification of the indenture relating to the registered notes under the Trust Indenture Act. We are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

  In all cases, the issuance of registered notes will be made only after timely receipt by the exchange agent of certificates for original notes or a timely book-entry confirmation of the original notes into the exchange agent's account at DTC's book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, electronic instructions of the holder agreeing to be bound by the letter of transmittal, and any other required documents. If we do not accept any tendered original notes for a valid reason or if you submit original notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged original notes to you at our expense. In the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC's book-entry transfer facility under the book-entry transfer procedures described below, the non-exchanged original notes will be credited to an account maintained with the book-entry transfer facility. This will occur as promptly as practicable after the expiration or termination of the exchange offer for the original notes.

  Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue registered notes in exchange for, any original notes and may terminate or amend the exchange offer if at any time before the acceptance of the original notes for exchange or the exchange of the registered notes for the original notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

Book-Entry Transfer

  The exchange agent will make requests to establish accounts at DTC's book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of original notes being tendered by causing the book-entry transfer facility to transfer the original notes into the exchange agent's account at the book-entry transfer facility in accordance with the appropriate procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer at the book-entry transfer facility, a letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, except as provided in the following paragraph, be transmitted to and received by the exchange agent on or before the expiration date of the exchange offer or the guaranteed delivery procedures below must be complied with.

  DTC's Automated Tender Offer Program, referred to by us as ATOP, is the only method of processing the exchange offer through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the participant's acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for the original notes.

Guaranteed Delivery Procedures

  If a registered holder of original notes desires to tender any original notes and the original notes are not immediately available, or time will not permit the holder's original notes or other required documents to reach the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

    .  the tender is made through an Eligible Institution;

    . before the expiration date of the exchange offer, the exchange agent received from the Eligible Institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, in form provided by us the notice of guaranteed delivery must state the name and address of the holder of the original notes and the amount of original notes tendered, that the tender is being made and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

    . the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation and all other documents required by the applicable letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

  You may withdraw your tender of original notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

  For a withdrawal to be effective, a written or, for a DTC participant, electronic ATOP transmission notice of withdrawal, must be received by the exchange agent at its address provided in this prospectus before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

  The notice of withdrawal must:

    . specify the name of the person who deposited the original notes to be withdrawn;

    . identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes;

    . be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered or be accompanied by documents of transfer sufficient to have the trustee of the original notes register the transfer of the original notes into the name of the person withdrawing the tender; and

    . specify the name in which any original notes are to be registered, if different from that of the holder who tendered the original notes.

  We will determine all questions as to the validity, form and eligibility of your notice and our determination will be final and binding on all parties. Any original notes withdrawn will not be considered to have been validly tendered. We will return any original notes which have been tendered but not exchanged without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the above procedures before the expiration date.

Exchange Agent

  You should direct all executed letters of transmittal to State Street Bank and Trust Company, the exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus or a letter of transmittal should be directed to the exchange agent addressed as follows:

              By Mail:                             Overnight Courier:
 State Street Bank and Trust Company       State Street Bank and Trust Company
     Corporate Trust Department                Corporate Trust Department
            P.O. Box 778                          2 Avenue de Lafayette
     Boston, Massachusetts 02102           Fifth Floor, Corporate Trust Window
     Attention: Mackenzie Elijah            Boston, Massachusetts 02111-1724

                                               Attention: Mackenzie Elijah
 By Hand in New York (as Drop Agent)

 State Street Bank and Trust Company               By Hand in Boston:
             61 Broadway                   State Street Bank and Trust Company
 15th Floor, Corporate Trust Window               2 Avenue de Lafayette
      New York, New York 10006             Fifth Floor, Corporate Trust Window

                                            Boston, Massachusetts 02111-1724
    Facsimile Transmission Number

  (for Eligible Institutions Only)                Confirm by telephone:
           (617) 662-1452                            (617) 662-1525

Fees and Expenses

  We currently do not intend to make any payments to brokers, dealers or others to solicit acceptances of the exchange offer. The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

  Our estimated cash expenses incurred in connection with the exchange offer will be paid by us and are estimated to be $100,000 in the aggregate. This amount includes fees and expenses of the trustee for the original and registered notes, accounting, legal, printing and related fees and expenses.

Transfer Taxes

  If you tender original notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register registered notes in the name of, or request that your original notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any transfer tax owed.

                      DESCRIPTION OF THE REGISTERED NOTES

  You can find the definitions of certain terms used in this description under the caption "Certain Definitions." In this description, (1) the word "issuers" refers collectively to Hollywood Casino Shreveport and Shreveport Capital and not to any of their respective subsidiaries and (2) the words "we," "us" and "our" refer only to Hollywood Casino Shreveport and not to any of our subsidiaries. Capitalized terms in this description are defined in this section under the caption "Certain Definitions" below.

  The issuers will issue the registered notes under an indenture among themselves and State Street Bank and Trust Company, as trustee. The original notes and the registered notes are collectively referrred to as the "notes." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The notes are secured obligations of the issuers. The collateral documents referred to under the caption "Security" define the terms of the agreements that will secure the registered notes.

  Shreveport Capital is our wholly owned subsidiary and was incorporated solely for the purpose of serving as a co-issuer of the notes in order to facilitate the original offering and subsequent resales of the notes. We believe that certain prospective purchasers of the notes may be restricted in their ability to purchase debt securities of partnerships, such as us, unless the debt securities are jointly issued by a corporation. Shreveport Capital will not have any operations or any material assets and will not have any revenues. As a result, prospective investors should not expect Shreveport Capital to contribute to the amounts required to be paid on the notes.

  The following description is a summary of the material provisions of the indenture, the registration rights agreement and the collateral documents. It does not restate any of those agreements in its entirety. We urge you to read the indenture, the registration rights agreement and the collateral documents because they, and not this description, define your rights as holders of the notes. Copies of the indenture, the registration rights agreement and the collateral documents are available as provided in this prospectus under the caption "Where You Can Find More Information."

Brief Description of the Notes and the Guarantees

  The notes:

    . are 13% first mortgage notes due 2006 with contingent interest in the aggregate original principal amount of $150.0 million;

    .  are senior secured obligations of the issuers;

    . are secured by a first priority security interest in substantially all of the issuers' existing and future assets, other than amounts in the Equity Escrow Account, up to $35.0 million of FF&E acquired, leased or refinanced by us with FF&E Financing and certain licenses which may not be pledged under applicable law;

    . rank pari passu in right of payment to all of the issuers' existing and future senior indebtedness;

    . rank senior in right of payment to any of the issuers' existing and future subordinated indebtedness; and

    .  are guaranteed by the guarantors, as described below.

  The notes are guaranteed by HWCC-Louisiana, HCS I and HCS II and will be guaranteed by all of our future material Restricted Subsidiaries. We do not currently have any Restricted Subsidiaries, other than Shreveport Capital.

  Each guarantee:

    .  is a senior secured obligation of the respective guarantor;

    . is secured by a first priority security interest in all of the guarantors' existing and future assets, other than $2.5 million in cash held by HWCC-Louisiana which will be used by HWCC-Louisiana to fulfill its obligations under the Membership Interest Purchase Agreement;

    . ranks pari passu in right of payment to all of the guarantors' existing and future senior indebtedness; and

    . ranks senior in right of payment to any of the guarantor's existing and future subordinated indebtedness.

Principal, Maturity and Interest

  The indenture provides for the issuance by the issuers of notes with a maximum aggregate principal amount of $150.0 million. The issuers issued notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on August 1, 2006.

  Fixed interest on the notes will accrue at the rate of 13% per year and will be payable semi-annually in arrears on each February 1 and August 1, each being an "Interest Payment Date", beginning on February 1, 2000, to the holders of record of notes on the immediately preceding January 15 and July 15, each being a "Record Date". Fixed interest will accrue from the date of original issuance of the notes or, if fixed interest has already been paid, from the date it was most recently paid. Fixed interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  In addition, the notes will accrue Contingent Interest after the Shreveport resort begins Operating. Contingent Interest will be calculated to accrue, each being an "Accrual Period", as follows:

    (1) in the case of the First Accrual Period, from and including the date on which the Shreveport resort begins Operating to, and including, the earlier of:

      (a) the end of the First Accrual Period if the corresponding principal amount of the notes has not become due and payable; or

      (b) the date of payment if the corresponding principal amount of the notes has become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise,

    (2) in the case of each Semiannual Period following the First Accrual Period from, but not including, the end of the First Accrual Period or the end of the immediately preceding Semiannual Period, as applicable, to, and including, the end of each such Semiannual Period if the corresponding principal amount of the notes has not become due and payable.

    (3) in the case of any Interim Period following the First Accrual Period from, but not including, the end of the First Accrual Period or most recent Semiannual Period, as applicable, to, and including, the date of payment if the corresponding principal amount of the notes has become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise.

  Contingent Interest will be payable semiannually. On each Interest Payment Date after the First Accrual Period, Contingent Interest with respect to the Accrual Period completed immediately before that Interest Payment Date will be payable to the holders of notes on the Record Date immediately preceding the applicable Interest Payment Date, unless all or a portion of such Contingent Interest is permitted to be deferred. The issuers may defer payment of all or a portion of accrued Contingent Interest then otherwise due and payable, and may continue to defer the payment of accrued Contingent Interest which has already been deferred if, and only to the extent that:

    (1) the payment of that portion of Contingent Interest on the applicable Interest Payment Date will cause our Adjusted Fixed Charge Coverage Ratio for our four consecutive fiscal quarters ending immediately before the applicable Interest Payment Date to be less than 1.5 to 1.0, but may not defer the portion, which, if paid, would not cause the Adjusted Fixed Charge Coverage Ratio to be less than 1.5 to 1.0; and

    (2) the principal amount of the notes corresponding to that Contingent Interest has not then matured and become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise.

  Contingent Interest that is deferred will become due and payable, in whole or in part, upon the earlier of:

    (1) the next succeeding Interest Payment Date on which all or a portion of that Contingent Interest is not permitted to be deferred; and

    (2) the maturity of the corresponding principal amount of the notes, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise.

  No interest will accrue on deferred Contingent Interest.

No Recourse Against Shreveport Paddlewheels, L.L.C.

  Neither Shreveport Paddlewheels, L.L.C. nor any of its affiliates, other than us, will have any obligation to make any payments of any kind that become due on the notes.

Methods of Receiving Payments on the Notes

  If a holder of notes has given wire transfer instructions to the issuers, the issuers will pay all principal, interest, premium and liquidated damages, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, unless the issuers elect to make interest payments by check mailed to the holders of notes at their addresses provided in the register of holders.

Paying Agent and Registrar for the Notes

  The trustee will initially act as paying agent and registrar. The issuers may change the paying agent or registrar without prior notice to the holders of notes, and either of the issuers may act as paying agent or registrar.

Transfer and Exchange

  A holder of notes may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder of notes, among other things, to furnish appropriate endorsements and transfer documents and the issuers may require a holder of notes to pay any taxes and fees required by law or permitted by the indenture. The issuers are not required to transfer or exchange any note selected for redemption. Also, the issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

  The registered holder of a note will be treated as the owner of it for all purposes.

Guarantees

  Each of HWCC-Louisiana, HCS I, HCS II and all of our future Restricted Subsidiaries that at any time has Total Assets in excess of $2.5 million will jointly and severally and fully and unconditionally guarantee the issuers' payment obligations under the notes. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors-- Fraudulent Conveyance."

Security

  The notes will be secured by a first priority security interest in substantially all of the issuers' assets other than funds and securities in the Equity Escrow Account, whether now owned or subsequently acquired, including, without limitation, and subject to the liens permitted by the collateral documents:

    (1) a pledge of any funds and securities deposited and held in the Cash Collateral Accounts until the time as the funds and securities are disbursed in accordance with the terms of the Cash Collateral and Disbursement Agreement;

    (2) a leasehold mortgage on all of the real property comprising the Shreveport resort, including all additions and improvements and component parts related to it and issues and profits from it;

    (3) a security interest in all furniture, fixtures and equipment which are part of the Shreveport resort, other than up to $35.0 million of FF&E acquired, leased or refinanced through FF&E Financing;

    (4) a first priority security interest in the riverboat which will be a part of the Shreveport resort;

    (5) a first priority security interest in all of the issuers' accounts receivable, general intangibles, inventory and other personal property not contemplated by clause (3) above;

    (6) a collateral assignment of our interests in the Completion Capital Agreement, the License Agreement, the Management Agreement and the principal agreements entered into by us in connection with the development, construction, ownership or operation of the Shreveport resort; and

    (7) to the extent permitted by law, a pledge of all licenses and permits relating to the Shreveport resort.

  The guarantees will be secured by a first priority security interest in substantially all of the guarantors' existing and future assets, including a pledge of the capital stock of HCS I and HCS II and the partnership interests in us held by HCS I and HCS II, but excluding the $2.5 million in cash that HWCC-Louisiana will use to fund its remaining obligation to Sodak Gaming in connection with the acquisition of Sodak Louisiana under the Membership Interest Purchase Agreement.

  The above mentioned liens and security interests may be subordinate or junior to mechanics' liens which, under applicable Louisiana law, may have priority over the leasehold mortgage on the Shreveport resort and the security interest in the riverboat that will be part of the Shreveport resort. However, we have obtained title insurance on all of the Shreveport resort other than the riverboat that will be a part of the Shreveport resort in favor of the trustee that ensures against losses from the enforcement of mechanics' liens. In addition, secured lenders of indebtedness incurred to purchase FF&E may be granted a security interest in the FF&E for the sole purpose of perfecting such lenders' security interests in such FF&E. Furthermore, we may incur up to $10.0 million in aggregate principal amount of Indebtedness for working capital and other general corporate purposes that may be secured by a Pari Passu Lien on the Pari Passu Collateral.

  Subject to the terms of any intercreditor agreement relating to Pari Passu Collateral, if an event of default occurs, the trustee may, in addition to any rights and remedies available to it under the indenture and the collateral documents, take any action as it deems advisable to protect and enforce its rights in the collateral, including the institution of sale or foreclosure proceedings. Subject to the terms of any intercreditor agreement relating to Pari Passu Collateral, the proceeds received by the trustee from any sale or foreclosure will be applied first to pay the expenses of the sale or foreclosure and fees or any other amounts then payable to the trustee under the indenture, and thereafter to pay amounts due and payable with respect to the notes.

  So long as no default or event of default has occurred and be continuing, and subject to certain terms and conditions in the indenture and the collateral documents, the issuers and their Subsidiaries and the guarantors will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the collateral pledged by them and to exercise any voting and other consensual rights pertaining to the collateral pledged by them. Upon the occurrence and during the continuance of a default or event of default:

    (1) all rights of the issuers and their Subsidiaries and the guarantors to exercise their voting or other consensual rights will cease, and all rights will become vested in the trustee which, to the extent permitted by law, will have the sole right to exercise these rights;

    (2) all rights of the issuers and their Subsidiaries and the guarantors to receive all cash dividends, interest and other payments made upon or with respect to the collateral will cease and cash dividends, interest and other payments will be paid to the trustee; and

    (3) the trustee may sell the collateral or any part thereof in accordance with the terms of the collateral documents.

  Subject to the terms of any intercreditor agreement relating to Pari Passu Collateral, under the terms of the indenture and the collateral documents, the trustee will determine the circumstances and manner in which the collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the collateral from the Liens created by the collateral documents and whether to foreclose on the collateral following a default or event of default. Moreover, upon the full and final payment and performance of all obligations of the issuers and the guarantors under the indenture and the notes, the collateral documents will terminate and the collateral will be released. The proceeds of any sale of the collateral pursuant to the indenture and the related collateral documents following an event of default may not be sufficient to satisfy payments due on the notes.

 Certain Gaming Law Limitations

  The trustee's ability to foreclose upon the collateral will be limited by relevant gaming laws, which generally require that persons who own or operate a casino or purchase, possess or sell gaming equipment hold a valid gaming license. No person can hold a license in the State of Louisiana unless the person is found qualified or suitable by the relevant gaming authorities. In order for the trustee or a purchaser at or after foreclosure to be found qualified or suitable, the gaming authorities would have discretionary authority to require the trustee, any or all of the holders of the notes and any such purchaser to file applications, be investigated and be found qualified or suitable as an owner or operator of gaming establishments. The applicant for qualification, a finding of suitability or licensing must pay a filing fee and all costs of any investigation. If the trustee is unable or chooses not to qualify, be found suitable or licensed to own, operate or sell such assets, it would have to retain or sell to an entity licensed to operate or sell such assets, which would also be subject to the approval of the Louisiana Gaming Control Board. In addition, in any foreclosure sale or subsequent resale by the trustee, licensing requirements under the relevant gaming laws may limit the number of potential bidders and may delay any sale, either of which events would have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate approvals, be limited.

 Certain Bankruptcy Limitations

  The right of the trustee to repossess and dispose of the collateral upon the occurrence of an event of default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against either of the issuers or a guarantor before the trustee has repossessed and disposed of the collateral. Under bankruptcy law, a secured creditor such as the trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, offspring, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured credit is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The court has broad discretionary powers in all these matters, including the valuation of collateral. In addition, since the enforcement of the Lien of the trustee in cash, deposit accounts and cash equivalents, other than the Cash Collateral Accounts, may be limited in a bankruptcy proceeding, the holders of the notes may not have any consent rights with respect to the use of those funds by either of the issuers or any of their Subsidiaries during the pendency of the proceeding. In view of these considerations, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral.

Completion Capital Agreement

  We and Hollywood Casino, HWCC-Louisiana, HCS I, HCS II have entered into a Completion Capital Agreement that provides that if:

    (1) we have provided the trustee and the Independent Construction Consultant with a written notice that there are not sufficient available funds to complete the Shreveport resort so that it will be Operating by April 30, 2001;

    (2) (a) the Independent Construction Consultant has provided the trustee and us with a written notice that there will not be sufficient available funds to complete the Shreveport resort so that it will be Operating by April 30, 2001 and (b) within 60 days of us receiving the notice, we have not provided evidence satisfactory to the Independent Construction Consultant that there will be sufficient additional funds to complete the Shreveport resort so that it will be Operating by April 30, 2001; or

    (3) after having expended the funds in the Equity Escrow Account, no disbursement has occurred pursuant to the Cash Collateral and Disbursement Agreement for 90 consecutive days;

then Hollywood Casino will pay into the Construction Disbursement Account the lesser of:

    (a) $5.0 million less any amounts previously paid into the Construction Disbursement Account pursuant to this paragraph or

    (b) the amount the Independent Construction Consultant provides to the trustee in a certificate stating the amount necessary to cause the Shreveport resort to be Operating by April 30, 2001.

  In addition, if the Shreveport resort is not Operating by April 30, 2001, Hollywood Casino will pay $5.0 million in cash, less any amounts previously paid into the Construction Disbursement Account pursuant to the provisions of the previous paragraph, into the Construction Disbursement Account. Furthermore, Hollywood Casino will be required to pay $5.0 million in cash, less any amounts previously paid into the Construction Disbursement Account pursuant to the provisions of the previous paragraph, into the Construction Disbursement Account upon:

      (1) the commencement of a voluntary bankruptcy case by us on or prior to April 30, 2001,

      (2) the commencement of an involuntary bankruptcy case against us which is not dismissed, bonded or discharged on or before to the earlier of

        (a) 60 days after the commencement and

        (b) April 30, 2001 or

      (3) the entry of an order for relief against us on or before April 30, 2001, under any bankruptcy law in effect at any time. Hollywood Casino has agreed that it will not assert any defenses or setoffs to the payment of those amounts.

Optional Redemption

  At any time before August 1, 2002, the issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of a Qualified Equity Offering; provided, however, that:

    (1) at least 65% of the aggregate principal amount of notes originally issued under the indenture remains outstanding immediately after the occurrence of any redemption (excluding notes held by us and our Subsidiaries); and

    (2) the redemption must occur within 60 days of the date of the closing of the Qualified Equity Offering.

  Except pursuant to the preceding paragraph, the notes will not be redeemable at the issuers' option before August 1, 2003.

  On or after August 1, 2003, the issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, provided below plus accrued and unpaid interest and liquidated damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

            Year                               Percentage
            ----                               ----------
            2003..............................  106.50%
            2004..............................  103.25%
            2005 and thereafter...............  100.00%

Mandatory Redemption

  The issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

 Change of Control

  If a Change of Control occurs, each holder of notes will have the right to require the issuers to repurchase all or any part of that holder's notes pursuant to a "Change of Control Offer" on the terms provided in the indenture. In the Change of Control Offer, the issuers will offer payment (a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. Within ten days following any Change of Control, the issuers will mail a notice to each holder of notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes the on "Change of Control Payment Date" specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in the notice.

  On the Change of Control Payment Date, the issuers will, to the extent lawful:

    (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

    (3) deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the issuers.

  The paying agent will promptly mail to each holder who tendered notes the Change of Control Payment for those notes, and the trustee will promptly authenticate and mail or cause to be transferred by book entry to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The provisions described above that require the issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of notes to require that the issuers repurchase or redeem notes in the event of a takeover, recapitalization or similar transaction. No assurance can be given that the issuers will have sufficient funds at the time of a Change of Control in order to consummate a Change of Control Offer.

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  The issuers will not be required to make a Change of Control Offer upon a
Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements listed in the indenture applicable to a Change of Control Offer made by the issuers and purchases all notes validly tendered and not withdrawn under the Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Hollywood Casino and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the issuers to repurchase notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Hollywood Casino Corporation and its Subsidiaries taken as a whole to another Person or group may be uncertain.

 Asset Sales

  We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) the Shreveport resort is Operating;

    (2) we, or the Restricted Subsidiary, as the case may be, receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

    (3) the fair market value is determined by our Board of Directors and evidenced by a resolution of that Board of Directors set forth in an officers' certificate delivered to the trustee; and

    (4) at least 75% of the consideration received by us or the Restricted Subsidiary is in the form of cash. For purposes of this provision and not for purposes of the definition of "Net Proceeds" (except to the extent provided in that definition with respect to the conversion of non-cash proceeds to cash), each of the following will be deemed to be cash:

      (a) any liabilities (as shown on our or the Restricted Subsidiary's most recent balance sheet) of us or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Restricted Subsidiary's guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases us or the Restricted Subsidiary from further liability; and

      (b) any securities, notes or other obligations received by us or any Restricted Subsidiary from the transferee that are contemporaneously, subject to ordinary settlement periods, converted by us or the Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

  Within 270 days after the receipt of any Net Proceeds from an Asset Sale, we or the Restricted Subsidiary may apply the Net Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant entitled "--Line of Business"; provided, however, that we or the Restricted Subsidiary, as the case may be, grant to the trustee, on behalf of the holders of notes, and, if the Asset Sale relates to Pari Passu Collateral, the holders of any Indebtedness secured by the Pari Passu Collateral, a first priority perfected security interest, subject to Permitted Liens, on any property or assets acquired or constructed with the Net Proceeds of any Asset Sale on the terms provided in the indenture, the intercreditor agreement entered into by us with respect to the Pari Passu Collateral in accordance with the indenture and the collateral documents. Pending the final application of any Net Proceeds, we or the applicable Restricted Subsidiary may invest the Net Proceeds in Cash Equivalents which will be held in an account in which the trustee will have a first priority perfected security interest, subject to Permitted Liens, for the benefit of the holders of notes and, if the Asset Sale relates to Pari Passu Collateral, the holders of any Indebtedness secured by the Pari Passu Collateral on a pari passu basis with the notes.

  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." Within ten days following the date that the aggregate amount of Excess

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Proceeds exceeds $5.0 million, the issuers will make an "Asset Sale Offer" to all holders of notes and all holders of other Indebtedness that is pari passu with the notes and secured by Pari Passu Collateral containing provisions similar to those provided in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and any other Indebtedness that may be purchased out of the Excess Proceeds, pro rata in proportion to the respective principal amounts of the notes and the other Indebtedness. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the issuers may use the Excess Proceeds for any purpose not otherwise prohibited by the indenture and the collateral documents. If the aggregate principal amount of notes and other Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the other Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

 Events of Loss

  Within 360 days after any Event of Loss with respect to any collateral with a fair market value, or replacement cost, if greater, in excess of $1.0 million, we or our affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Shreveport resort, with no concurrent obligation to make any purchase of any notes; provided, however, that:

    (1) we deliver to the trustee within 60 days of the Event of Loss a written opinion from a reputable contractor that the Shreveport resort with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed and Operating within 360 days of the Event of Loss;

    (2) an Officers' Certificate certifying that we have available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above; and

    (3) the Net Loss Proceeds are less than $75.0 million.

  Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this covenant will be deemed "Excess Loss Proceeds." Within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, we will make an "Event of Loss Offer" to all holders of notes and holders of other Indebtedness that is pari passu with the notes and secured by Pari Passu Collateral containing provisions similar to those provided in the indenture with respect to offers to purchase or redeem with the proceeds of Events of Loss to purchase the maximum principal amount of notes and any other Indebtedness that may be purchased out of the Excess Loss Proceeds, pro rata in proportion to the respective principal amounts of the notes and such other Indebtedness. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the issuers may use them for any purpose not otherwise prohibited by the indenture and the collateral documents. If the aggregate principal amount of notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the trustee will select the notes and the other Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and other Indebtedness tendered. Upon completion of any Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

  If, before the date on which the Shreveport resort becomes Operating, the Net Loss Proceeds to be used for rebuilding, repair, replacement or construction of the Shreveport resort exceed $5.0 million, then the Net Loss Proceeds will be deposited into an account in which the trustee will be granted a first priority perfected security interest, subject to Permitted Liens; provided, however, that any Net Loss Proceeds will be disbursed in a manner consistent with the Plans and the revised budget for the Shreveport resort. Pending their final application, all Net Loss Proceeds will be invested in Cash Equivalents held in an account in which the trustee

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has a first priority perfected security interest, subject to Permitted Liens, for the benefit of the holders of notes and, if the Event of Loss relates to Pari Passu Collateral, the holders of any Indebtedness secured by the Pari Passu Collateral on a pari passu basis with the notes. These pledged funds and securities will be released to us to pay for or reimburse us for the actual cost of a permitted use of Net Loss Proceeds as provided above, or the Event of Loss Offer, pursuant to the terms of the collateral documents. We or the applicable Restricted Subsidiary will grant to the trustee, on behalf of the holders of notes and, if the Event of Loss relates to Pari Passu Collateral, the holders of any Indebtedness secured by the Pari Passu Collateral, a first priority perfected security interest, subject to Permitted Liens, on any property or asset rebuilt, repaired, replaced or constructed with the Net Loss Proceeds on the terms provided in the indenture, the intercreditor agreement entered into by us with respect to the Pari Passu Collateral in accordance with the indenture and the collateral documents.

  In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any property or assets that have a fair market value (or replacement cost, if greater) in excess of $5.0 million, we or the affected Restricted Subsidiary, as the case may be, will be required to receive consideration:

    (1) at least equal to the fair market value (evidenced by a resolution of our Board of Directors provided in an officers' certificate delivered to the trustee) of the property or assets subject to the Event of Loss and

    (2) with respect to any "Event of Loss" of any portion of the hotel, riverboat casino or parking structure and restaurant and entertainment promenade that are a part of the Shreveport resort, at least 90% of which is in the form of Cash Equivalents.

Compliance with Securities Laws

  The issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer, an Asset Sale Offer, Event of Loss Offer and any offer made to the holders of notes pursuant to clause (7) of the second paragraph under the covenant entitled "Restricted Payments." To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Asset Sales or Event of Loss provisions of the indenture or the provisions of clause (7) of the second paragraph under the covenant entitled "Restricted Payments," the issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under these provisions of the indenture by virtue of any conflict.

Selection and Notice

  If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

    (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

    (2) if the notes are not so listed, on a pro rata basis, by lot or by any method as the trustee deems fair and appropriate.

  No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

  If any note is to be redeemed in part only, the notice of redemption that relates to that note must state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

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Certain Covenants

 Restricted Payments

  We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of our or any of our Restricted Subsidiaries' Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving us or any of our Restricted Subsidiaries, or to the direct or indirect holders of our or any of our Restricted Subsidiaries' Equity Interests in any capacity, other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, or dividends or distributions payable to us or one of our Restricted Subsidiaries;

    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving us) any of our Equity Interests or of any direct or indirect parent of us;

    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the notes, except (a) a payment of interest or principal at the Stated Maturity of the Indebtedness and (b) a payment at any time of interest or principal on Indebtedness permitted by clauses
  (8) or (10) of the second paragraph under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Equity"; or

    (4) make any Restricted Investment

all payments and other actions enumerated in clauses (1) through (4) above being collectively referred to as "Restricted Payments," unless, at the time of and after giving effect to the Restricted Payment:

    (1) the Shreveport resort is Operating;

    (2) no default or event of default will have occurred and be continuing or would occur as a consequence of the Restricted Payment; and

    (3) we would, at the time of such Restricted Payment and after giving pro forma effect to the Restricted Payment as if it had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test provided in the first paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Equity;" and

    (4) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2) through (5) and (7) through (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

      (a) 50% of our Consolidated Net Income for the period, taken as one accounting period, from the date of the indenture to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if the Consolidated Net Income for that period is a deficit, less 100% of such deficit), plus

      (b) 100% of the aggregate net cash proceeds we received since the date of the indenture as a contribution to our common equity capital, other than amounts contributed directly or indirectly by Hollywood Casino to us which are deposited into the Equity Escrow Account and pursuant to the Completion Capital Agreement, plus

      (c) 50% of any cash dividends we received or any of our Restricted Subsidiaries after the date of the indenture from one of our Unrestricted Subsidiaries, to the extent the dividends were not otherwise included in our Consolidated Net Income for that period, plus

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      (d) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the sum of

        (1) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in that Restricted Investment, less the cost of disposition, if any, and

        (2) the aggregate amount invested in that Restricted Investment;
        plus

      (e) to the extent that any Subsidiary that was designated as an Unrestricted Subsidiary after the date of the indenture is redesignated as a Restricted Subsidiary, the lesser of

        (1) the amount of the Investment in the Subsidiary treated as a Restricted Payment at and since the time that the Subsidiary was designated as an Unrestricted Subsidiary, as determined by the last paragraph of this covenant, and

        (2) the fair market value of the Investment in the Subsidiary as of the date that it is redesignated as a Restricted Subsidiary.

  With respect to any payments made pursuant to (a) clauses (1) through (4),
(7) and (8) below, so long as no default has occurred and is continuing or would be caused by the payments, (b) clause (5) below, regardless of whether any default or event of default has occurred and is continuing or would be caused by the payments and (c) clauses (6) and (9) below, so long as no default or event of default in the payment when due of any principal, interest, premium or liquidated damages on the notes has occurred or be continuing or would be caused by the payments, the preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration the payment would have complied with the provisions of the indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness of ours or any of our Restricted Subsidiaries that is a guarantor or of any of our Equity Interests in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to one of our Subsidiaries) of, our Equity Interests (other than Disqualified Stock); provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (4)(b) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness of us or any of our Restricted Subsidiaries that is a guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

    (4) the payment to the Manager of:

      (a) cost reimbursements in the amounts permitted by the Technical Services Agreement and the Management Agreement and

      (b) management fees in the amounts permitted by the Management Agreement, the terms of the Manager Subordination Agreement and the requirement that all payments are made in compliance with the covenant entitled "Restriction on Payment of Management Fees";

    (5) the payment to (a) HCS I or HCS II of any amounts that they may be required to pay to Paddlewheels pursuant to the Assignment Agreement and
  (b) Paddlewheels of amounts required to be paid to it by us pursuant to the terms of the Assignment Agreement and the Marine Services Agreement;

    (6) any redemption required pursuant to the provisions of the indenture described under the caption "--Mandatory Disposition Pursuant to Gaming Laws" above;

    (7) the payment of dividends or distributions by us (a) within nine months after the Shreveport resort begins Operating of an amount equal to
  (i) 50% of the Remaining Construction Amounts, less (ii) the amount paid by the issuers to holders of notes pursuant to the Construction Repurchase Offer; provided, however, that (A) no payment may be made pursuant to this clause (7) before the time that the Construction Repurchase Offer has been consummated and (B) the Construction Repurchase Offer may

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  only be commenced after the Shreveport resort begins Operating and all
  Project Costs have been invoiced and paid, other than those amounts required to be retained pursuant to the Cash Collateral and Disbursement Agreement, and (b) of amounts required to be paid pursuant to the terms of the License Agreement;

    (8) payments by us to any of our Affiliates with respect to reimbursements for costs incurred by these Affiliates in connection with the provision or procurement of goods or services by the Affiliates to us in the ordinary course of business; and

    (9) payments by us to HWCC-Louisiana, HCS I and HCS II in amounts equal to the Tax Amount.

  The amount of all Restricted Payments, other than cash, will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by us or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by our Board of Directors whose resolution with respect thereto shall be delivered to the trustee. Our Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers' certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

 Incurrence of Indebtedness and Issuance of Preferred Equity

  We will not, and will not permit any of our Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Debt, and we will not issue any Disqualified Stock and will not permit any of our Subsidiaries to issue any shares of preferred equity; provided, however, that, the issuers may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, if:

    (1) the Shreveport resort is Operating; and

    (2) the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds from the Indebtedness or Disqualified Stock, as if the additional Indebtedness had been incurred or the preferred equity or Disqualified Stock had been issued, as the case may be, at the beginning of the four-quarter period.

  The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness so long as no default or event of default has occurred and is continuing (collectively, "Permitted Debt"):

    (1) the incurrence by us and our Restricted Subsidiaries of (a) Indebtedness represented by the notes to be issued on the date of the indenture and the notes to be issued in exchange for the notes pursuant to the registration rights agreement and (b) their respective obligations arising under the collateral documents to the extent these obligations would represent Indebtedness;

    (2) the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (1), (2),
  (8) and (10) of this paragraph;

    (3) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness between or among us and any of our Restricted Subsidiaries as provided in the covenant entitled "Advances to Restricted Subsidiaries"; provided, however, that:

      (a) this Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and

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      (b) (i) any subsequent issuance or transfer of Equity Interests that results in any the Indebtedness being held by a Person other than us or any of our Restricted Subsidiaries or (ii) any sale or other transfer of any Indebtedness to a Person other than us or any of our Restricted Subsidiaries will be deemed, in each case, to constitute an incurrence of Indebtedness by us or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (3);

    (4) the incurrence by us or any of our Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this indenture to be outstanding;

    (5) the guarantee by us or any of our Restricted Subsidiaries of Indebtedness permitted to be incurred by another provision of this covenant;

    (6) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness in respect of performance, surety or appeal bonds in the ordinary course of business;

    (7) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for the purposes of this covenant; provided, however, in each case, that the amount thereof is included in our Fixed Charges or the applicable Restricted Subsidiary as accrued;

    (8) the incurrence by us of FF&E Financing; provided, however, that

      (a) the principal amount of the Indebtedness does not exceed the cost, including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, the purchase, of the FF&E purchased or leased with the proceeds thereof,

      (b) no Indebtedness incurred under the notes is utilized for the purchase or lease of such FF&E and

      (c) the aggregate principal amount of the Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause, does not exceed $35.0 million outstanding at any time;

    (9) the guarantee by us of Indebtedness incurred by any minority or women owned business enterprise that provides goods or services to us; provided, however, that:

      (a) the Indebtedness is directly related to the construction, development or operation of the Shreveport resort and

      (b) the total amount of guarantees for which we have become and may become obligated pursuant to this clause may not exceed an aggregate of $200,000;

    (10) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause, in an aggregate principal amount not to exceed $10.0 million at any one time outstanding for working capital purposes and other general purposes;

    (11) the incurrence by us of Indebtedness to Hilton New Orleans Corporation, a Louisiana corporation, pursuant to the terms of the Loan and Settlement Agreement in an amount not to exceed $2.0 million; and

    (12) the incurrence by us of Indebtedness to the City of New Orleans pursuant to the Compromise Agreement in the amount of $5.0 million, which was paid promptly after the issuance of the notes.

  We will not incur any Indebtedness, including Permitted Debt, that is contractually subordinated in right of payment to any other of our Indebtedness unless that Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that none of our Indebtedness will be deemed to be contractually subordinated in right of payment to any other of our Indebtedness solely by virtue of being unsecured.

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  For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify that item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.

  If any Indebtedness that may be incurred under this covenant may be secured by a Pari Passu Lien on the Pari Passu Collateral, upon the request of the issuers, the trustee is authorized to enter into an intercreditor agreement with the holder or holders of that Indebtedness, referred to as a "Pari Passu Debtholder, " in substantially the form attached as an exhibit to the indenture that provides the following:

    (a) the Lien of the trustee on the Pari Passu Collateral will be equal in priority, regardless of the time or method of attachment or perfection, to the Lien in favor of, or for the benefit of, the Pari Passu Debtholder for the sum of:

      (1) a principal amount of such Indebtedness not to exceed the principal amount permitted by the indenture to be secured by a Pari Passu Lien and

      (2) any other Obligations in respect of the principal amount of the Indebtedness;

    (b) the intercreditor agreement is solely for the purpose of establishing the relative interests of the Pari Passu Debtholder, the trustee and the holders of notes and is not for the benefit of any other party;

    (c) the holders, or their representatives, of a majority in interest of the aggregate principal amount of the notes (for these purposes, the trustee acting pursuant to the indenture will represent the holders of notes) and other Indebtedness secured by the Pari Passu Lien at the time outstanding will have the sole right to take, enforce or exercise any right or remedy to take or exercise any action or election or to refrain from taking or exercising any action with respect to any of the Pari Passu Collateral or the collateral documents relating to the Pari Passu Collateral; provided, however, that the Pari Passu Debtholder may take or exercise any action or election or refrain from taking or exercising any action with respect to any collateral that is not Pari Passu Collateral or under any document that does not apply to the Pari Passu Collateral; provided, further, that the trustee will have no duty or obligation to any Pari Passu Debtholder in taking or exercising any action or election or in refraining from taking or exercising any action with respect to any of the Pari Passu Collateral or the collateral documents;

    (d) each of the trustee and the Pari Passu Debtholder agree that any money or funds realized with respect to the Pari Passu Collateral in connection with the enforcement or exercise of any right or remedy with respect to any Pari Passu Collateral following the acceleration of the notes will be distributed as follows: first, to the payment of all reasonable expenses in connection with the collection, realization or administration of funds or the exercise of rights or remedies; second, to each holder of Indebtedness secured by a Pari Passu Lien on the Pari Passu Collateral, a proportion of the remaining money or funds in the same proportion as the total outstanding obligations so secured held by the holder bears to the total outstanding obligations so secured until all the secured obligations have been paid in full; and third, us or to whoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct;

    (e) the trustee and the Pari Passu Debtholder agree that any amounts in the Cash Collateral Accounts and all current and future assets of HWCC-Louisiana, HCS I and HCS II, including, without limitation, the shares of HCS I and HCS II owned by HWCC-Louisiana and the interests in us owned by HCS I and HCS II, but excluding the $2.5 million in cash to be used by HWCC-Louisiana to fund its obligations under the Membership Interest Purchase Agreement, will be held for the sole benefit of the holders of notes; and

    (f) each of the trustee, the holders of notes and the Pari Passu Debtholders will have the right to alter or amend their respective agreements and documents with us in accordance with their terms and to release any collateral from their respective Liens in accordance with the terms of their respective agreements.

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 Liens

  We will not, and will not permit any of our Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or subsequently acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to us or any of our Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Restricted Subsidiaries;

    (2) make loans or advances to us or any of our Restricted Subsidiaries;
  or

    (3) transfer any of its properties or assets to us or any of our Restricted Subsidiaries.

  However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) the notes, the indenture, the guarantees or the collateral documents;

    (2) applicable law;

    (3) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

    (4) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

    (5) the acquisition of the Capital Stock of any Person, or property or assets of any Person by us or any Restricted Subsidiary, if the encumbrances or restrictions (a) existed at the time of the acquisition and were not incurred in contemplation thereof and (b) are not applicable to any Person or the property or assets of any Person other than the Person acquired or the property or assets of the Person acquired;

    (6) purchase money obligations or capital lease obligations for FF&E acquired with FF&E Financing that impose restrictions of the type described in clause (3) of the first paragraph of this covenant on the FF&E so acquired;

    (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

    (8) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

    (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

    (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation or Sale of Assets

  Neither we nor any guarantor may, directly or indirectly

    (1) consolidate or merge with or into another Person (whether or not we or the guarantor is the surviving entity) or

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

    (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our and our Restricted Subsidiaries' properties or assets, taken as a whole, in one or more related transactions, to another Person; unless:

      (a) either (1) we or the guarantor, as applicable, is the surviving entity or (2) the Person formed by or surviving the consolidation or merger, if other than us or the guarantor, or to which the sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

      (b) the Person formed by or surviving the consolidation or merger, if other than us or the guarantor, or the Person to which the sale, assignment, transfer, conveyance or other disposition shall have been made assumes all of our of the guarantor's obligations, as applicable, under the notes, the indenture, the registration rights agreement, the guarantee and the collateral documents pursuant to agreement reasonably satisfactory to the trustee;

      (c) immediately after the transaction no default or event of default exists;

      (d) the transaction would not result in the loss or suspension or material impairment of any of our or any of our Restricted
    Subsidiaries' Gaming Licenses unless a comparable replacement Gaming License is effective before or simultaneously with the loss, suspension or material impairment;

      (e) if we consolidate or merge, we or the Person formed by or surviving the consolidation or merger (if other than us) or to which the sale, assignment, transfer, conveyance or other disposition shall have been made will, or, in the case of a consolidation or merger of a guarantor or the sale, assignment, transfer, conveyance or other disposition of the property or assets of the guarantor, we will, on the date of the transaction after giving pro forma effect to the transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test provided in the first paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Equity"; and

      (f) the transaction would not require any holder or beneficial owner of notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided, however, that the holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of the transaction.

  In addition, neither we nor any guarantor may, directly or indirectly, lease all or substantially all of our or its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among us and any of our Restricted Subsidiaries.

  Notwithstanding the foregoing, we may reorganize as a corporation or other business entity in accordance with the procedures established in the indenture, provided that we have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the reorganization is not adverse to holder of the notes, it being recognized that the reorganization will not be deemed adverse to the holders of the notes solely because:

    (1) of the accrual of deferred tax liabilities resulting from the reorganization or

    (2) the successor or surviving corporation is either subject to income tax as a corporate entity or is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended, or any similar state or local law.

 Transactions with Affiliates

  We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or

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

enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, each being an "Affiliate Transaction," unless:

    (1) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or the Restricted Subsidiary with an unrelated Person; and

    (2) we deliver to the trustee:

      (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of our Board of Directors included in an officers' certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved unanimously by the Board of Directors; and

      (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, other than in connection with the Software Agreement, an opinion as to the fairness to the holders of notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

  The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

    (1) payments made pursuant to the Completion Capital Agreement, Management Agreement, License Agreement, Tax Sharing Agreement, Technical Services Agreement, Assignment Agreement and Marine Services Agreement;

    (2) purchases of goods and services in the ordinary course of business;

    (3) transactions between or among us and/or our Restricted Subsidiaries;

    (4) Restricted Payments that are permitted by the covenant entitled "Restricted Payments;"

    (5) reasonable fees and compensation (including, without limitation, bonuses, retirement plans and securities, stock options and stock ownership plans) paid or issued to and indemnities provided on behalf of our or our Restricted Subsidiaries, officers, directors, employees or consultants in the ordinary course of business; and

    (6) any other transactions that do not involve, in the aggregate for all transactions, the payment of more than $250,000 in consideration in any one calendar year.

 Construction

  We will construct the Shreveport resort, including the furnishing, fixturing and equipping of the resort, with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans.

 Limitations on Use of Proceeds

  We were required to deposit $113.4 million of the net proceeds of the original offering into the Construction Disbursement Account, $5.0 million of the net proceeds of the original offering into the Completion Reserve Account and approximately $27.3 million of the net proceeds of the original offering in the Interest Reserve Account. The funds in the Cash Collateral Accounts will be invested solely in Government Securities; provided, however, that, after the date of the indenture, funds in the Interest Reserve Account may be invested in Pledged Securities so long as, on the date of any such investments, such Pledged Securities have a value on such date which, in the opinion of a nationally recognized firm of independent public accountants, is at least equal to 125.0% of

    (1) the amount of the first three payments of fixed interest that are unpaid or

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

    (2) the pro rata portion of those interest payments equal to the percentage of the interest payments to be secured by the Pledged Securities. All funds in the Cash Collateral Accounts will be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

 Limitation on Status as Investment Company

  The issuers and our Subsidiaries are prohibited from being required to register as an "investment company," within the meaning of the Investment Company Act of 1940, or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

 Sale and Leaseback Transactions

  We will not, and will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that we may enter into a sale and leaseback transaction if:

    (1) we could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under clause (2) of the first paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Equity" and (b) incurred a Lien to secure the Indebtedness pursuant to the covenant entitled "--Liens";

    (2) the gross cash proceeds of the sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by our Board of Directors and included in an officers' certificate delivered to the trustee, of the property that is the subject of the sale and leaseback transaction; and

    (3) the transfer of assets in the sale and leaseback transaction is permitted by, and we apply the proceeds of the transaction in compliance with, the covenant entitled "--Repurchase at the Option of Holders--Asset Sales."

 Additional Subsidiary Guarantees

  If we or any of our Restricted Subsidiaries acquires or creates a Restricted Subsidiary after the date of the indenture that at any time has Total Assets of $2.5 million or more, then that newly acquired or created Restricted Subsidiary must become a guarantor and execute a supplemental indenture and collateral documents pledging all of their assets and securing the guarantee and deliver an Opinion of Counsel to the trustee within ten business days of the date on which it was acquired or created. Any Restricted Subsidiary that becomes a guarantor will remain a guarantor unless we designate that guarantor to be an Unrestricted Subsidiary in accordance with the indenture or is otherwise released from its obligations as a guarantor as provided in the indenture.

 Designation of Restricted and Unrestricted Subsidiaries

  Our Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all of our and our Restricted Subsidiaries' outstanding Investments in the Restricted Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant entitled "--Restricted Payments" or for future Investments under one or more clauses of the definition of Permitted Investments, as we determine. That designation will only be permitted if the Restricted Payment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Our Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a default.

 Limitation on Issuances and Sales of Equity Interests in Subsidiaries

  All of our Restricted Subsidiaries, other than Shreveport Capital, shall be wholly owned by us, by one or more of our Restricted Subsidiaries or by us and one or more of its Restricted Subsidiaries.

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

  We will not, and will not permit any of our Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any of our Restricted Subsidiaries to any Person, other than us or one of our Restricted Subsidiaries, unless:

    (1) the transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in the Restricted Subsidiary; and

    (2) the cash Net Proceeds from the transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant entitled "Repurchase at the Option of Holders--Asset Sales."

  In addition, we will not permit any of our Restricted Subsidiaries to issue any of its Equity Interests to any Person other than to us or one or more of our Restricted Subsidiaries.

 Line of Business

  We will not, and will not permit any of our Subsidiaries to, engage in any business or investment activities other than a Permitted Business. Neither we nor any of our Subsidiaries may conduct a Permitted Business in any gaming jurisdiction in which we or such Subsidiary is not licensed on the date of the indenture if the holders of the notes would be required to be licensed as a result of that business or investment; provided, however, that the provisions described in this sentence will not prohibit us or any of our Subsidiaries from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the holders, but reserves the discretionary right to require the licensing or qualification of any holders. We will not, and will not permit any of our Subsidiaries to, engage in any business, development or investment activity other than at or in conjunction with the Shreveport resort until the Shreveport resort is Operating.

 Advances to Restricted Subsidiaries

  All advances, other than equity contributions, to Restricted Subsidiaries made by us after the date of the indenture will be evidenced by intercompany notes in our favor. These intercompany notes will be pledged pursuant to the collateral documents to the trustee as collateral to secure the notes. Each intercompany note will be payable upon demand and will bear interest at a rate equal to the then current fair market interest rate.

 Insurance

  Until the notes have been paid in full, we will, and will cause our Restricted Subsidiaries to, maintain insurance with carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty. Customary insurance coverage will be deemed to include, without limitation, the following:

    (1) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

    (2) comprehensive general liability insurance with minimum limits of $1.0 million;

    (3) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $25.0 million;

    (4) business interruption insurance at all times on and after the Shreveport resort is Operating; and

    (5) property insurance protecting the property against losses or damages as is customarily covered by an "all-risk" policy or a property policy covering "special" causes of loss for a business of similar type and size; provided, however, that the insurance will provide coverage of not less than the lesser of (a) 120% of the outstanding principal amount of the notes plus accrued and unpaid fixed interest and (b) 100% of actual replacement value, as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means, of any improvements customarily insured consistent with industry standards and, in each case, with a deductible no greater than 2% of the insured value of the

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  Shreveport resort or any greater amount as is available on commercially reasonable terms, other than earthquake or flood insurance, for which the deductible may be up to 10% of the replacement value.

  All insurance required by this covenant, except worker's compensation, will name us and the trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to us and the trustee, unless a default or event of default has occurred and is then continuing, in which case all losses are payable solely to the trustee, with no recourse against the trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All of these insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if the carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. We will deliver to the trustee on each anniversary of the closing date a certificate of an insurance agent describing the insurance policies obtained by us and our Restricted Subsidiaries, together with an officer's certificate stating that the policies comply with this covenant and the related applicable provisions of the collateral documents.

Amendments to Certain Agreements

  Neither of the issuers nor any of our Restricted Subsidiaries will amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of any of the collateral documents, Completion Capital Agreement, Management Agreement, License Agreement, Tax Sharing Agreement, Technical Services Agreement, Assignment Agreement, Marine Services Agreement, Side Agreement and Contribution and Assumption Agreement; provided, however, that (1) any of these agreements may be amended or modified so long as the terms of the agreement as so amended or modified are no less favorable to the holders of the notes than the terms of the agreement as of the date of the indenture and (2) any of the collateral documents may be amended, waived or modified as provided below under the caption "--Amendment, Supplement and Waiver."

Restriction on Payment of Management Fees

  We will not, directly or indirectly, pay to the Manager or any of our Affiliates any Management Fees, except pursuant to the Management Agreement in accordance with the indenture. Amounts payable pursuant to the Management Agreement may not be prepaid, and no payment of Management Fees, either current or accrued, will be made:

    (1) if at the time of payment of such Management Fee, a default or an event of default has occurred and be continuing or shall occur as a result thereof; or

    (2) to the extent the payment would cause our Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Management Fee is proposed to be paid to be less than 1.5 to 1 (calculated on a pro forma basis after adding back Management Fees that were deducted from Consolidated Cash Flow during that period and deducting from Consolidated Cash Flow Management Fees to be paid pursuant to this provision); provided, however, that, with respect to periods following the date the Shreveport resort first becomes Operating and before the time when internal financial statements are available for four full fiscal quarters following the date the Shreveport resort first becomes Operating, the Fixed Charge Coverage Ratio will be calculated with respect to the number of full fiscal quarters, but in no event less than one full fiscal quarter, for which internal financial statements are available following the date the Shreveport resort first becomes Operating.

  Any Management Fees not permitted to be paid pursuant to this covenant will be deferred and will accrue and may be paid only at the time that they would otherwise be permitted to be paid under the indenture. The right to receive payment of the Management Fee will be subordinate in right of payment to the right of the holders of notes to receive payments pursuant to the notes.

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Further Assurances

  The issuers will, and will cause each of our Restricted Subsidiaries to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations of each of the above, termination statements, notices of assignment, transfers, certificates assurances and other instruments as may be required from time to time in order to:

    (1) carry out more effectively the purposes of the collateral documents;

    (2) subject to the Liens created by any of the collateral documents any of the properties, rights or interests required to be encumbered thereby;

    (3) perfect and maintain the validity, effectiveness and priority of any of the collateral documents and the Liens intended to be created thereby; and

    (4) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the trustee any of the rights granted now or in the future intended by the parties thereto to be granted to the trustee under any other instrument executed in connection therewith or granted to us under the collateral documents or under any other instrument executed in connection therewith.

Restrictions on Activities of HWCC-Louisiana, HCS I, HCS II and Shreveport
Capital

  None of HWCC-Louisiana HCS I, HCS II or Shreveport Capital may:

    (1) hold any material assets; provided, however, that

      (a) HWCC-Louisiana may hold shares of HCS I and HCS II and the $2.5 million in cash that it will use to fund its obligations under the Membership Interest Purchase Agreement until such obligations are paid pursuant to the Membership Interest Purchase Agreement and

      (b) HCS I and HCS II may each hold interests in us;

    (2) consolidate or merge with or into any other Person, other than as permitted in the covenant entitled "Merger, Consolidation or Sale of Assets";

    (3) become liable or pay for any obligations; provided, however, that each of them may become liable for or pay for

      (a) (1) its obligations under the indenture, the notes, the guarantees, the registration rights agreement, the collateral documents and any performance, surety or appeal bonds incurred in the ordinary course of business, (2) any judgments and (3) its obligations under the Membership Interest Purchase Agreement, Tax Sharing Agreement, Assignment Agreement, Compromise Agreement, Loan and Settlement Agreement, Joint Venture Agreement, Side Agreement and Contribution and Assumption Agreement and

      (b) Shreveport Capital may be a co-obligor with respect to Indebtedness if we are also an obligor of that Indebtedness and the net proceeds of the Indebtedness are received by us or one or more of our Restricted Subsidiaries other than Shreveport Capital; or

    (4) engage in any significant business activities, other than those that are reasonably necessary for HCS I to take in its capacity as our managing general partner.

Payments for Consent

  The issuers will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid and is paid to all holders of notes that consent, waive or agree to amend in the time frame provided in the solicitation documents relating to the consent, waiver or agreement.

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Reports

  Whether or not required by the SEC, so long as any notes are outstanding, the issuers and the Guarantors will furnish to the holders of notes, within 15 days following the time periods specified in the SEC's rules and regulations:

    (1) all consolidated quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the issuers were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the issuers' certified independent accountants; and

    (2) all current reports that would be required to be filed with the SEC on Form 8-K if the issuers were required to file Form 8-K.

  If we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the consolidated quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the issuers and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries as required by the rules and regulations of the SEC.

  In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the SEC, the issuers and Guarantors will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept the filing, and make this information available to securities analysts and prospective investors upon request. In addition, the issuers have agreed that, for so long as any notes remain outstanding, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Cash Collateral and Disbursement Agreement

  Pursuant to the Disbursement Agreement entered into among the issuers, First American Title Insurance Company, as disbursement agent, and State Street Bank and Trust Company, as trustee, the $145.7 million of net proceeds of the original offering were placed into a construction disbursement account, completion reserve account or interest reserve account and invested in Government Securities. All funds and securities in each of these accounts will be pledged as security for the repayment of the notes and will be distributed by the disbursement agent pursuant to the Disbursement Agreement.

Construction Disbursement Account

  The issuers have deposited $113.4 million of the net proceeds of the original offering into the construction disbursement account. The disbursement agent will invest these funds in Government Securities which will be held in the construction disbursement account until the funds are needed to pay for the development, construction, equipping and opening of the Shreveport resort. All of the funds and securities in the construction disbursement account will be pledged to the trustee for the benefit of the noteholders. Subject to certain exceptions provided the in the Cash Collateral and Disbursement Agreement, the disbursement agent will authorize the disbursement of funds from the construction disbursement account only upon the satisfaction of the certain disbursement conditions provided in the Cash Collateral and Disbursement Agreement. These conditions include the requirement that we deliver to the Disbursement Agent and the Independent Construction Consultant a certificate certifying:

    .  the purposes to which the requested funds will be applied;

    . that the construction performed to date is substantially in accordance with the plans and the requested disbursement is appropriate in light of the budget;

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    .  that we do not have any reason to believe that construction will not terminate on or before the operating deadline;

    . that we do not have any knowledge, notice or claim of any mechanics' liens either filed or threatened against the Shreveport resort which have not been insured or otherwise bonded over;

    . that the budget shows the anticipated costs of completing the Shreveport resort, and that there are funds available to complete the construction of each component of the Shreveport resort within the budget;

    . that no event of default exists under the indenture and we are in compliance in all material respects with each representation, warranty and covenant contained in the indenture;

    . that no circumstances have occurred which would provide us with any defenses against the obligations evidenced by the notes or permit us to assert any right to set off any amounts against these obligations;

    . that all equity contributions required to have been made under the Cash Collateral and Disbursement Agreement on or before the date of the requested funds have been made; and

    . that all permits and approvals necessary as of the date of the requested funds have been obtained and are in full force and effect.

  In addition, before any funds may be disbursed, the disbursement agent will be required to receive from the Independent Construction Consultant a certification certifying that it has reviewed the disbursement request, has visited the project site within the last month and concurs with certain of the certifications made by us in the disbursement request. In addition, before any funds will be disbursed, the Independent Construction Consultant must certify that (1) the disbursement request is appropriate in light of the percentage of construction completed and (2) there are sufficient available funds to complete the construction of each component of the Shreveport resort within the budget for the resort.

Interest Reserve Account

  We deposited $27.3 million of the net proceeds of the original offering into the interest reserve account. These funds will be sufficient to purchase Government Securities which, upon receipt of scheduled interest and principal payments, will provide for the payment in full of the first three payments of fixed interest on the notes. All funds and securities in the interest reserve account will be pledged to the trustee for the benefit of the noteholders.

Completion Reserve Account

  We deposited $5.0 million of the net proceeds of the original offering into the completion reserve account. The Disbursement Agent will invest these funds in Government Securities which will be held in the completion reserve account until the funds are needed to pay for the development, construction, equipping and opening of the Shreveport resort. All funds and securities in the completion reserve account will be pledged to the trustee for the benefit of the holders of the notes. The Disbursement Agent will authorize the disbursement of funds from the completion reserve account only upon the satisfaction of the disbursement conditions provided in the Cash Collateral and Disbursement Agreement. These conditions include that there are insufficient funds in the construction disbursement account to make the disbursement.

Excess Funds

  If (1) any funds remain in the Construction Disbursement Account or the Completion Reserve Account upon the completion of the Shreveport resort as described in the Cash Collateral and Disbursement Agreement or (2) funds remain in the interest reserve account after the third interest payment has been made on the notes and, in each case, there is no event of default under the indenture, the Disbursement Agent will disburse the remaining funds into any account specified by us for use in any manner permitted by the indenture.

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Events of Default and Remedies

  Each of the following is an event of default under the indenture:

    (1) default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the notes; provided, however, that payments of Contingent Interest that are permitted to be deferred as provided in the indenture will not become due for this purpose until the payment is required to be made pursuant to the terms of the indenture;

    (2) default in payment when due of the principal of, or premium, if any, on the notes;

    (3) (a) default in the payment of principal of, premium, if any, and interest on notes required to be purchased with respect to a Change of Control Offer, Asset Sale Offer or Event of Loss Offer, when due and payable; and

      (b) failure to perform or comply with the provisions described under

        (1) "--Certain Covenants--Merger, Consolidation or Sale of Assets" or "--Limitation on Use of Proceeds" or

        (2) "--Certain Covenants--Restricted Payments," but only if the failure under this clause (2) is caused by a Restricted Payment described in the first set of clauses (1) through (3) of the first paragraph of the covenant entitled "--Certain Covenants--Restricted Payments;"

    (4) failure by

      (a) either of the issuers or any of our Restricted Subsidiaries for 60 days after notice thereof to comply with the any of the other agreements in the indenture not set forth in clause (3) above or

      (b) us for 30 days after notice thereof to comply with any of the agreements in the Cash Collateral and Disbursement Agreement;

    (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted
  Subsidiaries, or the payment of which is guaranteed by us or any of our Restricted Subsidiaries, whether the Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

      (a) is caused by a failure to pay principal of, or interest or premium, if any, on Indebtedness before the expiration of the grace period provided in the Indebtedness on the date of the default, a "Payment Default"; or

      (b) results in the acceleration of the Indebtedness before its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

    (6) failure by either of the issuers or any of our Restricted
  Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    (7) breach by either of the issuers or any guarantor in any material respect of any representation or warranty or agreement in any of the collateral documents or in any certificates delivered in connection with the collateral documents, the repudiation by any of them of any of its obligations under any of the collateral documents, the unenforceability of the collateral documents against any of them for any reason which continues for 30 days after written notice from the trustee or holders of at least 25% in outstanding principal amount of notes or the loss of the perfection or priority of the Liens granted by any of them pursuant to the collateral documents for any reason;

    (8) except as permitted by the indenture, any guarantee by a guarantor with Total Assets of $5.0 million or more shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor with Total Assets of $5.0 million or more, or any Person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its guarantee;

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    (9) certain events of bankruptcy or insolvency with respect to either of the issuers or any of our Restricted Subsidiaries;

    (10) default by Hollywood Casino in the performance of its obligations provided in, or repudiation of its obligations under, the Completion Capital Agreement;

    (11) if HWCC-Louisiana, HCS I, HCS II and us ever fail to own collectively 100% of the issued and outstanding Equity Interests of Shreveport Capital; or

    (12) the failure of the Shreveport resort to be Operating by the Operating Deadline or any revocation, suspension or loss of any gaming license which results in the cessation or suspension of business at the Shreveport resort for a period of more than 90 consecutive days; provided, however, that, in any event, there shall not be an event of default under this clause if the suspension of business results from an Event of Loss and we are complying with the covenant entitled "Repurchase at the Option of Holders--Event of Loss."

  In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to either of the issuers or any of our Restricted Subsidiaries that is a Significant Subsidiary or any group of our Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

  Holders of notes may not enforce the indenture or the notes, except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of notes notice of any continuing default or event of default (except a default or event of default relating to the payment of principal or interest or liquidated damages) if it determines that withholding notice is in their interest.

  The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing default or event of default and its consequences under the indenture, except a continuing default or event of default in the payment of interest or liquidated damages on, or the principal of, the notes.

  In the case of any event of default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the issuers with the intention of avoiding payment of the premium that the issuers would have had to pay if the issuers then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an event of default occurs before August 1, 2003, by reason of any willful action or inaction taken or not taken by or on behalf of the issuers with the intention of avoiding the prohibition on redemption of the notes before August 1, 2003, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

  The issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, the issuers are required to deliver to the trustee a statement specifying the default or event of default.

No Personal Liability of Directors, Officers, Employees, Partners and
Stockholders

  No director, officer, employee, partner, incorporator or stockholder of either of the issuers or any guarantor, as such, shall have any liability for any obligations of either of the issuers or any of the Guarantors under the notes, the indenture, the guarantees, the collateral documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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

Legal Defeasance and Covenant Defeasance

  The issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their guarantees ("Legal Defeasance") except for:

    (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and liquidated damages, if any, on such notes when such payments are due from the trust referred to below;

    (2) the issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the trustee, and the issuers' and the guarantor's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the indenture.

  In addition, the issuers may, at their option and at any time, elect to have the obligations of the issuers and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an event of default with respect to the notes. In addition, the Liens securing the collateral will be released upon Covenant Defeasance or Legal Defeasance.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) the issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in the amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and fixed interest, the maximum remaining amount payable as Contingent Interest, and premium and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, the issuers shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that

      (a) the issuers have received from, or there has been published by, the Internal Revenue Service a ruling or

      (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, the issuers shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

    (4) no default or event of default shall have occurred and be continuing either:

      (a) on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or

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      (b) insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which either of the issuers or any of our Restricted Subsidiaries is a party or by which either of the issuers or any of our Restricted Subsidiaries is bound;

    (6) the issuers must have delivered to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of either of the issuers or any guarantor between the date of the deposit and the 91st day following the deposit and assuming that no holder is an "insider" of either of the issuers under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

    (7) the issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the issuers with the intent of preferring the holders of notes over the other creditors of either of the issuers with the intent of defeating, hindering, delaying or defrauding creditors of either of the issuers or others; and

    (8) the issuers must deliver to the trustee an officers' certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

  Notwithstanding the above, the trustee shall pay us from time to time upon our request any cash or Government Securities held by it as provided in the third paragraph of this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee (which may be the opinion delivered under clause (1) of the third paragraph of this section), are in excess of the amount thereof that would then be required to be deposited to effect a Legal Defeasance or Covenant Defeasance.

Amendment, Supplement and Waiver

  Except as provided in the next three succeeding paragraphs, the indenture, the notes, the guarantees or the collateral documents may be amended or supplemented by the issuers, the Guarantors and the trustee with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes, the Guarantees or the collateral documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

    (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders";

    (3) reduce the rate of or change the time for payment of interest on any note;

    (4) waive a default or event of default in the payment of principal of, or interest or premium, or liquidated damages, if any, on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

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    (5) make any note payable in money other than that stated in the notes;

    (6) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or liquidated damages, if any, on the notes;

    (7) waive a redemption payment with respect to any note, other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders";

    (8) release any guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture;

    (9) release all or substantially all of the collateral from the Lien of the indenture or the collateral documents, except in accordance with the provisions thereof; or

    (10) make any change in the preceding amendment and waiver provisions.

  Any amendment to, or waiver of, the provisions of any of the collateral documents relating to the covenant entitled "Liens" or the security provisions of the indenture will require the consent of the holders of at least 85% in principal amount of the notes then outstanding.

  Notwithstanding the preceding, without the consent of any holder of notes, the issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes, the guarantees or the collateral documents:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated notes in addition to or in place of certificated notes;

    (3) to provide for the assumption of the either of the issuers' obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of that issuers' assets;

    (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of that holder;

    (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

    (6) to enter into additional or supplemental collateral documents or an intercreditor agreement with a Pari Passu Debtholder.

Satisfaction and Discharge

  The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

    (1) either:

      (a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuers) have been delivered to the trustee for cancellation; or

      (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the issuers or any guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in those amounts that will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, fixed interest, the maximum amount payable as Contingent Interest and premium and liquidated damages, if any, to the date of maturity or redemption;

    (2) no default or event of default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute

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  a default under, any other instrument to which either of the issuers or any guarantor is a party or by either of the issuers or any guarantor is bound;

    (3) the issuers and each guarantor has paid or caused to be paid all sums payable by them under the indenture; and

    (4) the issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

  In addition, the issuers must deliver an officers' certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

  Notwithstanding the above, the trustee shall pay us from time to time upon our request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, are in excess of the amount thereof that would then be required to be deposited to effect a Satisfaction and Discharge.

Concerning the Trustee

  If the trustee becomes a creditor of either of the issuers or any guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an event of default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

  Except as provided below, your notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

  The notes will be represented by a note in registered, global form without interest coupons (the "Global Note"). The Global Note will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the DTC or its participants directly to discuss these matters.

  DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons

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who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised us that, pursuant to procedures established by it:

    (1) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Note; and

    (2) ownership of these interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

  Investors in the Global Note who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Note who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Except as described below, owners of interest in the Global Note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

  Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on the Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the persons in whose names the new notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our trustee's agents has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect
  Participant's records relating to the beneficial ownership interests in the Global Notes; or

    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

  DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the registered notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the registered notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

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  Transfers between Participants in DTC will be effected in accordance with
DTC's procedures, and will be settled in same-day funds.

  DTC has advised us that it will take any action permitted to be taken by a holder of registered notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the registered notes, DTC reserves the right to exchange the Global Note for legended registered notes in certificated form, and to distribute such registered notes to its Participants.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, it is under no obligation to perform or to continue to perform these procedures, and may discontinue them at any time. Neither we nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing its operations.

 Transfers of Interests in Global Notes for Certificated Notes

  An entire Global Note may be exchanged for definitive registered notes in registered, certificated form without interest coupons ("Certificated Notes") if:

    (1) DTC (a) notifies the issuers that it is unwilling or unable to continue as Depositary for the Global Notes and the issuers thereupon fail to appoint a successor Depositary within 120 days or (b) has ceased to be a clearing agency registered under the Exchange Act,

    (2) the issuers, at their option, notify the trustee in writing that it elects to cause the issuance of Certificated Notes or

    (3) there shall have occurred and be continuing a default or an event of default with respect to the registered notes. In any such case, the issuers will notify the trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in the Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related notes.

  In addition, beneficial interests in the Global Note held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants in accordance with DTC's customary procedures.

  Neither the issuers nor the trustee will be liable for any delay by the holder of the Global Note or DTC in identifying the beneficial owners of notes, and the issuers and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

 Same Day Settlement and Payment

  The indenture will require that payments in respect of the notes represented by the Global Note, including principal, premium, if any, interest and liquidated damages, if any, be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, issuers will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The registered notes represented by the Global Notes are expected to be eligible to trade in the PORTAL

                                      101
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market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such registered notes will, therefore, be required by DTC to be settled in immediately available funds. The issuers expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

Certain Definitions

  Provided below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all these terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person:

    (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Adjusted Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to Adjusted Fixed Charges of such Person and its Restricted Subsidiaries for such period (calculated in the same manner as the Fixed Charge Coverage Ratio is calculated).

  "Adjusted Fixed Charges" means, with respect to any Person for any period, the Fixed Charges of such Person and its Restricted Subsidiaries for such period, plus any Contingent Interest to the extent paid in such period.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that Paddlewheels shall not be deemed to be our "Affiliate." For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

  "Assignment Agreement" means the Amended and Restated Assignment of Joint Venture Interest dated as of September 22, 1998, among Sodak Louisiana, L.L.C., a Louisiana limited liability company, HWCC-Louisiana, Paddlewheels and New Orleans Paddlewheels, Inc., a Louisiana corporation, as in effect on the date of the indenture or as amended or modified pursuant to the provisions of the covenant entitled "Amendment to Certain Agreements."

  "Asset Sale" means:

    (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of our assets and Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

    (2) the issuance of Equity Interests by any of our Restricted
  Subsidiaries or the sale of Equity Interests by us in any of our Subsidiaries.

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  Notwithstanding the preceding, the following items shall not be deemed to be
Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

    (2) a transfer of assets between or among us and our Restricted
  Subsidiaries;

    (3) an issuance of Equity Interests by one of our Restricted Subsidiaries to us or to another Restricted Subsidiary;

    (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

    (5) the sale or other disposition of cash or Cash Equivalents; and

    (6) a Restricted Payment or Permitted Investment that is permitted by the covenant entitled "Certain Covenants--Restricted Payments."

  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

  "Board of Directors" means:

    (1) with respect to a corporation, the Board of Directors of the corporation;

    (2) with respect to a partnership, the Board of Directors of the managing general partner of the partnership; and

    (3) with respect to any other Person, the board or committee of such Person serving a similar function.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Collateral Accounts" means, collectively, the Construction Disbursement Account, the Completion Reserve Account, the Interest Reserve Account and the Segregated Account.

  "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement dated the date of the indenture, among the issuers, the trustee and the Disbursement Agent in connection with the Shreveport resort.

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  "Cash Equivalents" means:

    (1) United States dollars;

    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, having maturities of not more than six months from the date of acquisition;

    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

    (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

  "Change of Control" means the occurrence of any of the following:

    (1) the direct or indirect sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Hollywood Casino and its Subsidiaries taken as a whole;

    (2) the liquidation or dissolution of, or the adoption of a plan relating to the liquidation or dissolution of, either of the Issuers or Hollywood Casino or any successor thereto;

    (3) Hollywood Casino becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any Person or related group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any of the Principals, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision, of 30% or more of the total voting power entitled to vote in the election of the Board of Directors of Hollywood Casino or such other Person surviving the transaction and, at such time, the Principals collectively shall fail to beneficially own, directly or indirectly, securities representing greater than the combined voting power of Hollywood Casino's or such other Person's Voting Stock as is beneficially owned by such person or group;

    (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Hollywood Casino's Board of Directors, together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of Hollywood Casino was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, ceasing for any reason to constitute a majority of the Hollywood Casino's Board of Directors then in office;

    (5) Hollywood Casino consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Hollywood Casino, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Hollywood Casino is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Hollywood Casino outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock

                                      104
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  (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance;

    (6) the first day on which Hollywood Casino ceases to Beneficially Own 100% of our outstanding Equity Interests', other than our Equity Interests owned by Paddlewheels on the date of the indenture; or

    (7) the termination or repudiation by the Manager of the Management
  Agreement.

  "Completion Capital Agreement" means the Completion Capital Agreement dated as of the date of the indenture, among Hollywood Casino, HWCC-Louisiana, HCS I, HCS II and us, as in effect on the date of the indenture or as amended or modified pursuant to the provisions of the covenant entitled "Amendments to Certain Agreements."

  "Completion Reserve Account" means the completion reserve account to be maintained by the Disbursement Agent and pledged to the trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which $5.0 million of the proceeds of the original offering were deposited.

  "Compromise Agreement" means the Compromise Agreement dated as of September 15, 1998, among QNOV, Hilton New Orleans Corporation, New Orleans Paddlewheels, Inc., the City of New Orleans and Hilton Hotels Corporation.

  "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

    (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

    (2) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was deducted in computing such Consolidated Net Income; plus

    (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

    (4) any pre-opening expenses to the extent that such preopening expenses were deducted in computing Consolidated Net Income on a consolidated basis and determined in accordance with GAAP; plus

    (5) depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense, other than pre-opening expenses, that was paid in a prior period, of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

    (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

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  Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, and of our Restricted Subsidiaries shall be added to Consolidated Net
Income to compute our Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to us by such Restricted Subsidiary without prior governmental approval, that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its equityholders.

  "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

    (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

    (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained, or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

    (4) the cumulative effect of a change in accounting principles shall be excluded;

    (5) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries; and

    (6) for purposes of calculating our Consolidated Net Income and our Restricted Subsidiaries for any period, Net Income will be reduced by the amount of any Paddlewheels Revenue Participation payable with respect to such period.

  "Construction Disbursement Account" means the construction disbursement account to be maintained by the Disbursement Agent and pledged to the trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which $113.4 million of the net proceeds of the original offering were deposited.

  "Construction Disbursement Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction and equipping of the Shreveport resort, as such schedules are delivered to the Disbursement Agent on the date of the indenture and as amended from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

  "Construction Repurchase Offer" means an offer by the issuers at their sole discretion to all holders of notes to purchase the maximum principal amount of notes that may be purchased with 50% of the Remaining Construction Amounts; provided, however, that:

    (1) the price for any notes to be purchased pursuant to such offer will be paid in cash and will be equal to the sum of

      (a) 100% of the principal amount thereof,

      (b) accrued and unpaid interest on such notes and

      (c) accrued liquidated damages on such notes, if any;

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

    (2) such offer will be conducted in the manner described under "Compliance with Securities Laws;" and

    (3) if the principal amount of notes tendered in such offer exceed the offer amount, the trustee shall select the notes to be purchased in the manner described under "--Selection and Notice."

  "Contingent Interest" means:

    (1) for the purpose of the First Accrual Period and any Semiannual Period, the product of 5% multiplied by our Consolidated Cash Flow for such First Accrual Period or Semiannual Period, as applicable;

    (2) for the purpose of any Interim Period occurring after the date that internal financial statements for the prior two fiscal quarters are available, the product of

      (a) 5% multiplied by our Consolidated Cash Flow for those two fiscal quarters and

      (b) a fraction, the numerator of which is the number of days from the end of the most recent Semiannual Period to the date of payment and the denominator of which is 180;

    (3) for the purpose of an Accrual Period that ends prior to the completion of the First Accrual Period or for any Interim Period occurring prior to the date that internal financial statements for the immediately preceding two fiscal quarters are available, the product of

      (a) 5% multiplied by our Consolidated Cash Flow for all completed calendar months during such period for which financial statements are available and

      (b) a fraction, the numerator of which is the number of days from the date the Shreveport resort begins Operating to the date of payment and the denominator of which is the aggregate number of days for all completed months included in such period;

in each case, multiplied by a fraction, the numerator of which is the principal amount of notes outstanding on the close of business on that Record Date and the denominator of which is $150.0 million; provided, however, that Contingent Interest that accrues in respect of any four consecutive fiscal quarters, excluding any Contingent Interest deferred from prior periods, shall not exceed the product of

      (a) 5% multiplied by $100.0 million and

      (b) a fraction, the numerator of which is such principal amount of outstanding notes and the denominator of which is $150.0 million.

  "Contribution and Assumption Agreement" means the Contribution and Assumption Agreement dated as of July 21, 1999, among HWCC-Louisiana, HCS I, HCS II and Paddlewheels, as in effect on the date of the indenture or as amended or modified pursuant to the provisions of the covenant entitled "Amendments to Certain Agreements."

  "Disbursement Agent" means First American Title Insurance Company.

  "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require us to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant entitled "--Certain Covenants--Restricted Payments."

  "Eligible Institution" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" or higher according to S&P or Moody's at the time any investment or rollover therein is made.

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  "Equity Escrow Account" means the account into which $44.7 million in cash was deposited on the date of the indenture representing equity contributions made to us by HCS I, HCS II and Paddlewheels.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

  "Event of Loss" means, with respect to any asset, any

      (1) loss, destruction or damage of such asset,

      (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such asset or the requisition of the use of such asset or

      (3) settlement in lieu of clause (2) above.

  "FF&E" means furniture, fixtures or equipment used in the ordinary course of our businesses and our Restricted Subsidiaries.

  "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance the acquisition of (or entry into a capital lease by us or a Restricted Subsidiary with respect to) FF&E.

  "Final Plans" with respect to any particular work or improvement means Plans which

      (1) have received final approval from all governmental authorities required to approve such Plans prior to completion of the work or improvements and

      (2) contain sufficient specificity to permit the completion of the work or improvement.

  "First Accrual Period" means the period beginning on the date the Shreveport resort begins Operating through and including the next June 30 or December 31, as applicable.

  "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness, other than ordinary working capital borrowings, or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

  In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

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  "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

    (1) the consolidated interest expense, excluding Contingent Interest, if any, paid or accrued, of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

    (3) any interest expense on Indebtedness of another Person that is guaranteed by that Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

    (4) the product of

      (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of us, other than Disqualified Stock, or to us or one of our Restricted Subsidiaries, times

      (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of that Person, or, in the case of a Person that is a partnership or limited liability company, the combined federal, state and local income tax rate that was or would have been used to calculate the Tax Amount of that Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

  "Gaming Facility" means any building, riverboat, barge or other structure used or expected to be used to enclose space in which a gaming operation is conducted and either is wholly or partially owned, directly or indirectly, by us or any of our Restricted Subsidiaries or any portion or aspect of which is managed or used, or expected to be managed or used, by us or any of our Restricted Subsidiaries.

  "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which either of the issuers or any of our Subsidiaries is, or may at any time after the date of the indenture, be subject.

  "Gaming License" means any license, permit, franchise or other authorization from any gaming authority necessary on the date of the indenture or at any time thereafter to own, lease, operate or otherwise conduct the business of either of the issuers or any of our Restricted Subsidiaries.

  "Government Securities" means securities that are:

    (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

    (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as custodian

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with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by the custodian for the account of the holder of such depository receipt; provided, however, that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by the depository receipt.

  "HCS I" means HCS I, Inc., a Louisiana corporation.

  "HCS II" means HCS II, Inc., a Louisiana corporation.

  "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

    (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Hollywood Casino" means Hollywood Casino Corporation, a Delaware corporation.

  "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

    (1) borrowed money;

    (2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

    (3) banker's acceptances;

    (4) Capital Lease Obligations;

    (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

    (6) any Hedging Obligations;

    (7) all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person; provided, however, that the amount of such Indebtedness shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the Indebtedness so incurred; and

    (8) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person;

and any and all deferrals, renewals, extensions, refinancings and refundings, whether direct or indirect, thereof and any amendments, modifications or supplements thereto, if and to the extent any of the preceding items, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

  The amount of any Indebtedness outstanding as of any date shall be:

    (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

    (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

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  "Independent Construction Consultant" means the independent construction consultant retained in connection with the construction of the Shreveport resort, or any successor independent construction consultant appointed by the trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

  "Intercompany Notes" means the intercompany notes issued by our Restricted Subsidiaries in favor of us or a Guarantor to evidence advances by us or that Guarantor.

  "Interim Period" means any period, other than the First Accrual Period, that begins on any January 1 and ends before the next June 30 and any period that begins on any July 1 and ends before the next December 31.

  "Interest Reserve Account" means the interest reserve account to be maintained by the Disbursement Agent and pledged to the trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which $27.3 million of the proceeds of the original offering were deposited.

  "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons, including Affiliates, in the forms of loans, including guarantees or other obligations, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we or any of our Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any of our direct or indirect Restricted Subsidiaries such that, after giving effect to any such sale or disposition, such Person is no longer our Restricted Subsidiary, we shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant entitled "--Certain Covenants--Restricted Payments." The acquisition by us or any of our Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by us or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant entitled "Certain Covenants--Restricted Payments."

  "Joint Venture Agreement" means the Third Amended and Restated Joint Venture Agreement of Hollywood Casino Shreveport dated as of July 21, 1999, among Paddlewheels, HCS I and HCS II, as in effect on the date of the indenture.

  "License Agreement" means the License Agreement dated as of the date of the indenture, between Hollywood Casino Corporation and us, as in effect on the date of the indenture or as amended or modified pursuant to the provisions of the covenant entitled "Amendments to Certain Agreements."

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction.

  "Loan and Settlement Agreement" means the Loan and Settlement Agreement dated as of January 16, 1998, among New Orleans Paddlewheels, Inc., Paddlewheels, HWCC-Louisiana, Sodak Louisiana, L.L.C. and Hilton New Orleans Corporation, as in effect on the date of the indenture.

  "Management Agreement" means the Management Services Agreement dated as of September 22, 1998, between us and the Manager relating to the management of the Shreveport resort, as in effect on the date of the indenture or as amended or modified pursuant to the provisions of the covenant entitled "Amendments to Certain Agreements."

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  "Management Fees" means any fees payable to the Manager pursuant to the
Management Agreement.

  "Manager" means HWCC-Shreveport, Inc., a Louisiana corporation.

  "Manager Subordination Agreement" means the Manager Subordination Agreement dated as of the date of the indenture, among us, the Manager and the trustee.

  "Marine Services Agreement" means the Marine Services Agreement dated as of September 22, 1998, between us and Paddlewheels, as in effect on the date of the indenture or as amended or modified pursuant to the provisions of the covenant entitled "Amendments to Certain Agreements."

  "Membership Interest Purchase Agreement" means the Purchase Agreement dated as of March 31, 1999, among HWCC-Louisiana, Sodak Gaming and Sodak Louisiana, L.L.C., as in effect on the date of the indenture.

  "Minimum Facilities" means, with respect to the Shreveport resort, a riverboat casino which has in operation at least 1,600 gaming positions, a hotel which has at least 350 hotel rooms, two restaurants with seating for at least 500 people, two bars, an entertainment lounge and parking for at least 1,800 vehicles.

  "Net Income" means, with respect to any specified Person:

    (1) the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred equity dividends or distributions, excluding, however:

      (a) any gain, but not loss, together with any related provision for taxes or Tax Amount on such gain, but not loss, realized in connection with:

        (I) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

        (II) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

      (b) any extraordinary gain, but not loss, together with any related provision for taxes or Tax Amount on such extraordinary gain, but not loss; less

    (2) in the case of any Person that is a partnership or limited liability company, the Tax Amount of such Person for such period.

  "Net Loss Proceeds" means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds, including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes or the portion of the Tax Amount attributable to such Event of Loss paid or payable as a result thereof.

  "Net Proceeds" means the aggregate cash proceeds received by us or any of our Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result thereof and taxes or the portion of the Tax Amount attributable to such Asset Sale paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

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  "Non-Recourse Debt" means Indebtedness:

    (1) as to which neither we nor any of our Restricted Subsidiaries:

      (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness

      (b) are directly or indirectly liable as a guarantor or otherwise or

      (c) constitutes the lender;

    (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of us or any of our Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of us or any of our Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Operating" means, with respect to the Shreveport resort, the first time that:

    (1) all Gaming Licenses have been granted and have not been revoked or suspended;

    (2) all Liens, other than Liens created by the collateral documents or Permitted Liens, related to the development, construction and equipping of, and beginning operations at, the Shreveport resort have been discharged or, if payment is not yet due or if such payment is contested in good faith by us, sufficient funds remain in the Construction Disbursement Account to discharge such Liens and we have taken any action, including the institution of legal proceedings necessary to prevent the sale of any or all of the Shreveport resort or the real property on which the Shreveport resort will be constructed;

    (3) the Independent Construction Consultant shall deliver a certificate to the trustee certifying that the Shreveport resort is substantially complete in all material respects in accordance with the Final Plans with respect to the Minimum Facilities;

    (4) the Shreveport resort is in a condition, including installation of furnishings, fixtures and equipment, to receive customers in the ordinary course of business;

    (5) the Minimum Facilities are open to the general public and operating in accordance with applicable law; and

    (6) a permanent or temporary certificate of occupancy has been issued for the Shreveport resort by the appropriate governmental authorities.

  "Operating Deadline" means April 30, 2001.

  "Paddlewheels" means Shreveport Paddlewheels, L.L.C., a Louisiana limited liability company.

  "Paddlewheels Revenue Participation" means the amount payable by us to Paddlewheels equal to 1% of the Complex Net Revenues, as defined in the Assignment Agreement, pursuant to the terms of the Assignment Agreement.

  "Pari Passu Collateral" means the collateral owned by us, excluding the funds held in the Cash Collateral Accounts.

  "Pari Passu Lien" means a Lien on the Pari Passu Collateral that ranks pari passu with the Lien of the trustee for the ratable benefit of the holders of notes pursuant to the intercreditor agreement in substantially the form attached as an exhibit to the indenture.

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  "Permitted Business" means the gaming business and other businesses necessary for, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming business, including developing and operating lodging facilities, restaurants, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto, and potential opportunities in the gaming business.

  "Permitted Investments" means:

    (1) any Investment in us or in any of our Restricted Subsidiaries;

    (2) any Investment in Cash Equivalents, Government Securities or Pledged Securities;

    (3) any Investment by us or any of our Restricted Subsidiaries in a Person, if as a result of such Investment:

      (a) such Person becomes our Restricted Subsidiary; or

      (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or any of our Restricted Subsidiaries;

    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant entitled "Repurchase at the Option of Holders--Asset Sales";

    (5) any acquisition of assets solely in exchange for the issuance of our Equity Interests, other than Disqualified Stock;

    (6) Hedging Obligations;

    (7) one or more Investments by us in any entities the sole purpose of which is to develop, construct and/or operate golf courses; provided, however, that:

      (a) the aggregate amount of all such Investments does not exceed $3.0 million and

      (b) the development, construction and operation of such golf course would satisfy the provisions of the covenant entitled "Line of Business";

    (8) any Investment by us or any of our Restricted Subsidiaries in persons required in order to secure liquor and/or other licenses or permits under applicable law incident to the operation by us or any of our Restricted Subsidiaries of a Permitted Business; provided, however, that the aggregate amount of such Investment shall at no time exceed $100,000;

    (9) any Investment made in settlement of gambling debts incurred by patrons of any casino owned or operated by us or any of our Restricted Subsidiaries which settlements have been entered into in the ordinary course of business; and

    (10) Investments not otherwise permitted by the foregoing clauses (1) through (9) in an aggregate outstanding amount of not more than $250,000.

  "Permitted Liens" means:

    (1) Liens on the assets of the issuers and the guarantors created by the indenture and the collateral documents securing the notes and the guarantees;

    (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with us or any of our Restricted Subsidiaries; provided, however, that such Liens were in existence before the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or any of our Restricted Subsidiaries;

    (3) Liens on property existing at the time of acquisition thereof by us or any of our Restricted Subsidiaries; provided, however, that such Liens were in existence before the contemplation of such acquisition;

    (4) Liens existing on the date of the indenture;

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    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

    (7) Liens on FF&E to secure Indebtedness permitted by clause (6) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuances of Preferred Equity";

    (8) Pari Passu Liens on the Pari Passu Collateral to secure Indebtedness permitted by clause (8) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuances of Preferred Equity;"

    (9) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation;

    (10) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with our or any of our Subsidiaries' business or assets incurred in the ordinary course of business;

    (11) ground leases in respect of real property on which facilities owned or leased by us or any of our Restricted Subsidiaries is located;

    (12) Liens on assets of Unrestricted Subsidiaries that secure Non-recourse Debt of Unrestricted Subsidiaries;

    (13) Liens arising from UCC financing statements regarding property leased by us or any of our Restricted Subsidiaries;

    (14) Liens incurred and pledges made in the ordinary course of business in connection with workers" compensation, unemployment insurance and social security benefits; and

    (15) without limiting our ability or the ability of any of our Subsidiaries to create, incur, assume or suffer to exist any Lien otherwise permitted under any of the foregoing clauses, any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses; provided, however, that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced or substitute property or assets, the value of which is (and, for property or assets having an aggregate fair market value of more than $100,000, as determined by our Board of Directors to be) not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

  "Permitted Refinancing Indebtedness" means any Indebtedness of us or any of our Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of us or any of our Restricted Subsidiaries, other than intercompany Indebtedness; provided, however, that:

    (1) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount, or accreted value, if applicable, of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith; provided, if such Indebtedness is secured by a Lien described in clause (7) of the definition of "Permitted Liens," then the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness will not exceed the then current fair market value of the asset so encumbered;

    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

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    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

    (4) such Indebtedness is incurred either by us or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

  "Plans" means all drawings, plans and specifications, prepared by or on behalf of us, as the same may be amended or supplemented from time to time as specified in the Cash Collateral and Disbursement Agreement and, if required, submitted to and approved by the appropriate regulatory authorities, which describe and show the Shreveport resort and the labor and materials necessary for the construction thereof.

  "Pledged Securities" means:

    (1) Government Securities having a maturity date on or before the date on which the payments of interest on the notes to which such Government Securities are pledged occur;

    (2) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

    (3) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation other than an Affiliate of ours with a rating at the time any investment therein is made, of "A-1" or higher according to Standard & Poor's Ratings Services or "P-1" or higher according to Moody's Investors Service, Inc.;

    (4) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

    (5) any fund investing exclusively in investments of the types described in clauses (1) through (4) above; and

in the case of clauses (2) through (4) above, which have a maturity date on or before the date on which the payments of interest on the notes to which such securities are pledged occur.

  "Principals" means:

    (1) Jack Pratt, Edward T. Pratt, Jr., William D. Pratt, Crystal A. Pratt, Marina A. Pratt and Edward T. Pratt, III, their respective estates and members of the immediate family, including adopted children, of any of them who acquire Voting Stock of Hollywood Casino from any such estates;

    (2) C.A. Pratt Partners, Ltd., a Texas limited partnership; provided, however, that, in each case, the majority of the voting equity interest of the partnership is Beneficially Owned by a Person named in clause (1); and

    (3) The WDP, Jr. Family Trust; provided, however, that a Person named in clause (1) is:

      (a) the Beneficial Owner of a majority of the Voting Stock of Hollywood Casino held by such trust, or

      (b) if the trust is irrevocable, the trustee of the irrevocable trust is a Person named in clause (1).

  "Qualified Equity Offering" means an offering of Hollywood Casino's common stock which results in net proceeds to Hollywood Casino of at least $20.0 million, but only to the extent that the net proceeds of the offering are contributed directly or indirectly as equity by Hollywood Casino to us.

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

  "Remaining Construction Amounts" means an amount equal to the aggregate of amounts remaining in the Construction Disbursement Account, the Completion Reserve Account and the Segregated Account on the date the Shreveport resort becomes Operating, less the amount of the Remaining Costs.

  "Remaining Costs" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Segregated Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

  "Semiannual Period" means each period that begins on January 1 and ends on the next June 30 or each period that begins on July 1 and ends on the next December 31.

  "Side Agreement" means the Side Agreement dated as of January 16, 1998, among Queen of New Orleans at the Hilton Joint Venture, HWCC-Louisiana and Sodak Louisiana, L.L.C., as in effect on the date of the indenture or as amended or modified pursuant to the provisions of the covenant entitled "Amendments to Certain Agreements."

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

  "Sodak Gaming" means Sodak Gaming, Inc., a South Dakota corporation.

  "Software Agreement" means the Software License and Maintenance Agreement entered into between us and Advanced Casino Systems Corporation.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any specified Person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof; and

    (2) any partnership

      (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or

      (b) the only general partners of which are such Person or one or more Subsidiaries of such Person, or any combination thereof.

  "Tax Amount" means payments by us to HCS I and HCS II in amounts sufficient to permit HCS I and HCS II to fulfill the obligations with respect to all taxes of HWCC-Louisiana, HCS I and HCS II; provided, however, that so long as HWCC-Louisiana, HCS I and HCS II file a consolidated, combined, unitary or similar federal, state or local income or franchise tax return with Hollywood Casino, the payment by us with respect to such taxes shall be an amount sufficient to permit HWCC-Louisiana, HCS I and HCS II to fulfill their respective obligations under the Tax Sharing Agreement solely with respect to their respective obligations thereunder that are attributable to our income.

  "Tax Sharing Agreement" means the Tax Sharing Agreement dated the date of the indenture, between Hollywood Casino and its domestic corporate Subsidiaries, including HWCC-Louisiana, HCS I and HCS II as in effect on the date of the indenture or as amended or modified pursuant to the provisions of the covenant entitled "Amendments to Certain Agreements."

  "Technical Services Agreement" means the Technical Services Agreement dated as of September 22, 1998, between the Manager and us, as in effect on the date of the indenture or as amended or modified pursuant to the provisions of the covenant entitled "Amendments to Certain Agreements."

  "Total Assets" means, with respect to any Person, the aggregate of all assets of such Person and its subsidiaries as would be shown on the balance sheet of such Person prepared in accordance with GAAP.

  "Unrestricted Subsidiary" means any of our Subsidiaries other than Shreveport Capital that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such
Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with us or any of our Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not our Affiliates;

    (3) is a Person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of us or any of our Restricted Subsidiaries.

  Any designation of our Subsidiaries as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant entitled "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by one of our Restricted Subsidiaries as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Equity," we shall be in default of such covenant. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation shall be deemed to be an incurrence of Indebtedness by any of our Restricted Subsidiaries of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

    (1) such Indebtedness is permitted under the covenant entitled "-- Incurrence of Indebtedness and Issuance of Preferred Equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and

    (2) no default or event of default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying

      (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

      (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount of such Indebtedness.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material United States federal income tax consequences relevant to the exchange of your original notes for registered notes. This discussion is a summary for general information purposes only, and does not consider all aspects of federal income taxation that may be relevant to a particular investor in light of his, her or its personal circumstances.

  This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax consequences.

  We urge you to consult your own tax advisors regarding the particular United States federal tax consequences to you of exchanging your original notes for registered notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

Exchange of Original Notes for Registered Notes

  Based on an opinion from Weil, Gotshal & Manges LLP, our tax counsel, the exchange of your original notes for registered notes pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. Accordingly, not only will the exchange offer have no federal income tax consequences to you if you exchange your original notes for registered notes (i.e., you will not recognize gain or loss for federal income tax purposes, there will be no change in your tax basis, and your holding period will carry over to the registered notes), but the federal income tax consequences of holding and disposing of the registered notes will also be the same as those that would apply to your original notes.

                              PLAN OF DISTRIBUTION

  If you are a broker-dealer that receives registered notes for your own account in exchange for your original notes pursuant to the exchange offer, where your original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of your registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by you in connection with resales of registered notes received in exchange for your original notes where your original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to you for use
in connection with any such resale. In addition, until    , 2000, if you effect
a transaction in the registered notes you may be required to deliver a prospectus.

  Neither we nor the guarantors will receive any proceeds from any sale of registered notes by broker-dealers. If you are a broker-dealer, registered notes you receive for your own account in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. You may make resales directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such registered notes. If you are a broker-dealer that resells registered notes that we received by you for your own account in connection with the exchange offer and you participate in a distribution of your registered notes, you may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of registered notes and any commissions or concessions received by you may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that you will deliver and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the registration statement is declared effective, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to you, if you are a broker-dealer that requests these documents in the letter of transmittal or otherwise. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any broker-dealers and will indemnify you, including any broker-dealers, against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the registered notes offered by this prospectus will be passed upon for the issuers by Weil, Gotshal & Manges LLP, Dallas, Texas and New York, New York.

                                    EXPERTS

  The financial statements of Hollywood Casino Shreveport as of December 31, 1999 and 1998 and for each of the periods during the three years ended December 31, 1999; HWCC-Louisiana, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and Sodak Louisiana, L.L.C. as of December 31, 1998 and 1997, for the year ended December 31, 1998 and for the period from inception (October 20, 1997) through December 31, 1997, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  The issuers and guarantors are not currently subject to the periodic reporting and other information requirements of the Exchange Act. The issuers and guarantors have agreed that, whether or not required to do so by the rules and regulations of the SEC, so long as any registered notes remain outstanding, they will furnish to the trustee and deliver or cause to be delivered to holders of the registered notes, beginning with respect to the fiscal quarter ending September 30, 1999, (1) all consolidated quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms and, with respect to the annual information only, a report thereon by our certified independent accountants and (2) all reports that would be required to be filed with the SEC on form 8-K if the issuers were required to file such reports. From and after the time a registration statement with respect to the registered notes is declared effective by the SEC, the issuers will file such information with the SEC, provided the SEC will accept such filing. Anyone who receives this prospectus may obtain a copy of the indenture, each of the collateral documents and the registration rights agreement without charge by writing to the issuers and the guarantors, c/o William D. Pratt, Executive Vice President, Secretary and General Counsel, Hollywood Casino Shreveport, Two Galleria Tower, 13455 Noel Road, Suite 2200, Dallas, Texas 75240.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Hollywood Casino Shreveport and Subsidiary:
  Independent Auditors' Report............................................  F-2
  Consolidated Balance Sheets as of December 31, 1999 and 1998............  F-3
  Consolidated Statements of Operations for the Years Ended December 31,
   1999, 1998 and 1997 and for the Period from September 22, 1998 Through
   December 31, 1999......................................................  F-4
  Consolidated Statement of Changes in Partners' Capital (Deficiency) for
   the Period from January 1, 1997 Through September 21, 1998 and for the
   Period from September 22, 1998 Through December 31, 1999...............  F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1999, 1998 and 1997 and for the Period from September 22, 1998 Through
   December 31, 1999......................................................  F-6
  Notes to Consolidated Financial Statements .............................  F-7
HWCC-Louisiana, Inc. and Subsidiaries:
  Independent Auditors' Report............................................ F-16
  Consolidated Balance Sheets as of December 31, 1999 and 1998............ F-17
  Consolidated Statements of Operations for the Years Ended December 31,
   1999, 1998 and 1997.................................................... F-18
  Consolidated Statement of Changes in Shareholder's Equity (Deficit) for
   the Three Years Ended December 31, 1999................................ F-19
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1999, 1998 and 1997.................................................... F-20
  Notes to Consolidated Financial Statements.............................. F-21
Sodak Louisiana, L.L.C.
  Independent Auditors' Report............................................ F-31
  Balance Sheets as of December 31, 1998 and 1997......................... F-32
  Statements of Operations for the Year Ended December 31, 1998 and for
   the Period from Inception (October 20, 1997) Through December 31,
   1997................................................................... F-33
  Statement of Changes in Shareholder's Equity for the Period from
   Inception (October 20, 1997) through December 31, 1998................. F-34
  Statements of Cash Flows for the Year Ended December 31, 1998 and the
   Period from Inception (October 20, 1997) Through December 31, 1997..... F-35
  Notes to Financial Statements........................................... F-36

                          INDEPENDENT AUDITORS' REPORT

To Hollywood Casino Shreveport:

  We have audited the accompanying balance sheets of Hollywood Casino Shreveport (a development stage general partnership for periods subsequent to September 22, 1998 and formerly known as QNOV) as of December 31, 1999 and 1998, and the related statements of operations, changes in partners' capital (deficiency), and cash flows for each of the periods during the three years ended December 31, 1999 and for the period from September 22, 1998 through December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Hollywood Casino Shreveport as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the periods during the three years ended December 31, 1999 and for the period from September 22, 1998 to December 31, 1999, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Dallas, Texas

May 11, 2000

                   HOLLYWOOD CASINO SHREVEPORT AND SUBSIDIARY
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

                      CONSOLIDATED BALANCE SHEETS (NOTE 1)

                             December 31,  December 31,
                                 1999          1998
                             ------------  ------------
Assets
Current Assets:
  Cash and cash
   equivalents.............. $ 19,014,000   $3,734,000
  Interest receivable.......    1,432,000          --
  Prepaid expenses and other
   current assets...........      620,000          --
                             ------------   ----------
    Total current assets....   21,066,000    3,734,000
                             ------------   ----------
Property and Equipment:
  Furniture and equipment...       23,000          --
  Construction in progress..   36,155,000    1,957,000
                             ------------   ----------
                               36,178,000    1,957,000
  Less accumulated
   depreciation.............       (2,000)         --
                             ------------   ----------
                               36,176,000    1,957,000
                             ------------   ----------
Cash restricted for
 construction project.......  147,310,000          --
                             ------------   ----------
Deferred financing costs,
 net........................    4,928,000          --
                             ------------   ----------
                             $209,480,000   $5,691,000
                             ============   ==========
Liabilities and Partners'
 Capital
Current Liabilities:
  Current maturities of
   long-term debt........... $    400,000   $      --
  Accounts payable..........   11,648,000      726,000
  Interest payable..........    7,637,000          --
  Other accrued
   liabilities..............       35,000    5,000,000
  Due to affiliates.........      230,000          --
                             ------------   ----------
    Total current
     liabilities............   19,950,000    5,726,000
                             ------------   ----------
Long-term debt..............  151,359,000          --
                             ------------   ----------
Commitments and
 Contingencies (Note 5)
Partners' Capital
 (Deficiency):
  Partners' capital
   contributions............   47,501,000    5,000,000
  Accumulated deficit during
   the development stage....   (4,330,000)     (35,000)
  Accumulated deficit at
   date of change in
   partners.................   (5,000,000)  (5,000,000)
                             ------------   ----------
Total partners' capital
 (deficiency)...............   38,171,000      (35,000)
                             ------------   ----------
                             $209,480,000   $5,691,000
                             ============   ==========

The accompanying footnotes to consolidated financial statements are an integral part of these consolidated balance sheets.

                   HOLLYWOOD CASINO SHREVEPORT AND SUBSIDIARY
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

                 CONSOLIDATED STATEMENTS OF OPERATIONS (NOTE 1)

                           Period from                 Period from   Period from
                          September 22,               September 22,  January 1,
                          1998 through   Year Ended   1998 through  1998 through   Year Ended
                          December 31,  December 31,  December 31,  September 21, December 31,
                              1999          1999          1998          1998          1997
                          ------------- ------------  ------------- ------------- ------------
Revenue:
  Casino................   $            $               $            $            $45,803,000
  Beverage..............           --           --           --              --     2,904,000
  Other.................           --           --           --           89,000    1,664,000
                           -----------  -----------     --------     -----------  -----------
                                   --           --           --           89,000   50,371,000
Less--promotional
 allowances.............           --           --           --              --    (2,916,000)
                           -----------  -----------     --------     -----------  -----------
Net revenues............           --           --           --           89,000   47,455,000
                           -----------  -----------     --------     -----------  -----------
Expenses:
  Casino................           --           --           --              --    22,612,000
  Admission fees........           --           --           --              --     6,432,000
  Other departmental....           --           --           --           76,000      276,000
  Property operations...           --           --           --          155,000    6,989,000
  Vessel rent...........           --           --           --          (21,000)   2,827,000
  General and
   administrative.......           --           --           --          986,000    2,468,000
  Management fees.......           --           --           --              --     2,519,000
  Development costs.....       240,000      150,000       90,000             --           --
  Preopening expenses...       841,000      841,000          --              --           --
  Depreciation..........         2,000        2,000          --              --     1,547,000
                           -----------  -----------     --------     -----------  -----------
Total expenses..........     1,083,000      993,000       90,000       1,196,000   45,670,000
                           -----------  -----------     --------     -----------  -----------
Operating (loss)
 income.................    (1,083,000)    (993,000)     (90,000)     (1,107,000)   1,785,000
                           -----------  -----------     --------     -----------  -----------
Non-operating income
 (expense):
Interest income.........     3,699,000    3,644,000       55,000         241,000      583,000
Interest expense, net of
 capitalized interest of
 $1,052,000 in 1999.....    (6,946,000)  (6,946,000)         --          (50,000)     (88,000)
                           -----------  -----------     --------     -----------  -----------
Total non-operating
 (expense) income.......    (3,247,000)  (3,302,000)      55,000         191,000      495,000
                           -----------  -----------     --------     -----------  -----------
  Net (loss) income.....   $(4,330,000) $(4,295,000)    $(35,000)    $  (916,000) $ 2,280,000
                           ===========  ===========     ========     ===========  ===========


The accompanying footnotes to consolidated financial statements are an integral part of these consolidated financial statements.

                   HOLLYWOOD CASINO SHREVEPORT AND SUBSIDIARY
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

  CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL (DEFICIENCY) (NOTE 1)

         For the Period from January 1, 1997 through September 21, 1998 and for the Period from September 22, 1998 through December 31, 1999

                                                          Partners' Capital
                          ---------------------------------------------------------------------------------------
                            Hilton      New Orleans    HWCC-       Sodak                             Shreveport
                          New Orleans  Paddlewheels, Louisiana,  Louisiana,    HCS I,     HCS II,   Paddlewheels,
                           Corp. (1)      Inc. (1)      Inc.     L.L.C. (2)     Inc.        Inc.        L.L.C
                          -----------  ------------- ----------  ----------  -----------  --------  -------------
Balances, January 1,
 1997...................  $(2,267,000)  $(2,267,000) $      --   $      --   $       --   $    --    $      --
Net income..............    1,140,000     1,140,000         --          --           --        --           --
Distributions...........   (1,982,000)   (1,982,000)        --          --           --        --           --
                          -----------   -----------  ----------  ----------  -----------  --------   ----------
Balances, December 31,
 1997...................   (3,109,000)   (3,109,000)        --          --           --        --           --
Net loss................     (458,000)     (458,000)        --          --           --        --           --
Cash distributions......   (3,000,000)   (3,000,000)        --          --           --        --           --
Assumption of
 partnership
 obligation.............    5,000,000            --         --          --           --        --           --
Non-cash distributions
 of net liabilities.....    1,948,000     1,186,000         --          --           --        --           --
Reallocation of
 partners' accounts.....   (2,881,000)    2,881,000         --          --           --        --           --
                          -----------   -----------  ----------  ----------  -----------  --------   ----------
Balances, September 21,
 1998...................   (2,500,000)   (2,500,000)        --          --           --        --           --
Contributed capital.....          --            --    2,500,000   2,500,000          --        --           --
                          -----------   -----------  ----------  ----------  -----------  --------   ----------
Balances, December 31,
 1998...................   (2,500,000)   (2,500,000)  2,500,000   2,500,000          --        --           --
Adjust recorded value of
 Sodak Louisiana,
 L.L.C.'s investment
 (2)....................          --            --          --   (2,499,000)         --        --           --
Merger of Sodak
 Louisiana, L.L.C. (2)..          --            --        1,000      (1,000)         --        --           --
Contribution of interest
 (3)....................          --            --   (2,501,000)        --     2,476,000    25,000          --
Contributed capital.....          --            --          --          --    43,560,000   440,000    1,000,000
Assignment of interest..          --            --          --          --      (990,000)  (10,000)   1,000,000
                          -----------   -----------  ----------  ----------  -----------  --------   ----------
Balances, December 31,
 1999...................  $(2,500,000)  $(2,500,000) $      --   $      --   $45,046,000  $455,000   $2,000,000
                          ===========   ===========  ==========  ==========  ===========  ========   ==========

                                Deficit Accumulated During Development Stage
                          ----------------------------------------------------------
                            HWCC-      Sodak                            Shreveport
                          Louisiana, Louisiana,              HCS II,   Paddlewheels,
                             Inc.    L.L.C. (2) HCS I, Inc.    Inc.        L.L.C
                          ---------- ---------- -----------  --------  -------------
Balances, September 22,
 1998...................   $   --     $   --    $       --   $    --       $ --
Net loss................   (17,000)   (18,000)          --        --         --
                           -------    -------   -----------  --------      -----
Balances, December 31,
 1998...................   (17,000)   (18,000)          --        --         --
Merger of Sodak
 Louisiana, L.L.C. (2)..   (30,000)    30,000           --        --         --
Contribution of interest
 (3)....................    60,000        --        (59,000)   (1,000)       --
Net loss................   (13,000)   (12,000)   (4,227,000)  (43,000)       --
                           -------    -------   -----------  --------      -----
Balances, December 31,
 1999...................   $   --     $   --    $(4,286,000) $(44,000)     $ --
                           =======    =======   ===========  ========      =====

--------
(1) Hilton New Orleans Corporation and New Orleans Paddlewheels, Inc. withdrew as partners and transferred their interests to HWCC-Louisiana, Inc., Sodak Louisiana, L.L.C. and Shreveport Paddlewheels, L.L.C. during September 1998. At the time of their withdrawal, the joint venture had no recorded assets or liabilities, all such amounts having been distributed to the withdrawing partners, and the joint venture became a development stage general partnership.

(2) Sodak Louisiana, L.L.C. became a wholly owned subsidiary of HWCC-Louisiana, Inc. on April 23, 1999 and was merged into HWCC-Louisiana, Inc. on July 9, 1999. The adjustment to the recorded value is a purchase adjustment (see Note 1).
(3) On July 21, 1999, HWCC-Louisiana, Inc. contributed its ownership interest in Hollywood Casino Shreveport to its wholly owned subsidiaries, HCS I, Inc. and HCS II, Inc.

The accompanying footnotes to consolidated financial statements are an integral part of these consolidated financial statements.

                   HOLLYWOOD CASINO SHREVEPORT AND SUBSIDIARY
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

                 CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 1)

                           Period from                   Period from   Period from
                          September 22,                 September 22,  January 1,
                          1998 through    Year Ended    1998 through  1998 through   Year Ended
                          December 31,   December 31,   December 31,  September 21, December 31,
                              1999           1999           1998          1998          1997
                          -------------  -------------  ------------- ------------- ------------
Operating Activities:
Net (loss) income.......  $  (4,330,000) $  (4,295,000)  $   (35,000)  $  (916,000) $ 2,280,000
Adjustments to reconcile
 net (loss) income to
 cash provided by (used
 in) operating
 activities:
 Depreciation and
  amortization,
  including accretion of
  discount..............        362,000        362,000           --            --     1,547,000
 Increase in interest
  receivable............     (1,432,000)    (1,432,000)          --            --           --
 Provision for doubtful
  accounts..............            --             --            --            --        33,000
 Decrease in accounts
  receivable............            --             --            --            --       298,000
 Increase (decrease) in
  accounts payable and
  accrued liabilities...     14,320,000     13,594,000       726,000           --    (8,654,000)
 Net change in other
  current assets and
  liabilities...........       (390,000)      (390,000)          --     (2,009,000)     321,000
 Net change in other
  assets and
  liabilities...........            --             --            --      2,847,000      380,000
                          -------------  -------------   -----------   -----------  -----------
Cash provided by (used
 in) operating
 activities.............      8,530,000      7,839,000       691,000       (78,000)  (3,795,000)
                          -------------  -------------   -----------   -----------  -----------
Investing Activities:
Purchase of property and
 equipment..............    (36,985,000)   (35,028,000)   (1,957,000)          --           --
Proceeds from disposal
 of vessel..............            --             --            --            --    10,000,000
Increase in cash
 restricted for
 construction project...   (147,310,000)  (147,310,000)          --            --           --
                          -------------  -------------   -----------   -----------  -----------
Cash (used in) provided
 by investing
 activities.............   (184,295,000)  (182,338,000)   (1,957,000)          --    10,000,000
                          -------------  -------------   -----------   -----------  -----------
Financing Activities:
Capital contributions...     50,000,000     45,000,000     5,000,000           --           --
Partner distributions...            --             --            --     (6,000,000)  (3,964,000)
Proceeds from issuance
 of long-term debt......    150,000,000    150,000,000           --            --           --
Repayments of long-term
 debt...................            --             --            --            --    (6,000,000)
Deferred financing
 costs..................     (5,221,000)    (5,221,000)          --            --           --
                          -------------  -------------   -----------   -----------  -----------
Cash provided by (used
 in) financing
 activities.............    194,779,000    189,779,000     5,000,000    (6,000,000)  (9,964,000)
                          -------------  -------------   -----------   -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............     19,014,000     15,280,000     3,734,000    (6,078,000)  (3,759,000)
Cash and cash
 equivalents at
 beginning of period....            --       3,734,000           --      6,078,000    9,837,000
                          -------------  -------------   -----------   -----------  -----------
Cash and cash
 equivalents at end of
 period.................  $  19,014,000  $  19,014,000   $ 3,734,000   $       --   $ 6,078,000
                          =============  =============   ===========   ===========  ===========

The accompanying footnotes to consolidated financial statements are an integral part of these consolidated financial statements.

                   HOLLYWOOD CASINO SHREVEPORT AND SUBSIDIARY
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Organization, Business and Basis of Presentation

  Hollywood Casino Shreveport ("HCS") is currently a development stage general partnership registered in the state of Louisiana. The original partnership agreement was amended on September 22, 1998 to include as partners in what has since been referred to herein as HCS the following companies: HWCC-Louisiana, Inc. ("HCL"), a Louisiana corporation wholly owned by Hollywood Casino Corporation ("HCC"); Sodak Louisiana, L.L.C. ("Sodak"), a Louisiana limited liability company; and Shreveport Paddlewheels, L.L.C. ("Paddlewheels"), a Louisiana limited liability company. The general partnership had originally been formed in May 1992 for the purpose of developing and operating a riverboat casino in New Orleans, Louisiana. Originally named Queen of New Orleans at the Hilton Joint Venture ("QNOV"), the partnership was 50%-owned by Hilton New Orleans Corporation ("Hilton") and 50%-owned by New Orleans Paddlewheels, Inc. ("NOP"). Hilton and NOP are collectively referred to herein as the "former partners." QNOV commenced operations in New Orleans in February 1994.

  During October 1996, QNOV received approval from state gaming authorities to relocate its license to operate to the City of Shreveport, Louisiana, approximately 180 miles east of Dallas, Texas. Subsequent to receiving approval to relocate the license, QNOV made the decision in 1997 not to conduct gaming operations in Shreveport. The former partners sought to transfer the license to operate in Shreveport to another interested party. Under Louisiana gaming regulations, the license to operate a riverboat gaming operation is not transferable; however, the ownership of an entity licensed to operate is transferable, subject to the approval of the Louisiana Gaming Control Board (the "LGCB"). Accordingly, the transfer of the license to operate in Shreveport was structured as the acquisition of the interests of the former partners in QNOV. QNOV discontinued its riverboat casino operations in New Orleans in October 1997 while it continued negotiations to transfer its interests to a new group of partners. The former partners disposed of QNOV's assets other than its license to operate and satisfied all but one of its obligations so that when the former partners withdrew on September 22, 1998, QNOV's only asset was its license to operate in Shreveport (which had no recorded value) and its only liability was a $5,000,000 obligation to the City of New Orleans (see below).

  When the former partners of QNOV proposed moving to Shreveport, they negotiated a settlement with the City of New Orleans to pay $10,000,000 with respect to claims asserted by the City in connection with the relocation. This liability was recorded by QNOV during 1997 and was to be paid after opening in Shreveport. When the former partners' decided not to relocate to Shreveport, the status of the obligation became uncertain. During September 1998, the former partners of QNOV and HCS entered into a Compromise Agreement with the City of New Orleans under which it was agreed that Hilton would pay $5,000,000 to the City with QNOV being released from any further relocation claims. QNOV reflected Hilton's payment as a capital contribution prior to the withdrawal of the former partners from QNOV. The remaining $5,000,000 obligation continued to be reflected as a liability by HCS to be paid to the City upon securing financing for construction of HCS's new riverboat casino in Shreveport. In the event financing was not obtained, HCS would not be required to make any payment. The $5,000,000 obligation was paid by HCS in August 1999 upon the issuance of the First Mortgage Notes (see Note 3).

  The former partners had originally proposed a plan to jointly construct a hotel in Shreveport with another casino operator to support their riverboat casino project. When the former partners decided in 1997 not to relocate, all such plans were abandoned and all associated costs were written off. Upon admission of the new partners, HCS proceeded with entirely new plans to develop, own and operate a riverboat gaming complex to be constructed in Shreveport. In order to open the new facility, the partners of HCS had to obtain financing for

                          HOLLYWOOD CASINO SHREVEPORT
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

the project and will have to maintain licensing by the LGCB and incur all the risks inherent in the construction of a new facility. Upon completion, the new riverboat casino will operate under a different name, with a different theme, in a different geographic market and with different management and employees. Accordingly, the accompanying financial statements reflect the operations and cash flows of HCS for the period from September 22, 1998 through December 31, 1999 as a development stage entity. HCS currently has no operating activities other than development, financing and construction activities with respect to the Shreveport resort. As currently planned, the Shreveport resort will consist of a three-level riverboat casino with approximately 1,370 slot machines and 75 table games; a 405-room, all suite, art deco style hotel; and approximately 42,000 square feet of restaurant and entertainment facilities.

  Riverboat gaming operations in Louisiana are subject to regulatory control by the LGCB. HCS's current license to operate the Shreveport resort expires on October 15, 2004.

  It was originally anticipated that HCS would develop the Shreveport resort with each of HCL and Sodak having a 50% interest in the development and subsequent operations. Paddlewheels was to have a residual interest after the commencement of operations and in the event that the project was ever sold amounting to 10% plus any capital contributions made by Paddlewheels to HCS. On March 31, 1999, HCL entered into a definitive agreement with Sodak's parent to acquire Sodak for the $2,500,000 Sodak had contributed to HCS, with $1,000 to be paid at closing and the remainder to be paid six months after the opening of the Shreveport resort. Because of the contingent nature of the remaining obligation to Sodak, the accompanying consolidated financial statements of HCS include an adjustment in the amount of $2,499,000 to reduce the recorded value of construction in progress together with a corresponding reduction in partners' capital to reflect the difference between the amount paid by HCL to acquire Sodak's partnership interest and the previously recorded investment by Sodak in HCS. At such time as the additional $2,499,000 acquisition price is paid by HCL to Sodak, the adjustment to the recorded value of construction in progress will be reversed and an additional capital contribution will be recorded. The revised structure of the partnership was approved by the LGCB on April 20, 1999. As a result of the acquisition, HCL obtained an effective 100% ownership interest in HCS with Paddlewheels retaining their residual interest. During July 1999, Sodak was merged into HCL.

  Also during July 1999, HCL formed two new, wholly owned subsidiaries, HCS I, Inc. and HCS II, Inc., both Louisiana corporations. HCL contributed $1,000 of capital to each entity, along with 99% of its interest in HCS to HCS I, Inc. and the remaining 1% to HCS II, Inc. In addition, the HCS joint venture agreement was amended and restated on July 21, 1999, to reflect, among other things, the admission of HCS I, Inc. and HCS II, Inc. as partners of HCS and the withdrawal of HCL as managing partner of HCS. As a result, HCS I, Inc. now has an effective 99% interest in HCS and has become its managing general partner. HCS II, Inc. now has an effective 1% interest in HCS. Paddlewheels retained its 10% residual interest in HCS. HCS I, Inc. and HCS II, Inc. have assumed HCL's obligation to cause HCS to pay Paddlewheels the 1% of "complex net revenues" (see Note 5). The revised partnership structure was approved by the LGCB on July 20, 1999. HCL contributed an additional $300,000 to HCS through HCS I, Inc. and HCS II, Inc. in July 1999. Upon the issuance of the First Mortgage Notes (see Note 3), HCL contributed an additional $43,700,000 to HCS through HCS I, Inc. and HCS II, Inc. HCL also loaned $1,000,000 to Paddlewheels which Paddlewheels contributed to HCS. The source of funds for HCL's capital contributions and loan to Paddlewheels was capital contributions from HCC, its parent.

  Additionally, in July 1999, HCS formed a new, wholly owned subsidiary, Shreveport Capital Corporation, a Louisiana corporation. HCS contributed $1,000 of capital to Shreveport Capital Corporation. Shreveport Capital Corporation was formed for the sole purpose of being a co-issuer with respect to the First Mortgage

                          HOLLYWOOD CASINO SHREVEPORT
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Notes and is not expected to have any operating activities, acquire any assets or incur any other liabilities. Accordingly, separate financial statements of Shreveport Capital Corporation are not included herein because management has determined that such information is not material to investors.

  The total estimated cost of the Shreveport resort is $230,000,000. Equity contributions from HCL and Paddlewheels have provided $50,000,000 of the funds necessary. During August 1999, HCS successfully completed the issuance of $150,000,000 of 13% First Mortgage Notes with contingent interest (the "First Mortgage Notes") due 2006 (see Note 3); $30,000,000 of furniture, fixture and equipment financing will provide the remaining funds for the project (see Note
5). Construction began in August 1999 with a planned opening date in early November 2000 (see Note 7).

  The accompanying financial statements for periods subsequent to July 1999 are consolidated to include HCS's wholly owned subsidiary, Shreveport Capital Corporation. All intercompany transactions and balances have been eliminated in consolidation.

(2) Summary of Significant Accounting Policies

  The significant accounting policies followed in the preparation of the accompanying financial statements of HCS are discussed below. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents--

  Cash and cash equivalents are comprised of cash and investments with original maturities of three months or less, such as commercial paper, certificates of deposit and fixed repurchase agreements.

 Property and equipment--

  Furniture and equipment is being depreciated using the straight line method over the estimated useful life of five years. QNOV's property and equipment used in their New Orleans operations was fully depreciated during 1997.

 Construction in progress--

  Costs associated with the construction of the Shreveport resort, including the applicable interest on construction financing of $1,052,000 at December 31, 1999, are being capitalized and, commencing with the completion of the Shreveport resort, will be amortized over the estimated useful lives of the resulting assets. Capitalized costs will be allocated to the individual components of property and equipment and other assets when such assets are ready to be placed in service.

 Preopening costs--

  Preopening costs include, among other things, organizational costs, marketing and promotional costs, hiring and training of new employees and other operating costs incurred prior to the opening of the project. Such costs are accounted for under the provisions of Statement of Position 98-5 issued by the American Institute of Certified Public Accountants which requires that such costs be expensed as incurred.

                          HOLLYWOOD CASINO SHREVEPORT
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Deferred financing costs--

  The costs of issuing long-term debt, including all underwriting, licensing, legal and accounting fees, have been deferred and are being amortized over the term of the related debt issue using the straight-line method which approximates the effective interest method. Amortization of such costs amounted to $293,000 during the year ended December 31, 1999 and is included in interest expense on the accompanying consolidated statement of operations.

 Employee stock options--

  HCS has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows an entity to continue to measure compensation cost for employee stock-based compensation plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Entities electing to remain with the accounting under Opinion 25 are required to make pro forma disclosures of net income as if the fair value based method of accounting under SFAS 123 had been applied. HCL has elected to account for employee stock-based compensation under Opinion 25. During September 1999, HCC issued stock options to an employee of HCS for 50,000 shares of HCC common stock at an exercise price of $2.50 per share, the market price on the date of grant. Pro forma compensation expense for the period from the grant date (September 16, 1999) through December 31, 1999 is not material.

 Cash restricted for construction project--

  Cash restricted for construction project consists of investments in government securities which are to be used for specified purposes and which were purchased with net proceeds from the First Mortgage Notes (see Note 3) as required by the indenture for the First Mortgage Notes. Such restricted cash includes (i) funds to be used for construction which are subject to meeting certain conditions prior to their disbursement, (ii) funds to be used to make the first three semiannual interest payments with respect to the First Mortgage Notes and (iii) funds to be used to complete and open the Shreveport resort in the event the construction funds in (i) above are not sufficient. Interest earned, but not yet received, on such investments is included in interest receivable on the accompanying consolidated balance sheet at December 31, 1999. Upon receipt, interest is included in cash restricted for construction project.

  At December 31, 1999, cash restricted for construction project is comprised of the following:

      Construction reserve........................................ $ 114,964,000
      Interest reserve............................................    27,275,000
      Completion reserve..........................................     5,071,000
                                                                   -------------
                                                                   $ 147,310,000
                                                                   =============

 Long-lived assets--

  Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of its review, HCS does not believe that any such changes have occurred.

                          HOLLYWOOD CASINO SHREVEPORT
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Casino revenues, promotional allowances and departmental expenses--

  QNOV recognized the net win from gaming activities (the difference between gaming wins and losses) as casino revenues. Casino revenues are net of accruals for anticipated payouts of progressive jackpots.

  The estimated value of beverages, admissions and other items which were provided to customers without charge has been included in revenues and a corresponding amount has been deducted as promotional allowances. The costs of such complimentaries have been included as casino expenses on the accompanying statement of operations for the year ended December 31, 1997. The cost of complimentaries allocated from the beverage department to the casino department during the year ended December 31, 1997 was $1,320,000.

  HCS anticipates that once it begins operations, its accounting policies with respect to the recognition of casino revenues, promotional allowances and departmental expenses will be consistent with those used by QNOV.

 Income taxes--

  HCS is a partnership and its tax attributes, including income and expense items, are passed through to its partners. Accordingly, the accompanying consolidated financial statements do not reflect state or federal income taxes.

 Recent Accounting Pronouncement--

  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" which summarizes the application of generally accepted accounting principles to revenue recognition in financial statements. HCS does not believe the adoption of Staff Accounting Bulletin 101 will have a significant impact on its consolidated financial position or results of operations.

  In June 1998, the Financial Accounting Standards Board issued a new statement, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which has been amended to be effective for fiscal years beginning after June 15, 2000. SFAS 133 requires, among other things, that derivatives be recorded on the balance sheet at fair value. Changes in the fair value of derivatives may, depending on circumstances, be recognized in earnings or deferred as a component of partners' capital until a hedged transaction occurs. HCS does not believe the adoption of SFAS 133 will have a significant impact on its financial position or results of operations.

(3) Long-term Debt

  Long-term debt at December 31, 1999 consists of the following:

   13% First Mortgage Notes, with contingent interest, due
    2006(a).................................................... $150,000,000
   Note payable, net of discount of $241,000 (b)...............    1,759,000
                                                                ------------
   Total indebtedness..........................................  151,759,000
   Less-current maturities.....................................     (400,000)
                                                                ------------
   Total long-term debt........................................ $151,359,000
                                                                ============

--------
(a) In August 1999, HCS and Shreveport Capital Corporation issued the First Mortgage Notes. Fixed interest on the First Mortgage Notes at the annual rate of 13% is payable on each February 1 and August 1, beginning February 1, 2000. In addition, contingent interest will accrue on the First Mortgage Notes and will be payable on each interest date after the Shreveport resort begins operations. The amount of contingent interest will be equal to 5% of the consolidated cash flow of HCS for the applicable period subject to a maximum contingent interest of $5,000,000 for any four consecutive fiscal quarters.

                          HOLLYWOOD CASINO SHREVEPORT
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


    The First Mortgage Notes are secured by, among other things, (i) a first priority security interest in the net proceeds from the issue of the First Mortgage Notes; (ii) a first priority security interest in substantially all of the assets that will comprise the Shreveport resort other than up to $35,000,000 in assets secured by equipment financing; (iii) a collateral assignment of the Shreveport resort's interest in the principal agreements under which it will be constructed, operated and managed and (iv) a collateral assignment of certain licenses and permits with respect to the construction, operation and management of the Shreveport resort. In addition, the First Mortgage Notes are guaranteed on a senior secured basis by HCL, HCS I, Inc. and HCS II, Inc. (collectively, the "Guarantors"). Such guarantees are secured by a first priority secured interest in substantially all of the Guarantors' assets, including a pledge of the capital stock of HCS I, Inc. and HCS II, Inc. and their partnership interests in HCS. The security interest does not include $2,500,000 held by HCL to fund its acquisition of Sodak.

    The First Mortgage Notes may be redeemed at any time on or after August 1, 2003 at 106.5% of the then outstanding principal amount, decreasing to 103.25% and 100% on August 1, 2004 and 2005, respectively. HCS may also redeem up to 35% of the First Mortgage Notes at a redemption price of 113% plus accrued interest at any time prior to August 1, 2002 with the net cash proceeds of an equity offering by HCC resulting in at least $20,000,000, but only to the extent that such proceeds are contributed by HCC as equity to HCS.

    The indenture to the First Mortgage Notes contains various provisions limiting the ability of HCS to borrow money, pay distributions on its equity interests or prepay debt, make investments, create liens, sell its assets or enter into mergers or consolidations. In addition, the indenture restricts the ability of the Guarantors and Shreveport Capital Corporation to acquire additional assets, become liable for additional obligations or engage in any significant business activities.

(b) The partners of HCS agreed that HCS would contingently reimburse Hilton for $2,000,000 of the amount it paid to the City of New Orleans under the Compromise Agreement (see Note 1); such repayment is to be made upon the earlier of the termination of construction of the Shreveport resort or in monthly installments of $200,000, without interest, commencing with the opening of the Shreveport resort. The $2,000,000 liability, net of a discount in the original amount of $308,000, and the related adjustment to the recorded value of project costs were recorded upon the issuance of the First Mortgage Notes in August 1999.

  Scheduled payments of long-term debt as of December 31, 1999 are set forth below:

   2000............................................................ $    400,000
   2001............................................................    1,600,000
   2002............................................................          --
   2003............................................................          --
   2004............................................................          --
   Thereafter......................................................  150,000,000
                                                                    ------------
                                                                    $152,000,000
                                                                    ============

(4)Transactions with Affiliates

  HCS

  The operations of the Shreveport resort will be managed by HWCC-Shreveport, Inc., a wholly owned subsidiary of HCC, under the terms of a management agreement. The management agreement became effective when the LGCB approved the development of the Shreveport resort and will remain in effect as long as HCS holds its license, unless the management agreement is terminated earlier in accordance with its terms. Under the terms of the management agreement, HCS will pay HWCC-Shreveport basic and incentive management

                          HOLLYWOOD CASINO SHREVEPORT
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

fees for its services. The basic fee will be equal to 2% of gross revenues, as defined in the agreement, from the operation of the Shreveport resort. The incentive fee will be equal to the sum of (i) 5% of earnings before interest, taxes, depreciation and amortization ("EBITDA"), as defined in the agreement, in excess of $25,000,000 and up to $35,000,000; (ii) 7% of EBITDA in excess of $35,000,000 and up to $40,000,000; and (iii) 10% of EBITDA over $40,000,000. In addition, HCS will reimburse HWCC-Shreveport for expenses incurred in connection with services provided under the management agreement.

  HCS has also entered into a Technical Services Agreement with HWCC-Shreveport to provide certain construction and project supervision services prior to the opening of the Shreveport resort. HCS will reimburse HWCC-Shreveport for expenses incurred in connection with services provided under the Technical Services Agreement. Such costs amounted to $291,000 for the year ended December 31, 1999 and for the period from September 28, 1998 through December 31, 1999. Amounts payable under the agreement amounting to $56,000 are included in due to affiliates on the accompanying consolidated balance sheet at December 31, 1999.

  HCS has also entered into a Marine Services Agreement with Paddlewheels to provide certain marine services for so long as Paddlewheels remains a joint venture partner in HCS. The Marine Services Agreement became effective on September 22, 1998 and, in addition to the reimbursement of Paddlewheels for its direct expenses incurred, if any, HCS will pay a monthly fee of $30,000 effective with the opening of the Shreveport resort. No payments have been made under the agreement through December 31, 1999.

QNOV

  QNOV leased the front apron of the Lower Poydras Street Wharf and a portion of the Upper Poydras Street Wharf from International Rivercenter ("IRC"), a partnership in which Hilton Hotels Corporations ("HHC"), the ultimate parent of Hilton, was a limited partner. Total expense in 1997 for this lease was $1,467,000. Additional rent was due under the wharf lease for each passenger over a base number of passengers of 1,100,000 annually. The incremental rate was $1.00 for each passenger in excess of the base number increasing by $.10 for each 125,000 incremental passengers. While in operation during 1997, the casino's incremental passengers totaled approximately 173,000, resulting in $195,000 of additional rental expense.

  QNOV leased office space from Queen of Jefferson, Inc. an affiliated company of NOP. Total expense for this lease was $9,000 for the 1998 period through September 22 and $103,000 for 1997.

  QNOV's casino was operated by Hilton pursuant to a Casino Management Agreement. As a management fee, Hilton received 3% of gross revenues (excluding interest income) of the casino, payable monthly. Fees pursuant to this agreement totaled $1,511,000 in 1997. Also, as a vessel rental fee, Hilton received 6.25% of gaming revenues of the casino, payable monthly. Fees pursuant to the agreement totaled $2,519,000 in 1997.

  The riverboat vessel was operated by NOP pursuant to a Vessel Management Agreement. NOP was entitled to a management fee of 2% of gross revenues (excluding interest income) of the casino, payable monthly. Fees pursuant to this agreement totaled $1,008,000 in 1997.

  NOP was also responsible for the Marine Department payroll. QNOV reimbursed NOP for salaries, wages and benefits for these individuals amounting to $2,071,000 in 1997.

  Marketing services were provided to QNOV by Visitor Marketing, Inc., an affiliate of NOP. Payment for these services totaled $863,000 for the year ended December 31, 1997.

                          HOLLYWOOD CASINO SHREVEPORT
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  QNOV purchased rooms, food and beverage items, and other services totaling approximately $2,000,000 in 1997 from New Orleans Hilton Riverside, a hotel owned by IRC. Certain employees of QNOV were eligible to participate in an employee investment plan whereby HHC contributed certain percentages of employee contributions. Expenses for this plan totaled $188,000 in 1997.

(5) Commitments

  For so long as it remains a joint venture partner in HCS, Paddlewheels will receive, among other things, an amount equal to 1% of the net revenues, as defined, of the Shreveport resort in exchange for the assignment by Paddlewheels of its joint venture interest in HCS to HCL and Sodak.

  HCC has entered into a completion capital agreement providing for the contribution of up to an additional $5,000,000 in cash if at any time there are insufficient funds available to enable the Shreveport resort to be operating by April 30, 2001. In addition, if the Shreveport resort is not operating by April 30, 2001, HCC will contribute to HCS through HCL, HCS I, Inc. and HCS II, Inc. on that date $5,000,000 in additional equity less any amounts previously contributed under the completion capital agreement.

  In May 1999, HCS entered into a ground lease with the City of Shreveport for the land on which the Shreveport resort will be built. The term of the lease began when construction commenced and will end on the tenth anniversary of the date the Shreveport resort opens. HCS has options to renew the lease on the same terms for up to an additional forty years. The lease may be further renewed after that time at prevailing rates and terms for similar leases. The City of Shreveport may terminate the lease as a result of, among other things, a default by HCS under the lease or the failure to substantially complete construction within the time period established by the LGCB. HCS may terminate the lease at any time if the operation of the Shreveport resort becomes uneconomic. Base rental payments under the lease are $10,000 per month during the construction period increasing to $450,000 per year upon opening and continuing at that amount for the remainder of the initial ten-year lease term. During the first five-year renewal term, the base annual rental will be $402,500. Subsequent renewal period base rental payments will increase by 15% during each of the next four five-year renewal terms with no further increases. In addition to the base rent, HCS will pay monthly percentage rent of not less than $500,000 per year equal to 1% of monthly adjusted gross revenues and the amount, if any, by which monthly parking facilities net income exceeds the parking income credit, as all such terms are defined in the lease agreement. Payments under the ground lease amounted to $56,000 for the period through December 31, 1999 and are included in construction in progress in the accompanying consolidated balance sheet at December 31, 1999.

  HCS has entered into a lease agreement with a third party lessor for up to $30,000,000 to be used to acquire furniture, fixtures and equipment for the Shreveport resort. Borrowings under the lease agreement may be made during the construction period in specified minimum amounts and will accrue interest at the rate of LIBOR plus 4%. During the construction period, HCS will only pay interest on outstanding borrowings as well as a fee of .5% per annum on the undrawn portion of the $30,000,000. Upon opening of the Shreveport resort, the outstanding borrowings will become payable quarterly including interest over a three year period to fully amortize the loan. The lease will be treated as a capital lease for financial reporting purposes. Borrowings under the lease will be collateralized by the furniture, fixture and equipment purchased. Covenants under the lease financing will be substantially similar to those included in the indenture for the First Mortgage Notes (see Note 3). No charges were incurred under the agreement through December 31, 1999.

                          HOLLYWOOD CASINO SHREVEPORT
A Development Stage General Partnership for Periods Subsequent to September 22,
                                      1998
                            (Formerly Known as QNOV)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  Third parties could assert obligations against HCS for liabilities that have arisen or that might arise against QNOV or the former partners with respect to any period prior to September 22, 1998. Management believes in the event such a claim arises, it would be adequately covered under either existing indemnification agreements with the former partners or insurance policies maintained by QNOV or the former partners.

(6) Supplemental Cash Flow Information

  HCS paid no interest or taxes during the years ended December 31, 1999 or 1998 or during the period from September 22, 1998 through December 31, 1999. Interest paid during the year ended December 31, 1997 amounted to $2,000.

  The issuance of a note to Hilton by HCS at a discounted face amount of $1,692,000 (see Note 3(b)) and the associated project costs have been excluded from the accompanying consolidated statements of cash flows for the year ended December 31, 1999 and for the period from September 22, 1998 through December 31, 1999 as a non-cash transaction.

  Included in QNOV's liabilities at December 31, 1997 was a liability to Hilton for $750,000. The $750,000 was incurred with respect to the termination of the lease for docking facilities for QNOV's New Orleans berth (see Note 4). Hilton settled the $750,000 obligation to IRC in exchange for an obligation by QNOV to Hilton for such amount. The obligation accrued interest at the rate of 8.66% per annum. The obligation to Hilton, together with accrued interest in the amount of $50,000, was forgiven prior to September 22, 1998 and has been reflected as a capital transaction with Hilton on the accompanying financial statements.

  Other liabilities to the former partners were incurred by QNOV during 1998 prior to the transfer of interests on September 22, 1998. Such general and administrative costs included, among other things, payroll and related benefit costs, office rental and legal fees with respect to the liquidating QNOV's assets and settling its liabilities. Such obligations were forgiven prior to September 22, 1998 and have been reflected as capital transactions on the accompanying financial statements.

  The capital transactions described in the prior two paragraphs have been excluded from the accompanying statements of cash flows for the year ended December 31, 1998 as non-cash transactions.

(7) Subsequent Event

  On April 23, 2000, the construction site for the Shreveport resort suffered tornado damage. While the project sustained no structural damage, the interior and exterior finish on several floors of the hotel was damaged. Although management remains in the initial stage of assessing the impact of the tornado, based on its assessment of the condition of the site, the progress of construction since the date of the tornado and discussions with its insurance carriers, it believes that the damage from the tornado will not be material. Management believes that HCS's insurance policies will cover these losses; however, repair or replacement could take several weeks and could delay the planned opening date in early November 2000. In order to mitigate all or part of the delay, management intends to utilize provisions in HCS's insurance policy, including the use of overtime and additional workers, to attempt to keep the project on schedule. This strategy may require scheduling overtime for existing workers and/or hiring additional construction workers, which are currently in short supply. In addition, it will be necessary to purchase additional construction materials on an expedited basis. If the opening of the Shreveport resort is delayed due to the tornado damage, management will seek to recover lost profits under its business interruption insurance coverage.

                          INDEPENDENT AUDITORS' REPORT

To HWCC-Louisiana, Inc.:

  We have audited the accompanying balance sheets of HWCC-Louisiana, Inc. (the "Company") as of December 31, 1999 and 1998, and the related statements of operations, changes in shareholder's equity (deficit), and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of HWCC-Louisiana, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Dallas, Texas

May 11, 2000

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

                      CONSOLIDATED BALANCE SHEETS (NOTE 1)

                                                      December 31,  December 31,
                                                          1999          1998
                                                      ------------  ------------
                       ASSETS
Current Assets:
  Cash and cash equivalents.........................  $ 21,580,000  $    68,000
  Interest receivable...............................     1,432,000          --
  Prepaid expenses and other current assets.........       649,000          --
                                                      ------------  -----------
    Total current assets............................    23,661,000       68,000
                                                      ------------  -----------
Investment in Hollywood Casino Shreveport (Note 1)..           --     2,483,000
                                                      ------------  -----------
Property and Equipment:
  Furniture and equipment...........................        24,000        1,000
  Construction in progress..........................    42,571,000      153,000
                                                      ------------  -----------
                                                        42,595,000      154,000
  Less accumulated depreciation.....................        (2,000)         --
                                                      ------------  -----------
                                                        42,593,000      154,000
                                                      ------------  -----------
Cash Restricted for Construction Project............   147,310,000          --
                                                      ------------  -----------
Other Assets:
  Note receivable, net of discount..................       936,000          --
  Deferred financing costs..........................     4,928,000          --
                                                      ------------  -----------
                                                         5,864,000          --
                                                      ------------  -----------
                                                      $219,428,000  $ 2,705,000
                                                      ============  ===========
        LIABILITIES AND SHAREHOLDER'S EQUITY
                     (DEFICIT)
Current Liabilities:
  Current maturities of long-term debt..............  $    400,000  $       --
  Accounts payable..................................    11,663,000       15,000
  Interest payable..................................     7,637,000          --
  Other accrued liabilities.........................        35,000          --
  Due to affiliates.................................       334,000    1,321,000
                                                      ------------  -----------
    Total current liabilities.......................    20,069,000    1,336,000
                                                      ------------  -----------
Long-term debt......................................   151,359,000          --
                                                      ------------  -----------
Commitments and Contingencies (Note 7)
Minority Interest...................................     2,000,000          --
                                                      ------------  -----------
Shareholder's Equity (Deficit):
  Common stock, $1 par value per share, 1,000,000
   shares authorized, 1,000 shares issued and
   outstanding......................................         1,000        1,000
  Additional paid-in capital........................    51,400,000    2,500,000
  Accumulated deficit...............................    (5,401,000)  (1,132,000)
                                                      ------------  -----------
                                                        46,000,000    1,369,000
                                                      ------------  -----------
                                                      $219,428,000  $ 2,705,000
                                                      ============  ===========

           The accompanying footnotes to financial statements are an integral part of these balance sheets.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

                 CONSOLIDATED STATEMENTS OF OPERATIONS (NOTE 1)

                                                Year Ended December 31,
                                             --------------------------------
                                                1999        1998      1997
                                             -----------  --------  ---------
Development and preopening expenses:
  Travel.................................... $   (59,000) $(31,000) $(109,000)
  Consulting and other professional
   services.................................    (401,000)      --    (205,000)
  Salaries and related costs................    (299,000)      --         --
  License fees..............................    (115,000)      --         --
  Public relations..........................     (60,000)      --         --
  Lobbying..................................         --    (15,000)   (96,000)
  Write off deferred project costs..........         --    (10,000)  (139,000)
  Other, net of reimbursements..............     (90,000)   17,000    (95,000)
                                             -----------  --------  ---------
  Total development and preopening
   expenses.................................  (1,024,000)  (39,000)  (644,000)
General and administrative expenses.........     (10,000)      --         --
Amortization expense........................      (2,000)      --         --
                                             -----------  --------  ---------
Loss from operations........................  (1,036,000)  (39,000)  (644,000)
Interest expense, net of capitalized
 interest of $1,052,000 in 1999.............  (6,946,000)      --         --
Interest income.............................   3,701,000       --         --
                                             -----------  --------  ---------
Loss before taxes and other items...........  (4,281,000)  (39,000)  (644,000)
Income tax benefit..........................         --        --         --
                                             -----------  --------  ---------
Loss before other items.....................  (4,281,000)  (39,000)  (644,000)
Pre-acquisition losses (Note 1).............      12,000       --         --
Equity in losses of Hollywood Casino
 Shreveport (Note 1)........................         --    (17,000)       --
                                             -----------  --------  ---------
    Net loss................................ $(4,269,000) $(56,000) $(644,000)
                                             ===========  ========  =========


     The accompanying footnotes to consolidated financial statements are an integral part of these consolidated financial statements.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

  CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT) (NOTE 1)

                  For the Three Years Ended December 31, 1999

                                     Common Stock
                                     -------------   Additional    Accumulated
                                     Shares Amount Paid-in Capital   Deficit
                                     ------ ------ --------------- -----------
                                     -----  ------   -----------   -----------
Balances, January 1, 1997........... 1,000  $1,000   $       --    $  (432,000)
  Net loss..........................   --      --            --       (644,000)
                                     -----  ------   -----------   -----------
Balances, December 31, 1997......... 1,000   1,000           --     (1,076,000)
  Capital contribution..............   --      --      2,500,000           --
  Net loss..........................   --      --            --        (56,000)
                                     -----  ------   -----------   -----------
Balances at December 31, 1998....... 1,000   1,000     2,500,000    (1,132,000)
  Capital contribution..............   --      --     48,900,000           --
  Net loss..........................   --      --            --     (4,269,000)
                                     -----  ------   -----------   -----------
Balances, December 31, 1999......... 1,000  $1,000   $51,400,000   $(5,401,000)
                                     =====  ======   ===========   ===========


     The accompanying footnotes to consolidated financial statements are an integral part of these consolidated financial statements.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

                 CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 1)

                                               Year Ended December 31,
                                         -------------------------------------
                                             1999          1998        1997
                                         -------------  -----------  ---------
Operating Activities:
  Net loss.............................. $  (4,269,000) $   (56,000) $(644,000)
  Adjustments to reconcile net loss to
   cash provided by operating
   activities:
    Amortization expense, including
     accretion of discount..............       333,000          --         --
    Pre-acquisition losses..............        12,000          --         --
    Write off deferred project costs....           --        10,000    139,000
    Equity in losses of Hollywood Casino
     Shreveport.........................           --        17,000        --
    (Increase) decrease in receivables..    (1,432,000)      40,000      5,000
    Increase in other current assets....      (649,000)         --         --
    (Decrease) increase in due to
     affiliate..........................      (987,000)     204,000    639,000
    Increase in accounts payable and
     accrued liabilities................    18,818,000       15,000        --
                                         -------------  -----------  ---------
Cash provided by operating activities...    11,826,000      230,000    139,000
                                         -------------  -----------  ---------
Investing Activities:
  Increase in cash from acquisition
   (Note 1).............................     1,474,000          --         --
  Investment in Hollywood Casino
   Shreveport...........................           --    (2,500,000)       --
  Increase in cash restricted for
   construction project.................  (147,310,000)         --         --
  Loan to joint venture partner.........    (1,000,000)         --         --
  Purchase of property and equipment....   (38,157,000)    (163,000)  (140,000)
                                         -------------  -----------  ---------
Cash used in investing activities.......  (184,993,000)  (2,663,000)  (140,000)
                                         -------------  -----------  ---------
Financing Activities:
  Issuance of long-term debt............   150,000,000          --         --
  Deferred financing costs..............    (5,221,000)         --         --
  Investment by joint venture partner...     1,000,000          --         --
  Capital contributions.................    48,900,000    2,500,000        --
                                         -------------  -----------  ---------
Cash provided by financing activities...   194,679,000    2,500,000        --
                                         -------------  -----------  ---------
Net increase (decrease) in cash.........    21,512,000       67,000     (1,000)
Cash and cash equivalents at beginning
 of year................................        68,000        1,000      2,000
                                         -------------  -----------  ---------
Cash and cash equivalents at end of
 year................................... $  21,580,000  $    68,000  $   1,000
                                         =============  ===========  =========

     The accompanying footnotes to consolidated financial statements are an integral part of these consolidated financial statements.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Organization, Business and Basis of Presentation

  HWCC-Louisiana, Inc. ("HCL") is a Louisiana corporation and wholly owned subsidiary of Hollywood Casino Corporation ("HCC"). HCL was formed in April 1993 for the purpose of obtaining a license to develop and own a riverboat casino in Louisiana. HCL's initial efforts to obtain sites in Lake Charles and Bossier City, Louisiana proved unsuccessful. In September 1998, HCL, Sodak Louisiana, L.L.C. ("Sodak") and Shreveport Paddlewheels, L.L.C. ("Paddlewheels") acquired the interests of Queen of New Orleans at the Hilton Joint Venture ("QNOV"). QNOV was a general partnership which owned and operated a riverboat gaming facility in New Orleans, Louisiana. QNOV ceased operating the riverboat casino in October 1997 having requested and obtained approval from the Louisiana Gaming Control Board (the "LGCB") to move its licensed site to the City of Shreveport, approximately 180 miles east of Dallas, Texas. Subsequent to receiving approval to relocate the license, QNOV made the decision not to conduct gaming operations in Shreveport. The partners of QNOV sought to transfer the license to operate in Shreveport to another interested party. Under Louisiana gaming regulations, the license to operate a riverboat gaming operation is not transferrable; however, the ownership of a license to operate is transferrable, subject to the approval of the LGCB. Accordingly, the acquisition by HCL, Sodak and Paddlewheels of the license to operate in Shreveport was structured as an acquisition of the interests of QNOV's partners. The former partners disposed of QNOV's assets other than its license to operate and satisfied all but one of its obligations so that when the former partners withdrew on September 22, 1998 transferring their interests to HCL, Sodak and Paddlewheels, QNOV's only asset was its license to operate in Shreveport (which had no recorded value) and its only liability was a $5,000,000 obligation to the city of New Orleans (see below). HCL, Sodak and Paddlewheels obtained the necessary approvals from the LGCB to proceed with the project in Shreveport. In June 1999, HCL obtained approval to change the name of the partnership to Hollywood Casino Shreveport ("HCS").

  When the former partners of QNOV proposed moving to Shreveport, they negotiated a settlement with the City of New Orleans to pay $10,000,000 with respect to claims asserted by the City in connection with the relocation. During September 1998, HCS, the former partners of QNOV and the City of New Orleans entered into a Compromise Agreement under which one of QNOV's former partners agreed to pay $5,000,000 to the City and QNOV was released from any further relocation claims. The remaining $5,000,000 obligation continued to be reflected as a liability by HCS to be paid to the City upon securing financing for HCS's planned Shreveport resort. In the event financing was not obtained, HCS would not be required to make any payment. As a result of HCL's acquisition of Sodak's interest in HCS (see below), HCS has become substantially wholly owned by HCL. HCL has treated this $5,000,000 obligation as part of the cost of acquiring their interest in HCS and has included the cost as an adjustment to construction in progress on the accompanying consolidated balances sheet at December 31, 1999. The obligation was paid in August 1999 upon issuance of the First Mortgage Notes (see Note 4).

  For the period from September 22, 1998 until April 23, 1999, HCL's investment in HCS was accounted for under the equity method of accounting. It was originally anticipated that HCS would develop the Shreveport resort with each of HCL and Sodak having a 50% after the commencement of operations and interest in the development and subsequent operations. Paddlewheels was to have a residual interest after the commencement of operations and in the event that the project was ever sold amounting to 10% plus any capital contributions made by Paddlewheels to HCS or otherwise credited to their account (see Note 6). On March 31, 1999, HCL entered into a definitive agreement with Sodak's parent to acquire Sodak for the $2,500,000 Sodak had contributed to HCS, with $1,000 to be paid at closing and the remainder to be paid six months after the opening of the Shreveport resort. The revised structure of the partnership was approved by the LGCB on April 20, 1999. As a result, HCL obtained an effective 100% ownership interest in HCS with Paddlewheels retaining their 10% residual interest. The acquisition was accounted for under the purchase method of accounting. Accordingly, effective as of the April 23, 1999 closing of HCL's acquisition of Sodak, Sodak became a consolidated subsidiary of HCL (see Note
3).

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  In July 1999, HCL formed two new, wholly owned subsidiaries, HCS I, Inc. and HCS II, Inc., both Louisiana corporations. HCL contributed $1,000 of capital to each entity along with 99% of its interest in HCS to HCS I, Inc. and the remaining 1% of its interest to HCS II, Inc. In addition, the HCS joint venture agreement was amended and restated on July 21, 1999, to reflect, among other things, the admission of HCS I, Inc. and HCS II, Inc. as partners of HCS and the withdrawal of HCL as managing partner of HCS. As a result, HCS I, Inc. now has an effective 99% interest in HCS, and has become its managing general partner. HCS II, Inc. now has an effective 1% interest in HCS. HCS I, Inc. and HCS II, Inc. currently have no other operating activities or assets other than their ownership interests in HCS. HCS I, Inc. and HCS II, Inc. have assumed HCL's obligation to cause HCS to pay Paddlewheels the 1% of "complex net revenues" (see Note 7). Paddlewheels retained its 10% residual interest in HCS. The revised partnership structure was approved by the LGCB on July 20, 1999.

  Additionally, in July 1999, HCS formed a new, wholly owned subsidiary, Shreveport Capital Corporation ("SCC"), a Louisiana corporation. HCS contributed $1,000 of capital to SCC. SCC was formed for the sole purpose of being a co-issuer with respect to the First Mortgage Notes and is not expected to have any operating activities, acquire any assets or incur any other liabilities. Accordingly, separate financial statements of Shreveport Capital Corporation are not included herein because management has determined that such information is not material to investors.

  As currently planned, the Shreveport resort will consist of a three-level riverboat casino with approximately 1,370 slot machines and 75 table games; a 405-room, all suite, art deco style hotel; and approximately 42,000 square feet of restaurant and entertainment facilities. The total estimated cost of the Shreveport resort is $230,000,000. Equity contributions from HCC have provided $50,000,000 of the funds necessary. During August 1999, HCS successfully completed the issuance of $150,000,000 of 13% First Mortgage Notes with contingent interest (the "First Mortgage Notes") due 2006 (see Note 4); $30,000,000 of furniture, fixture and equipment financing will provide the remaining funds for the project (see Note 7). Construction began in August 1999 with a planned opening date in early November of 2000 (see Note 9).

  Riverboat gaming operations in Louisiana are subject to regulatory control by the LGCB. HCS's current license to operate the Shreveport resort expires on October 15, 2004.

  The accompanying consolidated balance sheet as of December 31, 1999 reflects
(i) the April 23, 1999 acquisition of Sodak and the resulting consolidation of Sodak and HCS with HCL and (ii) the formation of HCS I, Inc. HCS II, Inc. and SCC. The accompanying consolidated statement of operations for the year ended December 31, 1999 reflects the consolidated operations of HCL and its subsidiaries, including Sodak and HCS, for the period from January 1, 1999 with the pre-acquisition losses of Sodak from its investment in HCS reflected as a nonoperating item. Sodak had no operations during the period presented. All intercompany balances and transactions have been eliminated in consolidation.

(2) Summary of Significant Accounting Policies

  The significant accounting policies followed in the preparation of the accompanying financial statements of HCL are discussed below. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents--

  Cash and cash equivalents are comprised of cash and investments with original maturities of three months or less, such as commercial paper, certificates of deposit and fixed repurchase agreements.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Property and equipment--

  Furniture and equipment is being depreciated using the straight line method over the estimated useful life of five years.

 Construction in progress--

  Costs associated with the construction of the Shreveport resort are being deferred. Construction costs, including the applicable interest on construction financing of $1,052,000 at December 31, 1999, are being capitalized and, commencing with the opening of the Shreveport resort, will be amortized over the estimated useful lives of the resulting assets. Capitalized costs will be allocated to the individual components of property and equipment when such assets are ready to be placed in service.

 Preopening costs--

  Preopening costs include, among other things, organizational costs, marketing and promotional costs, hiring and training of new employees and other operating costs incurred prior to the opening of the project. Such costs are accounted for under the provisions of Statement of Position 98-5 issued by the American Institute of Certified Public Accountants which requires that such costs be expensed as incurred.

 Deferred financing costs--

  The costs of issuing long-term debt, including all underwriting, licensing, legal and accounting fees, have been deferred and are being amortized over the term of the related debt issue using the straight-line method which approximates the effective interest method. Amortization of such costs amounted to $293,000 during the year ended December 31, 1999 and is included in interest expense on the accompanying consolidated statement of operations.

 Employee stock options--

  HCL has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows an entity to continue to measure compensation cost for employee stock-based compensation plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Entities electing to remain with the accounting under Opinion 25 are required to make pro forma disclosures of net income as if the fair value based method of accounting under SFAS 123 had been applied. HCL has elected to account for employee stock-based compensation under Opinion 25. During September 1999, HCC issued stock options to an employee of HCS for 50,000 shares of HCC common stock at an exercise price of $2.50 per share, the market price on the date of grant. Pro forma compensation expense for the period from the grant date (September 16, 1999) through December 31, 1999 is not material.

 Cash restricted for construction project--

  Cash restricted for construction project consists of investments in government securities which are to be used for specified purposes and which were purchased with net proceeds from the First Mortgage Notes (see Note 4) as required by the indenture for the First Mortgage Notes. Such restricted cash includes (i) funds to be used for construction which are subject to meeting certain conditions prior to their disbursement, (ii) funds to be used to make the first three semiannual interest payments with respect to the First Mortgage Notes and (iii) funds to be used to complete and open the Shreveport resort in the event the construction funds in (i) above are not sufficient. Interest earned, but not yet received, on such investments is included in interest receivable on the accompanying consolidated balance sheet at December 31, 1999. Upon receipt, interest is included in cash restricted for construction project.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  At December 31, 1999, cash restricted for construction project is comprised of the following:

  Construction reserve............................................. $114,964,000
  Interest reserve.................................................   27,275,000
  Completion reserve...............................................    5,071,000
                                                                    ------------
                                                                    $147,310,000
                                                                    ============

 Long-lived assets--

  Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of its review, HCL does not believe that any such changes have occurred.

 Income taxes--

  HCL is included in the consolidated federal income tax return of HCC. Pursuant to an agreement between HCL and HCC, HCL's provision for taxes is based on the amount of tax that would be provided if a separate federal income tax return were to be filed.

 Recent accounting pronouncement--

  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" which summarizes the application of generally accepted accounting principles to revenue recognition in financial statements. HCL does not believe the adoption of Staff Accounting Bulletin 101 will have a significant impact on its consolidated financial position or results of operations.

  In June 1998, the Financial Accounting Standards Board issued a new statement, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which has been amended to be effective for fiscal years beginning after June 15, 2000. SFAS 133 requires, among other things, that derivatives be recorded on the balance sheet at fair value. Changes in fair value of derivatives may, depending on circumstances, be recognized in earnings or deferred as a component of shareholder's equity until a hedged transaction occurs. HCL does not believe the adoption of SFAS 133 will have a significant impact on its consolidated financial position or results of operations.

(3) Acquisition of Sodak Louisiana, L.L.C.

  As discussed in Note 1, HCL acquired Sodak on April 23, 1999 for a cash payment of $1,000 and contingent consideration of $2,499,000 to be paid six months after the Shreveport resort opens. Until such time as the Shreveport resort opens, the $2,499,000 difference between Sodak's basis in the assets acquired and the $1,000 paid by HCL will be treated as an adjustment to reduce the recorded amount of project costs to the amount paid with respect to such costs in accordance with Accounting Principles Board Statement Number 16, "Business Combinations." Sodak had no operating activities prior to the acquisition date other than equity from its investment in HCS and its only asset was its investment in HCS. When the likelihood of completing and opening of the Shreveport resort can be considered probable, the contingent consideration will be recorded and project costs increased to reflect the additional cost incurred by HCL. The following condensed pro forma consolidated statement of operations of HCL for the year ended December 31, 1998 is presented to reflect the activities of HCL and Sodak on a consolidated basis as if the acquisition of Sodak had occurred on January 1, 1998.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


            Condensed Pro Forma Consolidated Statement of Operations
                                  (Unaudited)

                                                                 Year Ended
                                                              December 31, 1998
                                                              -----------------
  Interest income............................................   $     55,000
  Preopening expenses........................................        (90,000)
  Development expenses.......................................        (39,000)
                                                                ------------
  Net loss...................................................   $    (74,000)
                                                                ============

  During July 1999, Sodak was merged into HCL and HCL contributed its ownership in HCS to HCS I, Inc. and HCS II, Inc. As a result of these transactions, HCS
I, Inc., HCS II, Inc. and Paddlewheels are the only partners in HCS.

(4) Long-term Debt

  Long-term debt at December 31, 1999 consists of the following:

  13% First Mortgage Notes, with contingent interest, due
   2006(a)...................................................   $150,000,000
  Note payable, net of discount of $241,000(b)...............      1,759,000
                                                                ------------
  Total indebtedness.........................................    151,759,000
  Less-current maturities....................................       (400,000)
                                                                ------------
   Total long-term debt......................................   $151,359,000
                                                                ============

--------
(a) In August 1999, HCS and SCC issued the First Mortgage Notes. Fixed interest on the First Mortgage Notes at the annual rate of 13% is payable on each February 1 and August 1, beginning February 1, 2000. In addition, contingent interest will accrue on the First Mortgage Notes and will be payable on each interest date after the Shreveport resort begins operations. The amount of contingent interest will be equal to 5% of the consolidated cash flow of HCS for the applicable period subject to a maximum contingent interest of $5,000,000 for any four consecutive fiscal quarters.

    The First Mortgage Notes are secured by, among other things, (i) a first priority security interest in the net proceeds from the issue of the First Mortgage Notes; (ii) a first priority security interest in substantially all of the assets that will comprise the Shreveport resort other than up to $35,000,000 in assets secured by equipment financing; (iii) a collateral assignment of the Shreveport resort's interest in the principal agreements under which it will be constructed, operated and managed and (iv) a collateral assignment of certain licenses and permits with respect to the construction, operation and management of the Shreveport resort. In addition, the First Mortgage Notes are guaranteed on a senior secured basis by HCL, HCS I, Inc. and HCS II, Inc. (collectively, the "Guarantors"). Such guarantees are secured by a first priority secured interest in substantially all of the Guarantors' assets, including a pledge of the capital stock of HCS I, Inc. and HCS II, Inc. and their partnership interests in HCS. The security interest does not include $2,500,000 held by HCL to fund its acquisition of Sodak.

    The First Mortgage Notes may be redeemed at any time on or after August 1, 2003 at 106.5% of the then outstanding principal amount, decreasing to 103.25% and 100% on August 1, 2004 and 2005, respectively. HCS may also redeem up to 35% of the First Mortgage Notes at a redemption price of 113% plus accrued interest at any time prior to August 1, 2002 with the net cash proceeds of an equity offering by HCC resulting in at least $20,000,000, but only to the extent that such proceeds are contributed by HCC as equity to HCS.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


    The indenture to the First Mortgage Notes contains various provisions limiting the ability of HCS to borrow money, pay distributions on its equity interests or prepay debt, make investments, create liens, sell its assets or enter into mergers or consolidations. In addition, the indenture restricts the ability of the Guarantors and SCC to acquire additional assets, become liable for additional obligations or engage in any significant business activities.

(b) The partners of HCS agreed that HCS would contingently reimburse one of QNOV's former partners for $2,000,000 of the amount it paid to the City of New Orleans under the Compromise Agreement (see Note 1); such repayment is to be made upon the earlier of the termination of construction of the Shreveport resort or in monthly installments of $200,000, without interest, commencing with the opening of the Shreveport resort. The $2,000,000 liability, net of a discount in the original amount of $308,000, and the related adjustment to the recorded value of project costs were recorded upon the issuance of the First Mortgage Notes in August 1999.

   Scheduled payments of long-term debt as of December 31, 1999 are set forth below:

   2000............................................................ $    400,000
   2001............................................................    1,600,000
   2002............................................................          --
   2003............................................................          --
   2004............................................................          --
   Thereafter......................................................  150,000,000
                                                                    ------------
                                                                    $152,000,000
                                                                    ============

(5)Income Taxes

  HCL's benefit for income taxes consists of the following:

                                                   Year Ended December 31,
                                                -------------------------------
                                                   1999       1998      1997
                                                -----------  -------  ---------
  Deferred benefit (provision):
   Federal..................................... $ 1,362,000  $ 8,000  $ 170,000
   State.......................................     338,000    1,000     40,000
  Change in valuation allowance................  (1,700,000)  (9,000)  (210,000)
                                                -----------  -------  ---------
                                                $       --   $   --   $     --
                                                ===========  =======  =========

  A reconciliation between the calculated tax benefit on losses based on the statutory rates in effect and the effective tax rates for the years ended December 31, 1999, 1998 and 1997 follows:

                                                  Year Ended December 31,
                                               -------------------------------
                                                  1999       1998      1997
                                               -----------  -------  ---------
  Calculated income tax benefit at statutory
   rate....................................... $ 1,451 000  $ 9,000  $ 219,000
  Change in valuation allowance...............  (1,700,000)  (9,000)  (210,000)
  State income taxes, net of federal
   provision..................................     223,000    1,000     26,000
  Lobbying....................................         --       --     (31,000)
  Other.......................................      26,000   (1,000)    (4,000)
                                               -----------  -------  ---------
  Tax benefit as shown on statement of
   operations................................. $       --   $   --   $     --
                                               ===========  =======  =========

  Deferred taxes result from differences in the timing of deductions taken between tax and financial reporting purposes for the write off of deferred project costs.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  At December 31, 1999 and 1998, HCL had net operating loss carryforwards ("NOL's") totaling approximately $3,980,000 and $837,000, respectively, which do not begin to expire until 2012. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", requires that the benefit of such NOL's be recorded as an asset and, to the extent that management can not assess that the utilization of all or a portion of such deferred tax asset is more likely than not, a valuation allowance should be recorded. Based on the losses incurred to date and the lack of any current operating income, management has provided a valuation allowance for the entire deferred tax asset for all periods presented.

  The components of HCL's net deferred tax asset are as follows:

                                                             December 31,
                                                         ----------------------
                                                            1999        1998
                                                         -----------  ---------
  Deferred tax asset--
   Net operating loss carryforward...................... $ 1,571,000  $ 343,000
   Preopening expenses..................................     460,000        --
   Write off of deferred project costs..................      49,000     49,000
   Other................................................      12,000        --
                                                         -----------  ---------
  Net deferred tax asset................................   2,092,000    392,000
  Valuation allowance...................................  (2,092,000)  (392,000)
                                                         -----------  ---------
                                                         $       --   $     --
                                                         ===========  =========

(6) Transactions with Affiliates

  HCC and certain of its subsidiaries provide services to HCL and pay direct costs on HCL's behalf. Services provided include personnel for project, administrative and other purposes. HCL either expenses or capitalizes such costs in accordance with its normal capitalization policies as described in
Note 2. Amounts payable to HCC and its subsidiaries for services and for the payment of third party costs are included in due to affiliates on the accompanying consolidated balance sheets. During April 1999, HCC made a capital contribution to HCL of $1,400,000. Proceeds from the capital contribution were used to repay HCC and its subsidiaries with respect to such advances.

  The operations of the Shreveport resort will be managed by HWCC-Shreveport, Inc., a wholly owned subsidiary of HCC, under the terms of a management agreement. The management agreement became effective when the LGCB approved the development of the Shreveport resort and will remain in effect for so long as HCS holds its license, unless the management agreement is terminated earlier in accordance with its terms. Under the terms of the management agreement, HCS will pay HWCC-Shreveport basic and incentive management fees for its services. The basic fee will be equal to 2% of gross revenues, as defined in the agreement, from the operation of the Shreveport resort. The incentive fee will be equal to the sum of (i) 5% of earnings before interest, taxes, depreciation and amortization ("EBITDA"), as defined in the agreement, in excess of $25,000,000 and up to $35,000,000; (ii) 7% of EBITDA in excess of $35,000,000 and up to $40,000,000; and (iii) 10% of EBITDA over $40,000,000. In addition, HCS will reimburse HWCC-Shreveport for expenses incurred in connection with services provided under the management agreement.

  HCS has also entered into a Technical Services Agreement with HWCC-Shreveport to provide certain construction and project supervision services prior to the opening of the Shreveport resort. HCS will reimburse HWCC-Shreveport for expenses incurred in connection with services provided under the Technical Services Agreement. Such costs amounted to $291,000 for the year ended
December 31, 1999; no such costs were incurred during 1998. Amounts payable under the agreement amounting to $56,000 are included in due to affiliates on the accompanying consolidated balance sheet at December 31, 1999.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  HCL is billed by subsidiaries of HCC for certain administrative and other services performed by their employees on behalf of HCL. Such charges amounted to $170,000 during the year ended December 31, 1999; no such charges were incurred prior to 1999. Amounts payable amounting to $64,000 are included in due to affiliates on the accompanying consolidated balance sheet at December 31, 1999.

  HCS has also entered into an agreement with Paddlewheels to provide certain marine services for so long as Paddlewheels remains a joint venture partner in HCS. The Marine Services Agreement became effective on September 22, 1998 and, in addition to the reimbursement of Paddlewheels for its direct expenses incurred, if any, HCS will pay a monthly fee of $30,000 effective with the opening of the Shreveport resort. No payments have been made under the agreement through December 31, 1999.

(7) Commitments

  HCL agreed that upon obtaining construction financing for the Shreveport resort, it would loan $1,000,000 to Paddlewheels which Paddlewheels would use to make a $1,000,000 capital contribution to HCS. HCL loaned the $1,000,000 to Paddlewheels and Paddlewheels made its capital contribution to HCS in August 1999; the $1,000,000 is included in minority interest in the accompanying consolidated balance sheet of HCL at December 31, 1999. The loan to Paddlewheels accrues interest at the rate of prime commencing with the opening of the Shreveport resort and will be payable monthly. Because the loan does not bear interest prior to completion of the Shreveport resort, HCL recorded a discount on the note which is being accreted during the construction period and which will result in a note receivable balance of $1,000,000 at the projected completion date. Principle on the loan is payable on the tenth anniversary of the opening of the Shreveport resort.

  Paddlewheels was also given credit for an additional $1,000,000 capital contribution at the time construction financing was obtained and the $5,000,000 liability described in Note 1 was paid. Such credit was in recognition of guarantees provided by an affiliate of Paddlewheels necessary to obtain LGCB approval for the Shreveport resort. The additional $1,000,000 credit to Paddlewheels's capital account results in an additional $1,000,000 minority interest on HCL's consolidated balance sheet and has been treated as an additional project cost.

  For so long as it remains a joint venture partner in HCS, Paddlewheels will also receive, among other things, an amount equal to 1% of "complex net revenues" of the Shreveport resort as defined, which approximates net revenues, in exchange for the assignment by Paddlewheels and its affiliates of their joint venture interest in HCS to HCL and Sodak.

  HCC has entered into a completion capital agreement providing for the contribution of up to an additional $5,000,000 in cash if any time there are insufficient funds available to enable the Shreveport resort to be operating by April 30, 2001. In addition, if the Shreveport resort is not operating by April 30, 2001, HCC will contribute to HCS through HCL, HCS I, Inc. and HCS II, Inc. on that date $5,000,000 in additional equity less any amounts previously contributed under the completion capital agreement.

  In May 1999, HCS entered into a ground lease with the city of Shreveport for the land on which the Shreveport resort will be built. The term of the lease begins when construction commences and ends on the tenth anniversary of the date the Shreveport resort opens. HSC has options to renew the lease on the same terms for up to an additional forty years. The lease may be further renewed after that time at prevailing rates and terms for similar leases. The City of Shreveport may terminate the lease as a result of, among other things a default by HCS under the lease or the failure to substantially complete construction within the time period established by the LGCB. HCS may terminate the lease at any time if the operation of the Shreveport resort becomes uneconomic. Base rental payments under the lease are $10,000 per month during the construction period increasing to $450,000 per year upon opening and continuing at that amount for the remainder of the initial ten-year lease term. During the first five-year renewal term, the base annual rental will be $402,500.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Subsequent renewal period base rental payments will increase by 15% during each of the next four five-year renewal terms with no further increases. In addition to the base rent, HCS will pay monthly percentage rent of not less than $500,000 per year equal to 1% of monthly adjusted gross revenues and the amount, if any, by which monthly parking facilities net income exceeds the parking income credit, as all such terms are defined in the lease agreement. Payments under the ground lease amounted to $56,000 for the period through December 31, 1999 and are included in construction in progress on the accompanying consolidated balance sheet at December 31, 1999.

  HCS has entered into a lease agreement with a third party lessor for up to $30,000,000 to be used to acquire furniture, fixtures and equipment for the Shreveport resort. Borrowings under the lease agreement may be made during the construction period in specified minimum amounts and will accrue interest at the rate of LIBOR plus 4%. During the construction period, HCS will only pay interest on outstanding borrowings as well as a fee of .5% per annum on the undrawn portion of the $30,000,000. Upon opening of the Shreveport resort, the outstanding borrowings will become payable quarterly including interest over a three year period to fully amortize the loan. The lease will be treated as a capital lease for financial reporting purposes. Borrowings under the lease will be collateralized by the furniture, fixtures and equipment purchased. Covenants under the lease financing will be substantially similar to those included in the indenture for the First Mortgage Notes (see Note 4). No charges were incurred under the agreement through December 31, 1999.

  Third parties could assert obligations against HCS for liabilities that have arisen or that might arise against QNOV or QNOV's partners with respect to any period prior to September 22, 1998. Management believes in the event such a claim arises, it would be adequately covered under either existing indemnification agreements with QNOV's partners or insurance policies maintained by QNOV or its partners.

(8) Supplemental Cash Flow Information

  HCL paid no interest or income taxes during the years ended December 31, 1999, 1998 or 1997.

  In connection with the acquisition of Sodak, HCL assumed the following liabilities:

   Fair value of non-cash assets acquired......................... $ 1,465,000
   Cash acquired..................................................   1,525,000
   Contingent liability for purchase..............................  (2,499,000)
   Pre-acquisition losses attributable to joint venture partner...      12,000
   Cash paid for capital stock....................................      (1,000)
                                                                   -----------
   Liabilities assumed............................................ $   502,000
                                                                   ===========

  The issuance of a note to a former partner of QNOV at a discounted face amount of $1,692,000 (see Note 4(b)) and the associated project costs have been excluded from the accompanying consolidated statement of cash flows for the year ended December 31, 1999 as a non-cash transaction.

  The additional $1,000,000 credit to Paddlewheels' capital account (see Note
7) and corresponding addition to construction in progress have been excluded from the accompanying consolidated statement of cash flows for the year ended December 31, 1999 as a non-cash transaction.

                     HWCC-LOUISIANA, INC. AND SUBSIDIARIES
                 (wholly owned by Hollywood Casino Corporation)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

(9) Subsequent Event

  On April 23, 2000, the construction site for the Shreveport resort suffered tornado damage. While the project sustained no structural damage, the interior and exterior finish on several floors of the hotel was damaged. Although management remains in the initial stage of assessing the impact of the tornado, based on its assessment of the condition of the site, the progress of construction since the date of the tornado and discussions with its insurance carriers, it believes that the damage from the tornado will not be material. Management believes that HCS's insurance policies will cover these losses; however, repair or replacement could take several weeks and could delay the planned opening date in early November 2000. In order to mitigate all or part of the delay, management intends to utilize provisions in HCS's insurance policy, including the use of overtime and additional workers, to attempt to keep the project on schedule. This strategy may require scheduling overtime for existing workers and/or hiring additional construction workers, which are currently in short supply. In addition, it will be necessary to purchase additional construction materials on an expedited basis. If the opening of the Shreveport resort is delayed due to the tornado damage, management will seek to recover lost profits under its business interruption insurance coverage.

                          INDEPENDENT AUDITORS' REPORT

To Sodak Louisiana, L.L.C.:

  We have audited the accompanying balance sheets of Sodak Louisiana, L.L.C. (the "Company") as of December 31, 1998 and 1997, and the related statements of operations, changes in shareholder's equity, and cash flows for the year ended December 31, 1998 and the period from inception (October 20, 1997) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Sodak Louisiana, L.L.C. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from inception (October 20, 1997) through December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Dallas, Texas
November 5, 1999

                            SODAK LOUISIANA, L.L.C.
                      (wholly owned by Sodak Gaming, Inc.)

                                 BALANCE SHEETS

                                                      December 31, December 31,
                                                          1998         1997
                                                      ------------ ------------
Assets
Current Asset:
 Cash................................................  $    1,000     $1,000
Investment in Hollywood Casino Shreveport............   2,482,000        --
                                                       ----------     ------
                                                       $2,483,000     $1,000
                                                       ==========     ======
Shareholders' Equity
Shareholders' Equity:
 Common Stock, 1,000 shares authorized, 1,000 shares
  issued and outstanding.............................  $    1,000     $1,000
 Additional paid-in capital..........................   2,500,000        --
 Accumulated deficit.................................     (18,000)       --
                                                       ----------     ------
                                                       $2,483,000     $1,000
                                                       ==========     ======


           The accompanying footnotes to financial statements are an integral part of these balance sheets.

                            SODAK LOUISIANA, L.L.C.
                      (wholly owned by Sodak Gaming, Inc.)

                            STATEMENTS OF OPERATIONS

                                                               Period from
                                                                Inception
                                                Year Ended  (October 20, 1997)
                                               December 31,      Through
                                                   1998     December 31, 1997
                                               ------------ ------------------
Equity in losses of Hollywood Casino
 Shreveport...................................   $(18,000)         $--
Income tax benefit............................        --            --
                                                 --------          ----
  Net loss....................................   $(18,000)         $--
                                                 ========          ====



           The accompanying footnotes to financial statements are an integral part of these balance sheets.

                            SODAK LOUISIANA, L.L.C.
                      (wholly owned by Sodak Gaming, Inc.)

                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

   For the Period from Inception (October 20, 1997) through December 31, 1998

                                       Common Stock
                                       -------------   Additional    Accumulated
                                       Shares Amount Paid-in Capital   Deficit
                                       ------ ------ --------------- -----------
Capital contribution.................. 1,000  $1,000   $      --      $    --
                                       -----  ------   ----------     --------
Balances, December 31, 1997........... 1,000   1,000          --           --
Capital contribution..................   --      --     2,500,000          --
Net loss..............................   --      --           --       (18,000)
                                       -----  ------   ----------     --------
Balances, December 31, 1998........... 1,000  $1,000   $2,500,000     $(18,000)
                                       =====  ======   ==========     ========



           The accompanying footnotes to financial statements are an integral part of these financial statements.

                            SODAK LOUISIANA, L.L.C.
                      (wholly owned by Sodak Gaming, Inc.)

                            STATEMENTS OF CASH FLOWS

                                                                  Period from
                                                                   Inception
                                                  Year Ended   (October 20, 1997)
                                                 December 31,       Through
                                                     1998      December 31, 1997
                                                 ------------  ------------------
Operating Activities:
  Net loss...................................... $   (18,000)        $  --
  Adjustments to reconcile net loss to cash
   provided by operating activities:
   Equity in losses of Hollywood Casino
    Shreveport..................................      18,000            --
                                                 -----------         ------
  Cash provided by operating activities.........         --             --
                                                 -----------         ------
Cash Used in Investing Activities:
  Investment in Hollywood Casino Shreveport.....  (2,500,000)           --
                                                 -----------         ------
Cash Provided by Financing Activities:
  Capital contributions.........................   2,500,000          1,000
                                                 -----------         ------
Net increase in cash............................         --           1,000
Cash at beginning of period.....................       1,000            --
                                                 -----------         ------
Cash at end of period........................... $     1,000         $1,000
                                                 ===========         ======


           The accompanying footnotes to financial statements are an integral part of these financial statements.

                            SODAK LOUISIANA, L.L.C.
                      (wholly owned by Sodak Gaming, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

(1) Organization and Business

  Sodak Louisiana, L.L.C. ("Sodak") was a Louisiana limited liability company which, prior to April 23, 1999, was a wholly owned subsidiary of Sodak Gaming, Inc. Sodak was formed in October 1997 for the purpose of participating in a joint venture to obtain a license to develop and own a riverboat casino in Louisiana. In September 1998, Sodak, together with HWCC-Louisiana, Inc. ("HCL"), a Louisiana corporation and wholly owned subsidiary of Hollywood Casino Corporation ("HCC"), and Shreveport Paddlewheels, L.L.C. ("Paddlewheels"), a Louisiana limited liability company, acquired the interests of Queen of New Orleans at the Hilton Joint Venture ("QNOV"). QNOV was a general partnership which owned and operated a riverboat gaming facility in New Orleans, Louisiana. QNOV ceased operating the riverboat casino in October 1997 having requested and obtained approval from the Louisiana Gaming Control Board (the "LGCB") to move its licensed site to the city of Shreveport, approximately 180 miles east of Dallas, Texas. Subsequent to receiving approval to relocate the license, QNOV made the decision not to conduct gaming operations in Shreveport. The partners of QNOV sought to transfer the license to operate in Shreveport to another interested party. Under Louisiana gaming regulations, the license to operate a riverboat gaming operation is not transferrable; however, the ownership of a license to operate is transferrable, subject to approval of the LGCB. Accordingly, the acquisition by Sodak, HCL, and Paddlewheels of the license to operate in Shreveport was structured as an acquisition of the interests of QNOV's partners. The former partners disposed of QNOV's assets other than its license to operate and satisfied all but one of its obligations so that when the former partners withdrew on September 22, 1998 transferring their interests to Sodak, HCL and Paddlewheels, QNOV's only asset was its license to operate in Shreveport, its only liability was a $5,000,000 obligation to the City of New Orleans in settlement of certain relocation claims (see Note 4) and all equity accounts of the former partners were reduced to a zero balance. Sodak, HCL and Paddlewheels received assignments of interests from the former partners and obtained the necessary approvals from the LGCB to proceed with the project in Shreveport. In June 1999, the new partners obtained approval to change the name of the partnership to Hollywood Casino Shreveport ("HCS").

  As currently planned, the Shreveport resort will consist of a three-level riverboat casino with approximately 1,370 slot machines and 75 table games; a 405-room, all suite, art deco style hotel; and approximately 42,000 square feet of restaurant and entertainment facilities.

  Riverboat gaming operations in Louisiana are subject to regulatory control by the LGCB. HCS's current license to operate the Shreveport resort expires on October 15, 2004.

  The accompanying financial statements of Sodak include its 50% interest in HCS under the equity method of accounting. The net assets of HCS at December 31, 1998 consisted of unexpended cash of $3,734,000 and capitalized project costs of $1,957,000 net of accounts payable of $726,000. For the period ended December 31, 1998, HCS expensed $90,000 of preopening costs and earned interest income of $55,000.

  It was originally anticipated that HCS would develop the Shreveport resort with each of Sodak and HCL having a 50% interest in the development and subsequent operations. Paddlewheels was to have a residual interest in the event that the project was ever sold amounting to 10% plus any capital contributions made by Paddlewheels to HCS. On March 31, 1999, Sodak Gaming, Inc. entered into a definitive agreement with HCL to sell Sodak to HCL for the $2,500,000 Sodak had contributed to HCS, with $1,000 to be paid at closing and the remainder to be paid six months after the opening of the Shreveport resort. The revised structure of the partnership was approved by the LGCB on April 20, 1999. Accordingly, effective as of April 23, 1999, Sodak became a wholly-owned subsidiary of HCL. During July 1999, Sodak was merged into HCL.

(2) Summary of Significant Accounting Policies

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and

                            SODAK LOUISIANA, L.L.C.
                      (wholly owned by Sodak Gaming, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued) liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3) Income Taxes

  Sodak was included in the consolidated federal income tax return of Sodak Gaming, Inc. Pursuant to an agreement between Sodak and Sodak Gaming, Inc., Sodak's provision for taxes was based on the amount of tax that would have been provided had a separate federal income tax return been filed.

  Sodak's benefit for income taxes consisted of the following:

                                                                 Period from
                                                                  Inception
                                                  Year Ended  (October 20, 1997)
                                                 December 31,      Through
                                                     1998     December 31, 1997
                                                 ------------ ------------------
   Deferred benefit:
     Federal....................................   $ 3,000           $--
     State......................................     1,000            --
   Change in valuation allowance................    (4,000)           --
                                                   -------           ----
                                                   $   --            $--
                                                   =======           ====

  A reconciliation between the calculated tax benefit on losses based on the statutory rates in effect and the effective tax rates for the year ended December 31, 1998 and for the period from inception (October 20,1997) through December 31, 1997 follows:

                                                               Period from
                                                                Inception
                                                Year Ended  (October 20, 1997)
                                               December 31,      Through
                                                   1998     December 31, 1997
                                               ------------ ------------------
   Calculated income tax benefit at statutory
    rate.....................................    $ 3,000           $--
   Change in valuation account...............     (3,000)           --
                                                 -------           ----
   Tax benefit as shown on statement of
    operations...............................    $   --            $--
                                                 =======           ====

  At December 31, 1998, Sodak had a net operating loss carryforward ("NOL") representing Sodak's only deferred tax asset and totaling approximately $18,000 which does not expire until 2013. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", requires that the benefit of such NOL be recorded as an asset and, to the extent that management can not assess that the utilization of all or a portion of such deferred tax asset is more likely than not, a valuation allowance should be recorded. Based on the losses incurred to date and the lack of any current operating income, management provided a valuation allowance for the entire deferred tax asset for all periods presented.

  The acquisition of Sodak by HCL could result in a "change in control", as defined in Section 382 of the Internal Revenue Code of 1986, as amended, which would limit the ability of HCL to utilize Sodak's NOL.

                            SODAK LOUISIANA, L.L.C.
                      (wholly owned by Sodak Gaming, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

(4) Commitments

  As discussed in Note 1, QNOV's partners previously conducted riverboat gaming operations in New Orleans. When the former partners of QNOV proposed moving to Shreveport, they negotiated a settlement with the City of New Orleans to pay $10,000,000 with respect to claims asserted by the City in connection with the relocation. During September 1998, the partners of HCS, the former partners of QNOV and the City of New Orleans entered into a Compromise Agreement under which one of QNOV's former partners agreed to pay $5,000,000 to the City and QNOV was released from any further relocation claims. As part of the Compromise Agreement, the partners of HCS agreed to pay the city $5,000,000 contingent upon securing financing to construct the Shreveport resort. In the event financing was not obtained, HCS's partners would not be required to make any payment.

  In addition, HCS entered into an agreement with the QNOV partner to contingently repay the partner $2,000,000 of the amount it paid to the City; such repayment is to be made upon the earlier of the termination of construction of the Shreveport resort or in monthly installments of $200,000 commencing with the opening of the Shreveport resort. The resulting contingent liability in the amount of $2,000,000 was not reflected by HCS at December 31, 1998 as the obligation was not incurred until funding for the project had been obtained. The liability and associated project costs were recorded at such time as funding was obtained.

  For so long as it remains a joint venture partner in HCS, Paddlewheels will receive, among other things, an amount equal to 1% of the net revenues, as defined, of the Shreveport resort in exchange for the assignment by Paddlewheels of its joint venture interest in HCS to Sodak and HCL.

(5) Supplemental Cash Flow Information

  Sodak paid no interest or income taxes during the year ended December 31, 1998 or the period from inception (October 20, 1997) through December 31, 1997.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                        OF HOLLYWOOD CASINO CORPORATION

  The following selected consolidated financial information of Hollywood Casino Corporation for each of the five years in the period ended December 31, 1999 is derived from its audited, consolidated financial statements. The financial information for 1996 and 1995 includes the operating results of Greate Bay Casino Corporation. On December 31, 1996, Hollywood Casino distributed its approximate 80% ownership interest in Greate Bay to its stockholders. In 1998, our results of operations were negatively impacted by a significant increase in gaming taxes imposed by the Illinois legislature. Gaming taxes incurred by the Aurora casino increased by $11.6 million in 1998. Holders of our notes will not have any claims against the net assets of Hollywood Casino.


                                       Year Ended December 31,
                             ------------------------------------------------
                               1999      1998    1997(1)     1996      1995
                             --------  --------  --------  --------  --------
                                            (in thousands)
Statement of Operations
 Data:
Net revenues................ $307,377  $268,760  $267,757  $530,580  $539,943
                             --------  --------  --------  --------  --------
Expenses:
 Departmental...............  221,969   197,836   185,753   426,769   396,157
 General and
  administrative............   19,239    17,778    16,790    37,169    36,914
 Management and consulting
  fees......................      939     1,200     3,927       --        --
 Depreciation and
  amortization..............   15,673    16,562    18,901    40,836    40,955
 Preopening.................      841       --        --        --        --
 Development................      946       779     1,480     1,065     6,765
 Termination of management
  and consulting contracts..   40,389       --        --        --        --
 Write down of assets.......   13,322       --     19,678    22,141       --
                             --------  --------  --------  --------  --------
  Total expenses............  313,318   234,155   246,529   527,980   480,791
                             --------  --------  --------  --------  --------
(Loss) income from
 operations.................   (5,941)   34,605    21,228     2,600    59,152
                             --------  --------  --------  --------  --------
Non-operating income
 (expenses):
 Interest income............    7,868     2,844     1,896     3,101     3,708
 Interest expense...........  (45,540)  (30,260)  (30,437)  (59,090)  (55,558)
 Tax settlement costs.......      --     (1,087)      --        --        --
 Equity in losses of
  unconsolidated affiliate..     (141)      --        --        --        --
 (Loss) gain on disposal of
  assets....................     (567)      (61)      552    (1,841)     (514)
                             --------  --------  --------  --------  --------
 Total non-operating
  expenses, net.............  (38,380)  (28,564)  (27,989)  (57,830)  (52,364)
                             --------  --------  --------  --------  --------
(Loss) income before income
 taxes, extraordinary and
 other items................  (44,321)    6,041    (6,761)  (55,230)    6,788
Income tax provision........   (1,196)     (816)   (5,359)      (63)     (268)
                             --------  --------  --------  --------  --------
(Loss) income before
 extraordinary and other
 items......................  (45,517)    5,225   (12,120)  (55,293)    6,520
Minority interest in
 earnings of Limited
 Partnership................   (5,801)   (6,494)   (5,012)      --        --
                             --------  --------  --------  --------  --------
(Loss) income before
 extraordinary items........  (51,318)   (1,269)  (17,132)  (55,293)    6,520
Extraordinary items:
 Early extinguishment of
  debt, net of related tax
  benefits(2)...............  (30,353)     (336)     (215)      --    (23,808)
                             --------  --------  --------  --------  --------
Net (loss) income........... $(81,671) $ (1,605) $(17,347) $(55,293) $(17,288)
                             ========  ========  ========  ========  ========
Basic (loss) income per
 common share(3):
 (Loss) income before
  extraordinary items....... $  (2.05) $   (.05) $   (.69) $  (2.24) $    .27
 Extraordinary items........    (1.22)     (.01)     (.01)      --       (.97)
                             --------  --------  --------  --------  --------
 Net (loss) income.......... $  (3.27) $   (.06) $   (.70) $  (2.24) $   (.70)
                             ========  ========  ========  ========  ========

                                               Year Ended December 31,
                                          ------------------------------------
                                           1999   1998   1997(1)  1996   1995
                                          ------  -----  ------- ------  -----
                                                   (in thousands)
Diluted (loss) income per common
 share(3):
 (Loss) income before extraordinary
  items.................................. $(2.05) $(.05)  $(.69) $(2.24) $ .26
 Extraordinary items.....................  (1.22)  (.01)   (.01)    --    (.96)
                                          ------  -----   -----  ------  -----
 Net (loss) income....................... $(3.27) $(.06)  $(.70) $(2.24) $(.70)
                                          ======  =====   =====  ======  =====

                                             As of December 31,
                                ---------------------------------------------
                                  1999      1998   1997(1)  1996(1)    1995
                                --------  -------- -------- -------- --------
                                               (in thousands)
Balance Sheet Data:
Total assets................... $525,817  $270,740 $276,218 $308,158 $514,463
Total debt, including capital
 lease obligations.............  538,458   227,529  226,922  232,046  496,847
Shareholders' (deficit)
 equity........................  (74,157)    7,512    9,117   38,836  (57,233)

--------
(1) Restated to reflect the modification of Hollywood Casino's income tax treatment resulting from its distribution of the common stock of Greate Bay.
(2) Includes the following items: (i) for 1999, costs associated with the May 1999 issuance of Hollywood Casino's $310,000,000 of 11 1/4% and $50,000,000
    of floating rate Senior Secured Notes, (ii) for 1998 and 1997, costs associated with mandatory semi-annual offers to repurchase Hollywood Casino's 12 3/4% Senior Secured Notes, net of related tax benefit, and
    (iii) for 1995, costs associated with the October 1995 issuance of Hollywood Casino's 12 3/4% Senior Secured Notes.
(3) During 1997, Hollywood Casino adopted the provisions of Financial Accounting Standards No. 128, "Earnings per Share." The earnings per share calculation has been restated for all prior periods presented.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date hereof.

                             ---------------------
                               TABLE OF CONTENTS
                             ---------------------

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  10
Use of Proceeds..........................................................  23
Capitalization...........................................................  24
Selected Financial Information...........................................  25
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  28
Business.................................................................  34
Management...............................................................  52
Security Ownership of Certain Beneficial Owners and Management...........  60
Certain Relationships and Related Transactions...........................  61
Description of the Exchange Offer........................................  62
Description of the Registered Notes......................................  70
United States Federal Income Tax Consequences............................ 120
Plan of Distribution..................................................... 120
Legal Matters............................................................ 121
Experts.................................................................. 121
Where You Can Find More Information...................................... 121
Index to Financial Statements............................................ F-1
Selected Consolidated Financial Information of Hollywood Casino
 Corporation............................................................. S-1

Until   , 2000, all dealers effecting transactions in the registered notes, whether or not participating in this distribution may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                   [HOLLYWOOD SHREVEPORT LOGO APPEARS HERE]

                          Hollywood Casino Shreveport

                        Shreveport Capital Corporation

                       Offer to Exchange all Outstanding
                  Original 13% First Mortgage Notes due 2006
                                      for
                 Registered 13% First Mortgage Notes due 2006

                           -------------------------
                                  PROSPECTUS
                           -------------------------


                                      , 2000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

Hollywood Casino Shreveport

  Not applicable.

Shreveport Capital Corporation

  Shreveport Capital Corporation ("Shreveport Capital") is incorporated under the laws of the State of Louisiana. Section 83 of the Louisiana Business Corporation Law (the "LBCL") provides that a Louisiana corporation may indemnify any person against whom an action, suit or proceeding is brought or threatened (by reason of the fact that he is or was a director, officer, employee or agent of the corporation or agent of another business, corporation, partnership or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, the indemnity is limited to expenses (including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated amount expenses of litigating the action to conclusion) actually and reasonably incurred in connection with a defense or settlement; provided that no indemnity may be made in respect of any matter in which the person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in performance of his duty to the corporation, unless and only to the extent that the court determines upon application that such person is fairly and reasonably entitled to such indemnity.

  To the extent a person has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the statute provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 83 also provides for, among other things, procedures for indemnification, advancement of expenses, non-exclusivity of the provisions of Section 83 with respect to indemnification and advancement of expenses, and insurance (including self-insurance) with respect to liabilities incurred by directors, officers and others.

  Section 24(C)(4) of the LBCL provides that a corporation may eliminate or limit the liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty, except for liability (i) for breach of any of the director's or officer's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 92(D) of the LBCL (relating to unlawful dividends and unlawful stock repurchases and redemptions); and (iv) for any transaction from which the director or officer derived an improper personal benefit.

  Shreveport Capital's Articles of Incorporation and Bylaws provide for the indemnification of directors and officers of Shreveport Capital to the fullest extent permitted by law. In addition, the Bylaws provide for the indemnification of expenses actually and reasonably incurred by (i) a director or officer of any subsidiary of Shreveport Capital, (ii) a fiduciary with respect to any employee benefit plan of Shreveport Capital, or (iii) a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other for-profit or non-profit entity or enterprise, if such position is or was held at the request of Shreveport Capital.

  The above discussion of the Articles of Incorporation and Bylaws of Shreveport Capital and of Sections 83 and 24(C)(4) of the LBCL is not intended to be exhaustive and is qualified in its entirety by the Articles of Incorporation and Bylaws of Shreveport Capital and the LBCL.

HWCC-Louisiana, Inc.

  The Bylaws of HWCC-Louisiana, Inc., a Louisiana corporation ("HWCC-Louisiana"), provide for indemnification of directors and officers to the fullest extent permitted by the LBCL, as it currently exists or may hereafter be amended. In addition, the Bylaws provide for the indemnification of expenses actually and reasonably incurred by a director, officer, partner, employee or agent of another business, nonprofit or foreign corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, if such position is or was held at the request of HWCC-Louisiana.

  The above discussion of the Bylaws of HWCC-Louisiana and of Sections 83 and 24(C)(4) of the LBCL is not intended to be exhaustive and is qualified in its entirety by the Bylaws of HWCC-Louisiana and the LBCL.

HCS I, Inc.

  The Articles of Incorporation and Bylaws of HCS I, Inc., a Louisiana corporation ("HCS I"), provide for the indemnification of directors and officers of HCS I to the fullest extent permitted by law. In addition, the Bylaws provide for the indemnification of expenses actually and reasonably incurred by (i) a director or officer of any subsidiary of HCS I, (ii) a fiduciary with respect to any employee benefit plan of HCS I, or (iii) a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other for-profit or non-profit entity or enterprise, if such position is or was held at the request of HCS I.

  The above discussion of the Articles of Incorporation and Bylaws of HCS I and of Sections 83 and 24(C)(4) of the LBCL is not intended to be exhaustive and is qualified in its entirety by the Articles of Incorporation and Bylaws of HCS I and the LBCL.

HCS II, Inc.

  The Articles of Incorporation and Bylaws of HCS II, Inc., a Louisiana corporation ("HCS II"), provide for the indemnification of directors and officers of HCS II to the fullest extent permitted by law. In addition, the Bylaws provide for the indemnification of expenses actually and reasonably incurred by (i) a director or officer of any subsidiary of HCS II, (ii) a fiduciary with respect to any employee benefit plan of HCS II, or (iii) a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other for-profit or non-profit entity or enterprise, if such position is or was held at the request of HCS II.

  The above discussion of the Articles of Incorporation and Bylaws of HCS II and of Sections 83 and 24(C)(4) of the LBCL is not intended to be exhaustive and is qualified in its entirety by the Articles of Incorporation and Bylaws of HCS II and the LBCL.

ITEM 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits:

 Exhibit No.                             Description
 -----------                             -----------
    3.1      --Third Amended and Restated Joint Venture Agreement of Hollywood
              Casino Shreveport by and among Shreveport Paddlewheels, L.L.C.,
              HCS I, Inc. and HCS II, Inc., dated as of July 21, 1999.+

    3.2      --August 1999 Amendment to Third Amended and Restated Joint
              Venture Agreement between Shreveport Paddlewheels, L.L.C., HCS I,
              Inc. and HCS II, Inc.+

    3.3      --Articles of Incorporation of Shreveport Capital Corporation.+

    3.4      --Bylaws of Shreveport Capital Corporation.+

    3.5      --Articles of Incorporation of HWCC-Louisiana, Inc., as amended.+

    3.6      --Bylaws of Hollywood Casino--Lake Charles, Inc. (now known as
              HWCC-Louisiana, Inc.).+

    3.7      --Articles of Incorporation of HCS I, Inc.+

    3.8      --Bylaws of HCS I, Inc.+

    3.9      --Articles of Incorporation of HCS II, Inc.+

    3.10     --Bylaws of HCS II, Inc.+

 Exhibit No.                             Description
 -----------                             -----------
     4.1     --Indenture among Hollywood Casino Shreveport and Shreveport
               Capital Corporation as Co-Issuers, and HWCC-Louisiana, Inc., HCS
               I, Inc. and HCS II, Inc., as Guarantors, and State Street Bank
               and Trust Company, as Trustee, dated as of August 10, 1999.+

     4.2 --Registration Rights Agreement, dated as of August 10, 1999, by and among Hollywood Casino Shreveport, Shreveport Capital
               Corporation, the Guarantors named therein and the Initial
               Purchasers.+

     4.3     --Collateral Assignment of Contracts and Documents dated August
               10, 1999 between Hollywood Casino Shreveport and State Street
               Bank and Trust Company, as Trustee.+

     4.4     --Security Agreement dated August 10, 1999 between Hollywood
               Casino Shreveport and State Street Bank and Trust Company, as
               Trustee.+

     4.5 --Partnership Interest Pledge Agreement dated August 10, 1999 made by HCS I, Inc. in favor of State Street Bank and Trust Company, as Trustee and Secured Party.+

     4.6 --Cash Collateral and Disbursement Agreement dated August 10, 1999 between Hollywood Casino Shreveport, Shreveport Capital
               Corporation, First American Title Insurance Company, as
               Disbursement Agent and State Street Bank and Trust Company, as
               Trustee.+

     4.7     --Stock Pledge Agreement dated August 10, 1999 made by HWCC-
               Louisiana, Inc. in favor of State Street Bank and Trust Company, as Trustee.+

     4.8     --Security Agreement dated August 10, 1999 made by Shreveport
               Capital Corporation, HWCC-Louisiana, Inc., HCS I, Inc. and HCS
               II, Inc. to State Street Bank and Trust Company, as Trustee and
               Secured Party.+

     4.9 --Security Agreement--Vessel Construction dated August 10, 1999 between Hollywood Casino Shreveport and State Street Bank and
               Trust Company, as Trustee.+

     4.10 --Mortgage, Leasehold Mortgage and Assignment of Leases and Rents made by Hollywood Casino Shreveport in favor of State Street
               Bank and Trust Company, as Mortgagee, dated August 10, 1999.+

     4.11 --Partnership Interest Pledge Agreement dated August 10, 1999 made by HCS II, Inc. in favor of State Street Bank and Trust Company, as Trustee and Secured Party.+

     4.12 --First Amendment to Security Agreement dated August 10, 1999 between HWCC-Shreveport, Inc. and State Street Bank and Trust
               Company, as Trustee.+

     4.13 --First Amendment to Cash Collateral and Disbursement Agreement dated January 1, 2000 among Shreveport Capital Corporation,
               Hollywood Casino Shreveport, First American Title Insurance
               Company, as Disbursement Agent and State Street Bank and Trust
               Company, as Trustee.*

     5.1     --Opinion of Weil, Gotshal & Manges LLP.+

     8.1     --Opinion of Weil, Gotshal & Manges LLP.+

    10.1     --Membership Interest Purchase Agreement, dated as of March 31,
               1999, by and among HWCC-Louisiana, Inc., Sodak Gaming, Inc. and
               Sodak Louisiana, L.L.C.(1)

    10.2     --Completion Capital Agreement, dated as of August 10, 1999, by and among Hollywood Casino Shreveport, HWCC-Louisiana, Inc., HCS
               I, Inc., HCS II, Inc. and Hollywood Casino Corporation.(2)

    10.3     --Manager Subordination Agreement, dated as of August 10, 1999, by and among State Street Bank and Trust Company, as trustee, HWCC-
               Shreveport, Inc. and Hollywood Casino Shreveport.(2)

    10.4     --Management Services Agreement, dated as of September 22, 1998, by and between QNOV and HWCC-Shreveport, Inc.(3)

    10.5     --Amendment to Management Services Agreement, dated as of August
               2, 1999, by and between Hollywood Casino Shreveport (formerly
               QNOV) and HWCC-Shreveport, Inc.(3)

    10.6     --Technical Services Agreement, dated as of September 22, 1998, by and between QNOV and
               HWCC-Shreveport, Inc.+

    10.7     --Vessel Construction Contract, dated July 16, 1999, by and between Leevac Shipyards, Inc. and Hollywood Casino Shreveport.+

    10.8     --Employment Agreement, dated August 4, 1999, by and between HWCC
               Development Corporation and Juris Basens.+


 Exhibit No.                             Description
 -----------                             -----------
    10.9     --Assignment and Assumption Agreement, dated September 1, 1999, by and between HWCC Development Corporation and Hollywood Casino
               Shreveport.+

    10.10    --Compromise Agreement, dated September 15, 1998, by and among
               Hilton New Orleans Corporation, New Orleans Paddlewheels, Inc.,
               Queen of New Orleans at the Hilton Joint Venture and the City of
               New Orleans.+

    10.11    --Loan and Settlement Agreement, dated January 16, 1998, by and among New Orleans Paddlewheels, Inc., Shreveport Paddlewheels,
               L.L.C., HWCC-Louisiana, Inc., Sodak Louisiana L.L.C. and Hilton
               New Orleans Corporation.+

    10.12    --Retail Space Lease, executed as of June 3, 1999 by and between
               QNOV and Red River Entertainment Company, L.L.C.+

    10.13    --Ground Lease, dated May 19, 1999, by and between the City of
               Shreveport, Louisiana and QNOV.+

    10.14    --License Agreement, dated August 10, 1999, by and between
               Hollywood Casino Corporation and Hollywood Casino Shreveport.+

    10.15    --Construction Agreement, dated July 30, 1999, by and between
               Hollywood Casino Shreveport and Broadmoor Anderson.+

    10.16    --Amended and Restated Federal Income Tax Sharing Agreement dated
               August 10, 1999 among Hollywood Casino Corporation, HWCC
               Development Corporation, Hollywood Management, Inc., HWCC-
               Tunica, Inc., HWCC-Golf Course Partners, Inc., Hollywood Casino-
               Aurora, Inc., HWCC-Shreveport, Inc., HWCC-Argentina, Inc., HWCC-
               Louisiana, Inc., HWCC-Holdings, Inc., HWCC-Aurora Management,
               Inc., HWCC-Transportation, Inc., HCS I, Inc. and HCS II, Inc.+

    10.17    --Marine Services Agreement dated September 22, 1998 between QNOV and Shreveport Paddlewheels, L.L.C.+

    10.18    --Side Agreement dated January 16, 1998 between Queen of New
               Orleans at the Hilton Joint Venture, HWCC-Louisiana, Inc. and
               Sodak Louisiana, L.L.C.+

    10.19    --Loan Agreement dated August 10, 1999 between Shreveport
               Paddlewheels, L.L.C. and HWCC-Louisiana, Inc.+

    10.20    --Promissory Note dated August 10, 1999 in the original principal amount of $1,000,000 made by Shreveport Paddlewheels, L.L.C., as Borrower to HWCC-Louisiana, Inc., as Lender.+

    10.21    --Security Agreement dated August 10, 1999 made by Shreveport
               Paddlewheels, L.L.C., as Debtor, in favor of HWCC-Louisiana, Inc., as Secured Party.+

    10.22    --Guaranty Agreement dated August 10, 1999 made by New Orleans
               Paddlewheels, L.L.C. in favor of HWCC-Louisiana, Inc.+

    10.23    --Amended and Restated Assignment of Joint Venture Agreement dated
               September 22, 1998 between Sodak Louisiana, L.L.C., HWCC-
               Louisiana, Inc., New Orleans Paddlewheels, Inc. and Shreveport
               Paddlewheels, L.L.C.+

    10.24    --Contribution and Assumption Agreement dated July 21, 1999 among
               HWCC-Louisiana, Inc., HCS I, Inc., HCS II, Inc. and Shreveport
               Paddlwwheels, L.L.C.+

    10.25    --First Amendment to Vessel Construction Contract, effective as of
               September 1, 1999 between Hollywood Casino Shreveport and Leevac
               Shipyards, Inc.+

    10.26    --First Amendment to Supplementary Conditions to General
               Conditions of the Owner-Contractor Agreement dated December 10,
               1999 between Hollywood Casino Shreveport and Broadmoor
               Anderson.+

    10.27    --Form of Participation Agreement and related agreements among
               Hollywood Casino Shreveport, First Security Bank, National
               Association, the several lenders party thereto, First Security
               Trust Company of Nevada, as Administrative Agent, and Bank of
               America, National Association, as Arranger and Documentation
               Agent.+

    21.2     --Subsidiaries of HWCC-Louisiana, Inc.+

    21.3     --Subsidiaries of HCS I, Inc.+


 Exhibit No.                             Description
 -----------                             -----------
    21.4     --Subsidiaries of HCS II, Inc.+

    23.1     --Consent of Deloitte & Touche LLP.*

    23.2     --Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

    25.1     --Statement of Eligibility and Qualification of State Street Bank
               and Trust Company, as trustee under the Indenture listed in
               Exhibit 4.1 hereto on Form T-1.+

    27.1     --Financial Data Schedule--Hollywood Casino Shreveport.*
    27.2     --Financial Data Schedule--HWCC-Louisiana, Inc.*

    99.1     --Form of Letter of Transmittal.+

    99.2     --Form of Notice of Guaranteed Delivery.+

--------
*Filed herewith.
+Previously filed.
++To be filed by amendment.

(1) Incorporated by reference to the exhibits filed in Hollywood Casino Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 as filed on April 15, 1999.

(2) Incorporated by reference to the exhibits filed in Form S-4 Registration Statement (Registration 333-83081) for Hollywood Casino Corporation as filed with the SEC on August 13, 1999.

(3) Incorporated by reference to the exhibits filed in Hollywood Casino Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 as filed with the SEC on August 16, 1999.

  (b) Financial Statement Schedules:

    All schedules have been omitted since the required information is either not present or not in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or notes thereof.

ITEM 22. Undertakings.

  The undersigned registrant hereby undertakes:

  (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Co-Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
      Item 20 above, or otherwise, the Co-Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Co-Registrants of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 12, 2000.

                                          HOLLYWOOD CASINO SHREVEPORT

                                          By: HCS I, INC.

                                                       /s/ Paul C. Yates
                                             By: ______________________________
                                                         Paul C. Yates
                                                   Executive Vice President,
                                                   Chief Financial Officer,
                                                    Treasurer and Assistant
                                                           Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----
                  *                    Chief Executive Officer       May 12, 2000
______________________________________  and Chairman of the Board
            Jack E. Pratt               of Directors

                  *                    Vice Chairman of the Board    May 12, 2000
______________________________________  of Directors
         Edward T. Pratt, Jr.

                  *                    Executive Vice President,     May 12, 2000
______________________________________  Secretary, General
           William D. Pratt             Counsel and Director

                  *                    President                     May 12, 2000
______________________________________
         Edward T. Pratt III

          /s/ Paul C. Yates            Executive Vice President,     May 12, 2000
______________________________________  Chief Financial Officer,
            Paul C. Yates               Treasurer and Assistant
                                        Secretary

                  *                    Vice President and            May 12, 2000
______________________________________  Assistant Secretary
        Charles F. LaFrano III



        /s/ Paul C. Yates
*By: ____________________________
          Paul C. Yates
        Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 12, 2000.

                                          SHREVEPORT CAPITAL CORPORATION

                                                     /s/ Paul C. Yates
                                          By: _________________________________
                                                       Paul C. Yates
                                              Executive Vice President, Chief
                                              Financial Officer, Treasurer and
                                                    Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----
                *                      Chief Executive Officer       May 12, 2000
______________________________________  and Chairman of the Board
            Jack E. Pratt               of Directors

                *                      Vice Chairman of the Board    May 12, 2000
______________________________________  of Directors
         Edward T. Pratt, Jr.

                *                      Executive Vice President,     May 12, 2000
______________________________________  Secretary, General
           William D. Pratt             Counsel and Director

                *                      President                     May 12, 2000
______________________________________
         Edward T. Pratt III

         /s/ Paul C. Yates             Executive Vice President,     May 12, 2000
______________________________________  Chief Financial Officer,
            Paul C. Yates               Treasurer and Assistant
                                        Secretary

                *                      Vice President and            May 12, 2000
______________________________________  Assistant Secretary
        Charles F. LaFrano III


        /s/ Paul C. Yates
*By: ____________________________
          Paul C. Yates
        Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 12, 2000.

                                          HCS I, INC.

                                                     /s/ Paul C. Yates
                                          By: _________________________________
                                                       Paul C. Yates
                                              Executive Vice President, Chief
                                              Financial Officer, Treasurer and
                                                    Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                          Title                   Date
              ---------                          -----                   ----
                *                      Chief Executive Officer       May 12, 2000
______________________________________  and Chairman of the
            Jack E. Pratt               Board of Directors

                *                      Vice Chairman of the          May 12, 2000
______________________________________  Board of Directors
         Edward T. Pratt, Jr.

                *                      Executive Vice President,     May 12, 2000
______________________________________  Secretary, General
           William D. Pratt             Counsel and Director

                *                      President                     May 12, 2000
______________________________________
         Edward T. Pratt III

          /s/ Paul C. Yates            Executive Vice President,     May 12, 2000
______________________________________  Chief Financial Officer,
            Paul C. Yates               Treasurer and Assistant
                                        Secretary

                *                      Vice President and            May 12, 2000
______________________________________  Assistant Secretary
        Charles F. LaFrano III


        /s/ Paul C. Yates
*By: ____________________________
          Paul C. Yates
        Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 12, 2000.

                                          HCS II, INC.

                                                     /s/ Paul C. Yates
                                          By: _________________________________
                                                       Paul C. Yates
                                              Executive Vice President, Chief
                                              Financial Officer, Treasurer and
                                                    Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                          Title                   Date
              ---------                          -----                   ----
                *                      Chief Executive Officer       May 12, 2000
______________________________________  and Chairman of the
            Jack E. Pratt               Board of Directors

                *                      Vice Chairman of the          May 12, 2000
______________________________________  Board of Directors
         Edward T. Pratt, Jr.

                *                      Executive Vice President,     May 12, 2000
______________________________________  Secretary, General
           William D. Pratt             Counsel and Director

                *                      President                     May 12, 2000
______________________________________
         Edward T. Pratt III

          /s/ Paul C. Yates            Executive Vice President,     May 12, 2000
______________________________________  Chief Financial Officer,
            Paul C. Yates               Treasurer and Assistant
                                        Secretary

                *                      Vice President and            May 12, 2000
______________________________________  Assistant Secretary
        Charles F. LaFrano III


        /s/ Paul C. Yates
*By: ____________________________
          Paul C. Yates
        Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 12, 2000.

                                          HWCC-LOUISIANA, INC.

                                                     /s/ Paul C. Yates
                                          By: _________________________________
                                                       Paul C. Yates
                                              Executive Vice President, Chief
                                              Financial Officer, Treasurer and
                                                    Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                          Title                   Date
              ---------                          -----                   ----
                 *                     Chief Executive Officer       May 12, 2000
______________________________________  and Chairman of the
            Jack E. Pratt               Board of Directors

                 *                     Vice Chairman of the          May 12, 2000
______________________________________  Board of Directors
         Edward T. Pratt, Jr.

                 *                     Executive Vice President,     May 12, 2000
______________________________________  Secretary, General
           William D. Pratt             Counsel and Director

                *                      President                     May 12, 2000
______________________________________
         Edward T. Pratt III

          /s/ Paul C. Yates            Executive Vice President,     May 12, 2000
______________________________________  Chief Financial Officer,
            Paul C. Yates               Treasurer and Assistant
                                        Secretary

                *                      Vice President and            May 12, 2000
______________________________________  Assistant Secretary
        Charles F. LaFrano III


       /s/ Paul C. Yates
*By: ____________________________
          Paul C. Yates
        Attorney-in-fact